Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-173928 and 333-173928-04

Prospectus Supplement to Prospectus dated October 24, 2011

$542,634,000

Ford Credit Auto Lease Trust 2011-B
Issuing Entity or Trust

Ford Credit Auto	Ford Motor
Lease Two LLC	Credit Company LLC
Depositor	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-12 of this prospectus supplement and on page 7 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 notes(1)	$ 180,000,000	0.47979%	November 15, 2012
Class A-2 notes	280,000,000	0.82%	January 15, 2014
Class A-3 notes	200,000,000	1.05%	October 15, 2014
Class A-4 notes	62,634,000	1.42%	January 15, 2015
Class B notes(1)	35,208,000	1.94%	May 15, 2016
Total	$ 757,842,000

(1)          The Class A-1 and Class B notes are not being offered by this prospectus supplement or the prospectus.

•            The notes will be backed by an exchange note, which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers.

•            The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be November 15, 2011.  The trust will pay each class of notes in full on its final scheduled payment date (or, if not a business day, the next business day) if not paid in full prior to such date.

•            The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•            The credit enhancement for the notes will be a reserve account, subordination, excess spread and overcollateralization.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-2 notes	99.99098%	0.20000%	99.79098%
Class A-3 notes	99.98772%	0.25000%	99.73772%
Class A-4 notes	99.99347%	0.30000%	99.69347%
Total	$542,580,094.00	$1,247,902.00	$541,332,192.00

(1)            Before deducting expenses estimated to be $730,000 and any selling concessions rebated to the depositor by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Barclays Capital
Citigroup
Credit Agricole Securities

HSBC Securities

The date of this prospectus supplement is October 25, 2011

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement provides information about Ford Credit Auto Lease Trust 2011-B and the terms of the notes to be issued by the trust.  You should rely only on the information provided or referenced in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available to the notes,

•                  Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•                  Summary — describes the main terms of the notes, the cash flows in this securitization transaction and the credit enhancement available to the notes, and

•                  Risk Factors — describes the most significant risks of investing in the offered notes.

The other sections of this prospectus supplement contain more detailed descriptions of the offered notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the preceding page contains references to key topics.

A glossary of certain terms is at the end of this prospectus supplement and an index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation.  Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of this securitization transaction and the credit enhancement available for the notes.  You should read this prospectus supplement and the prospectus in their entirety for a more detailed description of this securitization transaction.

(1)                 The titling companies will allocate a reference pool of leases and leased vehicles to the exchange note.  The reference pool will have an initial total securitization value of $880,188,635.67 and the exchange note will have an initial note balance of $781,280,412.37.

(2)                 The reserve account will be funded on the closing date at 1.00% of the initial total securitization value.  On each payment date, any amounts remaining after all higher priority payments have been made will be deposited in the reserve account until the reserve account balance reaches the targeted reserve amount of $22,004,715.89 which is 2.50% of the initial total securitization value, as described under “Credit Enhancement — Reserve Account” in this prospectus supplement.

(3)                 Overcollateralization is the amount by which the initial total securitization value exceeds the principal amount of the notes on the closing date.

(4)               Excess spread representing the excess of the collections on the reference pool over senior amounts payable from those collections will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Excess spread representing the excess of interest payments on the exchange note over the fees and expenses of the trust, including interest payments on the notes, will be available to pay principal on the notes.

(5)                 The Class A notes benefit from subordination of more junior classes to more senior classes.  The subordination varies depending on whether interest or principal is being paid or whether an event of default that results in acceleration has occurred.  For a more detailed description of subordination within this securitization transaction, you should read “Description of the Notes — Priority of Payments,” — Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

(6)                 The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits in the reserve account.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

Ford Motor Credit Company LLC
(sponsor)
CAB East LLC
CAB West LLC
(titling companies)
FIRST-TIER SALE AGREEMENT
• the sponsor sells the exchange note to the depositor
CREDIT AND SECURITY AGREEMENT AND EXCHANGE NOTE SUPPLEMENT
• the titling companies issue the exchange note to Ford Credit pursuant to the exchange note supplement
• the titling companies apply collections on the reference pool to pay the servicer and to make payments on the exchange note
Ford Credit Auto Lease Two LLC
(depositor)
SERVICING AGREEMENT AND SERVICING SUPPLEMENT
• Ford Credit appointed servicer and receives the servicing fee
• Ford Credit makes representations about the leases and leased vehicles in the reference pool and agrees to remove ineligible and certain other leases and leased vehicles
SECOND-TIER SALE AGREEMENT
• the depositor sells the exchange note to the trust
Ford Credit Auto Lease Trust 2011-B
(issuing entity or trust)
TRUST AGREEMENT
• Ford Credit Auto Lease Trust 2011-B established as a Delaware statutory trust
• U.S. Bank Trust National Association appointed owner trustee
• the rights of the holder of the residual interest in the trust established
INDENTURE
• the trust issues the notes to the depositor and pledges the exchange note to the indenture trustee to secure the notes
• the trust applies payments on the exchange note to pay expenses of the trust and make payments on the notes in the priorities specified
• The Bank of New York Mellon appointed indenture trustee
ADMINISTRATION AGREEMENT
• Ford Credit appointed as administrator of the trust and performs administrative duties of the trust under the indenture and receives the administration fee
Ford Credit Auto Lease Two LLC
(depositor)
UNDERWRITING AGREEMENT
• the depositor sells the offered notes to the underwriters
• the underwriters purchase the offered notes and offer them to investors
Underwriters
Investors

SUMMARY

This summary describes the main terms of the issuance of and payments on the notes, the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available to the notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the notes and the transaction structure, you should read this prospectus supplement, especially “Risk Factors” beginning on page S-12, and the prospectus in its entirety.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase an exchange note from Ford Credit.  The exchange note will be issued by the titling companies and backed by a reference pool of leases and leased vehicles purchased by the titling companies from motor vehicle dealers.  The trust will issue the notes to the depositor in exchange for the exchange note on the closing date.  The depositor will sell the offered notes to the underwriters who will sell them to investors.

Transaction Parties

Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator

Ford Motor Credit Company LLC, or “Ford Credit”

Depositor

Ford Credit Auto Lease Two LLC

Issuing Entity or Trust

Ford Credit Auto Lease Trust 2011-B

Owner Trustee

U.S. Bank Trust National Association

Indenture Trustee

The Bank of New York Mellon

Titling Companies

CAB East LLC
CAB West LLC

Collateral Agent

HTD Leasing LLC

Administrative Agent

U.S. Bank National Association

For more information about the transaction parties, you should read “Transaction Parties” in this prospectus supplement.

Closing Date

The trust expects to issue the notes on or about October 31, 2011, the “closing date.”

Cutoff Date

Collections on the leases and leased vehicles included in the reference pool on or after October 1, 2011, the “cutoff date,” will be applied to make payments on the exchange note.  Payments on the exchange note will be applied to make payments on the notes.

Notes

The trust will issue the following classes of notes:

	Principal Amount	Interest Rate
Class A-1 notes(1)	$180,000,000	0.47979%
Class A-2 notes	$280,000,000	0.82%
Class A-3 notes	$200,000,000	1.05%
Class A-4 notes	$62,634,000	1.42%
Class B notes(1)	$35,208,000	1.94%

(1)             The Class A-1 and Class B notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1, Class A-2, Class A-3 and Class A-4 notes are collectively referred to as the “Class A notes.”  The Class A-2, Class A-3 and Class A-4 notes are being offered by this prospectus supplement and the prospectus and are referred to as the “offered notes” and, together with the Class A-1 and Class B notes, the “notes.”

The depositor initially will retain the residual interest in the trust and the Class B notes.

Payment Dates

The trust will pay interest and principal on the notes on “payment dates,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be November 15, 2011.

The notes, except the Class A-1 notes, will accrue interest on a “30/360” basis from the 15th day of the preceding month to the 15th day of the current month (or from the closing date to November 15, 2011, for the first period).

The Class A-1 notes will accrue interest on an “actual/360” basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below.  It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled Payment Date
Class A-1 notes	November 15, 2012
Class A-2 notes	January 15, 2014
Class A-3 notes	October 15, 2014
Class A-4 notes	January 15, 2015
Class B notes	May 15, 2016

For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the exchange note on any payment date that the note balance is 5% or less of the initial note balance.  The servicer may exercise its clean up call option only if the purchase price for the exchange note will be sufficient to pay in full the notes and all fees and expenses of the trust.  Upon the servicer’s exercise of its clean up call option, the notes will be redeemed and paid in full.

Form and Minimum Denomination

The notes will be issued in book-entry form.  The offered notes will be available in minimum denominations of $100,000 and in multiples of $1,000.

Exchange Note

The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit.  The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

On the closing date, the note balance of the exchange note will be $781,280,412.37.  The exchange note will accrue interest at a rate of 1.95%.

The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note.  These amounts include:

•              payments by or on behalf of the lessees on the leases,

•              net proceeds from sales of leased vehicles, and

•              proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For a more detailed description of the Exchange Note, you should read “Description of the Exchange Note” in this prospectus supplement.

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The “securitization value” of a lease is the sum of the present values of (1) the remaining scheduled base monthly payments and (2) the base residual value of the related leased vehicle.  The “base residual value” of a leased vehicle is the lesser of the contract residual value and the ALG base residual value for the leased vehicle.  The “total securitization value” is the aggregate securitization value of all leases in the reference pool.

For more information about the calculation of securitization value, you should read the definition of securitization value in the “Glossary of Certain Terms” in this prospectus supplement.

Summary characteristics of the reference pool on the cutoff date:

Number of leases	37,733
Initial total securitization value	$880,188,635.67
Residual portion of securitization value	$565,075,730.33
Residual portion of securitization value(1)	64.20%
Base monthly payments plus base residual value	$971,409,932.48
Base residual value	$634,139,748.10
Base residual value(2)	65.28%
Base residual value(1)	72.05%
Weighted average(3) remaining term	23.4 months
Weighted average(3) original term	33.4 months
Weighted average(3) FICO® score	747

(1)                 As a percentage of the initial total securitization value.

(2)                 As a percentage of base monthly payments plus base residual value.

(3)               Weighted averages are weighted by the securitization value of each lease on the cutoff date.

For more information about the characteristics of the reference pool, you should read “Composition of the Reference Pool” attached as Annex A to this prospectus supplement.

Trust Assets

The trust assets will include:

•              the exchange note,

•              rights to funds in the reserve account and the collection account,

•              rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles, and

•              rights under the transaction documents for servicer advances.

Servicer

Ford Credit will be the servicer of the leases and leased vehicles in the reference pool.

The trust will pay the servicer on each payment date (1) a servicing fee for each month equal to 1/12 of 1.00% of the total securitization value at the beginning of the preceding month and (2) an administration fee equal to 1/12 of 0.01% of the note balance of the notes at the end of the preceding month.

For more information about the servicer, you should read “Transaction Parties — Servicer” in this prospectus supplement.

Priority of Payments on the Exchange Note

On each payment date, the indenture trustee will apply available funds to make payments on the exchange note in the order of priority listed below.  Available funds generally will include all amounts collected on the reference pool from the preceding month.  This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.

(1)            Servicing Fee and Advance Reimbursement — to the servicer, the servicing fee and reimbursement of outstanding servicer advances,

(2)            Interest — to the trust, interest due on the exchange note,

(3)            Principal — to the trust, principal on the exchange note equal to the excess of (a) the total securitization value at the beginning of the preceding month, over (b) the total securitization value at the beginning of the month that includes the payment date, plus any principal required to be paid on prior payment dates that remains unpaid,

(4)            Shortfall Payments — to the trust, all amounts necessary to cover any shortfall in payments on the notes on such payment date,

(5)            Reserve Account — to the reserve account, the amount, if any, required to reach the targeted reserve amount,

(6)            Shared Amounts — to be applied as shared amounts with respect to any exchange note other than the exchange note owned by the trust if there has been a failure to pay principal or interest owed on such other exchange note, and

(7)            Remaining Amounts — to be applied under the revolving credit facility, all remaining amounts.

For a more detailed description of the priority of payments on the exchange note and the allocation of funds on each payment date you should read “Description of the Exchange Note — Priority of Payments on the Exchange Note” and “— Shared Amounts” in this prospectus supplement.

Priority of Payments on the Notes

On each payment date, the trust will apply the amounts received on the exchange note on such payment date to make payments in the order of priority listed below.  This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an event of default:

(1)            Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust, up to a maximum amount of $150,000 per year,

(2)            Administration Fee — to the servicer, the administration fee,

(3)            Class A Note Interest — to the Class A noteholders, interest due on the Class A notes, pro rata based on the principal amount of the Class A notes,

(4)            Priority Principal Payment — to the Class A noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the Class A notes, over (b) the total securitization value at the beginning of the month that includes the payment date,

(5)            Class B Note Interest — to the Class B noteholders, interest due on the Class B notes,

(6)            Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the excess of (a) the total securitization value at the beginning of the preceding month, over (b) the total securitization value at the beginning of the month that includes the payment date, which amount will be reduced by any priority principal payment on that payment date, plus any principal required to be paid on prior payment dates that remains unpaid,

(7)            Reserve Account — to the reserve account, the amount required to reach the targeted reserve amount,

(8)            Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in item (1) above, and

(9)            Residual Interest — to the holder of the residual interest in the trust, all remaining amounts.

The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

For a more detailed description of the priority of payments on each payment date, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the leases and leased vehicles in the reference pool and potential shortfalls in the amount of cash available to the trust to make required payments.  If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $8,801,886.36 in the reserve account, which is 1.00% of the initial total securitization value.  The targeted reserve amount will be $22,004,715.89, which is 2.50% of the initial total securitization value.

If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (4)

under “— Priority of Payments on the Exchange Note” above, the indenture trustee will withdraw funds from the reserve account to cover the shortfall.  The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If, on any payment date, the targeted reserve amount is not on deposit in the reserve account, the reserve account will be funded from collections on the reference pool and payments on the exchange note until the targeted reserve amount is reached, in each case, after all higher priority payments have been made.

For more information about the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Subordination

The trust will pay interest to all classes of the Class A notes and then will pay interest on the Class B notes.  The trust will not pay interest on the Class B notes until all interest due on the Class A notes is paid in full.

The trust will pay principal sequentially to each class of notes in order of seniority (beginning with the Class A-1 notes).  The trust will not pay principal on any class of notes until the principal amounts of all more senior classes of notes are paid in full.

In addition, if a priority principal payment is required on any payment date, the trust will pay principal to the Class A notes prior to the payment of interest on the Class B notes on that payment date.

For a more detailed description of the priority of payments, including changes to the priority after an event of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments,” “— Post-Acceleration Priority of Payments” and “Credit Enhancement — Subordination” in this prospectus supplement.

Excess Spread

For any payment date, there are two types of excess spread.  First, there is the excess spread representing the excess of collections on the reference pool over the sum of the servicing fee, the interest payments on the exchange note and the reduction in the total securitization value.  This excess spread will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Second, there is the excess spread representing the excess of the interest payments on the exchange note received by the trust over the senior fees and expenses of the trust and the interest payments on the notes.  This excess spread will be available to pay principal on the notes.

For a more detailed description of the use of excess spread as credit enhancement, you should read “Credit Enhancement — Excess Spread” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  Overcollateralization means there will be additional leases and leased vehicles generating collections that can be used to cover losses on the reference pool.  On the closing date, overcollateralization will be $122,346,635.67, which is 13.90% of the initial total securitization value.

For a more detailed description of the overcollateralization, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Removal of Leases and Leased Vehicles from the Reference Pool

Ford Credit, as servicer, may be required from time to time to remove certain leases and leased vehicles from the reference pool and to make a corresponding payment to the collection account.  Ford Credit will be required to remove a lease and leased vehicle from the reference pool if (1) the representations it made about the lease and leased vehicle are later discovered to have been untrue, are not cured and have a material adverse effect on the lease or leased vehicle, (2) its servicing materially impairs the lease or leased vehicle, (3) it changes the amount of the monthly payment or the number of monthly payments due under the lease or (4) the leased vehicle is no longer owned by a titling company.

For a more detailed description of the servicer’s obligations to remove ineligible leases and leased vehicles, you should read “Reference Pool — Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles upon Breach” in this prospectus supplement.  For a more detailed description of the servicer’s other obligations to remove leases and leased vehicles, you should read “Servicing the Reference Pool and the Securitization Transaction — Obligations to Remove Leases and Leased Vehicles” in the prospectus.

Controlling Class

Holders of the Controlling Class will control certain decisions regarding the trust, including whether to declare or waive events of default and events of servicer termination, or accelerate the notes, cause a sale of the exchange note or direct the indenture trustee to exercise other remedies following an event of default.  Holders of notes that are not part of the Controlling Class will not have these rights.

The “Controlling Class” will be the outstanding classes of the Class A notes, voting as a single class, as long as any Class A notes are outstanding. After the Class A notes are paid in full, the Class B notes will be the Controlling Class.

Ratings

The depositor expects that the offered notes will receive credit ratings from two nationally recognized statistical rating organizations, or “rating agencies.”

The ratings of the notes will address the likelihood of the timely payment of interest on, and the ultimate payment of principal of, the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by the other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•              the notes will be treated as debt, and

•              the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA Considerations” in this prospectus supplement and in the prospectus.

Contact Information for the Depositor

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 800-B3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number: (313) 594-3495

Fax number:  (313) 390-4133

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 800-B3

One American Road

Dearborn, Michigan 48126

Attention: Securitization Operations Supervisor

Telephone number: (313) 206-5899

Fax number:  (313) 390-4133

Website: www.fordcredit.com

CUSIP Numbers

CUSIP
Class A-2 notes	34529T AB3
Class A-3 notes	34529T AC1
Class A-4 notes	34529T AD9

RISK FACTORS

In addition to the risk factors starting on page 7 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the notes.

Residual value losses could result in losses on your notes

Because the leases in the reference pool are closed-end leases, you will bear the risk that the leased vehicles are worth less than their base residual values at the end of the leases.  The base residual values of the leased vehicles equal 65.28% of the sum of the base residual values plus the total base monthly payments, which is the total amount that will be available to pay your notes assuming each base monthly payment is made as scheduled and each leased vehicle is returned and sold for an amount equal to its base residual value.  The base residual value of 88.30% of the leased vehicles by securitization value equals the ALG base residual value of the leased vehicle.

In order to establish residual values, Ford Credit and ALG each take into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease (such as the term of the lease, the month in which the lease is scheduled to terminate and the maximum allowable mileage) and the leased vehicle (such as the vehicle make, type and model and the manufacturer’s suggested retail price).  Certain factors that can be expected to affect the value of a leased vehicle in the future can be predicted with a high degree of certainty, although it is impossible to predict with certainty the magnitude of the effect.  For example, a vehicle leased under a lease that has a longer term or a higher maximum allowed mileage would generally be expected to have a lower residual value than an identical vehicle leased under a lease that has a shorter term or a lower maximum allowed mileage.  There are other factors that cannot be predicted with a high degree of certainty that will also affect the value of a leased vehicle in the future.  For example, it is impossible to predict with certainty the residual value of a vehicle of a certain make, type or model relative to the residual value of a vehicle of a different make, type or model.

In order to establish residual values, Ford Credit and ALG each make predictions about a number of factors that may affect the supply and demand for used vehicles, including changes in consumer tastes and economic factors, vehicle manufacturer decisions and government actions, as described under “Risk Factors — Performance of the reference pool is uncertain” in the prospectus.  In making forecasts of the value of used vehicles in the future, Ford Credit and ALG each also make predictions about a number of factors that affect used vehicle pricing, including housing prices, commodity prices, wage growth, consumer sentiment, interest rates, gas and oil prices and new vehicle sales.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.

In addition, almost all the leases in the reference pool were originated under Ford-sponsored marketing programs.  Under these programs, the contract residual values of the leased vehicles were set higher than the contract residual values Ford Credit would otherwise have set.  As a result, the price at which a lessee may purchase one of these leased vehicles was also set higher than it would otherwise have been set, making it more likely that the purchase price will exceed the market value of the leased vehicle and less likely that a lessee will purchase one of these leased vehicles.  Consequently, a large portion of the leased vehicles will likely be returned at lease end.  The net sales proceeds on leased vehicles may be less than their base residual values.  Finally, you may not receive the full benefit if the market value is greater than the base residual value because the lessee has the right to purchase the leased vehicle for an amount that exceeds the contract residual value by no more than $500.

Because residual values cannot be predicted with certainty and you will bear the risk if the leased vehicles are worth less than their base residual values and may not receive the full benefit if they are worth more than their base residual values, you may experience losses on your notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes

An event of default may result in an acceleration of payments on your notes.  You will suffer losses if collections on the reference pool and the proceeds of any sale of the leases and leased vehicles or the exchange note are insufficient to pay the amounts owed on your notes.  If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.  If the notes are accelerated after an event of default, the trust will not pay interest or principal on any notes that are not part of the Controlling Class until all interest and principal on the notes of the Controlling Class are paid in full.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Acceleration” in this prospectus supplement and “Description of the Notes — Events of Default and Remedies” in the prospectus.  For a more detailed description of the change in the priority of payments following certain events of default and acceleration of the notes, you should read “Description of the Notes — Priority of Payments” and “— Post-Acceleration Priority of Payments” in this prospectus supplement.

Geographic concentration may result in more risk to you

As of the cutoff date, the billing addresses of the lessees of the leases in the reference pool were concentrated in Michigan (25.20%), New York (15.61%), New Jersey (10.30%), California (7.42%), Ohio (6.03%), Florida (5.84%) and Pennsylvania (5.19%).  No other state constituted more than 5% of the initial total securitization value.  Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss, repossession or residual loss experience on the reference pool and could result in delays in payments or losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed and structured finance securities.  While conditions in the financial markets and the secondary markets have recently improved, there can be no assurance that future events will not occur that could have a similar adverse effect on liquidity of the secondary market.  If the lack of liquidity in the secondary market recurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

The continuing economic downturn may adversely affect the performance of the reference pool, which could result in losses on your notes

Over the past several years, the United States experienced a severe economic downturn that adversely affected the performance of the leases and the value of the leased vehicles in Ford Credit’s portfolio of leases and leased vehicles.  During this downturn, high unemployment and a lack of availability of credit led to increased delinquency and default rates by lessees, as well as decreased consumer demand for cars, trucks and utility vehicles and reduced used vehicle prices, which increased the amount of losses on leased vehicles returned at lease end and defaulted leases.  While certain economic factors have improved recently, other factors, such as unemployment, have not yet improved.  If the economic downturn worsens or continues for a prolonged period of time, delinquencies and losses on the leases could increase again, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail lease contracts, you should read “Transaction Parties — Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability.  The ratings reflect the rating agency’s assessment of the future performance of the reference pool, the credit enhancement on the notes and the likelihood of repayment of the notes.  There can be no assurance that the reference pool and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the reference pool, errors in analysis or otherwise.  None of the depositor, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes.  If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes.  However, under SEC rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to non-hired NRSROs in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the offered notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the offered notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the reference pool and the credit enhancement on the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” is extensive legislation that impacts financial institutions and other non-bank financial companies, such as Ford Credit.  In addition, the Dodd-Frank Act will impact the offering, marketing and regulation of consumer financial products and services, and will increase regulation of the securitization and derivatives markets.  Many of the new requirements will be the subject of implementing regulations which have yet to be released.  Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the servicing of the leases and leased vehicles, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositor or the trust.

For a discussion of the alternative liquidation framework established by the Dodd-Frank Act for certain non-bank financial companies, you should read “Risk Factors — Federal financial reform could have an adverse impact on Ford Credit, the depositor and the trust” and “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositor or an affiliate of the depositor could adversely affect the market value of your notes and/or limit your ability to resell your notes

Some or all of one or more classes of the notes may be retained by the depositor or conveyed to an affiliate of the depositor.  As a result, the market for such a retained class of notes may be less liquid than would otherwise be the case and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/ or limit your ability to resell your notes.

TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction.  For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “Sponsor and Servicer,” “Depositor,” “Issuing Entity,” “Owner Trustee,” “Indenture Trustee,” “Titling Companies,” “Collateral Agent” and “Administrative Agent” in the prospectus.

Depositor

The depositor is Ford Credit Auto Lease Two LLC.  Ford Credit is the sole member of the depositor.

Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Lease Trust 2011-B.  The trust’s fiscal year is the calendar year.

On the closing date, the depositor will sell the exchange note to the trust and make an initial deposit in the reserve account in exchange for the notes and the residual interest in the trust.  The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount
Class A-1 notes	$180,000,000.00
Class A-2 notes	280,000,000.00
Class A-3 notes	200,000,000.00
Class A-4 notes	62,634,000.00
Class B notes	35,208,000.00
Residual Interest — Overcollateralization	23,438,412.37
Total — Exchange Note Initial Note Balance	$781,280,412.37

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” will act as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $321 billion as of June 30, 2011, is the parent company of U.S. Bank.  As of June 30, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since 2000.  As of June 30, 2011, U.S. Bank Trust was acting as owner trustee with respect to over 500 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since 2000.  As of June 30, 2011, U.S. Bank Trust was acting as owner trustee on 68 issuances of auto-backed securities.

On December 30, 2010, U.S. Bank National Association purchased the domestic and European-based securitization trust administration businesses of Bank of America, National Association. The performance of all succeeded duties under each client agreement transitioned to U.S. Bank National Association during the period between January 1, 2011 and the conversion date which occurred on September 6, 2011.  As of June 30, 2011, approximately 106 active asset backed securitizations with an aggregate outstanding principal balance of approximately $8,131,628,899.00 were in process of or had transitioned to U.S. Bank National Association.  Following the quarter ending September 30, 2011, U.S.

Bank National Association will report the securitization transactions for which U.S. Bank National Association is acting as trustee or agent, as applicable, on a combined basis.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto leases.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Titling Companies

The titling companies are CAB East LLC and CAB West LLC.  The titling companies purchase leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings Corporation is the sole member of CAB West LLC.

For a description of the duties and responsibilities of the titling companies, you should read “Titling Companies” in the prospectus.

Collateral Agent

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank National Association is the sole member of HTD.

For a description of the duties and responsibilities of the collateral agent, you should read “Collateral Agent” in the prospectus.

Administrative Agent

U.S. Bank, a national banking association, is the administrative agent under the credit and security agreement.  U.S. Bancorp, with total assets exceeding $321 billion as of June 30, 2011, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of June 30, 2011, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 Domestic and 3 International cities.  The credit and security agreement will be administered from U.S. Bank’s corporate trust office located at 190 S. LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2011, U.S. Bank was acting as trustee with respect to over 69,800 issuances of securities with an aggregate outstanding principal balance of over $2.7 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2010, U.S. Bank purchased the Domestic and European-based securitization trust administration businesses of Bank of America, National Association.  Following the closing of the acquisition, U.S. Bank succeeded to duties of the Bank of America affiliate serving as trustee or agent, as applicable, under each client agreement except with respect to those transactions that require additional steps to be taken to transfer the appointments in accordance with the terms of the governing instrument or agreement or applicable law.  Under the terms of the agreement, U.S. Bank Corporate Trust Services acquired approximately 2,150 active securitization and related transactions, which include custodial services with respect to more than 2.4 million residential mortgage files and 84,000 commercial mortgage files, and which include more than $1.1 trillion in underlying assets.

For a description of the duties and responsibilities of the administrative agent, you should read “Administrative Agent” in the prospectus.

Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction.

The following table contains information about the leases purchased by Ford Credit and the titling companies from dealers during each of the periods indicated.

Origination Characteristics

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006

Number of leases originated(1)	98,773	56,740	115,289	56,446	249,989	386,716	323,144
Total acquisition cost (in millions)	$2,958	$ 1,680	$3,456	$1,738	$7,127	$11,738	$9,802
Weighted average(2) original term (in months)	33.0	32.4	32.7	36.1	33.0	33.0	31.6
Weighted average(2) FICO® score(3) at origination	743	750	748	754	730	723	717

(1)                This is the total number of leases originated during the period indicated, including those for which Ford Credit does not have an ALG residual value.

(2)                Weighted averages are weighted by the acquisition cost of each lease.

(3)                This weighted average excludes leases that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus.

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

During the period covered in the above table, Ford Credit changed its origination and purchasing policies and procedures for leases to respond to market conditions and competitive pressures and to pursue different business strategies.  Although Ford Credit’s origination and purchasing policies focus on supporting the sale of new Ford vehicles, due to the residual risk associated with closed-end leases, Ford Credit generally establishes a target for its lease purchases based on a percentage of Ford’s retail vehicle sales forecast and works with Ford to design marketing programs to achieve this target.  The relative cost and availability of funding sources also impact Ford Credit’s willingness to purchase leases.  Ford’s pricing policies encourage higher credit quality lessees.  These policies have contributed to an increase in credit scores and other credit quality measurements.

Almost all of the leases purchased by Ford Credit’s titling companies are originated under Ford-sponsored marketing programs.  Changes in Ford-sponsored marketing programs from programs for leasing to programs for retail installment financing and vice versa are the primary reasons for increases or decreases in the number of leases purchased.

Changes in auction values of used vehicles impact the economics of leases and lease payments.  Lower expected auction values generally make leasing more expensive for lease customers, resulting in lower demand for leases and fewer lease originations.  Higher expected auction values, on the other hand, generally make leasing more affordable for lease customers, resulting in higher demand for leases and more lease originations.

During 2006 and 2007, Ford Credit’s purchases of leases increased due to Ford-sponsored marketing programs for leasing and generally favorable funding conditions.

Following the significant decline in auction values in mid-2008 and financial market disruptions, Ford shifted its marketing programs to focus primarily on retail installment financing and Ford Credit lowered its purchase target for leases.  Ford Credit’s purchases of leases declined in 2009 due to lower sales of Ford vehicles, ongoing marketing programs for retail installment financing, lower purchase targets and continuing funding constraints.  In addition, Ford Credit discontinued purchasing leases of Mazda vehicles in January 2009, of Jaguar and Land Rover vehicles in February 2009 and of Volvo vehicles in December 2009.  In late 2009, however, Ford Credit increased its purchase target for leases.

In the second quarter of 2007, Ford Credit launched a new advisory tool that provides the credit analyst with an analysis of each offered lease, including an analysis of application and credit bureau information and an automated approval recommendation index based on factors not included in Ford Credit’s scoring model to assist the analyst in making better credit decisions.

As part of its normal cycle plan, Ford Credit launched new origination scoring models for both commercial and consumer credit applications in the second quarter and third quarter of 2008, respectively, and a business entity’s commercial credit risk score, if available, was added as a new variable in the origination scoring models for commercial credit applications.  In April 2009, Ford Credit adjusted its models to more accurately reflect portfolio performance and macroeconomic conditions.  As part of its normal cycle plan, Ford Credit launched its latest generation origination scoring models for consumer credit applicants in July 2010.  In April 2010, a new scoring model for commercial lines of credit was launched to improve the performance and accuracy of the model.

In April 2011, Ford Credit began using the newest version of FICO® scores known as “FICO® 8” after determining that FICO® 8 scores improved the performance of its origination scoring models.  Although the FICO® score of individual lessees may be different using FICO® 8, Ford Credit believes that the average FICO® score of the contracts it purchases will not change materially as a result of its use of FICO® 8.

Ford Credit launched enhanced electronic decisioning models in March 2007 that increased the percentage of credit applications approved or rejected through the models.  In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of applications approved through the models.  This updated strategy resulted in the credit analyst reviewing a higher percentage of applications, which allows for increased scrutiny of various credit indicators and segments of the portfolio.

In 2006 and 2007, Ford Credit completed a series of transformations and consolidations of its U.S. sales and originations into six business centers that manage all originations.  These transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control in origination processes, increase dealer and customer satisfaction and make it easier to implement new technologies.  As part of these transformations and consolidations, Ford Credit introduced new technologies that improved Ford Credit’s origination operations and increased operating efficiencies and dealer support.  These technologies include workforce scheduling software that better monitors staffing requirements, telephony upgrades and call monitoring software to improve accessibility for customers, and performance monitoring software to improve process discipline and consistency of lease originations.

In July 2009, Ford Credit completed a restructuring of its operations to meet the changing business conditions, including the decline in its lease and retail installment sale contract portfolios.  The restructuring included the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of leases and retail installment sale contracts.

In October 2009, Ford Credit completed the consolidation of its underwriting for commercial customers and support for commercial lines of credit into two of its business centers, which improves process consistency and leverages the skills of personnel with commercial expertise.

For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Vintage Originations Information

Information about leases that were originated by Ford Credit in prior periods is in Annex B to this prospectus supplement.  Only retail leases for which Ford Credit has an ALG residual value are included in Annex B.  The information in Annex B consists of residual performance and cumulative loss data for leases originated by Ford Credit during the period listed and summary information for the original characteristics of such leases.  No assurance can be made that the residual performance or loss experience of a particular pool of leases will be similar to the information shown in Annex B for leases originated during any particular period.

Static Pool Information – Prior Securitized Pools

Static pool information about prior pools of leases that were securitized by Ford Credit is in Annex C to this prospectus supplement.  The information in Annex C consists of prepayment, delinquency, termination and loss data for the prior securitized pools and summary information about the original characteristics of the prior pools.  No assurance can be made that the prepayment, delinquency, termination or loss experience of a particular pool of leases will be similar to the information shown in Annex C for the prior securitized pools of leases.

Servicer

Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction.  Ford Credit will be responsible for all servicing functions, except that the indenture trustee will be responsible for making payments on the exchange note and to the noteholders based on information and calculations provided by the servicer.

The following table shows Ford Credit’s delinquency, repossession and credit loss experience for its portfolio of leases.  The table includes leases included in securitizations that Ford Credit continues to service.  Delinquency, repossession or credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  No assurance can be made that the delinquency, repossession or credit loss experience of a static pool of leases will be similar to the historical experience shown below or that any trends shown in the table will continue for any period.

Since late 2008, the net loss rate has declined, primarily due to lower average net losses on leases charged off, a small decrease in the charge off rate, and the impact of amounts received on leases charged off in prior periods when the portfolio was larger and the charge off rate was higher. The decline in average net losses on leases charged off is primarily due to higher auction values, but auction values remain volatile.

Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio of leases.  Over the periods shown, the portfolio size increases as new leases are originated and decreases as existing leases are paid down or liquidated.  The delinquency, repossession and credit loss percentages for a static pool of leases originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
Average number of leases outstanding(1)	327,188	500,292	438,324	676,511	840,310	775,919	707,765
Average portfolio outstanding (in millions)(2)	$7,495	$10,428	$9,218	$14,946	$20,307	$19,256	$17,188

Delinquencies

Average number of delinquencies(3)
31 - 60 days	3,102	6,859	6,013	10,277	10,886	10,095	8,846
61 - 90 days	345	634	603	1,101	1,189	1,032	788
Over 90 days	55	116	109	240	241	173	106
Average number of delinquencies as a percentage of average number of leases outstanding
31 - 60 days	0.95%	1.37%	1.37%	1.52%	1.30%	1.30%	1.25%
61 - 90 days	0.11%	0.13%	0.14%	0.16%	0.14%	0.13%	0.11%
Over 90 days	0.02%	0.02%	0.02%	0.04%	0.03%	0.02%	0.02%

Repossessions and Credit Losses

Repossessions as a percentage of average number of leases outstanding(6)	0.93%	1.88%	1.73%	2.12%	1.53%	1.37%	1.32%
Aggregate net losses (in millions)(4)	$(2)	$23	$38	$118	$156	$76	$36
Net losses as a percentage of average portfolio outstanding(6)	(0.05)%	0.45%	0.42%	0.79%	0.77%	0.39%	0.21%
Net losses as a percentage of gross liquidations(5)	(0.07)%	0.55%	0.49%	1.38%	1.62%	0.85%	0.48%
Number of leases charged off	2,192	6,761	11,038	20,215	17,933	14,002	11,688
Number of leases charged off as a percentage of average number of leases outstanding(6)	1.34%	2.70%	2.52%	2.99%	2.13%	1.80%	1.65%
Average net loss on leases charged off	$(776)	$3,455	$3,475	$5,852	$8,723	5,399	$3,072

(1)               Average of the number of leases outstanding at the beginning and end of each month in the period.

(2)               Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period.

(3)               The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding bankrupt accounts.

(4)            Net losses are equal to the aggregate lease balance (including lease and other charges) of all leases that are determined by the servicer to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any prior periods.  Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off.  An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold.  Realized losses for a securitized pool of leases are equal to the securitization value of all leases that are determined to be uncollectible in the period less any amounts received on leases charged off in the period or any prior periods.  In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs.  Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases.

(5)               Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease.

(6)            For the non-annual periods, the percentages are annualized.

Material Changes to Servicing Policies and Procedures

In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers.  This consolidation was done to eliminate variability and achieve greater efficiencies in these operations given lower portfolio levels.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its lease and retail installment sale contract portfolios.  As a part of the restructuring plan, Ford Credit converted two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses.  In March 2011, Ford Credit completed a consolidation of one of its loss prevention specialty centers into an existing business center as the loss performance improved on its portfolios.

As part of its normal cycle plan, in the first quarter of 2008, Ford Credit launched an updated behavior scoring model used to predict the probability that an account will default.  This model was adjusted in March 2009 to improve its performance.  In December 2009, Ford Credit launched a new behavior scoring model for its commercial portfolio.  Consistent with its servicing practices, Ford Credit has modified its collection efforts and increased collection activities in response to macroeconomic conditions that led to the increase in delinquencies since 2007.

In May 2006, Ford Credit made Accelerate available to all Ford dealers and expanded it for vehicle sales for all Ford brands.  In the first half of 2009, Ford Credit made Accelerate available to non-Ford dealers.  As online purchasing has become more accepted, the portion of eligible vehicles purchased through Accelerate has increased over time, reaching 35% of eligible vehicles in 2008 but declining since then to approximately 20 to 25% of eligible vehicles due to strong auction values and lower return rates.

In 2007 and 2008, Ford offered an early lease termination program in quarterly intervals to all lessees whose leases were scheduled to terminate in the succeeding twelve months.  Since 2009, Ford has offered quarterly regional programs on specific models.  Approximately 6 to 7% of all lessees eligible for these programs terminated their leases early.  Beginning in late 2010, Ford offered programs to lessees of Mercury vehicles.  These programs have temporarily increased the rate of eligible lessees who terminate early to approximately 10%.

For more information about Ford Credit’s servicing policies and procedures, you should read “Sponsor and Servicer — Servicing and Collections” in the prospectus.

Ratings of the Servicer

As of the date of the prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	DBRS	Fitch	Moody’s	S&P
Short-term debt ratings	R-4	B	NP	NR
Long-term debt ratings	BB(high)	BB+	Ba2	BB+
Outlook	Stable	Positive	Positive	Stable

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on its current ratings, Ford Credit, as servicer, will be required to remit collections on the leases and leased vehicles in the reference pool to the trust’s collection account within two business days of applying collections to the obligor’s account.

For more information about the deposit of collections, you should read “Servicing the Reference Pool and the Securitization Transaction — Deposit of Collections” in the prospectus.

REFERENCE POOL

Criteria for Selecting the Reference Pool

The leases and leased vehicles in the reference pool were selected by Ford Credit from the leases and leased vehicles owned by the titling companies that meet the selection criteria.  The selection criteria include that each leased vehicle was a new car, light truck or utility vehicle at the beginning of the lease (Ford Credit considers a vehicle that has never been titled and has not been driven more than 6,000 miles to be a new vehicle), and that as of the cutoff date:

•                  no lease is currently more than 30 days delinquent (Ford Credit considers a lease delinquent if more than $49.99 of a monthly payment is overdue) although it may have been more than 30 days delinquent in the past,

•                  no more than three payment extensions have been granted under the lease,

•                  each lease has an original term of not more than 48 months, and

•                  no lease is subject to a bankruptcy proceeding.

Ford Credit’s portfolio of leases changes over time as a result of changes in Ford Credit’s origination, purchasing and underwriting policies, Ford-sponsored marketing programs and Ford Credit’s lease securitization transactions, some of which use different selection criteria than this securitization transaction.

Composition of the Reference Pool

Information regarding the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool is in Annex A to this prospectus supplement.

Representations about the Reference Pool and Obligation to Remove Ineligible Leases and Leased Vehicles Upon Breach

Ford Credit, as servicer, will make representations about the leases and leased vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  Generally, these representations relate to legal standards for origination of the leases and leased vehicles and the terms of the leases.  Ford Credit also will represent that the leases and leased vehicles in the reference pool satisfy the selection criteria, including those described under “Reference Pool — Criteria for Selecting the Reference Pool” in this prospectus supplement and that the data relating to the composition of the reference pool and the characteristics of the leases and leased vehicles in the reference pool in Annex A to this prospectus supplement are true and correct in all material respects.

In addition, Ford Credit will represent that:

•                  it did not use selection procedures believed to be adverse to the holder of the exchange note in selecting the leases and leased vehicles in the reference pool from other leases and leased vehicles that meet the selection criteria,

•                  each lease and leased vehicle in the reference pool is owned by one of the titling companies,

•                  each lease in the reference pool is the enforceable payment obligation of the lessee and no lessee has asserted any right of rescission, setoff or defenses against the lease,

•                  the collateral agent has a first priority perfected security interest, or Ford Credit, as servicer, has commenced procedures that will result in the perfection of the collateral agent’s first priority security interest, in the leases and leased vehicles in the reference pool, and

•                  the leases and leased vehicles in the reference pool were originated and have been serviced in compliance with applicable laws in all material respects.

If any of the representations made by Ford Credit about a lease or leased vehicle was untrue when made, the lease or leased vehicle was not eligible to be included in the reference pool.  If Ford Credit has actual knowledge, or receives notice from the trust or the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit will be allowed to cure the breach.  If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must remove the lease and leased vehicle from the reference pool on or before the payment date following the end of the cure period.  Ford Credit must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Ford Credit will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,” learns of the breach.  Ford Credit will designate to the indenture trustee its responsible persons for this purpose.  A noteholder may obtain a list of responsible persons by request to the indenture trustee or the depositor.

Ford Credit’s obligation to remove ineligible leases and leased vehicles from the reference pool will be the sole remedy of the trust, the indenture trustee, the noteholders and the collateral agent for any losses resulting from a breach of the representations of Ford Credit.  None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to investigate whether any lease or leased vehicle may be an ineligible lease or leased vehicle.

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement.  Ford Credit determined these dates (1) for the Class A-1 notes, by selecting the latest payment date falling in the 397-day period following the date of pricing of such notes, (2) for the Class A-2 notes and Class A-3 notes, by selecting the payment date that is six months after the date calculated assuming all leases pay as scheduled with no delays, defaults or prepayments and (3) for the Class A-4 notes, by selecting the payment date that is seven months after the date calculated assuming all leases pay as schedule with no delays, defaults or prepayments.  Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date.  The final payment of any class of notes could occur significantly earlier (or could occur later) than such class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the lessees on the leases in the reference pool and the rate at which returned or repossessed leased vehicles in the reference pool are sold.

Higher than anticipated rates of prepayment and defaults on the leases in the reference pool will cause principal to be paid to the noteholders faster than expected.  Noteholders will bear the risk of not being able to reinvest any principal repaid faster than expected at a rate of return that is equal to or greater than the rate of return on the notes.  In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.

Weighted Average Life of the Notes

Prepayments on the leases can be measured relative to a prepayment standard or model.  This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of leases in a pool.  For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay in full each month.  ABS assumes that the leases that prepay in any period have the same characteristics as the leases remaining in the pool.  ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets.

The ABS tables below were prepared based on the reference pool having the characteristics in the “Payment Schedule of Leases” table in Annex A to this prospectus supplement, which shows the decline in securitization value and the payments received each month on the leases in the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.

Ford Credit developed the prepayment curve and the prepayment assumptions described below (the “100% Prepayment Assumption”) for the leases in the reference pool based on the historical performance of Ford Credit’s portfolio of leases. The 100% Prepayment Assumption assumes that:

•                  prepayments will occur during the life of the leases (1) at 0.05% ABS for month 1, (2) increase by 0.037% ABS each month starting with month 2 until reaching 0.605% in month 16, and remain at that level through month 28, (3) increase by 0.047% ABS each month starting in month 29 until reaching 0.934% ABS in month 35, and remain at that level through month 38, and (4) decrease by 0.134% ABS to 0.800% ABS in month 39, and remain at that level until the leases are paid in full,

•                  as of the cutoff date, 10 months have occurred since the inception of the leases,

•                  if a lease prepays in full, an amount equal to the remaining securitization value of the lease is received,

•                  unless a lease prepays in full, each base monthly payment is made as scheduled, with no delays, defaults or prepayments,

•                  unless a lease prepays in full, the related leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made, and

•                  no lease is removed from the reference pool by the servicer.

The actual characteristics and performance of the reference pool will differ from the assumptions used in constructing the prepayment tables.  The ABS tables only give a general sense of how each class of notes may amortize at different assumed prepayment rates with other assumptions held constant.  It is unlikely that the leases in the reference pool will prepay based on the 100% Prepayment Assumption.  The diverse terms of the leases could produce slower or faster principal payments than indicated in the ABS tables.  Any difference between those assumptions and the actual characteristics and performance of the leases, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

The ABS tables show the percent of the initial principal amount of the Class A notes that would be outstanding after each payment date based on various percentages of the 100% Prepayment Assumption.  For example, the 0% Prepayment Assumption means that none of the leases will prepay and the 75% Prepayment Assumption means that the leases will prepay at 75% of the 100% Prepayment Assumption.

Ford Credit intends to establish the interest rates for the notes based on their weighted average lives determined by applying the 100% Prepayment Assumption.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-1						Class A-2
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	94.16	93.12	92.58	92.04	91.48	90.91	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	88.28	86.14	85.04	83.90	82.74	81.56	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	82.38	79.07	77.36	75.60	73.80	71.96	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	76.45	71.91	69.55	67.14	64.66	62.11	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2012	61.14	55.44	52.47	49.42	46.28	43.06	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2012	43.61	36.77	33.21	29.54	25.76	21.87	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2012	31.76	23.79	19.63	15.34	10.93	6.37	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2012	20.68	11.64	6.91	2.04	0.00	0.00	100.00	100.00	100.00	100.00	98.08	94.75
July 15, 2012	9.22	0.00	0.00	0.00	0.00	0.00	100.00	99.48	96.10	92.62	89.03	85.32
August 15, 2012	0.68	0.00	0.00	0.00	0.00	0.00	100.00	93.34	89.63	85.79	81.84	77.74
September 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	93.89	86.21	82.20	78.05	73.76	69.33
October 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	86.75	78.56	74.27	69.84	65.26	60.52
November 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	82.59	73.82	69.22	64.47	59.56	54.48
December 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	78.62	69.28	64.39	59.33	54.09	48.68
January 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	73.64	63.80	58.64	53.31	47.80	42.09
February 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	62.96	52.93	47.67	42.23	36.60	30.78
March 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	50.09	40.03	34.76	29.31	23.67	17.83
April 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	33.70	23.90	18.75	13.43	7.93	2.23
May 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	19.71	10.08	5.02	0.00	0.00	0.00
June 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	4.14	0.00	0.00	0.00	0.00	0.00
July 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	0.47	0.42	0.41	0.39	0.37	0.36	1.36	1.28	1.24	1.20	1.16	1.11

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various Prepayment Assumptions

	Class A-3						Class A-4
Payment Date	0%	50%	75%	100%	125%	150%	0%	50%	75%	100%	125%	150%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2011	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2013	100.00	100.00	100.00	99.69	92.10	84.24	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2013	100.00	92.76	85.89	78.79	71.41	63.76	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2013	84.82	72.28	65.66	58.80	51.66	44.22	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2013	69.13	56.84	50.33	43.56	36.50	29.12	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2013	62.02	49.44	42.76	35.78	28.47	20.78	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2013	54.47	41.64	34.80	27.62	20.07	12.07	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2013	47.65	34.55	27.52	20.12	12.26	3.88	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2013	41.05	27.72	20.54	12.93	4.82	0.00	100.00	100.00	100.00	100.00	100.00	87.55
January 15, 2014	34.29	20.82	13.52	5.77	0.00	0.00	100.00	100.00	100.00	100.00	91.93	63.23
February 15, 2014	23.53	10.38	3.23	0.00	0.00	0.00	100.00	100.00	100.00	85.98	59.80	31.30
March 15, 2014	8.80	0.00	0.00	0.00	0.00	0.00	100.00	89.14	67.94	45.34	21.02	0.00
April 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	71.07	36.58	17.81	0.00	0.00	0.00
May 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	8.97	0.00	0.00	0.00	0.00	0.00
June 15, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life to Maturity (years)(1)	2.06	1.96	1.91	1.86	1.81	1.76	2.53	2.48	2.45	2.40	2.35	2.28

(1)                 The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above, including the assumptions regarding the characteristics and performance of the leases that will differ from the actual characteristics and performance of the leases.  You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE EXCHANGE NOTE

The titling companies will issue the exchange note under an exchange note supplement among the titling companies, the administrative agent, the collateral agent and Ford Credit.  The following summary is not a complete description of all the provisions of the exchange note or the exchange note supplement.  For more information about the exchange note and the exchange note supplement, you should read “Description of the Exchange Notes” in the prospectus, and the credit and security agreement and the form of exchange note supplement that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

On the closing date, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”  Ford Credit will sell the exchange note to the depositor which will, in turn, sell the exchange note to the trust.  The trust will pledge the exchange note and all of its other assets to the indenture trustee for the benefit of the noteholders.  The primary asset of the trust will be the exchange note.

As holder of the exchange note, the trust will be entitled to all amounts received on the exchange note, which will be based on the amounts received on the leases and leased vehicles in the reference pool.  These amounts include:

•                  payments by or on behalf of the lessees on the leases in the reference pool,

•                  net proceeds from the sale of the leased vehicles in the reference pool, and

•                  proceeds from claims on any insurance policies relating to the lessees, the leases or the leased vehicles in the reference pool.

Interest will accrue on the exchange note at a rate of 1.95%.  This interest rate equals the interest rate on the Class B notes plus 0.01%.  The exchange note will accrue interest on an actual/360 basis from the closing date to the date on which the exchange note balance is reduced to zero.  The trust will make interest and principal payments on the exchange note on each payment date from Available Funds as set forth below under “— Priority of Payments on the Exchange Note.”

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.

Available Funds

Payments on the exchange note will be made from “Available Funds,” which for any payment date generally will be equal to collections on the reference pool for the preceding month, amounts withdrawn from the reserve account and, to the extent available, shared amounts from other reference pools allocated to the exchange note.

Collections.  For each month, “collections” on the reference pool will consist of the following amounts:

•                  all base monthly payments on the leases in the reference pool for such month that are received by the servicer, plus

•                  all advances of base monthly payments for such month made by the servicer on the leases, minus all reimbursements of advances previously made by the servicer on the leases in the reference pool, plus

•                  all proceeds from the sale or other disposition of leased vehicles in the reference pool, plus

•                  all amounts paid by the servicer in connection with the removal of leases and leased vehicles from the reference pool, plus

•                  all other amounts received by the servicer on leases in the reference pool, including excess mileage and excess wear and use charges, insurance proceeds and recoveries on any lease that has been charged off, plus

•                  all amounts assessed by the servicer to the lessees of leases in the reference pool in connection with a payment extension, minus

•                  the following amounts relating to the leases in the reference pool (1) payments of sales and use taxes on the base monthly payments and amounts to cover personal property taxes and similar government charges, (2) late fees, returned check fees and any other similar fees or charges, (3) amounts required to reimburse the servicer for fees or fines paid by the servicer on behalf of a lessee, (4) amounts expended by the servicer and charged to the account of a lessee, (5) amounts paid to third parties in connection with repossession, transportation, reconditioning and disposition of a leased vehicle, (6) amounts required to be refunded to a lessee and (7) external costs of collection on charged off accounts.

Any base monthly payments that are received by the servicer before the month in which they are due will be held in the collection account and included in collections for the month in which they are due.

The following diagram shows the sources of Available Funds for each payment date.  Available Funds, including amounts withdrawn from the reserve account to cover shortfalls and any shared amounts from other reference pools allocated to the exchange note, are the only funds that will be used to make payments on the exchange note on each payment date.

For more information about the exchange note, you should read “Description of the Exchange Notes” in the prospectus.

Priority of Payments on the Exchange Note

General Rule.  On each payment date, the servicer will instruct the indenture trustee to apply Available Funds for the preceding month to make payments in the order of priority listed below.  This priority will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.

(1)                              to the servicer, all servicing fees due and reimbursement of outstanding advances,

(2)                              to the trust, interest due on the exchange note,

(3)                              to the trust, principal on the exchange note in an amount equal to the excess of the total securitization value at the beginning of the preceding month over the total securitization value at the beginning of the month that includes the payment date, plus any principal that was required to be paid on prior payment dates but that remains unpaid,

(4)                              to the trust, the amount required to cover all amounts payable under items (1) through (6) under “Description of the Notes — Priority of Payments” in this prospectus supplement,

(5)                              to the reserve account, the amount required for the reserve account balance to equal the targeted reserve amount,

(6)                              to be applied as shared amounts with respect to any other exchange note that is in default as a result of a failure to pay principal or interest, and

(7)                              all remaining funds, to be applied under the revolving credit facility.

If collections on the reference pool on any payment date are insufficient to cover all amounts payable under items (1) through (4), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay amounts payable under items (1) through (4) that remain unpaid.

If an exchange note default as a result of failure to pay principal or interest has occurred and is continuing, the servicer will direct the indenture trustee to use any shared amounts allocated to the exchange note to pay amounts payable under items (1) through (5) that remain unpaid.

The following diagram shows how Available Funds are distributed on each payment date.  The priority of payments shown in this diagram will not apply to the proceeds from the sale of any portion of the reference pool if the exchange note is accelerated after a facility default or an exchange note event of default.

Post-Acceleration Exchange Note Priority of Payments.  If the exchange note is accelerated after a facility default or an exchange note default and any portion of the reference pool is sold, on the payment date following the month in which the sale occurs the servicer will instruct the indenture trustee to apply the proceeds of the sale to make payments in the following order of priority:

(1)                              to the collateral agent, all amounts due to the collateral agent with respect to the exchange note or the reference pool,

(2)                              to the administrative agent, all amounts due to the administrative agent with respect to the exchange note or the reference pool,

(3)                              to the servicer, all servicing fees due and reimbursement of all outstanding advances,

(4)                              to the trust, all interest due on the exchange note,

(5)                              to the trust, principal on the exchange note until paid in full,

(6)                              to the trust, the amount required to cover all amounts payable under items (1) through (6) under “Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement,

(7)                              to be applied as shared amounts with respect to any other exchange note that is in default as a result of non-payment of principal or interest, and

(8)                              all remaining funds, to be applied under the revolving credit facility.

Shared Amounts

Collections remaining after making the payment described in item (5) in “— Priority of Payments on the Exchange Note — General Rule” above will be available for allocation to other exchange notes.  This excess, plus any similar excesses from other exchange notes are called “shared amounts” and will be allocated to cover shortfalls in interest and principal payments owed on other exchange notes for which an exchange note default as a result of a failure to pay principal or interest has occurred and is continuing.  In addition, if a default occurs and is continuing on the exchange note issued for this securitization transaction as a result of a failure to pay principal or interest, any such amounts from other exchange notes will be available to the exchange note issued for this securitization transaction on each payment date.

If a default as a result of a failure to pay principal or interest has occurred and is continuing on any exchange note, the defaulted exchange note will be allocated an amount equal to the shared amounts from all exchange notes multiplied by a fraction the numerator of which is the outstanding note balance of the defaulted exchange note and the denominator of which is the sum of the outstanding balance under the revolving credit facility plus the aggregate note balance of all the exchange notes.

Shared amounts, to the extent available and allocated to the exchange note issued for this securitization transaction will cover shortfalls in the payments described in items (1) through (5) in “— Priority of Payments on the Exchange Note — General Rule” above.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee.  The following summary is not a complete description of all the provisions of the notes or the indenture.  For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date.  The Class A-1 notes will accrue interest on an “actual/360” basis from the preceding payment date to the following payment date (or from the closing date to November 15, 2011, for the first period).  All other classes of notes will accrue interest on a “30/360” basis from the preceding payment date to the following payment date (or from the closing date to November 15, 2011, for the first period).

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate.  Failure to pay interest that is due on the Controlling Class that continues for five days will be an Event of Default.  Failure to pay interest that is due on any class of notes that is not part of the Controlling Class will not be an Event of Default.

The trust will make interest payments on the notes on each payment date from amounts paid to the trust on the exchange note on such payment date.  Interest payments will not be made on any subordinate class of notes until all interest payments due on all more senior classes of notes are paid in full.

If the amount paid to the trust on the exchange note is insufficient to pay all interest due on any class of notes on any payment date, each holder of that class of notes will receive its pro rata share of the amount that is available.  Any Priority Principal Payment on the Class A notes will be made before the payment of interest due on the Class B notes.

For a more detailed description of the priority of payments made from amounts paid on the exchange note on each payment date, including priority payments of principal on senior classes of notes, you should read “Description of the Notes — Priority of Payments” in this prospectus supplement.

If the notes are accelerated after an Event of Default, interest due on the Class B notes will not be paid until interest and principal on the Class A notes are paid in full.

For a more detailed description of the payment priorities following an acceleration of the notes, you should read “ Description of the Notes — Post-Acceleration Priority of Payments” in this prospectus supplement.

Payments of Principal

The trust will make principal payments on the notes on each payment date in the amounts described below.  Principal payments will be made sequentially to each class of notes in order of seniority, starting with the Class A-1 notes.  The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full.  The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date.  On the final scheduled payment date for each class of Class A notes, no interest will be paid on the Class B notes until both interest and principal on the maturing class of Class A notes are paid in full.  If the principal amount of any class of notes is not repaid in full by its final scheduled payment date an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

Unless a Priority Principal Payment is required, principal will be paid to the noteholders on each payment date only after interest due on the notes is paid in full.  A Priority Principal Payment will be required when the total securitization value is less than the principal amount of the Class A notes.  A Priority Principal Payment will also be required when any class of the Class A notes is not paid in full before its final scheduled payment date.  Any Priority Principal Payment will be made on the Class A notes before payments of interest on the Class B notes.

The “Priority Principal Payment” payable to the Class A noteholders is equal to the excess of the principal amount of the Class A notes at the end of the preceding payment date (after giving effect to payments on such date) over the total securitization value at the beginning of the month that includes the payment date, except that on and after the final scheduled payment date for each class of Class A notes, this amount will be the principal amount of that class of Class A notes until paid in full.

The Regular Principal Payment will be paid to the notes after all interest due on the notes is paid in full.  The “Regular Principal Payment” is equal to:

•                  the excess of the total securitization value at the beginning of the preceding month over the total securitization value at the beginning of the month that includes the payment date plus any principal that was required to be paid on prior payment dates but that remains unpaid, minus

•                  any Priority Principal Payment made on that payment date,

except that on and after the final scheduled payment date for the Class B notes, the Regular Principal Payment will be the principal amount of the Class B notes until paid in full.

Priority of Payments

On each payment date, the servicer will instruct the indenture trustee to apply amounts paid on the exchange note to make payments and deposits in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due.  This priority will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default:

(1)                              to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)                              to the servicer, all administration fees due,

(3)                              to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)                              to the Class A noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Priority Principal Payment, if any,

(5)                              to the Class B noteholders, interest due on the Class B notes,

(6)                              to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(7)                              to the reserve account, the amount required for the reserve account balance to equal the targeted reserve amount,

(8)                              to the indenture trustee, the owner trustee and the trust to pay all amounts due but not paid under item (1), and

(9)                              to the holder of the residual interest in the trust, all remaining amounts.

The following diagram shows how payments made to the trust on the exchange note are applied on each payment date.  The priority of payments shown in the diagram will not apply to the proceeds from the sale of the exchange note if the notes are accelerated after an Event of Default.

Events of Default and Acceleration

Each of the following events will be an “Event of Default” under the indenture:

•                  failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•                  failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                  failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the notes, or

•                  bankruptcy or dissolution of the trust.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically.  Upon any other Event of Default, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will not pay interest on notes that are not part of the Controlling Class until both interest and principal on the Controlling Class are paid in full.

For a more detailed description of Events of Default and the rights of noteholders following an Event of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Post-Acceleration Priority of Payments

If the notes are accelerated after an Event of Default and the exchange note is sold, on the payment date following the month in which the exchange note is sold, the servicer will instruct the indenture trustee to apply the proceeds of the sale and all amounts on deposit in the reserve account to make payments in the order of priority listed below and, unless otherwise indicated below, pro rata based on the respective amounts due:

(1)                              to the indenture trustee and the owner trustee, all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents,

(2)                              to the servicer, all unpaid administration fees,

(3)                              to the Class A noteholders, interest due on the Class A notes, pro rata, based on the principal amount of the Class A notes as of the end of the preceding payment date,

(4)                              to the Class A noteholders, sequentially by class, principal of the Class A notes until paid in full,

(5)                              to the Class B noteholders, interest due on the Class B notes,

(6)                              to the Class B noteholders, principal of the Class B notes until paid in full, and

(7)                              to the holder of the residual interest in the trust, any remaining amounts.

For a more detailed description of Events of Default and your rights following Events of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied.  The depositor may register the additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

For more information about the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the exchange note from the trust on any payment date after the note balance of the notes at the end of any month is 5% or less of the initial note balance of the notes.  The servicer will notify the indenture trustee, the owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised.  The servicer will exercise the option by depositing the purchase price for the exchange note in the collection account by 10:00 a.m. (New York City time) on the payment date on which the option is exercised, and the trust will transfer the exchange note to the servicer.  The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes.  The servicer may exercise its clean up call option only if the purchase price for the exchange note plus the collections in the collection account in the final month will be sufficient to pay in full the notes and all fees and expenses of the trust.  The purchase price paid by the servicer for the exchange note will be the remaining note balance of the exchange note.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payments of interest and principal on the notes and decrease the likelihood that losses on the leases and leased vehicles in the reference pool will impair the trust’s ability to do so.  The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  The noteholders will have no recourse to the sponsor, the depositor, the servicer, the indenture trustee or the owner trustee as a source of payment.

Reserve Account

The servicer will establish the reserve account with the indenture trustee for the benefit of the noteholders.  On the closing date, the depositor will make a deposit in the reserve account from the net proceeds from the sale of the notes equal to $8,801,886.36, which is 1.00% of the initial total securitization value.  If sufficient funds are available, deposits will be made to the reserve account on each payment date until the amount on deposit in the reserve account equals the “targeted reserve amount” of $22,004,715.89, which is 2.50% of the initial total securitization value.

If, on any payment date, collections are insufficient to pay the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfall.  If the amount in the reserve account is less than this shortfall, sufficient amounts might not be available to make the payments due on the exchange note and, in turn, the trust may not have sufficient funds to pay all amounts due on the notes and these payments will be delayed.  Depletion of the reserve account ultimately could result in losses on the notes.

If on any payment date the targeted reserve amount is not on deposit in the reserve account, amounts will be deposited in the reserve account from (1) collections on the reference pool after making all senior ranking payments due on the exchange note on such payment date and (2) amounts paid to the trust on the exchange note after making all senior ranking payments on such payment date, in each case until the targeted reserve amount is reached.

Upon payment of the notes in full, the servicer will withdraw any amounts remaining in the reserve account and distribute them to the titling companies.  Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date, as described under “Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus and will not be available to make payments on the exchange note.

For information about how amounts in the reserve account may be invested you should read “Servicing the Reference Pool and the Securitization Transaction — Transaction Bank Accounts” in the prospectus.

Subordination

This securitization transaction is structured so that the trust will pay interest on all classes of the Class A notes, and then will pay interest on the Class B notes.

The trust will pay principal sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full.  In addition, if a Priority Principal Payment is required on any payment date, the trust will pay principal on the Class A notes prior to the payment of interest on the Class B notes on that payment date.

If the notes are accelerated after an Event of Default, the priority of payments will change and the trust will pay interest and principal sequentially by class, beginning with the Class A notes (paying interest on the Class A notes, pro rata, and principal on the Class A notes sequentially, beginning with the Class A-1 notes), and will not pay interest or principal on the Class B notes until the Class A notes are paid in full.  These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Excess Spread

Excess spread with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account.  Excess spread with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date.  Any excess spread with respect to the exchange note will be available to pay principal on the exchange note or to cover any shortfall in payment on the notes.  Any excess spread with respect to the notes will be available to pay principal on the notes.  Generally, excess spread provides a source of funds to absorb any losses on the reference pool and to reduce the likelihood of losses on the notes.

Overcollateralization

Overcollateralization is the amount by which the total securitization value exceeds the principal amount of the notes.  On the closing date, overcollateralization will be $122,346,635.67 or 13.90% of the initial total securitization value.  The overcollateralization for the notes has two parts.  First, there is the overcollateralization representing the excess of the total securitization value over the principal amount of the exchange note.  Second, there is the overcollateralization representing the excess of the principal amount of the exchange note over the principal amount of the notes.  On the closing date, these amounts will be $98,908,223.30, or 11.24% of the initial total securitization value, and $23,438,412.37, or 2.66% of the initial total securitization value, respectively.

TRANSACTION FEES AND EXPENSES

The following table shows the fees payable to the indenture trustee, the owner trustee, the administrator and the servicer.  On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, in respect of the administration fee, from amounts paid to the trust in respect of the exchange note on such payment date in the order of priority described under “Description of the Notes — Priority of Payments”  in this prospectus supplement.  The fees payable to the servicer will be paid from collections as described under “Description of the Exchange Note — Priority of Payments on the Exchange Note” in this prospectus supplement.  These fees will not change during the term of this securitization transaction.  The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount

Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Administration fee	1/12 of 0.01% of the note balance of the notes
Servicing fee	1/12 of 1.00% of the total securitization value

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture.  The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement.  The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator.  The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator.  For information about indemnities applicable to the indenture trustee and the owner trustee you should read “Indenture Trustee” and “Owner Trustee” in the prospectus.  The administration fee is paid to Ford Credit for its role in administering the trust.  In that capacity, Ford Credit will handle all payments, administer defaults and delinquencies and perform other duties relating to the trust.  The servicing fee is paid to the servicer for the servicing of the reference pool under the servicing agreement.  The servicer will be responsible for its own expenses under the servicing agreement except (1) amounts charged to the account of a lessee, (2) external costs in connection with the repossession, transportation, reconditioning and disposition of a leased vehicle and (3) external costs of collection on a charged off account.

MONTHLY INVESTOR REPORTS

At least two business days before each payment date, the servicer will prepare and deliver an investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies.  Each investor report will contain information about payments to be made on the exchange note and the notes on the payment date and the performance of the reference pool during the preceding month.  An officer of the servicer will certify the accuracy of the information in each investor report.  The servicer will file the investor reports with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.  The investor report will contain the following information for each payment date:

•                  collections on the leases and leased vehicles in the reference pool for the preceding month,

•                  fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•                  fees payable to the servicer and administrator,

•                  distributions on the exchange note,

•                  amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•                  the Regular Principal Payment and any Priority Principal Payment,

•                  the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•                  the balance of servicer advances and the amount of any additional advances or advance reimbursements,

•                  the balance of lessee payaheads and the amount of any payahead draws or additional payaheads,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•                  information on the performance of the reference pool for the preceding month, including the total securitization value, collections and the aggregate amount paid by Ford Credit to remove leases and leased vehicles from the reference pool, the number of leases and leased vehicles remaining in the reference pool and the pool factor,

•                  delinquency, repossession, credit loss and residual performance information on the leases and leased vehicles in the reference pool for the preceding month,

•                  lease termination information for the reference pool, including number of leased vehicles purchased or returned by lessees, number of leases charged off and return rate, and

•                  the amount released to the holder of the residual interest.

If any required payments are past due and unpaid, the investor report will indicate any changes to the amount unpaid.  The servicer will use the investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date.  The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare a number of annual reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies:

•                  Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the servicing agreement and the servicing supplement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•                  Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•                  Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the servicer of the leases and leased vehicles in the reference pool and the seller of the exchange note to the depositor.  As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions.  Ford Credit is the sole member of the depositor.  Ford Credit has caused the depositor to form the trust and will be the administrator of the trust.  The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee, the administrative agent, the collateral agent and the indenture trustee, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

TAX CONSIDERATIONS

Pursuant to U.S. Treasury Department Circular 230, the tax discussion in this prospectus supplement is not intended or written to be used, and cannot be used, for the purpose of avoiding tax penalties.  This prospectus supplement was written to support the promotion or marketing of the notes addressed herein.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion under “Tax Considerations” in the prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositor:

•                  the notes will be treated as debt for U.S. federal income tax purposes, and

•                  assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the notes with any original issue discount, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the offered note, as described under “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the notes:

•                  are expected to be treated as debt for U.S. federal income tax purposes, and

•                  should not be deemed to have any “substantial equity features.”

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code that purchases and holds the notes will be deemed to have represented that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code that purchases and holds the notes will be deemed to represent that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a violation of such similar laws or regulations.

For more information about the treatment of the notes under ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement.  Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes

Barclays Capital Inc.	$84,000,000	$60,000,000	$18,790,200
Citigroup Global Markets Inc.	84,000,000	60,000,000	18,790,200
Credit Agricole Securities (USA) Inc.	84,000,000	60,000,000	18,790,200
HSBC Securities (USA) Inc.	28,000,000	20,000,000	6,263,400
Total	$280,000,000	$200,000,000	$62,634,400

Some or all of one or more classes of notes may initially be retained by the depositor or conveyed to an affiliate of the depositor or sold by the underwriters to the depositor or an affiliate of the depositor. Such notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of such notes.  If such notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions.  Such notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The underwriters will resell the offered notes to the public.  The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes, are indicated in the following table.  Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-2 notes	0.120%	0.080%
Class A-3 notes	0.150%	0.100%
Class A-4 notes	0.180%	0.120%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the notes will develop or about the liquidity of any trading market for the notes.  If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositor, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositor and the servicer.  Sidley Austin LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.  Sidley Austin LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

GLOSSARY OF CERTAIN TERMS

The definitions of certain terms that are used in this prospectus supplement and in Annexes A, B and C to this prospectus supplement are listed below.

(1)                                The “adjusted MSRP” for a leased vehicle is the manufacturer’s suggested retail price, or “MSRP,” of the leased vehicle plus the value of any dealer installed options minus the value of any equipment removed from the leased vehicle.

(2)                                The “acquisition cost” of a lease is the purchase price a titling company pays the originating dealer for the lease and related leased vehicle and is equal to the sum of (1) the negotiated price of the leased vehicle, including dealer installed accessories, plus (2) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balances on prior leases or trade-in vehicles and other fees and charges, less (3) any vehicle trade-in, rebate or down payment plus (4) a set fee or a portion of the lease charges on the contract.  The “acquisition cost” of a lease is also equal to the sum of (1) the base monthly payments due under the lease, plus (2) the contract residual value of the leased vehicle, minus (3) the lease charges included in the lease, plus (4) the set fee or portion of the lease charges paid to the dealer that originated the lease.

(3)                                The “base monthly payments” due under a lease equal the sum of (1) the difference between the acquisition cost of the lease and the estimated value of the vehicle at the end of the lease term, or its contract residual value, plus (2) the acquisition fee, plus (3) the lease charges (based on an implicit interest rate, called a “lease factor”) included in the lease.  A customer’s total monthly payment also includes any sales or use taxes imposed on the base monthly payments and amounts to cover applicable personal property taxes and similar government charges, but these amounts are not included in collections and will not be available to make payments on the exchange note.

(4)                                The “contract residual value” for a leased vehicle is the residual value of the vehicle which is set forth in the related lease.

(5)                                The “lease factor” is the implicit interest rate used to calculate the lease charges that are included in determining the base monthly payments due under a lease.

(6)                                The “remaining scheduled base monthly payments plus base residual value” is the sum, as of the cutoff date, of (1) the remaining scheduled base monthly payments under the lease and (2) the base residual value of the related leased vehicle.

(7)                                The “securitization value” of a lease is the sum of the present values, as of the cutoff date, of (1) the remaining scheduled base monthly payments under the lease and (2) the base residual value of the related leased vehicle.  The present value is computed (1) using a discount rate equal to the higher of the lease factor used to calculate the base monthly payment under the lease and 6.00%, (2) on the basis of a 360-day year of twelve 30-day months, (3) assuming that each base monthly payment is made as scheduled with no prepayments, delays or defaults, and (4) assuming that each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.  The aggregate securitization value of the leases in the reference pool is also referred to as the “total securitization value.”

Each month during this securitization transaction, the securitization value of each lease will be recalculated to reflect the fact that (1) fewer scheduled base monthly payments remain and (2) the discounting period is shorter.  At the beginning of the month in which a lease reaches its scheduled termination date or the related leased vehicle is returned or repossessed, the securitization value of the lease will equal the base residual value of the related leased vehicle.  The securitization value of a lease will be zero (1) after the end of the month in which (a) the lease is marked as paid in full or closed (including where the lease is charged off) in the servicer’s servicing system or (b) the related leased vehicle is sold or (2) at the beginning of the sixth month after the month in which the lease reaches its scheduled termination date or the related leased vehicle is returned or repossessed.

(8)                                The “base residual value” for a leased vehicle is the lesser of (1) the contract residual value and (2) the ALG base residual value.

(9)                                The “ALG base residual value” for a leased vehicle is (1) the ALG residual value for the leased vehicle or (2) if the servicer does not have the ALG residual value for the leased vehicle, the oldest ALG mark-to-market that the servicer has for the leased vehicle.

(10)                         The “ALG residual value” for a leased vehicle is the residual value for the leased vehicle on the scheduled termination date of the related lease as forecasted by ALG at the beginning of the related lease assuming wholesale average condition.(1)

(11)                         The “residual portion of securitization value” for a leased vehicle is the portion of securitization value that is attributable to the base residual value (i.e., the present value of the base residual value of the leased vehicle).

(12)                         The “ALG mark-to-market” for a leased vehicle is the residual value for the leased vehicle on the scheduled termination date of the related lease as forecasted by ALG after the beginning of the lease assuming wholesale average condition.(1)  The ALG mark-to-market values used in determining ALG base residual values are the oldest ALG mark-to-market values that the servicer has for those leased vehicles.  The ALG mark-to-market values shown in Annex A are the most recent ALG mark-to-market values that the servicer has for the leased vehicles in the reference pool.

(1)          ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors – Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors – Performance of the reference pool is uncertain” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-24	indenture trustee	S-17
acquisition cost	S-44	lease factor	S-44
adjusted MSRP	S-44	NRSRO	S-14
ALG base residual value	S-45	owner trustee	S-16
ALG mark-to-market	S-45	payment date	S-7
ALG residual value	S-45	Priority Principal Payment	S-33
Available Funds	S-28	rating agencies	S-11
base monthly payments	S-44	reference pool	S-7
base residual value	S-8, S-45	Regular Principal Payment	S-34
clean up call	S-7	remaining scheduled base monthly
closing date	S-6	payments plus base residual value	S-44
collections	S-28	residual portion of securitization value	S-45
contract residual value	S-44	responsible person	S-24
Controlling Class	S-11	securitization value	S-7, S-44
cutoff date	S-6	shared amounts	S-32
Event of Default	S-36	targeted reserve amount	S-37
exchange note	S-7	titling companies	S-17
exchange note supplement	S-28	total securitization value	S-8, S-44
HTD	S-17

Annex A

COMPOSITION OF THE REFERENCE POOL

The tables in this Annex A show the characteristics of the reference pool on the cutoff date, which is October 1, 2011. The percentages in the tables in this Annex A may not sum to 100.00% due to rounding. The definitions of certain terms used in this Annex A are listed in the “Glossary of Certain Terms” in this prospectus supplement.

The ALG mark-to-market values shown in this Annex A for the reference pool are based on ALG’s September - October 2011 edition. ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future. In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle. ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing. None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. For more information about these factors, you should read “Risk Factors - Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors - Performance of the reference pool is uncertain” in the prospectus. As a result, the ALG information cannot be relied on as fact.

Pool Composition Summary

Number of Leases	37,733
Weighted Average(1) FICO® Score(2)at Origination	747
Weighted Average(1) Original Term	33.4	months
Weighted Average(1) Remaining Term	23.4	months
Weighted Average(1) Lease Factor	2.46%
Minimum Discount Rate Used to Calculate Securitization Value	6.00%

Lease Characteristics

	Adjusted MSRP	Acquisition Cost	Remaining Scheduled Base Payments Plus Base Residual Value	Securitization Value
Average	$34,783.72	$30,301.92	$25,744.31	$23,326.76
Highest	106,100.00	121,287.31	68,251.90	59,977.12
Lowest	13,995.00	10,440.82	6,763.38	6,618.46
Total	1,312,494,074.28	1,143,382,480.11	971,409,932.48	880,188,635.67

Residual Characteristics

	Contract Residual Value	ALG Base Residual Value	Base Residual Value(3)	Residual Portion of Securitization Value	ALG Mark-to-Market
Average	$18,876.16	$16,897.91	$16,805.97	$14,975.64	$16,968.65
Highest	47,238.75	48,479.00	47,238.75	45,846.06	53,427.00
Lowest	4,995.70	6,963.00	4,995.70	4,872.66	6,771.00
Total	712,254,065.04	637,608,812.00	634,139,748.10	565,075,730.33	640,277,934.00

Total as a % of Initial Total Securitization Value			72.05%	64.20%

(1)     Weighted averages are weighted by the securitization value of each lease on the cutoff date.

(2)     This weighted average excludes leases representing 8.18% of the initial total securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained on the cutoff date.

(3)     The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 88.30% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 87.93% equal to the ALG residual value and 0.37% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles.

Distribution of the Leases by Original Term

Original Term	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market

24 months	10,245	27.15%	$345,499,879.48	$289,827,483.82	$226,631,499.13	25.75%	$188,895,544.27	29.79%	$173,598,801.36	$190,120,315.00
27	2,046	5.42	69,400,428.54	59,266,950.44	45,727,197.73	5.20	38,681,952.82	6.10	35,805,153.86	38,458,574.00
36	14,100	37.37	483,852,180.58	424,306,740.35	329,785,955.27	37.47	224,988,985.44	35.48	196,827,049.70	227,619,014.00
39	11,117	29.46	404,053,809.36	361,267,694.56	273,238,792.43	31.04	178,039,985.52	28.08	155,573,439.94	180,233,438.00
42	10	0.03	576,785.00	468,949.70	269,197.80	0.03	225,036.45	0.04	212,543.82	253,353.00
48	215	0.57	9,110,991.32	8,244,661.24	4,535,993.31	0.52	3,308,243.60	0.52	3,058,741.65	3,593,240.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

Distribution of the Leases by Year of Origination

Origination Year		Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
2007	CUV	1	0.00%	$36,410.00	$34,265.50	$14,715.83	0.00%	$13,067.00	0.00%	$ 12,745.17	$16,726.00
	Car	1	0.00	68,550.00	57,400.00	22,731.24	0.00	19,937.00	0.00	19,445.97	18,871.00
	SUV	2	0.01	100,103.00	89,052.07	39,171.14	0.00	34,545.00	0.01	33,683.73	38,019.00
	Truck	1	0.00	52,720.00	49,230.15	23,749.67	0.00	21,807.00	0.00	21,269.91	24,327.00
2008	CUV	237	0.63	9,130,939.71	7,868,683.24	4,007,323.85	0.46	3,574,513.00	0.56	3,471,675.36	4,134,735.00
	Car	416	1.10	15,207,668.52	13,570,801.03	7,464,704.35	0.85	6,604,524.80	1.04	6,381,947.47	7,203,415.00
	SUV	252	0.67	9,992,398.00	8,434,536.46	4,597,232.99	0.52	3,948,389.80	0.62	3,788,770.84	4,508,114.00
	Truck	28	0.07	906,053.00	806,964.94	411,177.26	0.05	359,166.95	0.06	347,284.24	439,226.00
2009	CUV	1,046	2.77	40,212,829.26	34,788,100.21	19,945,624.54	2.27	16,909,505.95	2.67	16,179,913.74	19,517,758.00
	Car	1,778	4.71	59,203,955.63	52,342,400.03	30,983,330.39	3.52	26,679,834.23	4.21	25,543,517.76	29,197,987.00
	SUV	240	0.64	8,246,519.91	7,146,602.54	4,334,212.92	0.49	3,502,229.17	0.55	3,316,538.73	4,005,430.00
	Truck	86	0.23	3,349,154.75	2,919,465.53	1,848,188.94	0.21	1,470,664.13	0.23	1,367,129.14	1,609,210.00
2010	CUV	3,095	8.20	125,191,702.94	108,538,030.40	80,176,192.48	9.11	58,107,598.89	9.16	52,440,163.00	57,817,343.00
	Car	5,164	13.69	164,756,950.74	141,317,709.03	106,989,932.57	12.16	83,683,174.47	13.20	76,657,369.91	83,601,659.00
	SUV	2,360	6.25	78,167,326.32	68,051,005.88	50,734,337.64	5.76	36,275,533.23	5.72	32,844,614.19	36,786,931.00
	Truck	595	1.58	24,066,295.22	20,608,968.13	15,170,894.29	1.72	10,953,468.16	1.73	9,830,649.71	11,182,082.00
2011	CUV	4,656	12.34	186,814,177.67	166,171,344.20	130,567,773.32	14.83	87,261,342.45	13.76	75,910,043.41	86,011,466.00
	Car	9,320	24.70	272,389,369.99	233,997,793.08	197,807,143.80	22.47	142,054,328.85	22.40	124,460,147.67	140,665,857.00
	SUV	6,298	16.69	222,311,585.96	196,504,593.73	157,871,282.44	17.94	104,639,226.45	16.50	91,139,547.55	105,424,705.00
	Truck	2,157	5.72	92,289,363.66	80,085,533.96	67,178,916.01	7.63	48,026,891.57	7.57	41,309,272.83	48,074,073.00

Total		37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

Distribution of the Leases by Scheduled Termination Date

Scheduled Termination Date (by quarter)(1)		Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market

2012	Q1	2,413	6.39%	$85,646,513.74	$73,592,992.59	$42,457,751.58	4.82%	$38,971,028.20	6.15%	$ 37,880,772.26	$44,337,581.00
	Q2	2,046	5.42	73,183,845.85	62,934,001.62	37,978,376.09	4.31	33,298,405.31	5.25	31,979,087.81	37,036,238.00
	Q3	1,424	3.77	49,584,089.32	41,495,625.09	29,931,258.99	3.40	26,077,158.51	4.11	24,646,184.05	25,949,423.00
	Q4	593	1.57	20,498,194.56	17,748,733.72	11,929,151.61	1.36	9,404,779.79	1.48	8,742,962.62	9,665,583.00
2013	Q1	4,784	12.68	161,021,531.41	137,320,766.31	106,266,738.02	12.07	87,060,012.07	13.73	79,876,574.73	86,318,867.00
	Q2	5,925	15.70	199,268,932.30	169,017,902.49	132,739,276.76	15.08	104,282,629.57	16.44	94,320,841.24	104,624,703.00
	Q3	2,651	7.03	92,179,273.05	78,639,407.68	60,271,715.66	6.85	43,249,871.10	6.82	38,591,181.57	43,283,434.00
	Q4	1,493	3.96	54,393,630.99	48,031,693.03	36,918,568.63	4.19	24,270,274.14	3.83	21,286,121.81	23,775,097.00
2014	Q1	4,453	11.80	154,881,861.83	138,170,025.67	110,163,827.75	12.52	73,705,674.52	11.62	63,681,246.10	72,462,831.00
	Q2	7,191	19.06	247,954,698.71	220,721,645.27	181,851,162.46	20.66	116,630,743.76	18.39	99,307,461.17	116,381,186.00
	Q3	4,119	10.92	150,182,427.57	134,396,700.95	111,806,241.23	12.70	67,072,603.55	10.58	56,372,952.92	66,388,445.00
	Q4	625	1.66	22,983,549.88	20,659,239.86	17,287,192.65	1.96	9,841,434.48	1.55	8,176,488.95	9,777,603.00
2015	Q1	4	0.01	175,985.00	170,992.38	148,563.77	0.02	71,635.65	0.01	57,935.14	72,628.00
	Q2	10	0.03	451,725.07	405,852.83	366,721.55	0.04	170,343.45	0.03	130,519.47	170,962.00
	Q3	2	0.01	87,815.00	76,900.62	72,088.92	0.01	33,154.00	0.01	25,400.49	33,353.00

Total		37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$ 565,075,730.33	$640,277,934.00

(1) The scheduled termination date is assumed to be in the month after the month in which the final base monthly payment is due.

Geographic Distribution of the Leases

State (1)	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market

Michigan	10,293	27.28%	$341,168,747.36	$288,869,182.05	$221,821,713.33	25.20%	$173,749,631.85	27.40%	$157,187,002.08	$175,641,417.00
New York	5,768	15.29	203,421,529.81	179,332,656.80	137,400,834.19	15.61	97,643,950.17	15.40	86,887,740.09	98,467,155.00
New Jersey	3,857	10.22	135,724,619.21	118,938,215.41	90,658,334.98	10.30	63,800,916.08	10.06	56,750,105.69	64,342,255.00
California	2,770	7.34	97,097,372.75	84,982,778.62	65,266,900.52	7.42	45,437,277.02	7.17	40,149,267.09	45,927,247.00
Ohio	2,299	6.09	76,606,908.00	68,315,995.17	53,111,724.27	6.03	37,124,378.86	5.85	32,905,813.19	37,400,440.00
Florida	2,133	5.65	76,833,737.38	67,566,387.63	51,370,652.13	5.84	36,023,296.16	5.68	31,927,294.07	36,412,336.00
Pennsylvania	1,997	5.29	68,401,306.26	58,684,588.18	45,653,545.46	5.19	32,674,987.00	5.15	28,949,682.72	32,905,187.00
Texas	1,340	3.55	51,836,515.29	47,091,030.18	36,929,408.64	4.20	23,353,773.60	3.68	20,358,501.54	23,552,381.00
Other	7,276	19.28	261,403,338.22	229,601,646.07	177,975,522.15	20.22	124,331,537.36	19.61	109,960,323.86	125,629,516.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

(1) States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date.

Distribution of the Leases by Vehicle Type

Vehicle Type	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Car	16,679	44.20%	$511,626,494.88	$441,286,103.17	$343,267,842.35	39.00%	$259,041,799.35	40.85%	$233,062,428.78	$260,687,789.00
CUV	9,035	23.94	361,386,059.58	317,400,423.55	234,711,630.02	26.67	165,866,027.29	26.16	148,014,540.68	167,498,028.00
SUV	9,152	24.25	318,817,933.19	280,225,790.68	217,576,237.13	24.72	148,399,923.65	23.40	131,123,155.04	150,763,199.00
Truck	2,867	7.60	120,663,586.63	104,470,162.71	84,632,926.17	9.62	60,831,997.81	9.59	52,875,605.83	61,328,918.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

Distribution of the Leases by Vehicle Make

Vehicle Make	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Ford	27,552	73.02%	$884,431,243.43	$772,854,216.45	$611,423,741.09	69.47%	$433,583,151.08	68.37%	$383,372,545.39	$437,641,330.00
Lincoln	7,952	21.07	357,669,132.04	310,965,548.01	228,688,811.37	25.98	168,379,530.20	26.55	151,700,491.69	169,750,031.00
Mercury	1,959	5.19	57,366,782.56	48,456,122.82	34,133,279.13	3.88	27,299,133.62	4.30	25,368,537.71	27,431,444.00
Volvo	117	0.31	4,560,390.75	3,949,480.94	2,241,673.90	0.25	1,751,998.40	0.28	1,654,840.31	1,889,325.00
Land Rover	56	0.15	4,249,450.00	3,257,701.52	1,769,858.21	0.20	1,488,117.40	0.23	1,408,053.42	1,745,874.00
Jaguar	41	0.11	2,790,176.50	2,570,172.75	1,280,472.90	0.15	1,074,832.50	0.17	1,027,536.41	1,169,526.00
Mazda	56	0.15	1,426,899.00	1,329,237.62	650,799.07	0.07	562,984.90	0.09	543,725.40	650,404.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

Distribution of the Leases by Vehicle Model

Vehicle Model (1)	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Edge	5,563	14.74%	$203,322,526.31	$177,580,944.51	$133,966,549.11	15.22%	$93,896,774.18	14.81%	$ 83,359,773.19	$93,307,385.00
Fusion	6,705	17.77	178,321,508.82	152,739,448.44	123,234,816.47	14.00	94,653,052.78	14.93	85,109,472.60	95,973,011.00
Escape	4,896	12.98	141,499,622.51	123,137,487.34	99,278,387.06	11.28	70,109,956.08	11.06	61,947,396.94	70,134,630.00
F150	2,783	7.38	117,579,745.22	101,647,893.46	82,535,055.89	9.38	59,516,900.86	9.39	51,745,416.07	59,881,285.00
MKZ	3,214	8.52	124,004,515.76	104,091,273.70	79,698,826.35	9.05	59,496,585.10	9.38	53,390,708.01	57,998,930.00
Explorer	2,656	7.04	107,734,710.81	95,888,293.04	74,264,584.04	8.44	47,818,558.30	7.54	41,746,617.40	49,469,911.00
MKX	2,210	5.86	103,314,782.12	90,806,659.37	65,346,837.31	7.42	47,273,872.95	7.45	42,497,079.52	48,986,388.00
MKS	1,723	4.57	82,839,767.05	72,752,565.85	51,759,158.07	5.88	41,173,185.60	6.49	37,826,651.37	41,754,312.00
Focus	1,601	4.24	34,362,394.04	30,759,667.76	27,025,056.25	3.07	19,114,283.89	3.01	16,689,823.87	19,365,202.00
Flex	812	2.15	31,313,682.86	28,099,342.57	20,171,355.69	2.29	14,204,985.11	2.24	12,805,269.70	14,422,154.00
Taurus	762	2.02	26,725,577.92	23,565,102.68	18,033,726.23	2.05	12,148,559.48	1.92	10,761,110.80	12,129,985.00
Fiesta	1,224	3.24	22,500,649.68	20,490,450.80	17,354,826.66	1.97	11,911,139.82	1.88	10,378,336.93	12,384,515.00
Navigator	387	1.03	25,082,331.82	23,310,767.95	17,125,271.25	1.95	10,384,083.85	1.64	9,055,613.20	10,737,507.00
Milan	1,014	2.69	28,049,423.78	23,548,224.12	16,270,139.08	1.85	13,436,084.10	2.12	12,575,374.84	13,416,005.00
Mariner	808	2.14	23,924,407.84	20,426,976.04	14,896,918.22	1.69	11,884,322.22	1.87	11,014,888.43	11,925,634.00
MKT	411	1.09	22,081,170.29	19,696,366.86	14,571,214.12	1.66	9,955,114.20	1.57	8,843,947.53	10,164,006.00
Other	964	2.55	39,837,257.45	34,841,015.62	24,655,913.87	2.80	17,162,289.58	2.71	15,328,249.93	18,227,074.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

(1) Models representing greater than 1.00% of initial total securitization value.

Distribution of the Leases by FICO® Score

FICO® Score (1)	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
Greater than 749	18,705	49.57%	$656,098,571.48	$565,229,282.21	$433,251,576.31	49.22%	$317,074,136.28	50.00%	$282,831,005.86	$319,937,480.00
700 - 749	6,327	16.77	219,858,775.19	192,278,013.55	148,968,431.64	16.92	105,580,667.93	16.65	93,685,283.90	106,375,648.00
650 - 699	5,139	13.62	172,665,992.45	152,072,409.84	118,408,695.31	13.45	84,062,482.74	13.26	74,705,637.52	84,812,128.00
600 - 649	2,742	7.27	90,180,154.45	79,095,536.92	62,244,375.30	7.07	44,781,609.60	7.06	39,919,048.39	45,134,512.00
Less than 600	2,048	5.43	66,861,291.17	58,281,663.18	45,342,900.52	5.15	34,087,744.70	5.38	30,649,744.47	34,369,082.00
Commercial (2)	2,494	6.61	99,004,818.34	89,701,727.82	66,541,730.84	7.56	44,436,741.96	7.01	39,617,885.47	45,453,784.00
No FICO® score (3)	278	0.74	7,824,471.20	6,723,846.59	5,430,925.75	0.62	4,116,364.89	0.65	3,667,124.72	4,195,300.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

(1)   Based on the FICO® score of the lessees on the origination date of the leases. For a description of FICO® scores, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee’s credit score would not be lower if obtained as of the cutoff date.

(2)   Represents leases with lessees that are not individuals and that use the leased vehicles for commercial purposes. For a description of commercial accounts, you should read “Sponsor and Servicer - Origination, Purchasing and Underwriting - Commercial Accounts” in the prospectus.

(3)   Represents leases with lessees who are individuals with minimal or no recent credit history.

Distribution of the Leases by Lease Factor

Lease Factor(1)	Number of Leases		Adjusted MSRP	Acquisiton Cost	Securitization Value		Base Residual Value		Residual Portion of Securitization Value	ALG Mark-to-Market
0.00 - 0.99	8,821	23.38%	$298,103,084.64	$251,241,643.63	$187,500,443.05	21.30%	$157,305,261.15	24.81%	$144,685,026.17	$158,971,233.00
1.00 - 1.99	6,586	17.45	233,283,974.42	202,513,006.02	149,277,731.43	16.96	113,027,943.06	17.82	101,722,323.62	114,255,348.00
2.00 - 2.99	8,946	23.71	317,532,891.85	279,537,559.46	219,509,794.23	24.94	151,491,884.27	23.89	132,790,882.26	152,595,866.00
3.00 - 3.99	7,137	18.91	242,070,436.74	214,337,508.70	169,771,539.54	19.29	112,056,941.83	17.67	97,807,196.64	112,380,031.00
4.00 - 4.99	3,925	10.40	138,421,066.53	122,416,909.02	96,690,706.35	10.99	62,699,369.36	9.89	55,043,802.07	63,624,421.00
5.00 - 5.99	1,258	3.33	44,456,322.36	39,422,583.34	31,408,792.32	3.57	20,183,528.01	3.18	17,806,381.61	20,348,218.00
6.00 - 6.99	513	1.36	17,508,014.24	15,501,939.63	12,492,605.57	1.42	8,105,016.37	1.28	7,160,258.44	8,215,759.00
7.00 - 7.99	188	0.50	6,326,760.68	5,663,973.73	4,285,168.59	0.49	2,924,199.05	0.46	2,581,708.79	3,017,418.00
8.00 - 8.99	150	0.40	6,227,891.38	5,298,017.72	3,961,356.74	0.45	2,696,994.25	0.43	2,344,602.97	2,888,089.00
9.00 - 9.99	75	0.20	3,363,696.51	2,890,473.65	2,118,952.12	0.24	1,425,654.55	0.22	1,228,805.47	1,544,563.00
10.00 - 10.99	58	0.15	2,354,714.22	2,033,050.84	1,468,718.78	0.17	1,028,532.10	0.16	886,105.93	1,099,840.00
11.00 - 11.99	36	0.10	1,466,065.71	1,320,238.53	899,290.21	0.10	619,349.65	0.10	529,626.32	686,972.00
12.00 - 12.99	24	0.06	829,340.00	711,632.83	461,838.46	0.05	348,122.10	0.05	304,536.81	396,100.00
13.00 or greater	16	0.04	549,815.00	493,943.01	341,698.28	0.04	226,952.35	0.04	184,473.23	254,076.00

Total	37,733	100.00%	$1,312,494,074.28	$1,143,382,480.11	$880,188,635.67	100.00%	$634,139,748.10	100.00%	$565,075,730.33	$640,277,934.00

(1)   The lease factor for 97.43% of the leases in the reference pool by securitization value is less than or equal to 6.00%, the minimum discount rate used to calculate securitization value.

Payment Schedule of Leases

The following table shows the decline in the securitization value of the reference pool and the payments that will be received each month on the referenced pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold on the lease’s scheduled termination date for an amount equal to the base residual value.

Month		Securitization Value	Scheduled Base Monthly Payments		Base Residual Value

Initial Balance		$ 880,188,635.67
2011-	October	869,669,179.61	$14,957,325.43	4.43%	$0.00	0.00%
	November	859,096,463.26	14,957,325.43	4.43	0.00	0.00
	December	848,470,215.90	14,957,325.43	4.43	0.00	0.00
2012-	January	837,790,163.81	14,957,325.43	4.43	0.00	0.00
	February	810,247,277.45	14,499,036.07	4.30	17,267,045.25	2.72
	March	778,689,181.94	13,936,881.03	4.13	21,703,982.95	3.42
	April	757,351,592.70	13,632,954.80	4.04	11,626,515.40	1.83
	May	737,404,758.57	13,358,458.03	3.96	10,401,940.81	1.64
	June	716,786,023.81	13,061,101.59	3.87	11,269,949.10	1.78
	July	701,408,791.60	12,929,898.46	3.83	6,055,737.13	0.95
	August	683,071,062.90	12,739,788.67	3.78	9,128,760.83	1.44
	September	663,090,832.90	12,525,644.66	3.71	10,892,660.55	1.72
	October	651,441,400.43	12,467,382.09	3.70	2,519,146.56	0.40
	November	640,326,276.80	12,408,702.01	3.68	1,984,654.70	0.31
	December	626,370,256.88	12,276,951.70	3.64	4,900,978.53	0.77
2013-	January	596,479,543.46	11,855,508.69	3.52	21,186,235.56	3.34
	February	560,429,317.88	11,301,495.43	3.35	27,749,562.59	4.38
	March	514,550,019.82	10,574,177.71	3.14	38,124,213.92	6.01
	April	475,381,968.04	9,942,989.59	2.95	31,814,032.60	5.02
	May	431,787,505.80	9,187,971.62	2.72	36,798,484.88	5.80
	June	389,836,218.43	8,453,824.10	2.51	35,670,112.09	5.62
	July	358,445,196.18	7,902,529.12	2.34	25,450,431.79	4.01
	August	344,234,042.11	7,659,336.94	2.27	8,355,642.10	1.32
	September	329,124,948.78	7,397,235.55	2.19	9,443,797.21	1.49
	October	315,498,052.04	7,171,474.27	2.13	8,110,909.08	1.28
	November	302,283,143.89	6,954,403.28	2.06	7,847,357.03	1.24
	December	288,761,402.54	6,729,698.29	2.00	8,312,008.03	1.31
2014-	January	267,241,650.50	6,309,044.22	1.87	16,662,349.02	2.63
	February	237,797,191.51	5,712,436.78	1.69	25,075,503.71	3.95
	March	202,068,066.48	4,956,944.27	1.47	31,967,821.79	5.04
	April	163,173,791.35	4,075,344.36	1.21	35,835,258.14	5.65
	May	121,771,248.94	3,117,169.40	0.92	39,106,038.52	6.17
	June	78,615,613.55	2,078,558.87	0.62	41,689,447.10	6.57
	July	42,146,933.71	1,162,916.09	0.34	35,700,948.00	5.63
	August	25,212,868.00	703,970.37	0.21	16,442,094.76	2.59
	September	10,123,268.61	287,082.99	0.09	14,929,560.79	2.35
	October	426,623.79	13,538.60	0.00	9,734,188.53	1.54
	November	329,954.60	10,569.71	0.00	88,564.20	0.01
	December	303,306.35	9,906.89	0.00	18,681.75	0.00
2015-	January	295,161.39	9,906.89	0.00	0.00	0.00
	February	267,261.23	9,462.89	0.00	20,152.65	0.00
	March	209,905.80	7,442.45	0.00	51,483.00	0.01
	April	134,710.51	4,815.63	0.00	71,650.00	0.01
	May	83,079.45	3,150.83	0.00	49,282.45	0.01
	June	32,962.27	1,177.72	0.00	49,411.00	0.01
	July	0.00	0.00	0.00	33,154.00	0.01
Total			$337,270,184.38	100.00%	$634,139,748.10	100.00%

Total Scheduled Base Monthly Payments plus Base Residual Value					$971,409,932.48
Total Base Residual Value as % of Total Scheduled Base Monthly Payments plus Base Residual Value					65.28%

Annex B

VINTAGE ORIGINATIONS INFORMATION

Table of Contents for Annex B

Introduction

The tables in this Annex B contain information about leases that were originated in prior periods.  A lease is included in this Annex B only if Ford Credit has an ALG residual value for the related leased vehicle.  This Annex B includes activity through June 30, 2011 that was processed by July 31, 2011.  The residual performance and cumulative loss information in this Annex B is for leases that have terminated.

ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.   In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.   ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.   None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.   For more information about these factors, you should read “Risk Factors —Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

The definitions of certain terms used in this Annex B are listed below.  The definitions of other terms used in this Annex B are listed in the “Glossary of Certain Terms” in this prospectus supplement.

A lease is considered “terminated” if (1) the related leased vehicle has been returned by June 30, 2011, and sold by July 31, 2011, (2) the related leased vehicle has been purchased pursuant to the lease by June 30, 2011, or (3) the lease has defaulted by June 30, 2011.

A lease is considered to have “defaulted” if (1) the lease has been charged off and the amount charged off is $600 or more or (2) the related leased vehicle was repossessed.  A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The “residual loss (gain)” (1) for each leased vehicle returned and sold equals (a) the base residual value of the leased vehicle, minus (b) the sum of (i) the net auction proceeds from the sale of the leased vehicle, plus (ii) the amounts assessed under the related lease for excess mileage and/or excess wear and use, plus (iii) the amount claimed under any related excess wear and use waiver contract, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the base residual value of the leased vehicle, minus (b) the contract residual value of the leased vehicle.

“Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The percentages in the tables in this Annex B may not sum to 100.00% due to rounding.

Footnotes to Tables in Annex B

Footnotes to the Residual Performance – Vintage Year Summary table:

(1)           Number of vehicles returned and sold is the number of leased vehicles originated during the year that have been returned by June 30, 2011, and sold by July 31, 2011.

(2)           Number of vehicles retained is the number of leased vehicles originated during the year that have been purchased pursuant to the lease by June 30, 2011.

(3)           Return rate equals the percentage equivalent to (1) the number of leased vehicles originated during the year that have been returned by June 30, 2011, and sold by July 31, 2011, divided by (2) the number of leases originated during the year that have terminated.

(4)           Average residual loss (gain) on vehicles returned and sold equals (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by June 30, 2011, and sold by July 31, 2011, divided by (2) the number of those vehicles.

(5)           Average residual loss (gain) on vehicles returned and sold as a percentage of adjusted MSRP equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by June 30, 2011, and sold by July 31, 2011, divided by (2) the total adjusted MSRP of those vehicles.

(6)           Average residual loss (gain) on vehicles returned and sold as a percentage of ALG residual value equals the percentage equivalent to (1) the total residual losses (gains) on leased vehicles originated during the year that have been returned by June 30, 2011, and sold by July 31, 2011, divided by (2) the total ALG residual values of those vehicles.

(7)           Average residual loss (gain) on vehicles retained equals (1) the total residual loss (gain) on leased vehicles originated during the year that have been purchased pursuant to the lease through June 30, 2011, divided by (2) the number of those vehicles.

(8)           Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(9)           Total residual losses (gains) equals the total residual losses (gains) on leased vehicles originated during the year that have been (1) returned by June 30, 2011, and sold by July 31, 2011, or (2) purchased pursuant to the lease through June 30, 2011.

(10)         Total losses (gains) equals the sum of (1) the total credit losses for leases originated during the year, plus (2) the total residual losses (gains) on leased vehicles originated during the year, in each case through June 30, 2011.

(11)        Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) the total losses (gains) for leases originated during the year divided by (2) the total acquisition cost of the leases originated during the year, in each case through June 30, 2011.

(12)         Percentage of leases reported equals the percentage equivalent to (1) the total number leases originated during the year that have terminated, divided by (2) the total number of leases originated during the year with an ALG residual value.

Footnotes to the Residual Performance – Calendar Year Summary table:

(13)         Number of leases terminated equals the number of leases originated after 2002 that terminated during the period.

(14)         Number of vehicles returned and sold equals the number of leased vehicles originated after 2002 that were returned during the period and sold by July 31, 2011.

(15)         Return rate equals the percentage equivalent to (1) the number of leased vehicles originated after 2002 that were returned during the period and sold by July 31, 2011, divided by (2) the number of leases originated after 2002 that terminated during the period.

(16)         Vehicles returned and sold – average adjusted MSRP equals the average adjusted MSRP for leased vehicles originated after 2002 that were returned during the period and sold by July 31, 2011.

(17)         Vehicles returned and sold – average ALG residual value equals the average ALG residual value for leased vehicles originated after 2002 that were returned during the period and sold by July 31, 2011.

(18)         Vehicles returned and sold – average residual loss (gain) equals the average residual loss (gain) for leased vehicles originated after 2002 that were returned during the period and sold by July 31, 2011.

(19)         Vehicles returned and sold – residual loss (gain) as a percentage of adjusted MSRP for each vehicle type equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles of that vehicle type originated after 2002 that were returned during the period and sold by July 31, 2011, divided by (2) the average adjusted MSRP for those vehicles.

(20)         Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(21)         Vehicles returned and sold – residual loss (gain) as a percentage of ALG residual value equals the percentage equivalent to (1) the average residual loss (gain) for leased vehicles originated after 2002 that were returned during the period and sold by July 31, 2011, divided by (2) the average ALG residual value for those vehicles.

(22)         Terminated leases – average contract residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average contract residual value for leased vehicles originated after 2002 that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.

(23)         Terminated leases – average ALG residual value as a percentage of adjusted MSRP equals the percentage equivalent to (1) the average ALG residual value for leased vehicles originated after 2002 that terminated during the period, divided by (2) the average adjusted MSRP of those vehicles.

(24)         Terminated leases – contract residual value higher (lower) than ALG residual value equals (1) the average contract residual value as a percentage of adjusted MSRP minus (2) the average ALG residual value as a percentage of adjusted MSRP, in each case for leased vehicles originated after 2002 that terminated during the period.

Footnotes to Lease Characteristics tables:

(25)         Number of leases originated is the total number of leases originated during the year, including those for which Ford Credit does not have an ALG residual value for the related leased vehicle.

(26)         Number of leases originated with ALG residual values is the total number of leases originated during the year for which Ford Credit has an ALG residual value for the related leased vehicle.

(27)         Weighted averages are weighted by the acquisition cost of each lease.

(28)         This weighted average excludes leases that have lessees who do not have FICO® scores because they (1) are not individuals and that use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.  For a description of FICO® scores, you should read “Sponsor and Servicer – Origination, Purchasing and Underwriting of Leases.”

(29)         Other includes vehicles not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number.

(30)         Percentage of the total acquisition cost of the leases originated during the year.

(31)         Percentage of the total acquisition cost of the leases originated during the year based on the billing addresses of the lessees on the later of the date the lease is closed on Ford Credit’s servicing system and July 31, 2011.

Footnotes to Lease Terminations and Residual Performance tables:

(32)         Number of scheduled terminations is the number of leases originated during the year that are scheduled to terminate during the period based on the original scheduled termination date of each lease.

(33)         Number of defaults is the number of leases originated during the year that defaulted during the period.

(34)         Number of vehicles returned and sold is the number of leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011.

(35)         Number of vehicles retained is the number of leased vehicles originated during the year that were purchased pursuant to the lease during the period.

(36)         Vehicles returned and sold – average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, divided by (2) the number of those vehicles.

(37)         Vehicles returned and sold – average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, divided by (2) the number of those vehicles.

(38)         Vehicles returned and sold – average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, divided by (2) the number of those vehicles.

(39)         Vehicles returned and sold – average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, divided by (2) the number of those vehicles.

(40)         Vehicles returned and sold – average excess charges equals (1) the sum, for the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, of (a) the total amounts assessed under the related leases for excess mileage and/or excess wear and use, plus (b) the total amounts claimed under any related excess wear and use waiver contracts, divided by (2) the number of those vehicles.

(41)         Vehicles returned and sold – average net auction proceeds equals (1) the total auction proceeds received for the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, net of all external costs associated with the transportation, reconditioning and disposition of the leased vehicles, divided by (2) the number of those vehicles.

(42)        Vehicles returned and sold – average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, divided by (2) the number of those vehicles.

(43)         Vehicles retained – average adjusted MSRP equals (1) the total adjusted MSRP of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(44)         Vehicles retained – average acquisition cost equals (1) the total acquisition cost of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(45)         Vehicles retained – average contract residual value equals (1) the total contract residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(46)         Vehicles retained – average ALG residual value equals (1) the total ALG residual value of the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(47)         Vehicles retained – average residual loss (gain) equals (1) the total residual loss (gain) on the leased vehicles originated during the year that were purchased pursuant to the lease during the period, divided by (2) the number of those vehicles.

(48)         Total residual losses (gains) for a period equals the sum of (1) the total residual loss (gain) on the leased vehicles originated during the year that were returned during the period and that have been sold by July 31, 2011, plus (2) the total residual loss (gain) for the leased vehicles originated during the year that were purchased pursuant to the lease during the period.

Footnotes to Cumulative Losses tables:

(49)         Number of defaults is the cumulative number of leases originated during the year that have defaulted by the end of the period.

(50)         Gross credit losses on defaults equals the cumulative gross credit losses on leases originated during the year that have defaulted through the end of the period.  Gross credit losses on defaults for a period equals the sum, for each lease that is charged off (including where the related leased vehicle is repossessed) during the period, of (1) the total lease balance, plus (2) unpaid accrued charges, minus (3) any amounts received during the period before the lease is charged off or closed in Ford Credit’s servicing system, including any proceeds from the sale of the related vehicles.  Losses exclude all external costs associated with repossession and disposition of the vehicle.  An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is replaced by the actual loss after the vehicle is sold.

(51)         Recoveries on defaults equal the cumulative recoveries received through the end of the period on leases originated during the year that defaulted in the period or any prior period.

(52)         Other gross credit losses equal the cumulative gross credit losses on leases originated during the year other than those that defaulted through the end of the period.  A lease is included in this category if (1) it would be considered a default except for the fact that the amount charged off is less than $600 or (2) the related leased vehicle is returned and the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

(53)         Recoveries on other credit losses equal the cumulative recoveries received through the end of the period on leases originated during the year other than those that defaulted in the period or any prior period.

(54)         Total credit losses equals the sum of (1) gross credit losses on defaults, plus (2) other gross credit losses, minus (3) recoveries on defaults, minus (4) recoveries on other credit losses, in each case through the end of the period.  Realized losses for a securitized pool of leases for any period are equal to the total securitization value of all leases that are determined to be uncollectible in the period less any amounts received during the period on leases charged off in the period or any prior periods. In addition, realized losses for a securitized pool of leases include all external costs associated with the repossession, transportation, reconditioning and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of leases may be higher or lower than the total credit losses for those leases.

(55)         Total credit losses as a percentage of total acquisition cost equals the percentage equivalent to (1) total credit losses through the end of the period, divided by (2) the total acquisition cost of the leases originated during the year.

(56)        Total residual losses (gains) equals the cumulative total residual losses (gains) through the end of the period.

(57)         Total losses (gains) equals the sum of (1) the total credit losses plus (2) the total residual losses (gains), in each case through the end of the period.

(58)         Total losses (gains) as a percentage of total acquisition cost equals the percentage equivalent to (1) total losses (gains) for the period, divided by (2) the total acquisition cost of the leases originated during the year.

Residual Performance - Vintage Year Summary

This table summarizes the information in the Lease Terminations and Residual Performance tables and the Cumulative Losses tables for each year of originations.  This table only includes information regarding leases that have terminated.  As a result, the information shown for the more recent years may not be meaningful.

					Average Residual Loss (Gain) on Vehicles Returned and Sold
Origination Year	Vehicle Type	Number of Vehicles Returned & Sold(1)	Number of Vehicles Retained(2)	Return Rate(3)	Amount(4)	As a % of Adjusted MSRP(5)	As a % of ALG Residual Value(6)	Average Residual Loss (Gain) on Vehicles Retained(7)
2003	Car	45,070	25,846	60.84%	$ 599	1.76%	4.12%	$ (1,266)
	CUV	1,635	875	64.14	1,574	4.53	8.08	(349)
	SUV	52,157	21,764	67.32	(151)	(0.40)	(0.98)	(1,574)
	Truck	20,721	14,385	55.91	(471)	(1.56)	(3.67)	(1,301)
	Other(8)	16	31	28.07	(1,160)	(3.89)	(8.37)	(356)
	Total/Average	119,599	62,901	62.54%	$ 100	0.29%	0.68%	$ (1,367)

	Total Residual Losses (Gains)(9)			$(74,098,340)
	Total Losses (Gains)(10)			$(11,105,802)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(0.20)%
	Percentage of Leases Reported(12)			100.00%

2004	Car	48,218	16,946	71.12%	$ 1,167	3.09%	7.16%	$ (1,417)
	CUV	3,639	594	84.24	2,934	7.92	15.31	(569)
	SUV	76,622	14,902	79.96	1,325	3.53	7.94	(1,910)
	Truck	46,084	14,856	71.82	830	2.53	5.08	(1,785)
	Other(8)	-	2	-	-	-	-	0
	Total/Average	174,563	47,300	75.21%	$ 1,184	3.26%	7.16%	$ (1,677)

	Total Residual Losses (Gains)(9)			$127,367,614
	Total Losses (Gains)(10)			$210,840,667
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			3.04%
	Percentage of Leases Reported(12)			100.00%

2005	Car	59,929	15,937	76.05%	$ 2,110	5.82%	13.04%	$ (1,249)
	CUV	13,437	1,367	88.70	2,784	8.47	16.21	(1,227)
	SUV	71,419	9,202	84.99	2,846	7.01	14.42	(1,814)
	Truck	43,347	8,603	79.26	1,672	4.80	8.98	(1,809)
	Other(8)	6	2	75.00	2,947	4.55	9.85	(3,850)
	Total/Average	188,138	35,111	80.86%	$ 2,337	6.26%	12.87%	$ (1,534)

	Total Residual Losses (Gains)(9)			$385,805,520
	Total Losses (Gains)(10)			$477,512,039
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			6.61%
	Percentage of Leases Reported(12)			100.00%

Residual Performance - Vintage Year Summary

					Average Residual Loss (Gain) on Vehicles Returned and Sold
Origination Year	Vehicle Type	Number of Vehicles Returned & Sold(1)	Number of Vehicles Retained(2)	Return Rate(3)	Amount(4)	As a % of Adjusted MSRP(5)	As a % of ALG Residual Value(6)	Average Residual Loss (Gain) on Vehicles Retained(7)
2006	Car	84,752	22,277	75.31%	$ 647	2.13%	4.62%	$ (1,428)
	CUV	14,398	1,681	86.61	1,666	5.26	10.27	(2,324)
	SUV	101,335	14,904	83.02	2,421	6.06	11.96	(1,920)
	Truck	53,447	11,146	77.78	2,088	5.75	11.11	(1,988)
	Other(8)	-	-	-	-	-	-	-
	Total/Average	253,932	50,008	79.37%	$ 1,716	4.83%	9.73%	$ (1,730)

	Total Residual Losses (Gains)(9)			$349,252,696
	Total Losses (Gains)(10)			$512,140,277
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			5.29%
	Percentage of Leases Reported(12)			100.00%

2007	Car	85,462	28,428	71.15%	$ 56	0.19%	0.39%	$ (1,179)
	CUV	65,220	24,760	69.26	(2,269)	(6.77)	(13.90)	(2,168)
	SUV	76,088	39,200	62.81	(1,731)	(4.26)	(8.45)	(1,274)
	Truck	24,399	18,472	52.97	(3,081)	(8.45)	(17.15)	(1,916)
	Other(8)	-	-	-	-	-	-	-
	Total/Average	251,169	110,860	65.84%	$ (1,394)	(4.06)%	(8.17)%	$ (1,556)

	Total Residual Losses (Gains)(9)			$(522,657,952)
	Total Losses (Gains)(10)			$(336,388,762)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(2.89)%
	Percentage of Leases Reported(12)			99.36%

2008	Car	48,709	23,796	63.68%	$ (1,085)	(4.03)%	(7.76)%	$ (964)
	CUV	29,397	16,121	61.91	(3,232)	(9.38)	(18.87)	(2,017)
	SUV	28,858	19,704	56.91	(2,688)	(6.70)	(13.02)	(1,338)
	Truck	8,098	7,786	48.00	(4,158)	(11.62)	(23.10)	(1,783)
	Other(8)	13	7	61.90	(2,764)	(5.34)	(11.44)	(899)
	Total/Average	115,075	67,414	60.07%	$ (2,252)	(6.87)%	(13.45)%	$ (1,420)

	Total Residual Losses (Gains)(9)			$(354,840,987)
	Total Losses (Gains)(10)			$(277,292,366)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(3.92)%
	Percentage of Leases Reported(12)			77.25%

Residual Performance - Vintage Year Summary

					Average Residual Loss (Gain) on Vehicles Returned and Sold
Origination Year	Vehicle Type	Number of Vehicles Returned & Sold(1)	Number of Vehicles Retained(2)	Return Rate(3)	Amount(4)	As a % of Adjusted MSRP(5)	As a % of ALG Residual Value(6)	Average Residual Loss (Gain) on Vehicles Retained(7)
2009	Car	201	2,214	7.14%	$ (3,338)	(9.20)%	(18.61)%	$ (1,270)
	CUV	41	1,661	2.20	(6,899)	(17.61)	(36.30)	(1,458)
	SUV	32	438	6.17	(5,474)	(14.75)	(30.25)	(1,339)
	Truck	2	84	2.11	(7,846)	(18.43)	(40.49)	(779)
	Other(8)	3	1	60.00	(4,584)	(8.20)	(19.09)	(3,548)
	Total/Average	279	4,398	5.26%	$ (4,152)	(11.20)%	(22.83)	$ (1,339)

	Total Residual Losses (Gains)(9)			$(7,046,953)
	Total Losses (Gains)(10)			$(3,558,545)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(0.21)%
	Percentage of Leases Reported(12)			9.40%

2010	Car	49	927	4.01%	$ (4,171)	(14.92)%	(28.82)%	$ (1,338)
	CUV	10	650	1.36	(10,291)	(28.48)	(64.75)	(1,991)
	SUV	10	274	2.92	(5,491)	(18.54)	(37.63)	(1,454)
	Truck	2	89	1.83	(6,125)	(15.50)	(29.82)	(1,716)
	Other(8)	-	-	-	-	-	-	-
	Total/Average	71	1,940	2.95%	$ (5,274)	(17.78)%	(35.49)%	$ (1,591)

	Total Residual Losses (Gains)(9)			$(3,460,324)
	Total Losses (Gains)(10)			$(1,330,475)
	Total Losses (Gains) as a % of Total Acquisition Cost(11)			(0.04)%
	Percentage of Leases Reported(12)			2.09%

Residual Performance - Calendar Year Summary

This table summarizes the information in the Lease Terminations and Residual Performance tables based on the period during which the leases terminated.  This table only includes information regarding leases that were originated after 2002.  As a result, the information shown for the earlier years is not comparable to the performance of a mature portfolio and may not be meaningful.

	Six Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006	2005	2004
Number of Leases Terminated(13)	108,451	180,198	325,333	295,772	281,684	270,089	191,482	62,402	19,220
Number of Vehicles Returned and Sold(14)	62,398	124,056	214,477	223,819	231,573	208,936	132,139	25,977	3,477
Return Rate(15)	57.54%	68.84%	65.93%	75.67%	82.21%	77.36%	69.01%	41.63%	18.09%

Vehicles Returned and Sold
Average Adjusted MSRP(16)	$31,266	$33,697	$33,560	$35,662	$37,623	$36,182	$34,730	$33,840	$32,587
Average ALG Residual Value(17)	13,985	16,636	16,262	17,527	18,569	17,203	16,060	15,479	15,150
Average Residual Loss (Gain)(18)	(3,445)	(1,807)	(1,934)	18	3,390	1,081	813	(263)	(768)

Residual Loss (Gain) as a % of Adjusted MSRP(19)
Car	(8.48)%	(1.54)%	(1.64)%	2.49%	6.32%	2.87%	2.21%	(0.65)%	0.27%
CUV	(13.45)	(7.15)	(7.99)	(2.49)	9.22	7.90	5.80	(3.40)	(0.79)
SUV	(11.41)	(6.06)	(6.50)	0.39	11.10	2.98	1.80	(0.81)	(2.94)
Truck	(14.85)	(10.81)	(11.60)	(5.21)	8.49	2.27	3.21	(0.85)	(4.02)
Other(20)	(8.11)	(6.95)	(4.82)	4.84	5.81	(1.16)	(7.44)	(6.40)	0.58
Average	(11.02)%	(5.36)%	(5.76)%	0.05%	9.01%	2.99%	2.34%	(0.78)%	(2.36)%

Residual Loss (Gain) as a % of ALG Residual Value(21)	(24.63)%	(10.86)%	(11.89)%	0.11%	18.26%	6.29%	5.06%	(1.70)%	(5.07)%

Terminated Leases
Average Contract Residual Value as a % of Adjusted MSRP(22)	49.06%	53.13%	52.21%	54.13%	54.03%	52.04%	50.45%	49.23%	47.96%
Average ALG Residual Value as a % of Adjusted MSRP(23)	44.46%	48.43%	47.52%	48.62%	48.93%	47.10%	45.74%	44.78%	43.40%
Contract Residual Value Higher (Lower) than ALG Residual Value(24)	4.60ppts	4.70ppts	4.69ppts	5.50ppts	5.10ppts	4.93ppts	4.70ppts	4.45ppts	4.56ppts

2003 Originations

Lease Characteristics

Number of Leases Originated(25)	211,094
Number of Leases Originated with ALG Residual Values(26)	191,226
Weighted Average(27) Original Term	36.9	months
Weighted Average(27) FICO® Score(28) at Origination	697
Weighted Average(27) Lease Factor	4.31%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	191,226	$6,486,514,535	$5,557,268,483	$3,011,656,103	$2,730,171,809
Average		33,921	29,061	15,749	14,277

Original Term
24 months	29,470	$1,006,749,973	$ 809,022,572	$ 525,294,817	$ 480,845,318
27	15	772,450	705,204	460,061	430,260
30	260	14,170,976	13,063,981	7,868,537	7,333,090
36	95,300	3,169,503,553	2,653,619,645	1,444,562,015	1,304,392,032
39	32,148	1,177,515,542	1,018,576,603	539,130,924	476,557,193
48	30,710	983,413,676	933,201,213	427,557,124	398,908,319
Other	3,323	134,388,364	129,079,266	66,782,626	61,705,597

Vehicle Type
Car	74,082	$2,414,720,399	$2,162,245,272	$1,124,246,296	$1,023,806,570
CUV	2,549	88,473,559	94,389,872	50,072,349	49,826,626
SUV	77,479	2,892,165,233	2,441,648,333	1,329,037,742	1,193,040,152
Truck	37,059	1,089,387,323	857,347,605	507,445,790	462,618,105
Other(29)	57	1,768,022	1,637,400	853,926	880,356

Vehicle Make
Ford	106,472	$3,161,041,642	$2,553,354,475	$1,435,661,907	$1,284,695,251
Lincoln	23,570	1,142,759,492	968,076,526	499,925,905	444,662,616
Jaguar	16,480	752,304,583	693,574,569	383,582,259	358,439,387
Volvo	15,067	481,741,352	513,964,477	267,197,066	251,717,709
Mercury	15,252	486,381,687	390,697,379	209,226,118	187,777,926
Land Rover	5,723	255,504,492	239,059,074	124,972,287	117,037,100
Mazda	8,605	205,013,265	196,904,583	90,236,636	84,961,464
Other	57	1,768,022	1,637,400	853,926	880,356

Top 15 Vehicle Models(30)
Explorer	27,809	$927,338,475	$744,722,567	$405,875,039	$359,659,172
Navigator	8,296	465,041,856	401,350,884	210,480,049	186,886,363
Expedition	10,399	426,567,523	354,459,581	215,538,427	186,699,851
F-150	13,627	432,904,220	340,177,332	226,480,606	200,806,586
S60	8,501	247,412,534	266,899,567	139,382,051	129,567,526
X-Type	8,220	285,751,496	259,676,658	142,520,061	136,870,313
S-Type	5,346	258,125,453	237,127,756	130,619,374	121,113,725
Mountaineer	8,155	293,235,820	236,568,817	124,914,968	115,515,077
Town Car	6,302	283,593,944	232,765,432	119,877,856	106,937,731
Ranger	11,570	276,539,325	212,792,154	119,486,087	112,095,819
Escape	9,151	228,971,167	195,337,820	111,570,919	102,584,929
Windstar	7,932	247,743,520	192,547,579	96,913,173	91,161,468
Taurus	10,165	228,309,823	181,213,526	81,849,896	74,025,779
Aviator	4,263	197,167,107	172,584,717	88,638,425	79,373,424
Lincoln LS	4,703	196,632,905	161,146,247	80,809,214	71,343,851

Top 8 States(31)
Michigan	52,840	$1,663,220,014	$1,305,684,573	$759,412,612	$683,088,094
California	17,184	649,026,164	581,795,187	306,396,592	277,727,994
Florida	18,606	657,901,911	573,398,096	308,620,157	279,579,361
New York	9,762	361,036,239	340,983,122	181,103,205	165,707,436
New Jersey	10,264	360,568,938	325,938,087	171,589,737	155,162,066
Ohio	12,367	384,398,669	324,824,536	170,442,957	153,417,914
Pennsylvania	9,934	331,685,386	280,540,224	149,034,229	133,670,932
Texas	5,952	229,010,451	209,620,008	102,510,081	94,885,317

2003 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2003	Q1	Car	-	2	2	10	$ 31,023	$ 26,597	$ 11,669	$ 10,582	$ -	$ 11,021	$ (439)	$ 40,561	$ 39,162	$ 21,735	$ 19,905	$ (1,923)	$ (20,112)
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	3	3	4	41,323	33,853	21,704	19,249	1,479	21,294	(3,524)	47,728	46,126	29,241	27,672	(1,588)	(16,923)
		Truck	-	3	-	1	-	-	-	-	-	-	-	23,715	22,087	9,960	10,034	0	0
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	23	3	45	42,707	36,034	23,508	23,295	442	25,073	(2,840)	34,994	33,793	17,566	16,802	(1,011)	(54,023)
		CUV	-	-	-	3	-	-	-	-	-	-	-	33,870	34,484	20,928	20,256	(1,001)	(3,004)
		SUV	-	26	2	44	40,880	32,653	20,782	18,403	264	18,895	(757)	41,447	41,158	27,663	26,172	(1,614)	(72,520)
		Truck	-	26	-	2	-	-	-	-	-	-	-	34,915	31,614	21,052	17,197	(3,856)	(7,711)
		Other	-	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	99	2	193	31,900	30,250	16,036	14,268	-	21,550	(7,282)	30,804	26,893	14,294	13,279	(1,208)	(247,701)
		CUV	-	-	-	3	-	-	-	-	-	-	-	33,870	36,953	19,418	19,348	(691)	(2,073)
		SUV	-	71	1	179	40,045	33,283	20,423	16,664	3,315	13,598	(249)	39,403	35,638	20,604	18,744	(1,990)	(356,469)
		Truck	-	66	3	92	27,810	23,866	12,839	11,476	1,010	12,797	(2,331)	28,260	23,218	13,498	12,373	(1,424)	(138,001)
		Other	-	1	-	4	-	-	-	-	-	-	-	30,376	27,718	15,959	16,530	(9)	(35)
	Q4	Car	-	165	9	405	30,854	26,461	15,423	14,446	595	15,119	(1,633)	29,056	25,735	12,986	11,910	(1,196)	(498,981)
		CUV	-	-	-	7	-	-	-	-	-	-	-	33,954	35,646	19,955	19,681	(613)	(4,290)
		SUV	-	140	2	385	42,508	35,751	19,774	16,505	198	18,815	(2,508)	40,196	35,017	19,055	17,150	(1,977)	(766,029)
		Truck	-	107	4	297	31,541	26,724	14,902	13,767	1,232	14,876	(2,747)	28,858	23,056	13,995	12,591	(1,618)	(491,484)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2004	Q1	Car	32	189	27	671	34,282	29,341	18,109	17,358	158	19,061	(2,421)	30,482	27,011	14,015	12,853	(1,317)	(949,197)
		CUV	1	-	-	8	-	-	-	-	-	-	-	35,004	36,366	19,598	19,845	(241)	(1,925)
		SUV	37	170	9	763	32,696	28,332	14,816	13,306	502	15,478	(2,797)	39,467	33,850	18,772	16,960	(1,926)	(1,494,745)
		Truck	5	155	9	602	28,385	21,192	13,061	12,024	341	15,194	(3,546)	29,410	23,071	14,308	12,861	(1,586)	(986,770)
		Other	-	-	-	1	-	-	-	-	-	-	-	60,420	56,420	39,815	39,768	(47)	(47)
	Q2	Car	5	204	27	829	30,495	26,767	15,947	14,736	183	15,987	(1,565)	30,010	26,695	13,527	12,276	(1,337)	(1,150,453)
		CUV	-	5	-	10	-	-	-	-	-	-	-	34,106	37,073	22,608	21,915	(803)	(8,032)
		SUV	2	210	25	1,075	33,921	26,872	16,858	14,710	409	16,086	(1,785)	39,883	34,651	18,862	17,103	(1,872)	(2,057,040)
		Truck	-	161	172	695	31,470	25,519	14,826	14,734	321	15,667	(1,613)	29,520	23,272	14,486	13,064	(1,517)	(1,331,833)
		Other	-	1	-	1	-	-	-	-	-	-	-	35,631	27,787	15,321	15,189	(132)	(132)
	Q3	Car	7	238	94	921	35,731	30,410	18,908	17,342	137	17,511	(436)	30,829	27,345	13,976	12,786	(1,329)	(1,265,178)
		CUV	6	-	2	19	34,165	35,800	26,479	26,321	-	28,734	(2,963)	34,404	37,215	22,628	22,256	(590)	(17,133)
		SUV	6	264	162	1,079	33,907	27,303	17,384	15,501	259	16,241	(1,062)	38,678	33,588	18,010	16,440	(1,706)	(2,012,423)
		Truck	2	181	189	840	28,992	21,933	15,725	13,938	191	14,662	(993)	28,998	22,589	14,153	12,758	(1,515)	(1,460,309)
		Other	-	-	-	3	-	-	-	-	-	-	-	33,993	32,553	19,239	19,561	(142)	(426)
	Q4	Car	14	270	792	1,069	29,019	24,083	14,443	12,981	125	12,406	340	31,537	28,157	14,638	13,403	(1,362)	(1,186,958)
		CUV	8	3	4	25	34,575	31,514	27,899	29,362	1,262	25,563	1,075	34,421	35,359	21,376	21,654	(400)	(5,690)
		SUV	12	328	1,491	1,038	35,494	28,706	18,468	16,512	385	17,078	(1,022)	38,250	33,311	17,869	16,218	(1,760)	(3,351,589)
		Truck	3	174	415	664	29,681	22,340	16,066	14,368	182	15,091	(995)	29,634	23,737	14,469	13,130	(1,487)	(1,400,373)
		Other	-	1	1	1	23,900	17,100	13,677	13,238	95	13,004	139	22,860	24,671	12,116	12,872	0	139

2003 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2005	Q1	Car	3,697	244	2,188	1,447	$31,166	$26,423	$15,406	$13,877	$247	$13,851	$(362)	$32,468	$28,971	$15,459	$14,181	$(1,398)	$(2,815,986)
		CUV	16	1	9	28	34,171	35,304	23,275	23,793	1,291	23,675	(1,840)	34,278	35,955	20,968	20,704	(517)	(31,034)
		SUV	3,816	253	1,700	1,629	37,280	30,503	19,474	17,344	443	18,904	(2,115)	37,974	33,034	18,118	16,584	(1,663)	(6,303,809)
		Truck	2,852	169	1,280	1,197	29,718	22,594	15,837	14,318	327	15,616	(1,753)	29,658	23,610	14,676	13,401	(1,466)	(3,999,458)
		Other	4	1	1	-	30,930	27,413	11,274	13,559	456	14,467	(4,376)	-	-	-	-	-	(4,376)
	Q2	Car	1,989	215	1,338	1,867	33,663	28,329	16,684	15,056	294	15,039	(460)	32,740	28,992	15,492	14,103	(1,491)	(3,398,773)
		CUV	7	-	10	25	34,141	37,725	22,695	22,167	188	21,978	(247)	34,785	36,897	19,255	19,197	(439)	(13,435)
		SUV	2,995	237	1,936	2,492	36,539	28,935	18,052	16,686	423	16,710	(608)	37,650	32,185	17,556	16,100	(1,573)	(5,096,532)
		Truck	1,845	140	1,299	1,435	30,617	22,309	15,677	14,373	302	14,838	(879)	29,686	23,476	14,499	13,226	(1,439)	(3,206,023)
		Other	-	2	1	2	23,745	19,793	14,484	13,677	27	12,774	875	19,581	19,984	7,945	8,723	0	875
	Q3	Car	1,664	231	1,221	1,653	34,474	29,285	17,381	15,742	366	15,070	161	31,536	28,170	14,949	13,597	(1,442)	(2,186,131)
		CUV	13	3	5	29	34,460	36,870	24,516	24,958	93	22,939	1,328	34,582	37,367	20,329	20,106	(373)	(4,192)
		SUV	2,767	315	2,462	1,795	36,342	28,923	17,846	16,356	397	15,172	629	37,985	33,373	17,504	16,046	(1,578)	(1,283,903)
		Truck	2,153	154	1,523	1,091	30,956	22,537	15,878	14,606	306	13,832	343	28,775	23,102	13,453	12,303	(1,290)	(885,222)
		Other	-	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	1,506	268	2,560	1,803	32,786	27,376	15,108	13,645	277	13,299	(70)	29,385	26,067	13,453	12,314	(1,233)	(2,402,913)
		CUV	11	1	16	31	34,414	37,284	23,122	22,774	993	20,188	1,417	34,284	36,493	19,712	19,615	(405)	10,126
		SUV	2,579	348	4,337	1,311	36,094	29,632	17,724	15,956	426	15,491	(68)	36,173	31,650	16,868	15,447	(1,527)	(2,297,083)
		Truck	1,716	166	2,095	958	31,358	24,665	16,035	14,878	329	14,146	251	27,708	22,507	12,981	12,009	(1,171)	(596,592)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2006	Q1	Car	12,480	248	6,321	3,503	29,923	25,234	13,063	11,717	303	11,566	(233)	29,197	25,810	13,313	12,190	(1,216)	(5,731,281)
		CUV	134	3	40	108	33,900	35,578	21,872	21,087	761	18,913	1,287	34,193	36,554	21,104	20,629	(622)	(15,699)
		SUV	15,632	344	8,490	2,768	37,585	31,759	17,420	15,471	597	15,626	(833)	35,403	30,821	16,060	14,658	(1,508)	(11,251,140)
		Truck	8,599	142	3,748	2,153	29,108	22,986	13,113	12,070	391	12,386	(832)	27,364	22,114	12,485	11,501	(1,190)	(5,681,388)
		Other	9	-	3	-	27,292	25,174	14,644	14,711	1,037	15,570	(2,030)	-	-	-	-	-	(6,091)
	Q2	Car	11,338	188	6,634	3,345	35,197	30,816	16,420	15,071	373	13,854	667	30,801	27,212	14,046	12,970	(1,226)	324,610
		CUV	142	1	104	84	33,990	36,402	21,362	20,779	479	17,664	2,384	34,149	36,719	20,470	20,038	(589)	198,453
		SUV	10,656	246	7,492	2,546	37,304	30,996	16,611	15,070	635	14,199	125	34,888	30,252	15,559	14,379	(1,298)	(2,369,193)
		Truck	6,039	125	2,879	1,735	29,508	22,470	12,702	11,675	504	11,738	(692)	27,424	21,651	11,977	11,176	(1,072)	(3,852,917)
		Other	1	-	-	5	-	-	-	-	-	-	-	35,420	30,901	18,221	17,445	(1,043)	(5,215)
	Q3	Car	13,324	191	8,033	2,318	36,597	32,509	17,634	15,885	420	14,175	1,172	30,363	26,806	13,957	12,744	(1,328)	6,336,660
		CUV	284	7	198	76	34,437	37,152	20,943	20,895	577	18,408	1,597	34,441	36,822	20,130	20,180	(212)	300,189
		SUV	13,057	222	8,122	1,530	37,890	31,227	16,754	14,888	644	13,525	631	36,052	31,117	15,895	14,433	(1,560)	2,740,955
		Truck	5,118	68	3,253	957	30,770	23,649	13,432	12,027	549	11,188	217	27,780	21,501	11,818	10,815	(1,176)	(417,519)
		Other	7	1	-	2	-	-	-	-	-	-	-	34,753	31,655	15,862	16,050	(180)	(360)
	Q4	Car	6,511	137	4,138	1,364	36,554	33,043	17,455	15,738	497	14,003	1,038	31,579	28,709	14,698	13,356	(1,434)	2,340,527
		CUV	428	5	274	99	34,727	37,364	20,714	20,584	525	18,807	968	34,906	37,188	20,195	20,192	(259)	239,638
		SUV	11,504	180	6,894	1,071	38,897	32,054	17,696	15,495	661	14,627	81	35,823	30,744	15,861	14,266	(1,718)	(1,279,736)
		Truck	4,618	56	1,898	639	31,222	24,859	14,111	12,567	629	11,776	48	29,061	23,580	12,938	11,757	(1,416)	(813,576)
		Other	2	-	-	1	-	-	-	-	-	-	-	20,850	21,562	11,081	12,145	0	0

2003 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
Period	Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2007 Q1	Car	6,273	89	3,740	1,563	$ 35,199	$ 32,778	$ 16,434	$ 15,086	$ 487	$ 13,668	$ 575	$ 29,773	$ 27,653	$ 13,389	$ 12,433	$ (1,095)	$ 437,554
	CUV	312	3	187	73	34,718	36,745	19,653	19,408	367	17,363	1,413	34,756	36,610	19,224	19,316	(245)	246,374
	SUV	8,647	91	5,488	1,035	37,829	31,889	17,151	14,799	726	14,686	(778)	33,620	29,775	14,729	13,312	(1,533)	(5,855,058)
	Truck	2,195	39	1,222	455	30,605	25,500	14,045	12,264	710	12,565	(1,142)	27,702	22,798	12,115	11,017	(1,325)	(1,998,585)
	Other	23	-	6	6	31,332	26,856	11,552	13,537	1,101	11,641	(1,191)	26,318	24,703	11,850	12,842	0	(7,143)
Q2	Car	6,866	76	2,868	1,496	33,044	31,380	14,974	13,743	506	12,643	322	25,897	22,946	10,688	9,842	(946)	(490,179)
	CUV	198	3	170	55	34,383	36,939	19,071	18,742	657	16,170	1,608	34,653	36,787	18,963	18,781	(449)	248,624
	SUV	2,653	49	1,838	529	38,521	33,803	16,641	14,856	883	13,581	183	33,741	29,952	14,117	13,083	(1,178)	(286,458)
	Truck	1,309	11	432	393	27,530	22,789	11,238	10,231	695	10,688	(1,398)	24,447	19,310	9,222	8,873	(641)	(855,926)
	Other	11	1	2	3	38,978	36,769	16,870	17,583	503	14,975	507	26,118	22,657	13,011	12,657	(354)	(48)
Q3	Car	4,821	51	2,761	765	34,374	34,490	16,477	15,100	509	13,066	1,367	29,863	28,608	13,395	12,607	(922)	3,069,388
	CUV	445	1	233	86	34,634	37,371	18,132	18,181	589	16,354	897	34,713	37,355	18,248	18,479	(72)	202,756
	SUV	1,582	33	962	279	39,569	34,907	16,148	14,674	1,017	12,792	647	36,457	32,618	14,878	13,851	(1,132)	306,827
	Truck	302	8	178	99	29,078	24,675	11,510	10,399	885	10,288	(1,014)	26,837	22,664	10,127	9,495	(808)	(260,503)
	Other	-	-	2	1	25,138	24,570	9,525	10,405	3,368	7,646	(1,488)	26,360	28,187	12,361	13,022	0	(2,976)
Q4	Car	3,539	25	1,842	443	33,237	33,657	15,924	14,555	499	11,815	2,064	31,190	30,034	14,308	13,284	(1,109)	3,309,908
	CUV	543	2	320	83	35,415	37,669	17,969	18,135	656	14,654	2,406	35,033	36,961	17,994	18,170	(73)	763,928
	SUV	1,509	18	588	152	37,808	34,283	16,025	14,855	982	12,158	1,456	33,447	31,051	14,025	13,132	(1,016)	701,416
	Truck	303	2	87	64	30,439	26,829	12,584	11,514	886	10,888	(399)	30,779	26,933	13,336	12,335	(1,182)	(110,410)
	Other	-	-	-	1	-	-	-	-	-	-	-	52,135	56,079	26,589	22,832	(3,757)	(3,757)
2008 Q1	Car	7	11	362	115	34,782	33,953	16,078	14,723	792	10,756	2,405	31,165	29,450	13,837	12,901	(1,035)	751,788
	CUV	-	-	44	16	36,493	37,017	17,878	17,979	629	13,556	2,713	36,938	36,953	18,018	18,131	(72)	118,199
	SUV	3	10	124	54	38,908	34,709	15,900	14,583	1,212	11,206	1,814	33,630	31,372	14,300	13,544	(949)	173,665
	Truck	-	-	31	15	31,609	28,616	13,855	12,836	1,902	9,997	611	31,535	27,452	13,048	12,309	(855)	6,120
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	-	1	88	16	33,278	32,943	16,202	14,551	1,287	10,059	1,268	30,965	31,675	14,722	13,448	(1,372)	89,596
	CUV	1	1	17	6	35,859	36,231	17,727	17,916	755	12,306	2,462	34,693	37,223	17,536	17,693	(225)	40,514
	SUV	4	-	20	6	39,661	35,518	16,926	16,090	2,294	9,879	3,061	41,614	37,258	16,347	16,364	(326)	59,261
	Truck	-	-	3	1	32,400	30,966	12,579	12,321	2,584	6,699	2,597	45,280	38,773	23,093	20,067	(3,026)	4,766
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	6	1	19	4	34,811	33,338	16,192	14,647	1,121	11,558	(282)	32,148	27,653	12,801	11,727	(1,074)	(9,654)
	CUV	-	-	2	1	40,390	39,755	18,579	18,284	4,397	8,051	2,993	34,810	37,749	17,552	17,570	0	5,986
	SUV	11	-	6	-	41,028	42,392	20,012	18,543	3,282	9,487	5,237	-	-	-	-	-	31,423
	Truck	-	-	1	-	37,690	33,636	18,845	16,499	1,750	9,936	4,813	-	-	-	-	-	4,813
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	3	-	-	1	-	-	-	-	-	-	-	37,045	39,611	16,026	14,356	(1,670)	(1,670)
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	7	-	2	-	36,565	43,094	18,105	18,297	1,407	9,587	7,030	-	-	-	-	-	14,060
	Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2003 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
Period	Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2009 Q1	Car	-	-	1	-	$ 39,880	$ 32,201	$ 16,247	$ 16,515	$ 250	$ 5,976	$ 10,022	$ -	$ -	$ -	$ -	$ -	$ 10,022
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	1	-	34,440	34,326	16,976	16,922	-	9,608	4,054	-	-	-	-	-	4,054
	Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Total/Average	191,226	8,726	119,599	62,901	$ 34,925	$ 29,671	$ 16,304	$ 14,706	$ 506	$ 13,953	$ 100	$ 32,204	$ 27,941	$ 14,852	$ 13,619	$ (1,367)	$ (74,098,340)

2003 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2003	Jan	-	$-	$-	$-	$-	$-	-%	$-	$-	-%
	Feb	1	1,040	-	-	-	1,040	0.00	(8,966)	(7,925)	0.00
	Mar	8	47,632	-	618	-	48,250	0.00	(37,035)	11,215	0.00
	Apr	18	118,268	-	618	-	118,886	0.00	(51,605)	67,281	0.00
	May	50	379,629	(15)	618	-	380,262	0.01	(111,096)	269,166	0.00
	Jun	84	650,455	1,852	618	-	649,221	0.01	(174,293)	474,928	0.01
	Jul	137	1,062,325	5,242	3,742	-	1,060,825	0.02	(464,050)	596,775	0.01
	Aug	221	1,744,056	8,242	6,722	250	1,742,286	0.03	(676,688)	1,065,598	0.02
	Sep	321	2,721,454	13,731	7,147	185	2,714,685	0.05	(918,570)	1,796,115	0.03
	Oct	432	3,738,861	14,817	11,490	360	3,735,174	0.07	(1,258,614)	2,476,560	0.04
	Nov	547	4,785,315	53,599	13,077	360	4,744,434	0.09	(1,654,949)	3,089,485	0.06
	Dec	733	6,734,070	70,345	15,774	921	6,678,578	0.12	(2,679,354)	3,999,223	0.07
2004	Jan	917	8,087,976	117,058	43,626	1,263	8,013,281	0.14	(3,925,585)	4,087,695	0.07
	Feb	1,085	9,320,391	176,933	94,735	2,424	9,235,769	0.17	(4,839,812)	4,395,957	0.08
	Mar	1,247	10,585,971	291,716	96,681	3,161	10,387,775	0.19	(6,112,037)	4,275,738	0.08
	Apr	1,437	11,999,476	462,313	101,864	5,678	11,633,348	0.21	(7,634,198)	3,999,150	0.07
	May	1,619	13,493,339	559,734	108,147	8,383	13,033,370	0.23	(9,091,156)	3,942,213	0.07
	Jun	1,828	15,171,704	636,719	112,678	10,595	14,637,067	0.26	(10,659,528)	3,977,539	0.07
	Jul	2,031	16,790,746	827,433	124,518	12,696	16,075,136	0.29	(12,155,619)	3,919,517	0.07
	Aug	2,273	18,965,851	952,185	128,704	20,806	18,121,564	0.33	(13,769,464)	4,352,099	0.08
	Sep	2,511	20,982,189	1,008,457	135,050	23,167	20,085,615	0.36	(15,414,997)	4,670,618	0.08
	Oct	2,765	23,263,761	1,144,573	152,421	25,549	22,246,060	0.40	(17,249,977)	4,996,083	0.09
	Nov	3,011	25,403,175	1,361,657	173,919	35,162	24,180,275	0.43	(19,104,171)	5,076,104	0.09
	Dec	3,287	27,743,213	1,590,199	251,752	46,777	26,357,990	0.47	(21,359,468)	4,998,521	0.09
2005	Jan	3,539	29,460,887	1,783,407	560,263	134,876	28,102,867	0.51	(25,009,896)	3,092,971	0.06
	Feb	3,747	30,900,730	1,941,483	851,905	278,290	29,532,862	0.53	(29,049,157)	483,705	0.01
	Mar	3,955	32,217,170	2,168,728	1,303,918	450,722	30,901,638	0.56	(34,514,132)	(3,612,494)	(0.06)
	Apr	4,132	33,382,058	2,391,060	1,684,229	652,824	32,022,403	0.58	(38,697,378)	(6,674,975)	(0.12)
	May	4,327	34,761,480	2,700,835	2,029,711	897,566	33,192,789	0.60	(42,758,322)	(9,565,533)	(0.17)
	Jun	4,549	36,383,526	2,890,078	2,375,684	1,091,219	34,777,913	0.63	(46,228,019)	(11,450,107)	(0.21)
	Jul	4,758	37,774,649	3,052,844	2,669,433	1,381,035	36,010,202	0.65	(48,673,786)	(12,663,584)	(0.23)
	Aug	4,985	39,341,426	3,233,812	3,029,652	1,632,980	37,504,286	0.67	(50,129,272)	(12,624,985)	(0.23)
	Sep	5,253	41,510,006	3,435,653	3,408,526	1,873,602	39,609,277	0.71	(50,587,468)	(10,978,191)	(0.20)
	Oct	5,502	43,168,641	3,657,355	3,797,597	2,158,596	41,150,286	0.74	(51,202,904)	(10,052,619)	(0.18)
	Nov	5,770	45,122,231	3,813,353	4,288,392	2,473,328	43,123,942	0.78	(52,841,064)	(9,717,122)	(0.17)
	Dec	6,036	46,923,042	4,033,834	4,929,173	2,812,306	45,006,074	0.81	(55,873,930)	(10,867,856)	(0.20)

2003 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2006	Jan	6,287	$ 48,444,985	$ 4,223,347	$ 6,348,601	$ 3,466,640	$ 47,103,599	0.85%	$ (63,451,240)	$ (16,347,641)	(0.29)%
	Feb	6,510	49,850,443	4,569,029	7,737,537	4,412,868	48,606,084	0.87	(71,347,302)	(22,741,218)	(0.41)
	Mar	6,773	51,382,055	4,889,654	9,697,380	5,535,270	50,654,511	0.91	(78,559,530)	(27,905,018)	(0.50)
	Apr	6,962	52,528,799	5,242,327	11,409,451	6,512,871	52,183,052	0.94	(81,961,190)	(29,778,138)	(0.54)
	May	7,156	53,694,133	5,619,308	13,613,245	8,328,255	53,359,815	0.96	(83,872,441)	(30,512,625)	(0.55)
	Jun	7,333	54,759,842	5,903,768	16,197,920	9,765,622	55,288,372	0.99	(84,263,792)	(28,975,420)	(0.52)
	Jul	7,497	55,789,129	6,105,123	18,685,835	11,084,787	57,285,054	1.03	(82,760,549)	(25,475,495)	(0.46)
	Aug	7,671	56,945,085	6,459,797	21,918,845	12,952,579	59,451,555	1.07	(78,700,631)	(19,249,077)	(0.35)
	Sep	7,822	58,044,399	6,717,883	24,684,662	14,757,701	61,253,477	1.10	(75,303,868)	(14,050,391)	(0.25)
	Oct	7,963	59,117,767	7,059,407	26,908,658	16,811,057	62,155,962	1.12	(74,124,715)	(11,968,754)	(0.22)
	Nov	8,083	59,852,764	7,326,321	28,911,930	18,383,269	63,055,104	1.13	(74,099,968)	(11,044,864)	(0.20)
	Dec	8,200	60,755,074	7,600,943	30,837,380	19,613,551	64,377,960	1.16	(74,817,014)	(10,439,054)	(0.19)
2007	Jan	8,302	61,306,139	7,903,561	33,055,572	21,121,838	65,336,311	1.17	(76,697,779)	(11,361,468)	(0.20)
	Feb	8,377	61,733,532	8,125,771	34,825,388	22,498,863	65,934,286	1.19	(79,587,183)	(13,652,896)	(0.25)
	Mar	8,422	61,978,061	8,383,254	36,926,511	24,141,025	66,380,294	1.19	(81,993,873)	(15,613,579)	(0.28)
	Apr	8,475	62,318,304	8,579,609	38,436,313	25,465,953	66,709,055	1.20	(82,581,449)	(15,872,394)	(0.29)
	May	8,517	62,585,941	8,822,307	39,520,408	26,467,902	66,816,140	1.20	(83,250,639)	(16,434,499)	(0.30)
	Jun	8,562	62,881,556	9,039,977	40,614,638	27,277,784	67,178,432	1.21	(83,377,860)	(16,199,428)	(0.29)
	Jul	8,594	63,053,147	9,246,399	41,686,622	28,151,647	67,341,723	1.21	(82,538,469)	(15,196,746)	(0.27)
	Aug	8,626	63,272,391	9,434,329	42,929,892	29,155,182	67,612,771	1.22	(81,288,252)	(13,675,480)	(0.25)
	Sep	8,655	63,525,710	9,570,153	43,757,934	29,877,973	67,835,519	1.22	(80,062,369)	(12,226,850)	(0.22)
	Oct	8,674	63,654,061	9,754,600	44,630,120	30,731,687	67,797,894	1.22	(78,480,333)	(10,682,439)	(0.19)
	Nov	8,693	63,830,671	9,978,921	45,389,648	31,411,474	67,829,923	1.22	(76,890,928)	(9,061,004)	(0.16)
	Dec	8,702	63,902,296	10,088,863	45,839,918	31,927,643	67,725,708	1.22	(75,401,283)	(7,675,575)	(0.14)
2008	Jan	8,708	63,965,285	10,256,756	46,165,848	32,315,619	67,558,758	1.21	(74,715,058)	(7,156,300)	(0.13)
	Feb	8,715	64,024,168	10,414,155	46,289,490	32,632,565	67,266,938	1.21	(74,530,207)	(7,263,269)	(0.13)
	Mar	8,723	64,101,198	10,533,182	46,416,139	32,878,380	67,105,775	1.21	(74,351,511)	(7,245,736)	(0.13)
	Apr	8,724	64,105,251	10,721,950	46,504,461	33,084,405	66,803,358	1.20	(74,248,720)	(7,445,362)	(0.13)
	May	8,725	64,111,340	10,842,145	46,588,672	33,309,657	66,548,210	1.20	(74,167,383)	(7,619,173)	(0.14)
	Jun	8,725	64,111,340	10,978,341	46,613,910	33,427,359	66,319,550	1.19	(74,157,374)	(7,837,824)	(0.14)
	Jul	8,726	64,120,473	11,093,623	46,653,872	33,558,572	66,122,150	1.19	(74,128,158)	(8,006,009)	(0.14)
	Aug	8,726	64,120,473	11,191,355	46,666,996	33,660,755	65,935,359	1.19	(74,129,925)	(8,194,566)	(0.15)
	Sep	8,726	64,120,473	11,267,170	46,668,653	33,756,288	65,765,669	1.18	(74,124,806)	(8,359,137)	(0.15)
	Oct	8,726	64,120,473	11,364,468	46,669,204	33,840,397	65,584,813	1.18	(74,119,788)	(8,534,975)	(0.15)
	Nov	8,726	64,120,473	11,429,833	46,672,257	33,913,028	65,449,870	1.18	(74,112,415)	(8,662,545)	(0.16)
	Dec	8,726	64,120,473	11,487,663	46,672,257	34,000,389	65,304,678	1.17	(74,112,415)	(8,807,738)	(0.16)

2003 Originations

Cumulative Losses

Period	Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)

2009	Jan	8,726	$64,120,473	$11,550,886	$46,672,457	$34,078,044	$65,164,000	1.17%	$(74,102,393)	$(8,938,393)	(0.16)%
	Feb	8,726	64,120,473	11,621,723	46,672,457	34,140,354	65,030,854	1.17	(74,102,393)	(9,071,540)	(0.16)
	Mar	8,726	64,120,473	11,700,222	46,672,457	34,201,729	64,890,979	1.17	(74,102,393)	(9,211,414)	(0.17)
	Apr	8,726	64,120,473	11,764,772	46,672,457	34,248,087	64,780,072	1.16	(74,102,393)	(9,322,321)	(0.17)
	May	8,726	64,120,473	11,834,927	46,672,457	34,288,024	64,669,979	1.16	(74,102,393)	(9,432,414)	(0.17)
	Jun	8,726	64,120,473	11,917,447	46,672,457	34,341,789	64,533,695	1.16	(74,102,393)	(9,568,698)	(0.17)
	Jul	8,726	64,120,473	11,979,742	46,672,457	34,391,300	64,421,888	1.16	(74,102,393)	(9,680,505)	(0.17)
	Aug	8,726	64,120,473	12,015,211	46,672,457	34,428,135	64,349,585	1.16	(74,102,393)	(9,752,808)	(0.18)
	Sep	8,726	64,120,473	12,086,363	46,672,457	34,458,859	64,247,708	1.16	(74,102,393)	(9,854,686)	(0.18)
	Oct	8,726	64,120,473	12,129,509	46,673,698	34,491,721	64,172,941	1.15	(74,098,340)	(9,925,399)	(0.18)
	Nov	8,726	64,120,473	12,180,876	46,673,698	34,525,831	64,087,464	1.15	(74,098,340)	(10,010,875)	(0.18)
	Dec	8,726	64,120,473	12,229,591	46,673,698	34,555,333	64,009,247	1.15	(74,098,340)	(10,089,093)	(0.18)
2010	Jan	8,726	64,120,473	12,277,167	46,673,698	34,581,938	63,935,066	1.15	(74,098,340)	(10,163,274)	(0.18)
	Feb	8,726	64,120,473	12,303,446	46,673,698	34,606,888	63,883,837	1.15	(74,098,340)	(10,214,503)	(0.18)
	Mar	8,726	64,120,473	12,345,030	46,673,698	34,650,978	63,798,163	1.15	(74,098,340)	(10,300,177)	(0.19)
	Apr	8,726	64,120,473	12,388,350	46,673,698	34,668,004	63,737,817	1.15	(74,098,340)	(10,360,522)	(0.19)
	May	8,726	64,120,473	12,420,270	46,673,698	34,691,155	63,682,747	1.15	(74,098,340)	(10,415,593)	(0.19)
	Jun	8,726	64,120,473	12,477,962	46,673,698	34,718,808	63,597,401	1.14	(74,098,340)	(10,500,939)	(0.19)
	Jul	8,726	64,120,473	12,509,311	46,673,698	34,734,044	63,550,817	1.14	(74,098,340)	(10,547,523)	(0.19)
	Aug	8,726	64,120,473	12,536,050	46,673,698	34,762,548	63,495,573	1.14	(74,098,340)	(10,602,767)	(0.19)
	Sep	8,726	64,120,473	12,562,720	46,673,698	34,784,120	63,447,332	1.14	(74,098,340)	(10,651,008)	(0.19)
	Oct	8,726	64,120,473	12,592,091	46,673,698	34,801,364	63,400,716	1.14	(74,098,340)	(10,697,623)	(0.19)
	Nov	8,726	64,120,473	12,614,444	46,673,698	34,821,918	63,357,810	1.14	(74,098,340)	(10,740,530)	(0.19)
	Dec	8,726	64,120,473	12,644,196	46,673,698	34,839,994	63,309,982	1.14	(74,098,340)	(10,788,358)	(0.19)
2011	Jan	8,726	64,120,473	12,686,668	46,673,698	34,863,195	63,244,309	1.14	(74,098,340)	(10,854,031)	(0.20)
	Feb	8,726	64,120,473	12,724,766	46,673,698	34,875,812	63,193,593	1.14	(74,098,340)	(10,904,747)	(0.20)
	Mar	8,726	64,120,473	12,755,729	46,673,698	34,898,394	63,140,048	1.14	(74,098,340)	(10,958,291)	(0.20)
	Apr	8,726	64,120,473	12,784,908	46,673,698	34,914,336	63,094,928	1.13	(74,098,340)	(11,003,412)	(0.20)
	May	8,726	64,120,473	12,818,722	46,673,698	34,941,485	63,033,964	1.13	(74,098,340)	(11,064,375)	(0.20)
	Jun	8,726	64,120,473	12,847,293	46,673,698	34,954,341	62,992,538	1.13	(74,098,340)	(11,105,802)	(0.20)

2004 Originations

Lease Characteristics

Number of Leases Originated(25)	243,049
Number of Leases Originated with ALG Residual Values(26)	232,108
Weighted Average(27) Original Term	34.7	months
Weighted Average(27) FICO® Score(28) at Origination	707
Weighted Average(27) Lease Factor	4.14%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	232,108	$8,318,379,970	$6,927,791,623	$4,178,477,067	$3,751,384,146
Average		35,838	29,847	18,002	16,162

Original Term
24 months	68,462	$2,326,209,818	$1,835,323,357	$1,345,273,956	$1,227,474,342
27	5	333,985	323,302	196,424	187,285
30	2,782	145,781,491	131,871,308	89,593,522	78,982,511
36	89,295	3,196,287,021	2,655,285,914	1,549,180,296	1,386,182,590
39	43,824	1,654,582,330	1,399,173,637	761,490,196	659,105,302
48	23,654	846,018,320	768,855,809	359,392,682	332,008,372
Other	4,086	149,167,004	136,958,294	73,349,990	67,443,744

Vehicle Type
Car	67,796	$2,477,187,187	$2,157,199,011	$1,165,066,451	$1,059,871,404
CUV	4,320	159,985,880	147,435,346	84,408,041	82,645,714
SUV	95,825	3,599,184,098	2,975,981,776	1,801,083,019	1,590,062,327
Truck	64,165	2,081,966,055	1,647,125,735	1,127,897,358	1,018,780,561
Other(29)	2	56,750	49,755	22,198	24,140

Vehicle Make
Ford	141,218	$4,536,302,764	$3,648,199,333	$2,355,772,757	$2,090,028,139
Lincoln	19,986	980,584,798	808,972,278	432,286,827	395,570,630
Jaguar	17,328	887,263,954	802,903,253	438,011,896	410,275,306
Volvo	18,166	680,074,396	632,927,769	346,937,490	325,011,472
Mercury	21,668	727,129,646	569,399,283	340,098,317	285,392,830
Land Rover	4,370	264,405,672	247,598,761	149,890,090	136,643,451
Mazda	9,370	242,561,990	217,741,190	115,457,492	108,438,178
Other	2	56,750	49,755	22,198	24,140

Top 15 Vehicle Models(30)
F-150	39,630	$1,342,783,723	$1,075,230,357	$777,179,353	$702,692,737
Explorer	33,638	1,170,098,285	929,343,949	571,829,510	488,002,535
Expedition	12,098	515,633,283	418,082,903	255,780,362	225,699,392
Escape	17,397	444,090,835	381,877,375	253,817,687	229,664,872
Mountaineer	11,331	419,821,420	329,330,587	198,415,884	165,263,716
Navigator	6,003	344,609,749	283,718,932	154,277,543	141,609,501
XJ-Series	4,459	295,327,916	262,287,545	133,153,760	121,851,938
S-Type	5,238	253,513,403	231,488,662	122,645,779	119,176,950
S60	7,106	245,429,194	228,049,297	122,800,842	110,755,824
Town Car	5,661	259,588,312	216,187,088	114,621,974	101,520,569
Ranger	10,964	271,858,207	203,196,428	132,532,709	122,850,860
X-Type	6,188	220,106,128	198,906,217	114,283,103	105,814,046
Freestar	7,614	252,547,879	194,433,931	110,490,172	99,149,123
Range Rover	2,587	196,080,234	185,110,424	117,983,598	106,383,171
Aviator	4,771	223,262,263	185,084,445	99,061,429	92,375,337

Top 8 States(31)
Michigan	66,667	$2,193,932,620	$1,716,160,708	$1,156,207,772	$1,033,541,231
Florida	21,068	795,756,833	679,356,221	389,049,453	351,680,809
California	18,798	745,642,792	644,667,510	363,044,878	327,044,171
New Jersey	16,540	635,629,393	542,028,730	307,040,043	267,809,732
Ohio	16,166	530,452,205	441,920,813	263,754,882	233,966,935
Pennsylvania	12,548	444,930,348	364,007,821	215,785,072	188,508,233
New York	7,891	353,171,705	328,799,550	185,091,748	172,006,994
Texas	6,194	248,412,818	219,514,464	114,473,758	104,934,792

2004 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)
2004	Q1	Car	-	3	1	7	$ 45,945	$ 37,748	$ 18,378	$ 17,449	$ -	$ 15,516	$ 1,933	$ 31,477	$ 26,811	$ 12,987	$ 12,147	$ (909)	$ (4,432)
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	-	1	11	26,130	22,151	15,155	13,949	-	15,188	(1,239)	36,981	29,017	18,129	16,124	(2,006)	(23,303)
		Truck	-	-	1	12	26,015	18,174	14,308	13,549	-	14,026	(477)	33,401	27,064	17,369	15,189	(2,219)	(27,102)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	10	2	71	44,420	30,150	22,003	20,533	-	23,717	(3,184)	34,251	30,238	15,666	14,269	(1,518)	(114,133)
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	17	2	105	36,498	28,212	16,313	13,080	23	9,746	3,310	37,901	31,405	18,199	16,351	(1,974)	(200,698)
		Truck	-	24	1	88	33,575	29,722	17,459	16,164	-	16,196	(32)	31,756	26,094	16,788	14,757	(2,080)	(183,053)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	47	4	217	36,020	29,251	17,046	14,931	-	18,371	(3,508)	35,357	31,317	16,354	15,129	(1,318)	(300,091)
		CUV	-	-	-	2	-	-	-	-	-	-	-	39,988	38,120	16,227	18,550	(115)	(230)
		SUV	-	73	3	243	32,188	26,750	14,691	12,197	1,812	12,936	(2,551)	38,772	32,419	19,055	16,941	(2,150)	(530,001)
		Truck	-	84	2	238	27,285	20,933	13,989	12,614	-	15,941	(3,501)	31,667	25,535	16,490	14,618	(1,947)	(470,381)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	112	6	358	35,863	33,369	17,414	16,451	17	20,516	(4,241)	34,977	30,816	16,289	15,191	(1,271)	(480,352)
		CUV	-	-	-	11	-	-	-	-	-	-	-	39,424	31,898	18,652	23,434	(147)	(1,620)
		SUV	-	167	14	395	38,432	32,161	17,890	15,348	861	14,745	(258)	40,000	33,576	19,754	17,765	(2,051)	(813,702)
		Truck	-	179	21	401	29,431	25,650	15,863	14,031	113	16,495	(2,640)	31,718	25,709	16,899	14,874	(2,120)	(905,635)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2005	Q1	Car	16	136	16	511	35,506	30,869	18,425	17,226	462	20,647	(4,182)	35,131	30,824	16,911	15,392	(1,646)	(908,202)
		CUV	2	2	3	17	40,590	31,290	18,072	25,102	-	26,967	(8,895)	36,033	31,849	19,670	20,564	(752)	(39,468)
		SUV	7	193	16	659	37,817	30,436	18,458	16,314	476	18,391	(2,554)	39,744	33,388	19,769	17,835	(2,003)	(1,360,822)
		Truck	5	198	20	752	32,224	26,516	18,277	17,024	141	20,151	(3,449)	32,299	25,760	17,578	15,773	(1,869)	(1,474,407)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	8	136	15	698	30,711	27,084	16,436	14,839	43	18,469	(3,882)	34,342	30,201	16,051	14,784	(1,424)	(1,052,042)
		CUV	-	-	2	18	40,265	29,952	20,117	25,102	235	26,190	(6,308)	34,624	32,244	18,451	18,091	(476)	(21,191)
		SUV	5	204	29	940	36,326	28,809	18,633	16,709	218	17,711	(1,252)	39,856	33,858	19,889	17,923	(2,054)	(1,967,026)
		Truck	1	225	59	1,066	30,805	23,680	17,916	16,229	154	16,748	(737)	32,377	26,159	17,658	15,892	(1,845)	(2,010,026)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	6	198	39	724	36,700	31,724	18,607	16,974	442	18,348	(1,893)	35,404	31,112	16,739	15,456	(1,423)	(1,104,306)
		CUV	-	3	2	16	36,755	34,250	19,701	18,810	-	24,394	(5,850)	36,886	34,285	19,046	18,382	(993)	(27,583)
		SUV	3	291	92	942	35,287	28,058	19,480	17,471	388	16,583	439	40,390	34,749	20,056	18,144	(1,996)	(1,839,423)
		Truck	3	268	175	795	31,314	24,484	18,404	16,923	307	15,880	710	32,097	26,081	17,088	15,319	(1,858)	(1,352,753)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	20	209	206	806	37,950	32,384	19,604	18,050	215	17,622	153	35,151	30,970	16,504	15,210	(1,448)	(1,135,795)
		CUV	8	7	2	25	40,488	34,275	20,356	23,998	-	28,690	(8,334)	37,045	32,481	21,126	20,567	(817)	(37,082)
		SUV	12	307	502	807	34,671	27,549	19,098	17,462	317	16,403	683	38,591	33,449	19,427	17,484	(2,023)	(1,289,594)
		Truck	2	327	745	699	32,660	25,290	19,195	17,618	239	16,755	579	31,895	26,012	16,830	14,962	(1,931)	(918,016)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2004 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)
2006	Q1	Car	2,244	200	1,432	1,375	$ 36,335	$ 30,502	$ 18,366	$ 16,795	$ 227	$ 16,277	$ 193	$ 35,562	$ 31,112	$ 17,140	$ 15,751	$ (1,520)	$ (1,813,532)
		CUV	17	2	7	43	36,510	30,574	22,462	23,614	824	21,610	(261)	36,181	34,001	19,656	19,129	(835)	(37,715)
		SUV	2,887	335	2,720	1,374	33,608	26,590	18,945	17,230	308	16,389	481	36,747	31,402	18,561	16,797	(1,857)	(1,242,259)
		Truck	4,169	322	3,728	1,554	32,303	24,846	18,491	17,108	251	16,125	648	31,547	25,400	16,837	15,195	(1,746)	(299,160)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	2,839	175	2,237	1,396	39,267	33,305	21,303	19,333	253	18,020	910	34,368	30,030	16,775	15,348	(1,562)	(144,499)
		CUV	11	4	21	34	34,567	30,153	20,189	20,361	265	17,840	1,371	37,158	34,662	19,494	18,926	(903)	(1,918)
		SUV	4,482	332	4,509	1,485	32,925	26,273	18,792	16,993	319	15,241	1,377	37,024	31,821	18,456	16,698	(1,876)	3,421,871
		Truck	4,867	267	4,807	1,444	32,528	24,859	19,017	17,469	332	15,723	1,333	32,091	26,207	17,098	15,293	(1,924)	3,628,940
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	3,596	181	3,090	1,244	37,971	31,953	21,226	19,174	327	17,448	1,236	32,752	28,521	15,850	14,475	(1,515)	1,935,109
		CUV	10	2	82	23	33,204	28,871	19,863	19,179	311	16,791	1,557	35,067	32,910	17,730	18,473	(475)	116,750
		SUV	7,034	368	6,475	1,149	35,180	27,453	19,665	17,586	356	14,864	2,307	36,696	31,356	18,195	16,408	(1,889)	12,765,867
		Truck	10,810	322	9,704	1,243	33,016	24,670	19,736	18,206	371	15,324	2,447	31,133	25,136	16,389	14,914	(1,604)	21,748,430
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	4,993	209	3,677	1,228	33,726	27,813	17,528	15,946	304	14,355	1,067	31,966	27,475	14,965	13,606	(1,491)	2,093,962
		CUV	797	8	496	46	31,485	27,581	19,189	18,165	287	15,424	2,376	34,546	31,870	18,663	18,425	(739)	1,144,556
		SUV	10,098	378	8,517	873	35,102	28,248	19,755	17,637	400	15,684	1,454	36,850	31,732	18,445	16,699	(1,811)	10,799,485
		Truck	9,952	293	6,237	917	33,250	25,647	19,589	17,891	458	16,055	1,290	31,264	25,383	16,625	15,055	(1,709)	6,477,771
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2007	Q1	Car	5,481	229	4,803	1,537	36,016	30,302	16,598	15,032	334	14,315	150	32,856	28,492	14,778	13,466	(1,429)	(1,477,633)
		CUV	162	13	268	66	35,399	31,795	20,160	19,692	412	16,871	2,020	38,122	34,981	19,943	19,932	(488)	509,261
		SUV	8,413	437	9,023	1,127	37,352	30,235	18,771	16,349	502	15,573	174	36,907	31,411	17,554	15,791	(1,845)	(510,414)
		Truck	6,598	225	5,679	1,427	32,788	26,175	17,073	15,270	506	14,884	(204)	31,022	25,517	15,530	13,913	(1,715)	(3,604,661)
		Other	1	-	-	1	-	-	-	-	-	-	-	29,860	23,780	10,148	10,839	-	-
	Q2	Car	11,382	204	7,991	1,733	39,103	33,649	18,195	16,416	382	15,545	348	33,811	29,314	15,147	13,778	(1,492)	192,222
		CUV	327	15	288	56	38,796	36,117	20,933	20,787	640	17,914	1,882	38,753	36,634	19,932	19,869	(413)	518,966
		SUV	17,571	404	13,813	1,628	38,598	31,799	18,915	16,286	592	14,980	666	36,275	30,859	17,084	15,312	(1,846)	6,195,505
		Truck	10,743	186	6,171	1,782	32,343	26,102	15,973	14,014	599	13,912	(555)	30,868	25,123	15,118	13,496	(1,733)	(6,511,590)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	11,626	167	8,117	1,658	39,506	34,407	18,231	16,630	443	14,954	1,069	34,174	29,506	15,028	13,759	(1,402)	6,353,109
		CUV	434	8	508	46	38,078	35,247	20,275	19,830	444	16,885	2,228	38,920	36,540	19,716	20,178	(440)	1,111,544
		SUV	18,636	292	14,074	1,275	38,593	31,656	18,496	16,011	663	14,381	898	36,282	30,219	16,920	15,030	(1,968)	10,133,596
		Truck	10,189	139	5,048	1,280	32,997	26,430	16,629	14,650	718	13,976	(114)	31,388	25,250	15,411	13,785	(1,752)	(2,817,210)
		Other	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	8,225	158	5,484	1,037	37,171	32,639	17,642	15,877	421	13,456	1,718	31,912	27,827	14,262	12,963	(1,474)	7,894,633
		CUV	1,331	9	906	74	37,879	35,217	20,172	19,482	476	15,193	3,549	37,019	34,284	19,012	18,423	(753)	3,159,603
		SUV	15,188	203	8,876	945	39,793	33,429	19,313	16,907	730	14,078	1,980	37,351	31,414	17,582	15,514	(2,132)	15,559,856
		Truck	4,357	87	2,212	663	33,028	26,849	16,556	14,608	986	13,158	353	32,582	26,711	16,124	14,449	(1,852)	(446,854)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2004 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
					Number of				Average							Average
			Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
		Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period		Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)
2008	Q1	Car	7,015	89	4,789	869	$ 39,036	$ 35,160	$ 17,621	$ 16,006	$ 489	$ 12,924	$ 2,261	$ 33,182	$ 29,560	$ 14,429	$ 13,281	$ (1,263)	$ 9,729,866
		CUV	517	6	480	50	38,082	35,536	18,763	18,434	664	13,722	3,586	38,270	35,823	18,310	18,383	(370)	1,702,667
		SUV	5,099	150	3,905	468	41,682	35,550	19,222	17,178	925	13,561	2,484	36,824	31,634	16,592	15,023	(1,650)	8,928,822
		Truck	1,001	43	730	262	32,763	27,418	15,776	14,071	1,470	11,770	613	31,226	26,525	14,391	12,999	(1,597)	28,915
		Other	-	-	-	1	-	-	-	-	-	-	-	26,890	25,975	12,050	13,301	0	0
	Q2	Car	5,955	76	3,524	681	37,141	33,854	16,438	14,970	513	12,036	2,080	30,260	27,285	12,942	12,021	(1,047)	6,618,212
		CUV	343	1	305	33	39,401	36,913	18,806	18,860	803	13,438	3,951	39,030	36,109	18,563	18,826	(194)	1,198,625
		SUV	3,074	66	2,036	260	39,171	34,259	17,300	15,656	1,022	10,830	3,591	34,022	30,146	14,853	13,543	(1,415)	6,944,167
		Truck	649	12	353	119	32,599	28,209	14,648	13,197	1,158	10,244	1,599	30,415	26,251	13,006	11,786	(1,334)	405,560
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	3,151	67	1,798	539	36,474	33,125	15,565	14,265	598	11,278	1,919	28,428	25,766	11,991	11,266	(861)	2,986,133
		CUV	202	6	156	18	38,987	36,464	17,935	17,935	869	12,795	3,818	39,532	36,488	18,199	18,381	(333)	589,588
		SUV	2,152	51	1,236	147	38,651	33,989	16,487	14,968	948	10,014	3,820	32,564	28,594	13,664	12,434	(1,324)	4,527,072
		Truck	601	16	246	78	31,830	27,103	13,993	12,819	1,159	9,635	1,783	31,666	26,403	13,498	12,129	(1,514)	320,558
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	1,219	21	792	197	37,395	34,718	15,969	14,965	630	10,102	3,526	28,778	25,842	12,067	11,493	(844)	2,626,575
		CUV	158	1	92	8	38,634	36,481	17,580	17,508	512	12,195	4,249	38,301	35,403	17,331	17,102	(411)	387,630
		SUV	1,141	20	592	53	41,329	37,185	18,481	16,977	1,227	10,481	5,012	34,985	29,848	14,319	12,733	(1,730)	2,875,238
		Truck	218	7	106	28	31,574	27,001	13,842	12,514	1,738	8,696	1,827	28,179	24,487	11,593	10,805	(911)	168,124
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2009	Q1	Car	5	3	152	46	38,069	35,207	16,333	15,146	1,219	10,342	2,423	33,260	29,915	13,964	13,080	(1,066)	319,311
		CUV	-	-	16	7	38,772	36,345	17,866	17,072	1,084	11,695	3,713	39,185	35,215	17,970	18,389	(55)	59,017
		SUV	8	8	141	6	42,858	38,810	19,097	17,555	1,639	11,510	3,874	33,053	28,275	13,837	12,948	(929)	540,623
		Truck	-	1	29	7	35,295	31,317	15,524	14,433	2,936	10,716	83	30,045	26,910	12,387	10,201	(2,186)	(12,890)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	4	2	32	9	34,623	31,592	14,785	13,666	694	9,910	1,175	35,630	32,537	14,054	13,913	(673)	31,549
		CUV	1	-	4	1	40,440	37,101	18,399	18,377	413	13,850	1,699	28,995	25,811	13,628	12,308	(1,320)	5,478
		SUV	11	4	33	4	45,326	42,610	21,107	20,135	2,960	12,013	3,249	45,059	43,371	19,285	18,345	(961)	103,387
		Truck	-	-	7	1	32,315	28,941	14,009	13,372	2,504	10,285	(458)	27,720	21,047	10,256	8,664	(1,592)	(4,796)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	10	-	10	5	35,574	31,350	14,560	14,790	2,091	10,059	412	30,864	29,322	12,143	12,568	(193)	3,158
		CUV	-	-	1	-	39,390	38,642	14,968	15,097	220	11,486	3,262	-	-	-	-	-	3,262
		SUV	3	1	12	5	43,209	39,235	20,270	19,287	2,884	12,355	2,201	38,790	35,921	17,312	17,217	(601)	23,406
		Truck	-	-	1	-	28,845	22,349	13,068	12,239	540	11,395	(1,770)	-	-	-	-	-	(1,770)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	1	-	1	-	34,660	32,089	15,944	15,124	-	11,453	1,523	-	-	-	-	-	1,523
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	1	-	1	1	39,295	35,529	20,433	20,422	91	13,723	4,419	40,920	40,157	20,460	20,876	-	4,419
		Truck	-	-	2	-	23,688	19,013	7,412	6,709	130	6,353	(3,468)	-	-	-	-	-	(6,936)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total/Average			232,108	10,245	174,563	47,300	$ 36,359	$ 30,068	$ 18,449	$ 16,534	$ 515	$ 14,701	$ 1,184	$ 34,167	$ 29,027	$ 16,613	$ 15,053	$ (1,677)	$ 127,367,614

2004 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2004	Jan	-	$-	$-	$-	$-	$-	-%	$756	$756	0.00%
	Feb	-	-	-	-	-	-	-	(11,890)	(11,890)	0.00
	Mar	3	33,380	-	-	-	33,380	0.00	(54,836)	(21,456)	0.00
	Apr	9	81,551	-	1,199	-	82,750	0.00	(137,848)	(55,098)	0.00
	May	22	172,236	-	1,199	396	173,039	0.00	(309,775)	(136,736)	0.00
	Jun	54	434,174	1,250	1,242	396	433,770	0.01	(552,721)	(118,951)	0.00
	Jul	96	815,965	2,100	6,705	396	820,173	0.01	(936,797)	(116,624)	0.00
	Aug	172	1,421,186	19,533	7,205	396	1,408,461	0.02	(1,314,170)	94,291	0.00
	Sep	258	2,104,731	24,239	7,545	636	2,087,401	0.03	(1,853,424)	233,977	0.00
	Oct	377	3,383,527	33,054	9,796	1,136	3,359,133	0.05	(2,587,255)	771,879	0.01
	Nov	509	4,567,217	56,161	13,287	2,186	4,522,156	0.07	(3,212,378)	1,309,778	0.02
	Dec	716	6,718,646	88,614	29,458	3,030	6,656,459	0.10	(4,054,732)	2,601,727	0.04
2005	Jan	885	8,044,318	161,279	31,639	4,521	7,910,156	0.11	(5,070,392)	2,839,765	0.04
	Feb	1,063	9,369,596	304,494	83,581	6,528	9,142,155	0.13	(6,186,910)	2,955,245	0.04
	Mar	1,245	10,808,128	414,078	94,431	9,025	10,479,456	0.15	(7,837,632)	2,641,824	0.04
	Apr	1,430	12,266,385	576,475	254,026	10,711	11,933,225	0.17	(9,595,287)	2,337,938	0.03
	May	1,600	13,738,925	765,791	257,083	17,990	13,212,226	0.19	(11,279,119)	1,933,108	0.03
	Jun	1,810	15,492,962	865,677	310,323	19,289	14,918,320	0.22	(12,887,917)	2,030,403	0.03
	Jul	2,028	17,402,813	921,271	327,180	41,929	16,766,794	0.24	(14,505,430)	2,261,364	0.03
	Aug	2,308	19,872,630	1,087,719	334,922	64,323	19,055,510	0.27	(16,038,220)	3,017,290	0.04
	Sep	2,570	22,306,271	1,152,560	365,850	75,525	21,444,036	0.31	(17,211,983)	4,232,052	0.06
	Oct	2,840	24,353,856	1,305,954	384,402	91,257	23,341,047	0.34	(18,279,551)	5,061,496	0.07
	Nov	3,107	26,816,322	1,481,482	441,303	103,762	25,672,380	0.37	(19,416,856)	6,255,525	0.09
	Dec	3,420	29,561,467	1,690,604	522,280	131,827	28,261,316	0.41	(20,592,470)	7,668,846	0.11
2006	Jan	3,712	31,891,970	1,843,931	705,373	237,313	30,516,099	0.44	(21,600,734)	8,915,365	0.13
	Feb	3,961	33,781,426	2,161,594	964,128	365,747	32,218,213	0.46	(22,494,811)	9,723,401	0.14
	Mar	4,279	36,185,716	2,479,385	1,414,801	603,995	34,517,136	0.50	(23,985,136)	10,532,001	0.15
	Apr	4,524	38,039,115	2,714,963	1,847,383	880,395	36,291,140	0.52	(23,502,086)	12,789,053	0.18
	May	4,784	40,212,338	2,882,289	2,494,771	1,375,246	38,449,574	0.55	(21,510,166)	16,939,409	0.24
	Jun	5,057	42,444,123	3,034,541	3,254,070	1,722,727	40,940,925	0.59	(17,080,742)	23,860,183	0.34
	Jul	5,349	45,007,872	3,273,664	4,049,238	2,218,942	43,564,504	0.63	(8,233,118)	35,331,386	0.51
	Aug	5,648	47,641,927	3,568,978	5,307,755	2,838,701	46,542,003	0.67	7,823,639	54,365,643	0.78
	Sep	5,930	50,163,651	3,938,866	6,454,798	3,580,107	49,099,476	0.71	19,485,414	68,584,890	0.99
	Oct	6,207	52,291,743	4,192,710	7,728,007	4,417,582	51,409,457	0.74	27,747,726	79,157,184	1.14
	Nov	6,520	54,787,869	4,558,712	8,960,470	5,074,433	54,115,195	0.78	33,787,001	87,902,196	1.27
	Dec	6,818	57,337,730	4,787,527	10,354,305	5,867,373	57,037,135	0.82	40,001,189	97,038,324	1.40

2004 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2007	Jan	7,157	$59,621,405	$5,102,984	$12,300,242	$7,021,976	$59,796,687	0.86%	$43,007,877	$102,804,564	1.48%
	Feb	7,405	61,371,610	5,545,098	14,022,885	8,101,405	61,747,992	0.89	40,350,286	102,098,278	1.47
	Mar	7,722	63,097,381	6,122,935	16,347,817	9,468,123	63,854,140	0.92	34,917,742	98,771,882	1.43
	Apr	8,021	64,774,311	6,595,301	19,388,361	11,317,642	66,249,730	0.96	32,053,858	98,303,588	1.42
	May	8,284	66,456,630	7,054,188	22,992,297	13,704,677	68,690,062	0.99	32,256,385	100,946,447	1.46
	Jun	8,531	68,126,117	7,442,201	26,764,508	16,113,393	71,335,030	1.03	35,312,846	106,647,876	1.54
	Jul	8,763	69,735,691	7,873,530	31,077,548	18,740,678	74,199,031	1.07	39,166,131	113,365,162	1.64
	Aug	8,961	71,149,803	8,261,226	35,354,633	21,716,095	76,527,115	1.10	43,607,096	120,134,211	1.73
	Sep	9,137	72,504,815	8,592,790	39,070,364	24,084,195	78,898,193	1.14	50,093,883	128,992,076	1.86
	Oct	9,310	73,710,913	8,946,960	42,782,877	26,927,946	80,618,884	1.16	58,901,118	139,520,002	2.01
	Nov	9,452	74,861,663	9,313,089	45,692,760	29,229,006	82,012,328	1.18	67,547,511	149,559,839	2.16
	Dec	9,594	76,092,552	9,578,082	48,084,669	31,021,053	83,578,086	1.21	76,261,121	159,839,207	2.31
2008	Jan	9,718	77,015,192	9,844,174	50,758,677	32,904,126	85,025,569	1.23	84,890,340	169,915,909	2.45
	Feb	9,811	77,865,914	10,148,934	52,969,937	34,470,627	86,216,291	1.24	90,787,467	177,003,758	2.55
	Mar	9,882	78,409,326	10,529,952	55,035,629	36,162,178	86,752,825	1.25	96,651,390	183,404,216	2.65
	Apr	9,938	78,832,196	10,849,182	56,761,371	37,552,089	87,192,297	1.26	101,954,075	189,146,372	2.73
	May	9,994	79,337,503	11,197,429	58,279,823	38,698,039	87,721,858	1.27	107,023,700	194,745,558	2.81
	Jun	10,037	79,737,963	11,421,312	59,562,641	39,733,008	88,146,283	1.27	111,817,955	199,964,238	2.89
	Jul	10,103	80,266,691	11,666,261	60,599,778	40,753,596	88,446,611	1.28	115,516,319	203,962,930	2.94
	Aug	10,136	80,522,373	11,924,686	61,410,854	41,497,382	88,511,160	1.28	117,851,182	206,362,342	2.98
	Sep	10,177	80,840,297	12,211,026	62,144,777	42,103,651	88,670,398	1.28	120,241,305	208,911,703	3.01
	Oct	10,198	81,006,305	12,460,049	62,806,011	42,698,019	88,654,249	1.28	122,518,188	211,172,437	3.05
	Nov	10,211	81,171,096	12,614,396	63,247,940	43,080,739	88,723,901	1.28	124,332,527	213,056,428	3.07
	Dec	10,226	81,303,438	12,750,334	63,702,580	43,552,174	88,703,509	1.28	126,298,873	215,002,382	3.10
2009	Jan	10,230	81,353,146	12,908,680	63,980,519	43,887,437	88,537,548	1.28	127,036,159	215,573,707	3.11
	Feb	10,235	81,420,424	13,074,137	64,162,236	44,186,599	88,321,925	1.27	127,138,338	215,460,262	3.11
	Mar	10,238	81,450,728	13,240,514	64,263,585	44,415,987	88,057,812	1.27	127,204,933	215,262,746	3.11
	Apr	10,241	81,459,381	13,405,847	64,315,527	44,605,433	87,763,627	1.27	127,261,982	215,025,610	3.10
	May	10,241	81,459,381	13,548,475	64,364,496	44,795,831	87,479,570	1.26	127,311,441	214,791,011	3.10
	Jun	10,244	81,491,625	13,708,627	64,420,506	44,984,066	87,219,438	1.26	127,340,552	214,559,990	3.10
	Jul	10,244	81,491,625	13,886,358	64,451,217	45,135,545	86,920,939	1.25	127,367,242	214,288,182	3.09
	Aug	10,245	81,499,147	13,986,260	64,467,173	45,247,888	86,732,171	1.25	127,370,696	214,102,868	3.09
	Sep	10,245	81,499,147	14,088,158	64,483,697	45,357,506	86,537,180	1.25	127,368,608	213,905,788	3.09
	Oct	10,245	81,499,147	14,230,402	64,484,595	45,452,174	86,301,166	1.25	127,367,614	213,668,780	3.08
	Nov	10,245	81,499,147	14,312,075	64,484,595	45,533,446	86,138,221	1.24	127,367,614	213,505,835	3.08
	Dec	10,245	81,499,147	14,402,277	64,484,595	45,619,132	85,962,333	1.24	127,367,614	213,329,947	3.08

2004 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2010	Jan	10,245	$81,499,147	$14,496,127	$64,484,595	$45,678,806	$85,808,809	1.24%	$127,367,614	$213,176,423	3.08%
	Feb	10,245	81,499,147	14,598,716	64,484,595	45,764,460	85,620,566	1.24	127,367,614	212,988,179	3.07
	Mar	10,245	81,499,147	14,685,663	64,484,595	45,882,224	85,415,855	1.23	127,367,614	212,783,468	3.07
	Apr	10,245	81,499,147	14,784,010	64,484,595	45,961,135	85,238,597	1.23	127,367,614	212,606,211	3.07
	May	10,245	81,499,147	14,859,338	64,484,595	46,046,807	85,077,596	1.23	127,367,614	212,445,210	3.07
	Jun	10,245	81,499,147	14,931,176	64,484,595	46,122,585	84,929,981	1.23	127,367,614	212,297,594	3.06
	Jul	10,245	81,499,147	14,995,334	64,484,595	46,192,167	84,796,240	1.22	127,367,614	212,163,854	3.06
	Aug	10,245	81,499,147	15,053,256	64,484,595	46,255,007	84,675,479	1.22	127,367,614	212,043,092	3.06
	Sep	10,245	81,499,147	15,122,424	64,484,595	46,325,495	84,535,822	1.22	127,367,614	211,903,436	3.06
	Oct	10,245	81,499,147	15,206,870	64,484,595	46,379,492	84,397,380	1.22	127,367,614	211,764,994	3.06
	Nov	10,245	81,499,147	15,264,144	64,484,595	46,430,036	84,289,562	1.22	127,367,614	211,657,175	3.05
	Dec	10,245	81,499,147	15,342,928	64,484,595	46,477,042	84,163,772	1.21	127,367,614	211,531,386	3.05
2011	Jan	10,245	81,499,147	15,429,744	64,484,595	46,529,973	84,024,026	1.21	127,367,614	211,391,639	3.05
	Feb	10,245	81,499,147	15,489,811	64,484,595	46,584,006	83,909,926	1.21	127,367,614	211,277,539	3.05
	Mar	10,245	81,499,147	15,568,987	64,484,595	46,650,779	83,763,976	1.21	127,367,614	211,131,590	3.05
	Apr	10,245	81,499,147	15,635,749	64,484,595	46,690,604	83,657,389	1.21	127,367,614	211,025,003	3.04
	May	10,245	81,499,147	15,690,968	64,484,595	46,730,010	83,562,764	1.21	127,367,614	210,930,378	3.04
	Jun	10,245	81,499,147	15,754,874	64,484,595	46,755,815	83,473,053	1.20	127,367,614	210,840,667	3.04

2005 Originations

Lease Characteristics

Number of Leases Originated(25)	246,342
Number of Leases Originated with ALG Residual Values(26)	232,674
Weighted Average(27) Original Term	32.3	months
Weighted Average(27) FICO® Score(28) at Origination	718
Weighted Average(27) Lease Factor	3.69%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	232,674	$8,592,034,617	$7,217,829,199	$4,541,001,698	$4,143,335,631
Average		36,927	31,021	19,517	17,807

Original Term
24 months	95,388	$3,334,484,067	$2,663,329,508	$1,978,271,570	$1,833,794,995
27	4	138,955	117,788	78,142	73,401
30	4,924	297,694,900	274,516,210	191,290,568	168,099,561
36	95,768	3,488,261,037	2,967,917,241	1,703,810,255	1,536,403,198
39	22,594	983,658,284	860,551,331	455,152,805	407,964,376
48	11,439	403,486,590	373,757,198	168,905,018	157,371,869
Other	2,557	84,310,782	77,639,923	43,493,340	39,628,231

Vehicle Type
Car	78,800	$2,747,076,444	$2,384,082,606	$1,349,246,555	$1,216,848,230
CUV	15,148	497,946,201	442,568,255	277,669,616	258,776,054
SUV	84,029	3,442,338,976	2,893,414,459	1,831,676,999	1,666,269,661
Truck	54,689	1,904,191,089	1,497,334,161	1,082,170,379	1,001,222,486
Other(29)	8	481,907	429,719	238,148	219,200

Vehicle Make
Ford	130,324	$4,190,680,493	$3,392,452,699	$2,291,497,307	$2,106,828,891
Lincoln	25,519	1,260,135,876	1,044,709,448	580,739,868	513,035,527
Jaguar	15,205	835,193,295	738,258,615	402,630,607	368,642,820
Land Rover	11,613	707,129,310	667,839,408	452,135,748	420,903,994
Mercury	23,691	745,681,606	600,639,345	384,615,185	336,632,088
Volvo	15,661	607,360,925	558,402,315	316,938,282	288,623,360
Mazda	10,653	245,371,206	215,097,651	112,206,553	108,449,751
Other	8	481,907	429,719	238,148	219,200

Top 15 Vehicle Models(30)
F-150	39,054	$1,364,948,630	$1,065,930,412	$799,556,865	$748,853,345
Explorer	25,866	896,967,020	710,162,359	474,490,792	435,381,827
Navigator	7,355	435,776,946	366,719,092	194,792,646	174,966,078
Freestyle	12,165	375,117,505	329,783,387	215,566,946	201,752,277
Five Hundred	11,100	303,813,184	267,641,950	172,491,123	158,801,317
XJ-Series	4,356	303,361,939	266,996,365	147,906,160	138,332,103
Range Rover	3,491	275,603,193	266,140,014	171,787,809	158,805,855
Escape	11,494	300,563,609	251,986,271	164,082,810	145,414,484
S-Type	5,637	282,112,639	251,676,464	133,789,359	120,302,457
LR3	5,608	274,543,739	250,806,470	179,409,849	168,462,718
Mountaineer	8,343	318,192,165	245,437,360	161,042,877	139,974,529
Expedition	6,115	273,959,023	219,842,902	129,800,231	115,771,091
Town Car	4,892	229,461,845	192,463,412	106,461,392	86,894,043
S60	5,588	201,043,893	185,566,344	103,156,862	91,251,209
Aviator	4,605	221,412,033	178,515,347	95,108,091	87,566,272

Top 8 States(31)
Michigan	66,344	$2,184,781,799	$1,727,056,092	$1,209,185,790	$1,109,729,009
California	20,229	863,930,522	746,342,092	439,853,733	397,955,049
Florida	18,315	730,998,608	630,225,190	370,057,351	336,446,830
New Jersey	17,236	679,459,245	580,234,868	352,178,380	317,040,709
New York	14,133	598,266,043	537,557,735	331,258,774	302,591,591
Ohio	15,681	517,493,125	433,151,758	276,709,385	253,466,664
Pennsylvania	10,594	384,096,843	316,130,848	201,410,289	182,966,340
Texas	5,311	234,255,532	208,949,802	111,575,053	102,104,316

2005 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
Period	Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2005 Q1	Car	-	1	-	24	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 36,502	$ 33,048	$ 18,138	$ 15,782	$ (2,355)	$ (56,524)
	CUV	-	1	-	2	-	-	-	-	-	-	-	36,405	34,140	17,227	16,138	(1,089)	(2,178)
	SUV	-	1	2	8	33,963	35,393	17,693	15,539	-	21,619	(6,080)	47,421	43,243	25,354	23,269	(2,163)	(29,462)
	Truck	-	-	2	11	30,880	33,473	20,224	20,068	-	22,036	(1,968)	33,656	26,300	18,857	16,599	(2,268)	(28,886)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	-	15	1	115	35,915	32,022	11,852	12,831	-	10,500	1,352	32,516	28,476	16,134	14,707	(1,520)	(173,445)
	CUV	-	3	1	15	32,605	27,752	20,867	19,654	2,256	15,256	2,142	31,235	28,275	17,612	16,516	(1,113)	(14,550)
	SUV	-	19	1	84	54,800	39,427	23,016	19,731	8,603	9,051	2,077	41,199	34,790	22,050	20,104	(2,015)	(167,163)
	Truck	-	24	2	75	32,833	27,323	20,951	19,664	-	22,818	(3,155)	33,254	26,297	19,204	17,170	(2,059)	(160,707)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	-	64	5	319	20,177	17,737	10,762	9,519	80	14,950	(5,511)	33,948	29,622	16,496	14,930	(1,704)	(571,012)
	CUV	-	7	-	42	-	-	-	-	-	-	-	30,267	27,305	17,124	16,141	(995)	(41,794)
	SUV	-	56	9	215	36,503	28,416	19,086	17,147	346	18,857	(2,176)	42,158	36,329	22,286	20,670	(1,732)	(391,875)
	Truck	-	62	14	168	33,040	25,887	19,585	17,498	337	17,909	(761)	34,068	27,448	19,322	17,432	(1,962)	(340,305)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	-	107	12	434	29,052	25,031	14,488	13,281	330	16,388	(3,471)	32,761	28,681	15,928	14,611	(1,455)	(673,280)
	CUV	-	9	1	50	31,990	29,115	16,315	14,675	-	20,393	(5,718)	30,752	27,580	17,306	16,290	(1,039)	(57,674)
	SUV	-	99	10	312	35,125	27,049	19,178	17,211	610	16,983	(536)	43,777	38,097	23,556	21,881	(1,784)	(562,028)
	Truck	-	126	13	236	34,504	27,166	21,438	20,432	1,017	18,340	937	34,873	27,764	19,650	17,819	(1,923)	(441,542)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2006 Q1	Car	7	146	15	640	30,053	26,386	15,717	14,230	648	15,331	(1,882)	31,984	28,200	15,828	14,509	(1,467)	(967,170)
	CUV	1	16	5	82	35,146	30,399	21,080	19,762	593	21,284	(2,211)	30,828	27,553	17,686	16,679	(1,044)	(96,703)
	SUV	4	131	24	521	32,906	26,012	18,828	16,838	109	17,949	(1,223)	43,877	38,425	23,860	21,987	(1,967)	(1,054,379)
	Truck	5	159	72	500	33,514	26,705	20,551	19,135	253	19,262	(424)	34,888	27,708	19,782	17,919	(1,933)	(997,130)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	4	176	49	706	35,637	31,066	21,084	18,668	182	17,877	479	31,855	28,236	15,433	14,188	(1,385)	(954,335)
	CUV	-	15	21	69	32,055	27,859	19,752	18,506	296	17,559	582	30,647	27,179	17,096	15,995	(1,105)	(64,048)
	SUV	6	173	94	678	35,053	27,997	20,526	18,526	307	17,693	451	45,375	40,191	25,061	23,226	(1,919)	(1,258,983)
	Truck	1	197	169	518	32,841	25,589	20,397	18,997	149	17,384	1,414	35,010	28,296	19,524	17,794	(1,867)	(728,160)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	118	199	237	711	45,227	39,926	28,993	24,986	277	22,379	2,239	30,641	27,097	14,681	13,559	(1,323)	(410,121)
	CUV	-	21	75	81	31,511	27,207	19,051	18,090	293	16,554	1,145	31,705	29,202	17,152	16,005	(1,161)	(8,136)
	SUV	2	207	317	677	34,762	27,262	19,827	17,696	211	16,342	1,060	44,218	39,365	24,392	22,613	(1,900)	(950,085)
	Truck	-	244	484	512	33,864	26,331	20,856	19,401	279	16,568	2,483	34,631	28,154	18,800	17,100	(1,805)	277,661
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	32	238	852	716	32,080	26,901	18,331	16,553	205	14,798	1,488	31,568	27,519	15,104	13,841	(1,436)	239,893
	CUV	7	37	345	54	30,651	26,471	18,774	17,836	298	15,038	2,465	32,744	28,915	17,876	17,006	(1,089)	791,774
	SUV	12	291	1,515	580	34,618	27,008	19,939	17,824	288	16,501	970	45,799	41,105	24,772	22,933	(1,970)	326,758
	Truck	1	317	1,481	423	33,787	26,261	20,836	19,283	329	17,532	1,354	34,886	28,733	18,888	16,995	(1,994)	1,161,799
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2005 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
Period	Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2007 Q1	Car	6,630	223	4,902	1,119	$ 30,494	$ 25,519	$ 17,217	$ 15,618	$ 235	$ 13,757	$ 1,577	$ 30,773	$ 26,866	$ 15,333	$ 14,036	$ (1,443)	$ 6,116,936
	CUV	2,603	40	2,061	156	30,923	26,618	19,026	17,973	265	14,842	2,813	31,069	27,578	18,012	17,035	(1,048)	5,633,837
	SUV	10,185	289	7,685	985	34,318	26,633	19,826	17,747	307	16,705	656	42,376	36,797	22,730	21,033	(1,841)	3,226,500
	Truck	8,780	295	6,517	873	33,388	25,597	20,382	18,840	384	17,914	475	35,210	28,496	19,654	17,837	(1,952)	1,389,819
	Other	1	-	1	-	92,993	77,164	67,028	67,265	-	62,093	4,935	-	-	-	-	-	4,935
Q2	Car	5,558	221	4,643	1,339	32,053	26,599	17,703	16,214	258	14,755	1,051	30,375	26,293	14,757	13,521	(1,398)	3,010,060
	CUV	2,430	26	2,146	143	31,179	26,766	18,996	17,974	291	15,017	2,585	31,168	27,477	17,775	16,719	(1,079)	5,393,664
	SUV	9,386	260	8,528	1,216	37,060	29,092	21,284	19,300	406	17,313	1,477	42,724	36,819	21,970	20,220	(1,838)	10,364,277
	Truck	9,325	250	7,931	1,217	34,362	25,635	20,707	19,360	430	17,590	1,200	34,941	27,807	19,527	17,834	(1,841)	7,278,277
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	3,747	263	3,971	1,199	37,383	31,621	20,861	19,073	342	17,195	1,320	30,464	26,707	14,489	13,409	(1,290)	3,695,516
	CUV	986	25	1,235	99	31,079	26,652	18,662	17,691	334	14,838	2,338	32,150	28,778	17,510	16,486	(1,118)	2,777,334
	SUV	5,890	290	7,090	873	40,160	33,043	23,653	22,030	482	19,133	2,226	43,136	37,544	22,008	20,365	(1,728)	14,272,657
	Truck	7,066	261	6,489	869	35,365	26,709	21,011	20,017	497	17,379	1,890	35,405	27,884	19,269	17,841	(1,650)	10,831,911
	Other	1	-	-	1	-	-	-	-	-	-	-	67,520	63,270	37,811	30,111	(7,700)	(7,700)
Q4	Car	3,726	234	4,033	994	34,628	29,722	18,582	16,959	318	14,610	1,821	29,603	25,960	14,185	13,086	(1,277)	6,072,608
	CUV	916	30	989	75	31,932	28,268	18,734	17,500	330	13,857	3,180	32,781	30,418	17,411	16,160	(1,313)	3,047,055
	SUV	8,489	311	7,826	647	39,462	33,315	22,889	21,163	479	17,693	2,798	43,879	39,076	23,215	21,488	(1,867)	20,686,031
	Truck	10,136	206	6,383	749	35,903	28,197	21,653	20,221	464	16,912	2,677	35,316	28,845	19,271	17,526	(1,926)	15,642,221
	Other	1	-	1	-	37,704	37,119	24,131	22,018	95	22,918	(995)	-	-	-	-	-	(995)
2008 Q1	Car	8,758	236	7,437	1,372	36,397	31,350	17,833	15,733	343	13,274	1,949	28,506	24,986	13,368	12,202	(1,312)	12,698,334
	CUV	1,869	36	1,514	112	34,128	31,106	18,408	17,014	491	13,481	2,997	33,480	30,378	17,665	16,305	(1,363)	4,384,604
	SUV	9,025	351	8,297	692	41,466	34,975	21,265	19,235	557	16,083	2,443	41,126	35,278	20,301	18,623	(1,791)	19,029,157
	Truck	3,166	170	3,619	669	35,223	28,098	19,522	17,746	686	14,943	1,926	34,650	28,674	17,557	15,928	(1,906)	5,694,777
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	17,787	215	11,305	2,006	40,719	35,154	19,432	17,399	407	13,870	2,947	28,434	24,556	12,990	12,116	(1,087)	31,139,801
	CUV	1,800	24	1,535	88	33,782	30,683	17,646	16,325	495	13,211	2,549	33,289	30,093	16,970	15,845	(1,202)	3,807,573
	SUV	15,416	278	10,668	636	44,950	38,418	23,270	20,989	660	15,193	5,032	40,393	34,282	19,273	17,694	(1,722)	52,588,773
	Truck	4,188	134	3,038	534	35,106	28,014	17,865	16,200	766	12,578	2,680	33,349	27,228	16,252	14,635	(1,824)	7,167,474
	Other	-	-	1	-	61,995	55,907	28,518	26,479	-	25,100	1,379	-	-	-	-	-	1,379
Q3	Car	11,479	206	8,496	1,641	38,834	33,476	18,159	16,158	435	12,985	2,484	26,888	23,362	12,219	11,346	(1,042)	19,392,335
	CUV	1,699	19	1,410	67	33,510	29,919	17,434	16,019	543	12,447	2,920	32,327	28,462	16,312	15,304	(1,063)	4,046,280
	SUV	10,165	260	8,240	383	43,963	37,377	21,473	19,523	706	14,280	4,391	38,862	32,510	18,343	16,906	(1,503)	35,604,907
	Truck	4,865	135	2,962	418	35,626	28,515	17,812	16,363	833	13,040	2,273	32,525	25,617	15,176	14,167	(1,365)	6,163,187
	Other	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	10,284	145	6,798	847	33,598	29,621	16,424	14,607	406	10,827	3,051	27,596	24,391	12,932	11,961	(1,110)	19,797,881
	CUV	1,702	17	1,119	61	34,783	31,444	18,267	16,625	566	11,393	4,565	37,652	34,340	19,285	17,723	(1,589)	5,010,953
	SUV	10,247	214	6,579	269	41,176	35,376	20,131	18,019	680	12,989	4,170	36,954	31,899	17,891	16,282	(1,699)	26,977,908
	Truck	5,613	86	2,780	388	35,102	29,469	17,922	16,151	866	12,920	2,184	32,355	26,730	15,422	14,285	(1,502)	5,487,699
	Other	-	-	1	-	66,495	59,627	21,278	19,838	-	13,750	6,088	-	-	-	-	-	6,088

2005 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
				Number of				Average							Average
		Number of		Vehicles	Number of	Average	Average	Contract	Average ALG	Average	Average Net	Average	Average	Average	Contract	Average ALG	Average
	Vehicle	Scheduled	Number of	Returned &	Vehicles	Adjusted	Acquisition	Residual	Residual	Excess	Auction	Residual Loss	Adjusted	Acquisition	Residual	Residual	Residual Loss	Total Residual
Period	Type	Terminations(32)	Defaults(33)	Sold(34)	Retained(35)	MSRP(36)	Cost(37)	Value(38)	Value(39)	Charges(40)	Proceeds(41)	(Gain)(42)	MSRP(43)	Cost(44)	Value(45)	Value(46)	(Gain)(47)	Losses (Gains)(48)
2009 Q1	Car	4,904	119	3,780	439	$ 36,154	$ 32,674	$ 16,709	$ 14,901	$ 509	$ 11,676	$ 2,311	$ 27,000	$ 24,455	$ 11,981	$ 11,214	$ (975)	$ 8,307,771
	CUV	470	7	457	37	36,747	34,056	17,842	16,445	653	12,683	2,840	36,840	34,090	17,960	16,593	(1,391)	1,246,494
	SUV	3,742	111	3,079	145	43,964	38,711	21,567	19,311	894	15,763	2,330	37,484	32,993	17,548	15,921	(1,706)	6,927,606
	Truck	980	50	988	194	36,012	31,039	18,138	16,199	1,346	14,511	88	33,570	28,838	15,926	14,622	(1,625)	(228,085)
	Other	1	-	1	-	66,145	61,284	29,104	23,849	1,678	17,200	4,971	-	-	-	-	-	4,971
Q2	Car	3,111	73	1,746	608	34,949	31,876	15,102	13,650	570	11,843	719	26,286	23,780	10,777	10,253	(755)	795,979
	CUV	303	8	262	32	39,527	36,739	18,482	16,600	636	14,340	1,313	38,524	36,079	17,891	16,547	(1,545)	294,549
	SUV	760	38	910	106	45,203	40,459	21,727	19,880	1,267	16,541	1,433	38,603	34,051	17,398	15,909	(1,553)	1,139,451
	Truck	172	14	233	88	35,843	30,677	17,641	15,858	1,791	15,131	(1,613)	36,203	31,030	16,851	15,311	(1,729)	(527,916)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	1,446	31	880	353	36,259	33,096	14,820	13,587	741	12,385	(46)	29,559	26,633	11,611	10,991	(865)	(345,657)
	CUV	138	2	117	25	39,826	37,041	17,901	16,031	488	15,439	(219)	38,844	35,746	17,230	15,947	(1,386)	(60,232)
	SUV	434	17	344	97	46,430	41,920	21,516	20,043	1,374	17,282	497	41,605	37,245	18,068	16,673	(1,549)	20,831
	Truck	208	5	94	72	36,126	30,667	16,499	15,024	2,523	14,812	(2,829)	35,201	28,452	14,722	14,282	(1,416)	(367,807)
	Other	2	-	1	-	63,445	52,954	21,571	20,003	-	18,700	1,303	-	-	-	-	-	1,303
Q4	Car	1,200	14	600	257	35,002	32,492	14,664	13,070	693	11,849	68	32,300	29,693	13,267	11,986	(1,408)	(321,099)
	CUV	224	1	110	57	41,211	38,535	18,228	16,041	362	16,735	(1,352)	40,005	36,838	17,617	15,709	(1,977)	(261,336)
	SUV	265	6	152	54	46,307	42,149	20,750	19,257	1,089	17,063	80	42,432	37,706	18,273	16,629	(1,690)	(79,054)
	Truck	183	4	37	62	31,039	27,542	12,690	11,511	1,051	11,785	(1,511)	31,602	26,980	12,865	12,093	(1,228)	(132,012)
	Other	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2010 Q1	Car	6	8	125	76	34,474	31,925	14,368	12,885	1,335	11,117	(398)	33,830	30,450	13,858	12,676	(1,363)	(153,362)
	CUV	-	-	27	12	41,706	38,126	18,403	15,727	273	15,997	(1,240)	41,611	37,772	18,573	16,038	(2,535)	(63,908)
	SUV	-	4	39	18	47,587	43,271	21,801	20,487	3,292	16,420	(1,411)	41,144	36,095	17,608	16,229	(1,451)	(81,135)
	Truck	-	-	16	23	33,743	31,456	12,978	12,075	1,950	11,795	(2,353)	32,215	28,320	13,407	12,760	(996)	(60,561)
	Other	-	-	-	1	-	-	-	-	-	-	-	25,610	22,394	8,707	9,637	0	0
Q2	Car	2	-	31	17	37,382	34,616	15,577	13,638	1,378	11,833	(1,154)	36,745	32,826	14,579	13,275	(1,467)	(60,726)
	CUV	-	-	7	7	40,809	38,613	18,018	16,036	1,850	14,238	(1,496)	41,527	40,341	18,333	16,053	(2,280)	(26,431)
	SUV	1	1	9	6	43,351	42,208	20,248	19,524	928	16,793	(272)	48,118	45,948	22,682	21,622	(1,060)	(8,805)
	Truck	-	-	3	3	29,680	29,182	11,905	12,581	3,997	12,098	(4,470)	44,145	43,100	19,188	16,584	(2,604)	(21,223)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	1	-	8	5	46,046	41,509	17,187	16,293	3,001	11,424	(2,385)	54,679	46,837	19,250	19,627	(643)	(22,299)
	CUV	-	-	-	1	-	-	-	-	-	-	-	40,540	37,753	17,432	15,478	(1,954)	(1,954)
	SUV	-	1	1	-	41,275	34,831	15,685	15,792	227	12,163	3,295	-	-	-	-	-	3,295
	Truck	-	-	1	-	24,365	20,492	7,066	7,236	1,580	10,806	(9,236)	-	-	-	-	-	(9,236)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	-	-	3	-	32,037	28,720	13,322	11,715	455	10,452	(3,572)	-	-	-	-	-	(10,716)
	CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Truck	-	-	19	1	22,552	19,517	7,646	7,705	515	9,590	(6,497)	17,095	14,771	3,590	4,499	0	(123,441)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total/Average		232,674	9,425	188,138	35,111	$ 37,348	$ 31,197	$ 19,934	$ 18,163	$ 496	$ 15,151	$ 2,337	$ 34,371	$ 29,545	$ 17,308	$ 15,931	$ (1,534)	$ 385,805,520

2005 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2005	Jan	-	$-	$-	$-	$-	$-	-%	$(2,092)	$(2,092)	0.00%
	Feb	1	9,678	-	-	-	9,678	0.00	(40,286)	(30,608)	0.00
	Mar	3	27,534	-	500	-	28,034	0.00	(117,050)	(89,016)	0.00
	Apr	11	89,400	-	500	500	89,400	0.00	(244,146)	(154,747)	0.00
	May	32	224,644	-	675	500	224,819	0.00	(406,927)	(182,108)	0.00
	Jun	64	438,226	3,150	11,906	675	446,307	0.01	(632,915)	(186,608)	0.00
	Jul	106	736,085	8,209	15,485	675	742,685	0.01	(1,039,221)	(296,536)	0.00
	Aug	167	1,284,357	10,506	16,495	1,497	1,288,849	0.02	(1,467,334)	(178,485)	0.00
	Sep	253	2,071,856	32,774	27,702	2,247	2,064,536	0.03	(1,977,900)	86,636	0.00
	Oct	346	2,946,512	89,195	34,809	2,247	2,889,878	0.04	(2,416,567)	473,312	0.01
	Nov	449	4,068,600	141,962	50,959	3,715	3,973,882	0.06	(3,010,480)	963,402	0.01
	Dec	594	5,463,189	146,361	53,283	3,715	5,366,396	0.07	(3,712,425)	1,653,972	0.02
2006	Jan	718	6,655,893	215,627	55,265	(15,258)	6,510,790	0.09	(4,584,349)	1,926,441	0.03
	Feb	849	7,973,875	274,817	64,749	34,119	7,729,687	0.11	(5,500,106)	2,229,581	0.03
	Mar	1,046	9,777,106	340,383	69,440	6,289	9,499,875	0.13	(6,827,806)	2,672,069	0.04
	Apr	1,216	11,220,337	405,376	78,457	6,394	10,887,023	0.15	(7,789,700)	3,097,323	0.04
	May	1,412	13,088,474	535,807	87,547	9,536	12,630,678	0.17	(8,869,304)	3,761,374	0.05
	Jun	1,607	14,749,336	712,328	95,872	14,193	14,118,687	0.20	(9,833,332)	4,285,355	0.06
	Jul	1,806	16,623,864	763,600	136,777	25,998	15,971,044	0.22	(10,432,011)	5,539,033	0.08
	Aug	2,071	19,048,707	829,202	180,860	43,516	18,356,850	0.25	(10,817,106)	7,539,744	0.10
	Sep	2,278	21,195,017	1,002,510	240,113	115,628	20,316,992	0.28	(10,924,012)	9,392,980	0.13
	Oct	2,576	23,709,375	1,164,347	330,777	152,262	22,723,543	0.31	(10,747,271)	11,976,273	0.17
	Nov	2,862	26,447,736	1,420,456	466,075	160,807	25,332,547	0.35	(10,438,892)	14,893,655	0.21
	Dec	3,161	29,585,979	1,605,138	872,879	377,894	28,475,826	0.39	(8,403,788)	20,072,038	0.28
2007	Jan	3,508	32,613,743	1,677,581	1,783,023	741,882	31,977,303	0.44	(1,151,658)	30,825,646	0.43
	Feb	3,746	34,627,699	1,959,951	2,813,008	1,313,267	34,167,490	0.47	3,580,228	37,747,718	0.52
	Mar	4,008	36,503,438	2,349,617	4,460,899	2,110,389	36,504,331	0.51	7,968,239	44,472,570	0.62
	Apr	4,240	38,320,059	2,684,954	6,076,878	3,037,910	38,674,074	0.54	12,779,779	51,453,853	0.71
	May	4,497	40,368,261	2,959,921	7,697,951	4,108,858	40,997,433	0.57	21,869,433	62,866,866	0.87
	Jun	4,765	42,596,658	3,215,395	9,517,872	5,078,254	43,820,881	0.61	34,014,516	77,835,398	1.08
	Jul	5,061	45,416,019	3,513,166	11,467,005	6,199,502	47,170,355	0.65	44,200,946	91,371,301	1.27
	Aug	5,356	48,066,817	4,052,600	13,397,714	7,425,022	49,986,909	0.69	54,426,075	104,412,984	1.45
	Sep	5,604	50,480,874	4,466,331	14,967,717	8,508,881	52,473,380	0.73	65,584,235	118,057,615	1.63
	Oct	5,879	53,345,799	4,800,353	16,758,904	9,836,944	55,467,407	0.77	79,408,469	134,875,876	1.87
	Nov	6,119	56,045,202	5,199,695	18,408,267	11,003,537	58,250,237	0.81	93,418,913	151,669,150	2.10
	Dec	6,385	59,028,752	5,496,714	20,226,151	11,904,602	61,853,588	0.86	111,031,156	172,884,743	2.39

2005 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2008	Jan	6,705	$61,941,134	$5,901,615	$22,758,491	$13,207,175	$65,590,835	0.91%	$126,070,767	$191,661,602	2.65%
	Feb	6,949	64,160,552	6,298,335	25,279,468	14,840,008	68,301,678	0.95	138,387,941	206,689,619	2.86
	Mar	7,178	66,362,475	7,010,237	28,382,097	16,929,754	70,804,581	0.98	152,838,028	223,642,609	3.10
	Apr	7,398	68,677,508	7,566,976	32,441,212	19,440,477	74,111,266	1.03	176,411,483	250,522,750	3.47
	May	7,632	70,860,821	8,137,794	36,964,156	22,268,695	77,418,487	1.07	209,575,156	286,993,643	3.97
	Jun	7,829	72,943,642	8,638,348	41,751,770	25,515,935	80,541,128	1.12	247,543,027	328,084,155	4.54
	Jul	8,072	75,175,049	9,222,059	45,854,769	28,741,393	83,066,367	1.15	274,650,610	357,716,977	4.95
	Aug	8,265	76,876,091	9,833,571	49,237,074	31,395,369	84,884,225	1.18	292,190,079	377,074,304	5.22
	Sep	8,449	78,512,735	10,178,389	52,420,112	33,610,794	87,143,664	1.21	312,749,737	399,893,401	5.54
	Oct	8,627	80,220,716	10,561,740	55,548,795	35,852,525	89,355,245	1.24	335,004,911	424,360,156	5.88
	Nov	8,767	81,661,628	10,826,649	58,067,138	37,564,764	91,337,353	1.26	352,790,191	444,127,545	6.15
	Dec	8,911	83,087,356	11,216,287	60,915,794	39,453,440	93,333,423	1.29	370,030,264	463,363,687	6.42
2009	Jan	9,034	84,099,951	11,534,731	63,459,758	41,036,059	94,988,920	1.32	378,708,883	473,697,803	6.56
	Feb	9,139	85,093,779	11,928,329	65,329,155	42,400,311	96,094,294	1.33	383,105,875	479,200,170	6.64
	Mar	9,198	85,580,649	12,204,146	67,304,726	43,799,135	96,882,094	1.34	386,289,021	483,171,115	6.69
	Apr	9,261	86,109,026	12,495,693	68,520,789	44,862,073	97,272,048	1.35	387,512,099	484,784,148	6.71
	May	9,295	86,318,376	12,902,575	69,527,706	45,707,328	97,236,180	1.35	387,889,056	485,125,235	6.72
	Jun	9,331	86,616,300	13,211,893	70,350,361	46,507,077	97,247,689	1.35	387,991,084	485,238,773	6.72
	Jul	9,351	86,788,731	13,500,895	71,126,205	47,196,486	97,217,554	1.35	387,842,243	485,059,797	6.72
	Aug	9,376	86,990,796	13,696,197	71,618,142	47,763,620	97,149,122	1.35	387,552,386	484,701,508	6.71
	Sep	9,386	87,070,383	13,971,273	72,037,327	48,222,197	96,914,240	1.34	387,239,522	484,153,762	6.70
	Oct	9,395	87,189,790	14,194,108	72,341,954	48,639,272	96,698,364	1.34	387,008,134	483,706,498	6.70
	Nov	9,405	87,263,107	14,442,048	72,601,741	48,981,566	96,441,234	1.34	386,759,591	483,200,825	6.69
	Dec	9,411	87,368,294	14,640,019	72,888,345	49,334,858	96,281,762	1.33	386,446,021	482,727,783	6.69
2010	Jan	9,415	87,399,227	14,826,351	73,033,601	49,614,742	95,991,735	1.33	386,309,428	482,301,163	6.68
	Feb	9,422	87,433,796	14,995,241	73,154,006	49,864,262	95,728,300	1.33	386,205,306	481,933,606	6.67
	Mar	9,423	87,440,817	15,181,891	73,288,410	50,137,339	95,409,997	1.32	386,087,056	481,497,053	6.67
	Apr	9,423	87,440,817	15,311,833	73,326,700	50,347,461	95,108,224	1.32	386,052,248	481,160,472	6.66
	May	9,423	87,440,817	15,473,124	73,370,475	50,516,385	94,821,784	1.31	386,002,532	480,824,317	6.66
	Jun	9,424	87,450,988	15,633,165	73,385,443	50,727,401	94,475,865	1.31	385,969,871	480,445,736	6.65
	Jul	9,424	87,450,988	15,822,913	73,409,843	50,860,634	94,177,284	1.30	385,956,522	480,133,806	6.65
	Aug	9,424	87,450,988	15,949,626	73,414,803	51,036,485	93,879,681	1.30	385,948,804	479,828,485	6.64
	Sep	9,425	87,462,689	16,060,790	73,417,267	51,146,041	93,673,126	1.30	385,939,677	479,612,803	6.64
	Oct	9,425	87,462,689	16,167,248	73,419,897	51,262,855	93,452,483	1.29	385,810,226	479,262,709	6.64
	Nov	9,425	87,462,689	16,261,632	73,420,967	51,377,102	93,244,922	1.29	385,808,911	479,053,834	6.63
	Dec	9,425	87,462,689	16,367,285	73,421,699	51,483,667	93,033,437	1.29	385,805,520	478,838,957	6.63

2005 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2011	Jan	9,425	$87,462,689	$16,473,344	$73,421,699	$51,585,475	$92,825,570	1.29%	$385,805,520	$478,631,090	6.63%
	Feb	9,425	87,462,689	16,577,962	73,421,699	51,663,432	92,642,994	1.28	385,805,520	478,448,514	6.63
	Mar	9,425	87,462,689	16,714,368	73,421,699	51,802,840	92,367,180	1.28	385,805,520	478,172,700	6.62
	Apr	9,425	87,462,689	16,865,740	73,421,699	51,901,264	92,117,385	1.28	385,805,520	477,922,905	6.62
	May	9,425	87,462,689	16,991,228	73,421,699	51,987,061	91,906,099	1.27	385,805,520	477,711,619	6.62
	Jun	9,425	87,462,689	17,093,250	73,421,699	52,084,619	91,706,519	1.27	385,805,520	477,512,039	6.61

2006 Originations

Lease Characteristics

Number of Leases Originated(25)	323,144
Number of Leases Originated with ALG Residual Values(26)	319,948
Weighted Average(27) Original Term	31.6	months
Weighted Average(27) FICO Score(28) at Origination	717
Weighted Average(27) Lease Factor	2.93%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total.	319,948	$11,252,256,602	$9,688,133,194	$6,151,992,155	$5,507,729,864
Average		35,169	30,280	19,228	17,214

Original Term
24 months	135,534	$4,918,610,036	$4,052,224,946	$2,993,818,867	$2,722,645,708
27	26	1,291,570	1,084,520	796,530	755,715
30	9,466	547,813,836	502,277,769	340,130,176	290,579,583
36	109,774	3,543,481,435	3,107,641,807	1,769,807,882	1,570,081,605
39	56,236	1,900,636,384	1,705,207,628	901,648,753	795,654,974
48	8,387	310,323,790	291,717,421	131,479,045	115,582,135
Other	525	30,099,551	27,979,105	14,310,904	12,430,144

Vehicle Type
Car	112,543	$3,361,116,248	$2,979,309,846	$1,736,291,874	$1,541,937,746
CUV	16,626	524,684,476	462,845,285	305,804,127	266,799,676
SUV	122,060	4,878,289,577	4,238,088,416	2,714,302,734	2,435,903,676
Truck	68,719	2,488,166,301	2,007,889,648	1,395,593,421	1,263,088,766
Other(29)	-	-	-	-	-

Vehicle Make
Ford	179,028	$5,580,419,569	$4,661,915,663	$3,033,184,903	$2,755,513,259
Lincoln	34,078	1,483,581,889	1,280,259,029	721,847,252	635,531,804
Land Rover	16,684	1,049,346,990	971,393,789	667,659,454	596,886,024
Mercury	37,749	1,108,643,302	961,234,748	572,326,932	507,044,928
Volvo	20,665	872,279,026	788,665,450	538,961,529	465,089,318
Jaguar	10,563	636,948,802	568,587,493	312,065,660	272,701,872
Mazda	21,181	521,037,024	456,077,022	305,946,425	274,962,659

Top 15 Vehicle Models(30)
F-150	53,221	$1,921,188,652	$1,538,421,292	$1,100,612,163	$1,000,377,123
Explorer	39,815	1,354,712,484	1,118,804,568	734,075,879	684,500,178
Fusion	25,054	552,970,867	486,545,637	293,303,898	265,897,353
XC-90	11,348	526,382,746	483,541,403	354,593,086	308,035,161
Navigator	8,733	514,609,709	432,450,032	231,458,206	208,037,042
Escape	17,345	458,923,561	401,578,189	234,216,170	201,138,507
Zephyr	12,366	405,872,114	371,293,133	204,761,231	173,798,461
Mountaineer	11,719	436,428,695	361,005,748	230,135,950	201,153,057
LR3	7,626	389,230,532	349,942,130	263,421,979	232,935,599
Range Rover	4,128	342,317,814	320,023,483	202,458,238	183,270,174
Range Rover Sport	4,930	317,798,644	301,428,176	201,779,238	180,680,251
Milan	12,337	289,899,107	260,922,093	145,521,717	129,496,454
Mariner	9,567	260,442,159	233,569,450	133,411,326	120,947,552
Freestyle	8,603	265,791,248	229,919,190	147,309,590	128,693,059
Expedition	5,277	237,467,183	202,202,418	108,586,998	98,229,835

Top 8 States(31)
Michigan	81,765	$2,568,146,113	$2,099,599,457	$1,439,190,491	$1,305,147,996
New York	36,781	1,358,234,012	1,195,342,259	748,865,256	664,800,791
California	26,744	1,097,400,587	960,195,859	602,574,902	533,256,311
New Jersey	25,065	904,987,563	794,858,139	491,477,604	436,702,057
Florida	22,827	874,149,121	774,938,429	467,606,047	418,442,234
Ohio	19,790	625,074,302	540,236,258	339,520,900	305,290,629
Pennsylvania	14,873	511,905,565	436,355,346	278,228,879	249,860,391
Texas	6,256	259,677,812	235,578,835	129,951,063	116,025,783

2006 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2006	Q1	Car	-	-	1	42	$ 23,495	$ 20,753	$ 11,278	$ 11,110	$ 668	$ 8,593	$ 1,850	$ 27,370	$ 24,484	$ 13,881	$ 12,495	$ (1,404)	$ (57,108)
		CUV	-	-	-	1	-	-	-	-	-	-	-	37,150	31,695	22,662	18,617	(4,045)	(4,045)
		SUV	-	1	3	15	37,485	31,777	18,919	16,206	1,612	14,769	(175)	43,474	38,988	23,180	21,156	(2,024)	(30,886)
		Truck	-	1	-	16	-	-	-	-	-	-	-	37,248	30,349	21,035	18,322	(2,713)	(43,403)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	39	4	191	30,898	26,009	15,757	14,537	592	15,425	(1,479)	30,190	27,664	15,714	14,319	(1,472)	(287,030)
		CUV	-	1	-	6	-	-	-	-	-	-	-	31,424	28,741	18,715	16,408	(2,308)	(13,846)
		SUV	-	25	9	109	35,270	29,762	19,525	17,542	44	16,463	932	44,367	39,632	23,737	21,789	(2,031)	(212,945)
		Truck	-	55	5	138	33,721	28,437	20,555	18,671	15	18,931	(274)	36,420	30,295	20,235	18,042	(2,235)	(309,789)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	168	5	453	27,616	25,955	14,547	13,556	1,653	13,441	(1,655)	29,190	26,400	14,953	13,477	(1,512)	(693,373)
		CUV	-	-	-	18	-	-	-	-	-	-	-	33,565	30,335	18,664	16,225	(2,439)	(43,906)
		SUV	-	97	13	244	44,905	42,686	28,451	29,368	225	28,024	(819)	41,593	36,963	23,531	21,397	(2,181)	(542,869)
		Truck	-	171	19	296	35,070	29,606	20,302	18,578	86	19,359	(944)	35,976	30,202	19,719	17,720	(2,032)	(619,351)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	279	13	640	25,751	23,498	13,650	12,732	118	15,465	(3,068)	29,544	26,750	15,357	13,881	(1,534)	(1,021,329)
		CUV	-	5	-	26	-	-	-	-	-	-	-	32,135	28,915	18,265	15,920	(2,407)	(62,579)
		SUV	-	153	19	291	39,188	34,130	22,127	19,909	705	19,115	13	44,659	40,859	25,061	22,861	(2,229)	(648,523)
		Truck	-	247	33	286	36,896	30,191	22,139	19,940	148	20,489	(730)	36,215	30,494	19,498	17,464	(2,114)	(628,567)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2007	Q1	Car	12	284	32	862	26,956	23,695	15,910	14,916	251	15,916	(1,579)	29,694	26,966	15,406	13,925	(1,544)	(1,381,285)
		CUV	-	11	3	44	32,941	27,329	20,375	18,235	28	17,348	858	30,675	27,834	18,044	15,720	(2,380)	(102,153)
		SUV	7	211	35	499	41,144	35,750	23,735	21,286	86	23,239	(2,049)	44,501	39,985	24,689	22,566	(2,185)	(1,162,114)
		Truck	5	293	72	539	35,898	28,489	21,427	19,561	105	20,993	(1,653)	37,120	31,084	20,351	18,251	(2,159)	(1,282,571)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	12	314	76	1,070	26,879	23,784	15,772	14,828	143	15,638	(1,269)	28,497	25,873	14,833	13,489	(1,420)	(1,615,989)
		CUV	1	24	12	106	33,588	28,986	20,615	18,125	1,411	17,339	(625)	29,355	27,262	17,766	15,798	(2,025)	(222,179)
		SUV	4	278	126	767	35,861	30,054	21,391	19,805	251	19,078	315	43,066	38,855	23,687	21,543	(2,204)	(1,650,681)
		Truck	-	297	292	912	36,191	29,222	21,752	19,735	279	19,630	(209)	37,124	30,969	20,485	18,375	(2,155)	(2,026,051)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	2	413	341	1,176	27,669	23,705	16,137	14,551	198	15,271	(943)	29,191	26,538	15,035	13,538	(1,550)	(2,144,798)
		CUV	-	26	54	99	31,365	26,995	19,218	17,620	263	16,151	1,167	29,816	26,926	18,008	15,958	(2,122)	(147,054)
		SUV	1	371	703	770	35,653	29,519	21,019	19,377	360	18,013	885	42,963	38,885	23,319	21,177	(2,185)	(1,059,975)
		Truck	-	383	1,048	762	36,400	29,228	21,930	19,892	341	18,974	545	36,771	31,012	19,944	17,875	(2,115)	(1,040,431)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	1	460	1,372	1,193	28,283	23,998	16,599	15,148	199	13,970	955	27,954	25,448	14,501	13,118	(1,432)	(398,685)
		CUV	-	35	268	97	31,018	26,300	19,051	17,489	207	14,459	2,810	30,247	27,608	18,126	16,014	(2,137)	545,858
		SUV	2	440	2,704	793	38,410	32,240	23,151	21,359	331	18,204	2,721	44,496	40,524	24,217	21,989	(2,264)	5,561,719
		Truck	-	464	3,116	687	36,629	28,954	21,979	19,864	338	17,846	1,649	36,837	30,837	19,935	17,809	(2,182)	3,639,663
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2006 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2008	Q1	Car	7,249	444	5,646	1,481	$ 30,259	$ 25,556	$ 17,796	$ 16,043	$ 243	$ 14,448	$ 1,303	$ 27,924	$ 25,117	$ 14,663	$ 13,282	$ (1,430)	$ 5,239,069
		CUV	1,061	53	905	108	31,419	26,413	19,164	17,247	250	14,340	2,632	30,723	27,778	18,430	16,288	(2,210)	2,143,042
		SUV	11,861	580	9,467	935	37,756	31,245	22,761	20,954	415	16,937	3,499	40,972	36,701	22,346	20,325	(2,132)	31,127,742
		Truck	19,431	499	12,876	1,284	36,587	28,559	21,922	19,880	408	16,884	2,541	36,774	30,244	20,508	18,524	(2,087)	30,041,200
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	9,126	375	7,259	1,715	30,842	26,123	18,134	16,242	298	14,858	1,006	26,770	23,951	14,313	13,088	(1,317)	5,044,788
		CUV	784	51	1,074	117	30,921	26,135	18,762	16,772	238	14,613	1,872	30,204	27,877	17,787	15,501	(2,315)	1,739,629
		SUV	12,215	530	11,861	736	40,244	33,755	24,618	22,529	457	16,163	5,803	39,373	35,067	21,368	19,463	(1,962)	67,390,883
		Truck	11,102	402	10,656	872	36,628	28,427	21,570	19,666	531	14,502	4,543	35,857	29,464	19,529	17,836	(1,892)	46,764,535
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	8,125	420	6,888	1,747	32,449	27,629	18,736	16,674	341	14,672	1,481	25,534	22,661	13,641	12,362	(1,333)	7,873,121
		CUV	2,527	76	2,387	112	31,759	27,240	20,026	17,613	320	14,844	2,399	31,695	28,107	18,640	16,467	(2,206)	5,479,194
		SUV	17,066	706	14,416	499	43,164	37,310	27,128	24,340	496	17,668	6,070	38,013	34,014	20,991	18,945	(2,096)	86,455,202
		Truck	9,468	356	7,804	367	36,568	28,388	21,315	19,534	590	14,984	3,831	32,785	27,380	17,327	15,823	(1,684)	29,275,400
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	6,191	518	7,501	1,033	28,943	25,223	16,277	14,702	286	11,427	2,798	26,360	23,581	13,766	12,458	(1,359)	19,584,667
		CUV	4,549	78	3,313	82	30,786	26,556	19,634	17,405	337	12,859	4,098	31,033	27,727	18,249	16,066	(2,248)	13,393,010
		SUV	12,998	661	11,798	389	39,204	33,875	23,588	21,451	442	15,672	5,098	37,549	33,567	20,143	18,307	(1,934)	59,393,453
		Truck	5,623	313	5,048	311	36,606	29,223	20,846	19,085	496	15,403	3,004	32,375	27,334	16,758	15,312	(1,639)	14,653,021
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2009	Q1	Car	15,390	573	12,276	1,240	29,430	26,068	14,832	13,047	348	11,321	1,294	25,840	22,873	12,841	11,608	(1,276)	14,308,204
		CUV	1,590	49	1,789	54	33,377	29,568	18,797	16,340	449	13,572	2,141	31,812	28,626	17,308	15,127	(2,205)	3,710,678
		SUV	13,696	596	12,680	691	36,883	31,924	19,555	17,314	514	15,196	1,369	34,661	30,087	17,049	15,277	(1,862)	16,069,956
		Truck	9,060	263	5,125	896	35,663	29,808	18,619	16,597	635	16,110	(311)	33,389	27,952	16,349	14,690	(1,885)	(3,285,315)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	25,555	487	16,050	2,331	31,320	27,843	15,422	13,455	402	12,852	146	26,359	23,503	13,085	11,732	(1,388)	(899,431)
		CUV	1,441	48	1,280	112	33,581	29,845	17,722	14,988	531	14,263	(18)	31,640	28,173	16,336	14,089	(2,284)	(279,479)
		SUV	23,037	498	15,742	1,525	41,980	37,046	22,438	19,583	636	18,475	278	35,746	30,625	17,193	15,364	(1,888)	1,500,349
		Truck	6,913	164	3,641	1,292	35,767	30,269	17,920	15,835	889	16,743	(1,963)	35,339	29,691	17,300	15,500	(1,989)	(9,717,329)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	16,709	357	11,138	2,902	29,823	26,624	14,526	12,709	485	12,757	(656)	26,729	23,853	13,099	11,675	(1,456)	(11,530,869)
		CUV	1,150	29	968	168	31,472	28,511	16,769	14,129	460	15,012	(1,499)	31,014	28,206	16,291	13,921	(2,389)	(1,852,141)
		SUV	13,263	340	9,572	2,408	40,242	35,229	20,140	17,747	758	18,017	(1,266)	36,462	31,394	17,310	15,541	(1,797)	(16,440,571)
		Truck	3,267	127	1,832	1,059	35,617	30,538	17,476	15,523	1,198	17,130	(3,019)	35,541	30,110	17,122	15,318	(2,000)	(7,649,398)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	14,456	204	9,463	2,273	28,272	25,489	14,016	12,377	465	11,500	228	27,302	24,470	13,392	12,011	(1,415)	(1,056,375)
		CUV	2,556	37	1,549	268	30,088	27,603	16,371	13,818	433	14,200	(885)	30,346	27,671	15,975	13,654	(2,322)	(1,993,526)
		SUV	11,371	186	7,458	2,426	38,585	33,962	19,171	17,017	736	17,225	(1,321)	36,366	31,689	17,382	15,732	(1,675)	(13,915,258)
		Truck	2,346	48	1,163	814	34,550	30,018	16,796	14,954	1,264	16,097	(2,667)	34,714	29,986	16,846	15,125	(1,863)	(4,618,536)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2006 Originations

Lease Terminations and Residual Performance

						Vehicles Returned and Sold							Vehicles Retained
Period	Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2010 Q1	Car	6,616	90	4,440	1,108	$ 31,031	$ 28,489	$ 14,908	$ 13,141	$ 615	$ 12,864	$ (570)	$ 30,467	$ 27,880	$ 14,355	$ 12,877	$ (1,514)	$ (4,208,816)
	CUV	607	10	538	153	33,178	30,725	16,537	13,916	699	14,770	(1,703)	34,402	31,706	16,600	13,813	(2,788)	(1,342,520)
	SUV	4,964	80	3,325	1,208	38,969	35,035	18,997	16,994	913	18,113	(2,456)	37,744	33,779	17,815	16,199	(1,642)	(10,150,522)
	Truck	1,052	24	484	374	34,758	30,339	16,513	14,714	1,290	16,903	(3,745)	34,205	29,754	16,112	14,465	(1,759)	(2,470,556)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	1,689	53	1,335	493	38,743	35,722	17,329	15,022	828	14,766	(1,102)	35,430	32,495	15,490	13,761	(1,777)	(2,347,125)
	CUV	72	4	131	53	33,625	31,659	15,926	13,415	1,177	14,385	(2,356)	36,483	34,712	16,952	14,131	(2,821)	(458,126)
	SUV	848	40	913	368	40,597	37,330	18,924	16,870	1,289	17,957	(2,790)	39,276	35,843	18,121	16,431	(1,736)	(3,186,368)
	Truck	228	13	140	139	33,663	29,677	15,393	13,818	1,758	15,929	(4,183)	34,795	30,554	15,378	14,210	(1,572)	(804,191)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q3	Car	983	29	617	219	42,204	38,747	17,575	15,333	921	14,883	(908)	37,149	34,136	15,295	13,713	(1,620)	(915,170)
	CUV	134	4	54	31	30,950	30,234	14,407	12,217	917	13,421	(2,447)	33,507	31,832	15,561	13,097	(2,482)	(209,067)
	SUV	470	17	309	146	45,324	42,615	20,730	18,024	1,402	18,949	(2,603)	41,339	38,297	18,430	16,374	(2,095)	(1,110,166)
	Truck	126	2	58	53	29,946	26,956	11,885	11,095	1,395	12,377	(3,187)	33,897	30,058	14,783	13,570	(1,480)	(263,266)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q4	Car	427	3	236	86	40,244	38,057	16,396	14,443	1,123	13,676	(694)	37,614	34,327	15,610	14,393	(1,285)	(274,320)
	CUV	154	3	57	21	29,119	28,363	13,597	11,726	343	13,050	(1,745)	30,206	28,702	13,930	11,867	(2,063)	(142,794)
	SUV	257	6	144	61	46,470	43,472	21,559	18,545	1,238	19,516	(2,375)	42,050	39,042	18,652	16,332	(2,336)	(484,527)
	Truck	98	2	24	41	32,861	29,865	13,848	12,158	2,225	14,131	(4,417)	32,357	28,934	12,558	11,905	(1,033)	(148,371)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2011 Q1	Car	-	3	51	19	41,546	38,735	16,999	15,090	1,515	15,096	(2,300)	35,692	33,812	14,651	13,062	(1,598)	(147,651)
	CUV	-	-	14	4	27,807	27,761	13,445	11,583	700	12,856	(2,314)	30,054	28,773	13,781	12,076	(1,705)	(39,211)
	SUV	-	1	35	20	44,149	43,420	20,260	17,186	2,614	17,290	(3,181)	45,008	43,411	20,000	17,338	(2,681)	(164,948)
	Truck	-	1	9	8	28,233	25,539	10,472	10,010	1,044	11,455	(3,024)	33,313	31,576	12,917	11,915	(1,446)	(38,783)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Q2	Car	-	-	8	3	34,597	32,141	14,104	12,134	3,166	12,330	(3,947)	38,568	37,280	14,030	12,611	(1,419)	(35,833)
	CUV	-	-	2	1	36,110	33,900	15,370	12,515	6	17,857	(5,758)	29,825	27,683	14,316	11,827	(2,489)	(14,005)
	SUV	-	1	3	4	43,685	41,726	21,843	18,437	631	22,010	(4,906)	50,899	48,781	22,411	20,387	(2,025)	(22,816)
	Truck	-	-	2	-	36,445	33,547	16,135	14,432	82	19,461	(5,396)	-	-	-	-	-	(10,792)
	Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Total/Average	319,948	16,000	253,932	50,008	$ 35,531	$ 30,393	$ 19,707	$ 17,628	$ 501	$ 15,260	$ 1,716	$ 32,899	$ 28,960	$ 16,803	$ 15,141	$ (1,730)	$349,252,696

2006 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2006	Jan	-	$ -	$ -	$ -	$ -	$ -	-%	$ (5,502)	$ (5,502)	0.00%
	Feb	-	-	-	-	-	-	-	(27,723)	(27,723)	0.00
	Mar	2	32,676	-	2,179	-	34,855	0.00	(135,442)	(100,587)	0.00
	Apr	17	138,232	-	2,179	-	140,411	0.00	(267,329)	(126,917)	0.00
	May	63	501,830	-	6,016	-	507,846	0.01	(598,054)	(90,208)	0.00
	Jun	122	1,064,431	8,362	7,266	355	1,062,979	0.01	(959,052)	103,927	0.00
	Jul	232	2,208,943	13,163	9,642	355	2,205,067	0.02	(1,410,888)	794,179	0.01
	Aug	402	3,842,107	41,074	20,145	1,605	3,819,572	0.04	(2,076,807)	1,742,765	0.02
	Sep	558	5,289,215	62,239	23,637	1,605	5,249,008	0.05	(2,858,550)	2,390,458	0.02
	Oct	754	7,135,980	75,581	30,950	1,843	7,089,506	0.07	(3,593,031)	3,496,474	0.04
	Nov	982	9,318,215	181,736	37,182	3,480	9,170,182	0.09	(4,382,910)	4,787,272	0.05
	Dec	1,242	12,378,830	273,369	42,309	4,126	12,143,644	0.13	(5,219,548)	6,924,096	0.07
2007	Jan	1,552	15,186,238	428,784	49,745	5,279	14,801,920	0.15	(6,394,665)	8,407,255	0.09
	Feb	1,779	17,001,435	613,812	55,926	6,425	16,437,124	0.17	(7,558,784)	8,878,340	0.09
	Mar	2,041	19,608,394	1,039,512	61,092	10,107	18,619,867	0.19	(9,147,672)	9,472,195	0.10
	Apr	2,327	22,252,010	1,262,784	72,554	16,869	21,044,910	0.22	(10,938,057)	10,106,853	0.10
	May	2,635	24,984,028	1,412,500	94,418	22,581	23,643,366	0.24	(12,904,770)	10,738,596	0.11
	Jun	2,954	27,924,405	1,704,882	114,543	26,069	26,307,997	0.27	(14,662,573)	11,645,424	0.12
	Jul	3,304	31,551,785	1,928,568	147,371	36,175	29,734,412	0.31	(16,444,073)	13,290,339	0.14
	Aug	3,735	35,836,943	2,181,674	194,145	51,453	33,797,961	0.35	(18,245,915)	15,552,047	0.16
	Sep	4,147	40,085,764	2,388,202	263,830	83,445	37,877,947	0.39	(19,054,831)	18,823,115	0.19
	Oct	4,636	45,529,373	2,672,003	420,011	147,736	43,129,645	0.45	(18,592,700)	24,536,945	0.25
	Nov	5,098	50,488,307	3,041,694	657,196	297,338	47,806,470	0.49	(16,480,428)	31,326,042	0.32
	Dec	5,546	55,293,109	3,518,103	1,073,778	499,045	52,349,739	0.54	(9,706,276)	42,643,462	0.44
2008	Jan	6,144	61,290,936	3,851,401	2,587,498	989,227	59,037,807	0.61	9,504,684	68,542,490	0.71
	Feb	6,676	66,732,601	4,542,678	4,853,865	1,941,938	65,101,849	0.67	32,556,995	97,658,844	1.01
	Mar	7,122	71,248,508	5,131,245	7,650,706	3,527,747	70,240,222	0.72	58,844,777	129,084,999	1.33
	Apr	7,602	76,579,319	5,990,922	11,086,108	5,348,877	76,325,628	0.79	91,873,856	168,199,484	1.74
	May	8,061	81,870,413	6,791,621	14,621,083	7,033,207	82,666,669	0.85	132,247,093	214,913,762	2.22
	Jun	8,480	86,318,612	7,449,160	18,303,011	9,123,977	88,048,486	0.91	179,784,612	267,833,098	2.76
	Jul	9,005	92,684,399	8,033,361	22,953,637	11,639,611	95,965,064	0.99	228,075,405	324,040,469	3.34
	Aug	9,480	97,834,322	8,391,740	27,235,186	14,314,815	102,362,953	1.06	266,397,014	368,759,966	3.81
	Sep	10,038	103,814,594	9,025,933	31,349,532	16,819,234	109,318,960	1.13	308,867,529	418,186,489	4.32
	Oct	10,605	110,210,854	9,838,755	34,966,041	19,474,688	115,863,451	1.20	351,301,244	467,164,696	4.82
	Nov	11,063	114,969,317	10,383,102	37,666,082	21,451,704	120,800,593	1.25	383,483,835	504,284,428	5.21
	Dec	11,608	120,567,911	10,969,379	40,921,986	23,461,599	127,058,919	1.31	415,891,680	542,950,599	5.60

2006 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2009	Jan	12,174	$ 125,241,307	$ 11,824,882	$ 44,754,971	$ 25,657,133	$ 132,514,263	1.37%	$ 434,473,938	$ 566,988,201	5.85%
	Feb	12,633	129,090,276	12,610,031	48,710,340	28,147,486	137,043,099	1.41	441,841,781	578,884,880	5.98
	Mar	13,089	132,402,680	13,432,250	53,915,609	31,327,645	141,558,394	1.46	446,695,203	588,253,598	6.07
	Apr	13,543	135,277,058	14,374,949	59,929,783	34,492,140	146,339,752	1.51	449,833,755	596,173,507	6.15
	May	13,897	137,659,751	15,381,659	66,113,198	37,714,598	150,676,692	1.56	445,975,855	596,652,547	6.16
	Jun	14,286	140,055,181	16,129,442	73,663,468	41,831,932	155,757,274	1.61	437,299,314	593,056,588	6.12
	Jul	14,588	141,985,182	17,187,185	79,747,000	45,687,893	158,857,103	1.64	424,802,721	583,659,824	6.02
	Aug	14,884	143,854,167	18,048,924	84,319,299	48,860,384	161,264,158	1.66	411,944,580	573,208,738	5.92
	Sep	15,139	145,510,110	18,704,411	88,829,294	51,494,393	164,140,600	1.69	399,826,334	563,966,934	5.82
	Oct	15,337	147,071,602	19,536,882	92,966,645	53,865,281	166,636,084	1.72	390,890,738	557,526,823	5.75
	Nov	15,489	148,154,984	20,084,873	96,363,675	56,138,599	168,295,187	1.74	385,053,225	553,348,412	5.71
	Dec	15,614	148,966,353	20,749,581	99,911,211	58,353,970	169,774,013	1.75	378,242,640	548,016,654	5.66
2010	Jan	15,707	149,574,920	21,330,339	102,531,890	60,283,177	170,493,294	1.76	373,084,700	543,577,994	5.61
	Feb	15,769	149,971,622	21,949,892	104,512,162	61,902,252	170,631,641	1.76	367,421,066	538,052,706	5.55
	Mar	15,818	150,266,638	22,493,867	106,416,653	63,611,413	170,578,011	1.76	360,070,226	530,648,237	5.48
	Apr	15,860	150,512,623	23,035,574	107,652,765	64,977,503	170,152,311	1.76	356,879,858	527,032,169	5.44
	May	15,895	150,765,193	23,494,874	108,470,544	65,990,937	169,749,925	1.75	354,991,444	524,741,370	5.42
	Jun	15,928	151,015,375	23,916,114	109,374,985	66,970,243	169,504,003	1.75	353,274,416	522,778,419	5.40
	Jul	15,954	151,257,796	24,275,148	109,987,374	67,800,360	169,169,663	1.75	352,104,501	521,274,164	5.38
	Aug	15,972	151,439,403	24,609,565	110,439,054	68,472,449	168,796,442	1.74	351,410,906	520,207,348	5.37
	Sep	15,980	151,490,654	25,000,237	110,794,457	69,014,096	168,270,778	1.74	350,776,747	519,047,525	5.36
	Oct	15,989	151,575,406	25,406,755	111,167,799	69,567,471	167,768,980	1.73	350,368,058	518,137,038	5.35
	Nov	15,992	151,602,158	25,825,405	111,359,463	70,046,240	167,089,976	1.72	350,023,879	517,113,855	5.34
	Dec	15,994	151,635,883	26,168,457	111,491,773	70,516,336	166,442,863	1.72	349,726,735	516,169,598	5.33
2011	Jan	15,996	151,646,718	26,452,711	111,627,854	70,913,508	165,908,352	1.71	349,529,765	515,438,117	5.32
	Feb	15,999	151,697,954	26,702,109	111,688,601	71,247,215	165,437,232	1.71	349,424,340	514,861,572	5.31
	Mar	15,999	151,697,954	27,055,874	111,766,204	71,692,782	164,715,504	1.70	349,336,142	514,051,645	5.31
	Apr	16,000	151,713,408	27,413,807	111,803,281	72,048,538	164,054,345	1.69	349,277,930	513,332,275	5.30
	May	16,000	151,713,408	27,640,135	111,813,511	72,368,883	163,517,901	1.69	349,264,134	512,782,035	5.29
	Jun	16,000	151,713,408	27,963,004	111,815,583	72,678,406	162,887,582	1.68	349,252,696	512,140,277	5.29

2007 Originations

Lease Characteristics

Number of Leases Originated(25)	386,716
Number of Leases Originated with ALG Residual Values(26)	383,932
Weighted Average(27) Original Term	33.1	months
Weighted Average(27) FICO® Score(28) at Origination	723
Weighted Average(27) Lease Factor	2.77%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	383,932	$13,137,074,912	$11,625,296,027	$7,014,213,171	$6,363,259,112
Average		34,217	30,280	18,269	16,574

Original Term
24 months	115,357	$4,251,881,367	$3,612,422,460	$2,580,001,097	$2,353,460,905
27	4,999	129,023,274	112,725,472	84,609,231	75,396,250
30	6,489	424,879,184	398,938,165	252,655,911	233,456,015
36	144,854	4,573,802,889	4,067,447,763	2,304,153,440	2,086,483,227
39	105,444	3,483,023,157	3,172,713,472	1,676,833,261	1,511,606,724
48	6,571	261,331,147	248,627,446	109,833,042	97,299,971
Other	218	13,133,894	12,421,250	6,127,188	5,556,020

Vehicle Type
Car	121,125	$3,436,402,250	$3,070,298,756	$1,837,501,232	$1,676,370,058
CUV	94,786	3,174,492,574	2,866,076,201	1,728,112,728	1,512,211,239
SUV	121,646	4,823,655,679	4,288,030,007	2,551,527,936	2,359,718,362
Truck	46,375	1,702,524,410	1,400,891,063	897,071,274	814,959,453
Other(29)	-	-	-	-	-

Vehicle Make
Ford	211,753	$6,467,762,637	$5,650,844,636	$3,341,202,102	$3,053,822,457
Lincoln	44,659	1,895,385,004	1,702,596,439	965,551,853	869,094,390
Mazda	46,250	1,210,104,467	1,090,233,232	704,186,152	621,227,147
Land Rover	17,899	1,147,495,538	1,062,625,922	682,291,524	630,558,894
Mercury	35,569	1,003,320,169	878,370,638	507,120,679	467,827,961
Volvo	20,219	899,891,506	786,741,343	565,328,217	500,151,961
Jaguar	7,583	513,115,592	453,883,817	248,532,644	220,576,302

Top 15 Vehicle Models(30)
Edge	46,138	$1,456,581,063	$1,322,952,486	$776,299,921	$687,759,045
F-150	37,488	1,342,877,637	1,083,870,162	702,272,878	642,574,905
Explorer	27,152	892,603,035	754,223,041	424,832,167	399,214,164
MKX	18,222	752,702,186	674,946,461	396,126,358	349,103,650
Fusion	33,089	735,384,768	664,461,889	386,356,362	353,741,968
Escape	24,897	643,596,676	582,811,774	336,016,977	315,819,097
Expedition	12,423	546,527,429	488,889,169	258,629,365	241,537,565
Range Rover	5,672	486,050,972	466,727,757	268,599,676	250,441,307
Navigator	8,755	500,538,823	451,173,978	240,987,724	222,622,241
MKZ	14,247	478,845,740	440,013,526	250,750,162	227,369,130
XC-90	10,129	471,085,916	409,879,155	299,614,052	260,847,686
CX-7	15,612	435,096,220	396,055,681	260,556,374	225,661,425
Milan	12,750	303,908,404	273,045,703	158,637,448	140,366,158
Range Rover Sport	4,299	280,485,246	266,008,183	176,835,026	169,992,005
Mountaineer	8,898	318,767,833	262,783,184	148,514,419	136,406,081

Top 8 States(31)
Michigan	83,900	$2,514,936,655	$2,135,749,961	$1,369,542,480	$1,258,602,065
New York	50,167	1,795,482,256	1,609,794,903	960,364,106	868,530,187
New Jersey	35,110	1,229,879,360	1,100,314,722	654,050,188	590,186,908
California	30,596	1,229,912,766	1,093,806,374	668,255,945	600,296,545
Florida	28,539	1,040,361,721	941,047,783	553,819,566	503,715,961
Ohio	24,749	753,899,518	674,549,100	395,749,214	360,033,819
Pennsylvania	19,734	660,843,383	575,840,926	347,782,975	315,723,029
Texas	11,750	441,188,758	411,068,656	222,210,864	200,486,141

2007 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2007	Q1	Car	-	5	-	22	$-	$-	$-	$-	$-	$-	$-	$31,067	$27,499	$16,992	$15,811	$(1,237)	$(27,223)
		CUV	-	-	-	8	-	-	-	-	-	-	-	31,253	30,593	16,332	14,347	(1,996)	(15,970)
		SUV	-	2	1	17	49,965	45,894	24,983	22,064	-	32,412	(11,561)	47,646	44,842	25,849	23,323	(2,533)	(54,617)
		Truck	-	1	1	6	30,355	23,331	18,213	19,577	110	19,828	(1,725)	32,800	27,658	15,912	15,582	(865)	(6,913)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	39	3	143	20,622	18,418	12,637	10,533	1,459	11,339	(2,265)	32,100	29,534	16,636	15,221	(1,502)	(221,524)
		CUV	-	10	4	50	36,111	31,645	17,378	14,501	908	19,109	(5,517)	30,405	28,287	17,155	15,300	(1,871)	(115,597)
		SUV	-	28	4	72	37,616	36,232	19,556	17,579	251	21,048	(3,720)	44,532	40,637	23,800	22,051	(1,791)	(143,859)
		Truck	-	15	2	63	32,408	28,510	15,107	13,871	2,386	18,241	(6,757)	35,438	29,903	18,654	16,995	(1,761)	(124,436)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	124	5	330	27,775	25,384	14,801	14,017	13	15,224	(1,509)	29,056	26,369	15,659	14,460	(1,295)	(434,985)
		CUV	-	35	2	160	29,560	27,003	15,797	13,028	-	19,089	(6,061)	32,638	30,343	18,211	16,047	(2,168)	(358,939)
		SUV	-	103	3	206	34,485	28,776	19,310	16,421	300	19,258	(3,137)	44,459	40,730	23,434	21,661	(1,859)	(392,445)
		Truck	-	66	-	147	-	-	-	-	-	-	-	37,728	31,583	19,693	17,790	(2,005)	(294,804)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	219	18	478	23,424	21,121	13,226	12,165	24	14,717	(2,630)	29,479	26,917	15,694	14,469	(1,334)	(684,895)
		CUV	-	91	5	231	31,468	33,205	17,574	14,823	130	19,761	(5,069)	33,105	31,034	18,203	15,928	(2,315)	(560,097)
		SUV	-	169	8	337	33,426	28,851	18,196	16,260	291	17,778	(2,008)	46,046	42,782	24,678	22,912	(1,877)	(648,491)
		Truck	-	127	8	197	36,482	29,043	20,049	18,160	430	20,069	(2,475)	38,540	32,105	20,067	17,815	(2,353)	(483,381)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2008	Q1	Car	1	333	47	658	24,805	22,802	14,253	12,953	127	14,543	(1,841)	29,048	26,324	15,362	14,121	(1,335)	(965,214)
		CUV	-	135	19	371	29,579	27,841	17,251	15,173	82	18,868	(3,777)	32,780	30,583	18,116	15,870	(2,256)	(908,760)
		SUV	-	240	28	425	41,339	38,265	23,538	21,913	65	24,798	(3,161)	47,239	43,774	25,658	24,102	(1,725)	(821,660)
		Truck	-	172	26	333	36,045	29,468	20,610	18,834	111	19,841	(1,118)	38,701	32,951	20,437	18,047	(2,441)	(841,866)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	3	374	66	790	28,410	25,547	16,967	15,594	160	16,432	(1,068)	28,082	25,505	14,958	13,865	(1,219)	(1,033,638)
		CUV	1	184	50	474	32,650	29,610	20,002	17,755	292	19,968	(2,519)	32,138	30,134	17,504	15,439	(2,085)	(1,114,314)
		SUV	3	331	64	506	38,578	32,872	22,260	20,635	291	18,111	2,074	43,474	40,007	23,382	21,901	(1,605)	(679,587)
		Truck	-	228	107	296	36,432	29,308	20,702	18,992	263	16,640	2,040	37,589	31,655	19,412	17,583	(1,996)	(372,585)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	2	432	225	856	26,634	23,178	15,719	14,416	228	14,179	(59)	27,002	24,801	14,292	13,193	(1,187)	(1,029,233)
		CUV	-	282	205	492	34,042	30,813	20,973	18,755	222	19,418	(901)	32,582	30,292	17,554	15,366	(2,197)	(1,265,589)
		SUV	1	452	253	387	40,594	35,166	23,289	21,559	378	18,958	2,046	39,773	36,472	21,098	19,839	(1,387)	(19,202)
		Truck	-	339	234	190	37,314	29,840	21,191	19,503	302	17,373	1,766	35,177	30,134	17,907	16,386	(1,735)	83,574
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	3	563	1,164	717	29,348	25,387	17,525	16,001	198	12,743	2,993	27,626	25,237	14,406	13,274	(1,209)	2,617,157
		CUV	3	389	682	345	33,671	29,836	20,776	18,555	206	16,242	2,095	33,687	31,562	17,920	15,644	(2,283)	640,922
		SUV	-	592	990	354	39,713	33,771	23,537	21,594	303	17,255	3,881	38,149	35,060	19,904	18,783	(1,241)	3,402,860
		Truck	-	329	768	194	36,946	29,587	21,226	19,519	291	17,176	2,004	36,049	30,988	18,491	16,574	(2,079)	1,135,476
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2007 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2009	Q1	Car	6,854	709	5,341	699	$30,869	$26,607	$18,461	$16,870	$234	$14,201	$2,357	$26,957	$24,380	$14,182	$13,117	$(1,220)	$11,735,829
		CUV	3,748	468	3,489	355	33,193	29,177	20,641	18,434	241	17,836	324	33,473	31,412	17,684	15,592	(2,136)	370,703
		SUV	7,457	706	5,104	606	42,444	36,522	25,586	23,355	454	20,845	1,907	36,527	32,913	18,986	18,043	(1,169)	9,024,350
		Truck	4,932	388	3,185	518	36,899	29,152	21,343	19,647	387	19,795	(626)	37,097	31,169	19,820	18,135	(1,929)	(2,993,491)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	10,521	652	7,949	1,372	30,869	26,657	18,849	17,359	309	15,693	1,212	26,216	23,370	14,478	13,531	(1,116)	8,103,809
		CUV	9,306	456	7,024	881	32,097	28,062	20,198	17,987	323	18,426	(818)	33,439	30,588	18,486	16,322	(2,182)	(7,666,807)
		SUV	9,086	662	6,815	1,602	42,627	36,935	25,847	23,845	507	22,848	262	36,839	32,231	19,309	18,370	(1,115)	1,327
		Truck	4,589	336	3,222	1,256	37,071	29,264	21,146	19,230	499	21,247	(2,661)	37,714	30,966	20,616	18,567	(2,155)	(11,280,191)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	10,159	677	8,049	2,018	32,875	28,223	20,076	18,502	371	17,002	918	25,769	22,982	14,484	13,462	(1,110)	5,152,036
		CUV	8,134	468	6,663	1,739	32,793	28,236	20,400	17,983	367	19,510	(2,002)	33,438	30,012	18,714	16,514	(2,212)	(17,188,531)
		SUV	11,958	633	8,156	2,484	47,614	41,893	28,963	26,468	631	25,790	(308)	37,887	33,225	19,945	18,895	(1,209)	(5,516,117)
		Truck	4,489	332	2,782	1,882	37,103	28,825	20,845	18,946	534	21,946	(3,724)	37,497	30,348	20,223	18,288	(2,029)	(14,179,981)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	9,050	601	8,404	2,242	30,271	26,298	18,228	16,876	361	14,719	1,550	26,064	23,366	14,183	13,182	(1,080)	10,605,603
		CUV	8,493	446	7,026	2,500	35,064	30,187	21,508	18,912	382	19,686	(1,302)	34,253	30,977	18,693	16,471	(2,232)	(14,729,467)
		SUV	9,203	611	8,111	3,248	45,246	39,564	27,220	24,779	641	24,102	(508)	36,711	32,380	18,804	17,713	(1,213)	(8,065,668)
		Truck	4,756	307	3,197	2,224	37,377	29,657	21,297	19,436	506	21,491	(2,751)	37,263	30,689	19,947	18,132	(1,929)	(13,085,769)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2010	Q1	Car	9,676	586	10,473	2,561	27,868	24,943	14,692	13,302	385	12,997	(280)	25,885	23,432	13,071	11,954	(1,173)	(5,939,218)
		CUV	4,988	437	5,820	2,285	33,475	30,380	18,248	16,025	402	18,139	(2,635)	33,493	30,819	17,195	15,097	(2,102)	(20,137,708)
		SUV	9,874	496	9,366	4,691	39,278	34,664	20,947	19,157	615	20,536	(2,517)	36,139	32,041	17,684	16,444	(1,306)	(29,700,905)
		Truck	6,457	223	3,388	2,796	35,313	28,812	18,238	16,685	587	19,569	(3,630)	35,885	29,744	18,033	16,436	(1,711)	(17,083,303)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	26,228	372	16,045	5,381	27,467	24,844	13,815	12,449	403	12,860	(933)	26,522	23,833	13,177	12,007	(1,222)	(21,539,021)
		CUV	17,160	351	10,654	4,209	32,883	30,327	17,240	14,960	444	17,102	(2,629)	33,236	30,589	16,854	14,716	(2,141)	(37,018,611)
		SUV	25,211	344	13,435	7,861	39,688	35,901	20,433	19,075	623	21,095	(2,884)	36,244	32,167	17,476	16,322	(1,223)	(48,360,789)
		Truck	7,742	143	2,934	3,137	35,135	29,296	17,450	15,901	754	19,342	(4,356)	36,090	30,195	17,764	16,183	(1,730)	(18,207,414)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	21,323	270	12,845	5,045	27,560	24,925	13,709	12,322	477	12,611	(883)	26,319	23,669	12,963	11,840	(1,175)	(17,271,286)
		CUV	18,071	249	10,326	4,705	33,261	30,531	17,007	14,744	513	17,129	(2,966)	33,558	30,536	16,843	14,666	(2,179)	(40,878,095)
		SUV	23,082	261	11,258	7,926	37,010	33,385	18,314	16,993	701	19,340	(3,232)	35,959	31,721	17,143	15,907	(1,288)	(46,593,649)
		Truck	6,409	95	2,323	2,601	35,656	29,700	17,611	15,883	923	19,601	(4,835)	36,719	30,711	18,038	16,207	(1,974)	(16,365,739)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	17,325	186	9,912	3,181	26,623	24,129	13,471	12,173	439	12,032	(379)	25,580	22,969	12,734	11,622	(1,151)	(7,414,550)
		CUV	16,327	118	8,721	3,706	34,348	31,132	17,407	15,008	557	17,621	(3,265)	34,054	30,547	16,945	14,765	(2,182)	(36,563,099)
		SUV	17,453	140	8,024	5,321	35,799	32,232	17,468	16,142	744	18,319	(3,119)	36,404	32,145	17,338	16,055	(1,333)	(32,119,125)
		Truck	4,642	62	1,432	1,701	36,458	31,051	18,176	16,333	968	19,986	(4,834)	37,727	32,078	18,749	16,901	(2,017)	(10,353,638)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2007 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2011	Q1	Car	7,728	58	4,137	1,470	$27,506	$25,236	$13,653	$12,465	$587	$13,196	$(1,429)	$27,250	$24,804	$13,233	$12,133	$(1,132)	$(7,577,234)
		CUV	7,213	56	3,856	1,812	35,164	31,925	17,352	15,105	692	18,490	(4,229)	34,588	31,151	16,877	14,799	(2,082)	(20,080,622)
		SUV	7,420	63	3,724	2,595	37,121	33,351	17,693	16,526	949	19,053	(3,830)	37,654	33,356	17,661	16,563	(1,186)	(17,339,950)
		Truck	1,682	23	620	748	37,324	32,358	18,514	16,674	1,316	20,424	(5,472)	37,760	32,890	18,397	16,836	(1,875)	(4,794,695)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	971	28	779	465	33,055	30,354	14,943	13,615	915	15,266	(2,827)	33,782	30,919	14,602	13,342	(1,318)	(2,814,655)
		CUV	577	16	674	437	34,521	31,996	16,802	14,452	1,221	17,511	(4,610)	33,976	31,397	16,263	14,073	(2,192)	(4,065,435)
		SUV	423	14	744	562	40,044	36,267	18,575	17,299	1,472	19,193	(4,015)	39,716	35,764	18,126	16,981	(1,224)	(3,675,149)
		Truck	262	9	170	183	37,994	33,538	18,865	16,950	2,077	19,837	(5,492)	38,401	34,324	18,145	16,323	(2,067)	(1,311,869)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	832
		CUV	298
		SUV	295
		Truck	257
		Other	-
	Q4	Car	449
		CUV	467
		SUV	180
		Truck	158
		Other	-
	Total/Average		383,932	19,461	251,169	110,860	$34,349	$30,279	$18,840	$17,059	$508	$17,763	$(1,394)	$33,550	$29,712	$16,923	$15,439	$(1,556)	$(522,657,952)

2007 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2007	Jan	-	$-	$-	$-	$-	$-	-%	$(1,656)	$(1,656)	0.00%
	Feb	-	-	-	-	-	-	-	(30,925)	(30,925)	0.00
	Mar	8	55,930	-	-	-	55,930	0.00	(104,723)	(48,793)	0.00
	Apr	24	187,327	658	-	-	186,670	0.00	(254,880)	(68,210)	0.00
	May	57	445,534	8,789	4,834	-	441,579	0.00	(438,236)	3,343	0.00
	Jun	100	830,952	15,085	16,651	495	832,023	0.01	(710,138)	121,885	0.00
	Jul	183	1,759,815	15,535	17,955	995	1,761,240	0.02	(1,088,586)	672,654	0.01
	Aug	297	2,937,590	24,101	19,692	1,707	2,931,473	0.03	(1,654,071)	1,277,402	0.01
	Sep	428	4,417,475	81,770	27,465	3,762	4,359,407	0.04	(2,191,310)	2,168,097	0.02
	Oct	607	6,682,981	106,418	32,668	5,156	6,604,076	0.06	(2,998,041)	3,606,035	0.03
	Nov	809	9,255,787	163,696	35,590	11,503	9,116,178	0.08	(3,699,468)	5,416,710	0.05
	Dec	1,034	12,252,666	257,144	39,094	13,278	12,021,338	0.10	(4,568,174)	7,453,164	0.06
2008	Jan	1,315	15,425,736	419,099	60,304	17,113	15,049,827	0.13	(5,820,647)	9,229,180	0.08
	Feb	1,600	18,339,749	574,166	67,315	21,217	17,811,682	0.15	(6,906,098)	10,905,585	0.09
	Mar	1,914	21,954,460	793,464	81,908	22,720	21,220,184	0.18	(8,105,673)	13,114,511	0.11
	Apr	2,256	26,337,125	1,022,290	92,049	24,725	25,382,159	0.22	(9,373,033)	16,009,126	0.14
	May	2,623	31,144,196	1,312,555	99,581	25,187	29,906,035	0.26	(10,404,643)	19,501,392	0.17
	Jun	3,031	36,062,189	1,674,295	127,708	33,952	34,481,650	0.30	(11,305,797)	23,175,853	0.20
	Jul	3,518	41,808,890	2,025,570	169,643	45,836	39,907,126	0.34	(12,236,685)	27,670,442	0.24
	Aug	4,012	47,556,951	2,471,372	246,689	54,563	45,277,705	0.39	(13,202,937)	32,074,768	0.28
	Sep	4,536	54,416,274	3,026,805	291,570	67,065	51,613,975	0.44	(13,536,246)	38,077,729	0.33
	Oct	5,227	62,641,051	3,648,664	462,122	167,004	59,287,504	0.51	(12,555,655)	46,731,849	0.40
	Nov	5,779	69,489,570	3,955,139	795,423	298,310	66,031,544	0.57	(10,521,798)	55,509,746	0.48
	Dec	6,409	76,374,503	4,688,176	1,267,238	526,194	72,427,370	0.62	(5,739,831)	66,687,539	0.57
2009	Jan	7,152	82,976,671	5,467,982	2,562,675	1,073,595	78,997,769	0.68	2,741,336	81,739,104	0.70
	Feb	7,926	89,989,684	6,129,322	4,441,528	1,987,640	86,314,250	0.74	7,743,224	94,057,474	0.81
	Mar	8,680	96,326,238	6,854,361	7,078,942	3,389,973	93,160,847	0.80	12,397,559	105,558,406	0.91
	Apr	9,380	101,856,391	7,840,825	10,135,402	5,139,768	99,011,199	0.85	14,176,635	113,187,835	0.97
	May	10,042	106,609,635	8,727,662	13,422,157	6,966,588	104,337,543	0.90	9,634,939	113,972,481	0.98
	Jun	10,786	112,143,219	9,598,916	18,120,214	9,422,805	111,241,711	0.96	1,555,699	112,797,410	0.97
	Jul	11,565	117,402,583	10,423,806	23,268,451	12,255,035	117,992,192	1.01	(6,375,613)	111,616,579	0.96
	Aug	12,276	121,935,877	11,375,560	28,063,207	15,222,062	123,401,461	1.06	(17,484,238)	105,917,224	0.91
	Sep	12,896	126,057,794	12,272,730	33,096,629	18,185,526	128,696,168	1.11	(30,176,894)	98,519,274	0.85
	Oct	13,584	131,423,289	13,208,196	37,845,921	21,305,503	134,755,510	1.16	(39,401,168)	95,354,342	0.82
	Nov	14,189	135,745,195	14,113,887	42,065,478	24,137,901	139,558,887	1.20	(45,764,071)	93,794,815	0.81
	Dec	14,861	140,898,204	14,986,491	47,345,483	27,080,216	146,176,980	1.26	(55,452,194)	90,724,786	0.78

2007 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2010	Jan	15,531	$144,779,554	$15,886,885	$51,652,241	$30,053,817	$150,491,093	1.29%	$(68,825,313)	$81,665,780	0.70%
	Feb	16,077	147,915,034	16,999,919	55,590,780	32,845,856	153,660,039	1.32	(90,760,499)	62,899,540	0.54
	Mar	16,603	150,689,985	18,385,522	61,183,465	36,259,276	157,228,652	1.35	(128,313,328)	28,915,324	0.25
	Apr	17,043	152,885,776	19,879,865	67,821,997	39,905,910	160,921,998	1.38	(167,295,313)	(6,373,314)	(0.05)
	May	17,439	154,703,067	20,971,008	74,258,393	43,922,711	164,067,741	1.41	(204,962,050)	(40,894,309)	(0.35)
	Jun	17,813	156,708,045	21,909,848	82,484,229	48,626,062	168,656,365	1.45	(253,439,164)	(84,782,799)	(0.73)
	Jul	18,163	158,322,641	22,857,639	89,540,011	53,021,554	171,983,459	1.48	(297,025,354)	(125,041,894)	(1.08)
	Aug	18,456	159,798,561	23,896,094	96,715,175	57,383,695	175,233,948	1.51	(339,182,174)	(163,948,226)	(1.41)
	Sep	18,688	161,314,073	24,686,399	103,455,681	61,146,673	178,936,683	1.54	(374,547,932)	(195,611,249)	(1.68)
	Oct	18,892	162,462,740	25,464,546	109,437,838	64,855,657	181,580,375	1.56	(403,843,662)	(222,263,287)	(1.91)
	Nov	19,072	163,392,614	26,412,508	114,412,059	67,988,458	183,403,707	1.58	(433,063,465)	(249,659,758)	(2.15)
	Dec	19,194	164,308,232	27,265,362	119,261,874	70,943,638	185,361,106	1.59	(460,998,344)	(275,637,238)	(2.37)
2011	Jan	19,288	164,954,810	27,876,677	122,865,071	73,362,506	186,580,698	1.60	(480,136,954)	(293,556,256)	(2.53)
	Feb	19,358	165,425,868	28,506,783	125,501,135	75,451,502	186,968,718	1.61	(495,638,617)	(308,669,898)	(2.66)
	Mar	19,394	165,698,384	29,272,490	128,608,452	77,529,794	187,504,552	1.61	(510,790,845)	(323,286,293)	(2.78)
	Apr	19,428	165,940,353	29,948,373	130,210,554	79,024,061	187,178,472	1.61	(516,680,431)	(329,501,959)	(2.83)
	May	19,444	166,030,743	30,338,475	131,393,937	80,338,756	186,747,450	1.61	(520,144,612)	(333,397,162)	(2.87)
	Jun	19,461	166,151,608	30,769,067	132,360,328	81,473,679	186,269,190	1.60	(522,657,952)	(336,388,762)	(2.89)

2008 Originations

Lease Characteristics

Number of Leases Originated(25)	249,989
Number of Leases Originated with ALG Residual Values(26)	247,995
Weighted Average(27) Original Term	33.0	months
Weighted Average(27) FICO® Score(28) at Origination	730
Weighted Average(27) Lease Factor	2.95%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	247,995	$8,128,419,616	$7,064,972,925	$4,252,334,967	$3,900,238,524
Average		32,777	28,488	17,147	15,727

Original Term
24 months	75,355	$2,597,336,515	$2,174,414,614	$1,538,292,589	$1,430,896,826
27	4,656	121,466,275	106,240,671	76,167,399	68,923,202
30	2,624	177,071,695	165,650,992	103,181,671	96,444,233
36	97,473	3,018,490,519	2,637,514,527	1,490,887,681	1,359,602,167
39	65,135	2,098,205,194	1,874,194,056	996,742,685	900,178,507
48	2,574	106,298,322	98,433,433	42,861,651	40,027,732
Other	178	9,551,096	8,524,632	4,201,293	4,165,857

Vehicle Type
Car	101,615	$2,798,375,156	$2,476,205,697	$1,477,804,415	$1,380,035,253
CUV	62,446	2,174,344,803	1,891,127,770	1,140,528,466	1,006,858,362
SUV	65,107	2,473,955,459	2,140,251,551	1,277,010,365	1,185,932,113
Truck	18,801	680,553,878	556,406,447	356,347,794	326,860,023
Other(29)	26	1,190,320	981,460	643,928	552,773

Vehicle Make
Ford	131,656	$3,823,129,376	$3,283,928,969	$1,957,407,203	$1,781,663,028
Lincoln	36,653	1,540,048,799	1,354,799,266	772,022,350	694,878,748
Mazda	34,146	881,227,080	776,339,234	505,107,009	470,694,424
Mercury	25,991	709,004,578	614,232,613	357,485,590	337,670,250
Land Rover	9,815	666,487,012	594,072,011	381,078,630	361,347,866
Volvo	6,462	281,543,753	239,018,083	165,320,564	147,634,822
Jaguar	3,245	225,741,154	201,559,979	113,248,297	105,778,549
Other	27	1,237,865	1,022,768	665,324	570,837

Top 15 Vehicle Models(30)
Edge	27,127	$876,111,004	$756,356,847	$445,678,506	$403,891,658
Fusion	29,920	682,757,311	600,837,904	359,633,708	327,460,573
Escape	21,868	572,071,676	498,528,639	299,374,280	271,505,791
MKX	13,058	555,074,512	481,329,639	282,216,681	241,545,141
F-150	14,378	523,438,661	417,823,660	272,585,905	251,775,636
MKZ	12,732	442,680,981	391,964,991	221,285,426	201,201,419
Explorer	10,316	343,278,432	283,103,023	155,827,983	143,067,608
Range Rover	3,399	291,994,609	267,861,257	153,804,976	144,829,927
Range Rover Sport	4,303	280,192,019	245,729,564	171,471,346	166,129,870
MKS	5,721	254,968,933	236,178,007	137,669,122	129,060,794
Milan	10,957	265,694,107	235,713,848	138,048,723	129,934,990
CX-9	6,573	241,069,161	211,239,915	130,187,939	116,296,969
Mariner	8,812	238,575,765	209,016,917	124,798,538	115,478,843
CX-7	8,287	227,947,825	202,291,670	134,248,835	116,930,681
Navigator	3,892	227,427,720	195,245,999	105,510,286	99,450,208

Top 8 States(31)
Michigan	63,982	$1,886,461,858	$1,582,238,199	$1,000,163,834	$923,270,441
New York	34,051	1,174,463,042	1,030,630,172	613,081,239	558,419,648
New Jersey	22,670	762,226,646	669,562,014	397,716,795	362,536,964
California	19,971	750,832,675	652,418,803	402,622,841	368,983,383
Florida	17,852	618,054,964	547,656,148	322,361,851	298,678,153
Ohio	15,506	455,113,104	402,261,010	234,389,610	214,620,197
Pennsylvania	11,677	369,294,561	318,362,714	189,910,053	173,464,553
Texas	7,325	266,466,336	244,064,562	132,080,480	120,440,158

2008 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2008	Q1	Car	-	-	-	2	$-	$-	$-	$-	$-	$-	$-	$26,535	$24,312	$13,427	$11,923	$(1,504)	$(3,008)
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	-	1	-	26,545	28,041	14,334	12,712	-	17,143	(4,431)	-	-	-	-	-	(4,431)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	40	1	91	29,000	26,673	17,690	17,307	-	20,539	(3,232)	25,944	23,823	14,159	13,395	(966)	(91,110)
		CUV	-	11	2	36	28,958	28,137	15,913	14,690	-	17,798	(3,407)	34,151	31,074	18,514	15,874	(2,661)	(102,599)
		SUV	-	18	1	44	32,635	27,236	14,359	12,167	-	17,598	(5,431)	45,569	41,446	25,454	23,911	(1,654)	(78,220)
		Truck	-	12	2	29	34,440	26,344	18,279	16,888	340	19,447	(2,899)	39,502	32,702	21,908	19,316	(2,663)	(83,034)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	138	11	261	29,155	26,774	17,548	16,351	334	18,613	(2,755)	25,255	22,987	13,663	12,943	(912)	(268,441)
		CUV	-	45	5	71	41,388	36,420	24,144	20,686	22	27,629	(6,966)	32,404	28,877	17,946	15,833	(2,121)	(185,404)
		SUV	-	59	9	81	65,490	61,474	39,287	36,501	512	36,251	(627)	40,533	37,418	22,222	20,736	(1,519)	(128,708)
		Truck	-	54	10	37	38,123	31,918	21,345	19,599	80	20,263	(851)	33,240	28,030	16,773	15,488	(1,781)	(74,403)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	212	19	335	29,087	26,442	15,254	13,937	10	16,383	(2,556)	27,485	25,049	14,884	14,100	(1,013)	(388,001)
		CUV	-	72	9	97	33,108	30,444	20,106	17,521	114	17,041	366	34,738	31,222	18,629	16,167	(2,463)	(235,580)
		SUV	-	130	12	94	35,293	30,413	18,575	16,645	247	18,783	(2,397)	42,609	39,010	23,088	21,748	(1,504)	(170,106)
		Truck	-	75	6	42	39,745	33,685	23,311	21,166	111	21,299	(246)	36,853	30,841	19,152	17,355	(2,052)	(87,661)
		Other	-	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2009	Q1	Car	1	314	47	368	24,096	21,723	14,321	13,385	117	14,186	(1,114)	26,615	24,119	13,960	13,134	(1,011)	(424,360)
		CUV	-	147	14	104	34,791	30,424	20,933	18,568	15	20,714	(2,236)	34,916	31,197	18,019	15,951	(2,123)	(252,066)
		SUV	-	164	9	134	44,127	38,971	25,914	23,749	-	28,961	(5,212)	43,368	38,129	22,848	21,393	(1,680)	(272,046)
		Truck	-	113	25	66	36,823	30,257	20,368	18,610	107	22,196	(3,960)	37,068	31,254	19,218	17,202	(2,111)	(238,297)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	1	366	101	504	23,954	20,952	14,341	13,741	105	15,100	(1,630)	27,231	24,493	14,420	13,650	(959)	(648,083)
		CUV	-	193	24	224	30,851	26,677	18,708	17,250	52	19,160	(2,008)	34,235	30,303	18,257	16,103	(2,186)	(537,776)
		SUV	2	194	23	228	33,636	29,122	19,374	17,769	245	21,031	(3,609)	41,634	36,877	22,107	20,689	(1,524)	(430,385)
		Truck	-	101	24	117	37,285	29,586	20,244	18,774	49	23,540	(5,148)	36,374	30,172	19,463	17,769	(1,875)	(342,923)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	1	464	129	719	25,483	22,110	15,210	14,256	63	16,220	(2,145)	27,327	24,724	14,404	13,676	(921)	(938,610)
		CUV	1	214	79	349	34,428	29,700	20,741	18,251	175	22,679	(4,604)	34,580	30,668	18,422	16,240	(2,214)	(1,136,350)
		SUV	1	269	76	382	36,576	31,826	21,341	19,983	282	22,753	(3,243)	39,878	35,049	20,737	19,449	(1,447)	(799,303)
		Truck	-	123	52	263	35,899	28,881	20,906	19,164	165	23,212	(4,335)	37,771	31,036	20,275	18,509	(1,877)	(718,979)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	495	1,057	968	26,337	22,579	16,170	15,260	197	13,853	1,057	26,450	23,758	14,099	13,396	(907)	239,313
		CUV	-	272	700	604	34,817	29,855	21,326	18,881	256	20,219	(1,600)	35,322	31,022	19,118	16,975	(2,167)	(2,428,882)
		SUV	1	256	536	558	40,218	34,499	23,896	21,886	338	22,742	(1,273)	36,915	31,747	19,187	18,106	(1,256)	(1,383,038)
		Truck	-	129	441	482	36,411	28,752	21,138	19,442	305	21,866	(2,802)	37,004	30,079	20,105	18,473	(1,744)	(2,076,415)
		Other	-	-	-	1	-	-	-	-	-	-	-	20,570	18,536	14,399	16,599	0	-

2008 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2010	Q1	Car	10,043	430	6,749	1,601	$26,395	$22,520	$16,112	$15,384	$288	$14,512	$355	$25,423	$22,383	$14,201	$13,618	$(849)	$1,037,446
		CUV	7,565	243	5,206	1,190	35,171	30,121	21,663	19,072	327	21,075	(2,372)	34,450	29,863	19,333	17,249	(2,111)	(14,863,237)
		SUV	7,549	270	4,488	1,429	41,263	35,180	24,797	22,805	505	23,890	(1,703)	37,014	31,349	19,768	18,599	(1,323)	(9,535,427)
		Truck	5,890	119	2,876	1,301	36,117	28,409	20,902	19,223	385	22,082	(3,348)	36,568	29,083	20,511	18,847	(1,781)	(11,945,123)
		Other	1	-	1	-	22,975	17,714	15,164	16,407	235	17,050	(2,121)	-	-	-	-	-	(2,121)
	Q2	Car	9,258	361	7,609	2,475	26,907	22,927	16,209	15,530	374	14,964	(72)	26,057	22,957	14,392	13,708	(905)	(2,786,445)
		CUV	8,665	212	6,419	1,811	33,957	28,728	20,565	18,326	380	19,774	(1,931)	33,868	29,130	18,636	16,776	(1,894)	(15,822,989)
		SUV	7,517	200	5,297	2,291	44,163	37,897	26,681	24,964	629	25,902	(1,798)	37,084	31,343	19,615	18,497	(1,270)	(12,435,085)
		Truck	2,743	75	1,720	1,234	35,855	27,728	19,891	18,487	562	21,849	(4,183)	36,524	29,026	19,564	18,191	(1,542)	(9,096,700)
		Other	2	-	1	-	28,925	22,315	17,066	17,083	-	17,985	(1,485)	-	-	-	-	-	(1,485)
	Q3	Car	8,824	363	6,288	2,919	29,044	24,981	17,360	16,654	412	15,920	(13)	25,446	22,639	13,696	13,047	(854)	(2,576,825)
		CUV	6,323	177	4,607	2,094	33,967	28,408	19,880	17,835	440	19,793	(2,619)	34,291	29,690	18,103	16,198	(1,948)	(16,145,755)
		SUV	5,995	198	4,260	2,549	49,136	43,254	28,983	27,112	741	27,440	(1,416)	36,301	30,853	18,484	17,390	(1,266)	(9,256,725)
		Truck	750	62	603	778	35,647	27,434	19,033	17,782	742	21,595	(5,020)	37,374	30,476	18,927	17,354	(1,766)	(4,400,804)
		Other	1	-	-	3	-	-	-	-	-	-	-	35,083	28,813	16,601	17,320	(28)	(85)
	Q4	Car	717	330	4,055	2,252	28,301	24,797	15,522	14,347	375	13,986	(222)	26,026	23,421	13,232	12,363	(970)	(3,086,820)
		CUV	132	164	1,837	1,771	34,648	29,943	19,181	16,912	531	19,216	(3,205)	34,506	30,626	17,159	15,193	(1,994)	(9,419,045)
		SUV	475	177	2,078	2,236	45,666	40,354	25,592	23,787	778	24,734	(2,358)	34,894	30,165	16,896	15,685	(1,338)	(7,893,095)
		Truck	9	56	266	636	34,505	28,478	17,862	16,367	787	19,655	(4,509)	36,465	30,733	18,054	16,375	(1,810)	(2,350,145)
		Other	11	-	9	1	56,724	46,934	31,686	25,674	620	27,667	(2,614)	48,215	38,771	30,375	24,171	(6,204)	(29,734)
2011	Q1	Car	14,029	314	11,007	3,999	25,406	22,669	13,021	11,924	310	13,338	(1,789)	24,749	22,113	12,478	11,580	(978)	(23,603,954)
		CUV	7,946	134	4,716	3,343	34,093	30,545	17,453	15,088	438	19,171	(4,602)	34,532	30,447	16,974	14,906	(2,085)	(28,673,915)
		SUV	9,414	138	5,605	4,252	32,848	28,910	16,383	14,955	435	18,242	(3,851)	33,810	29,302	16,120	14,780	(1,399)	(27,533,861)
		Truck	3,428	47	1,101	1,448	34,849	29,498	17,513	15,735	575	20,232	(5,211)	36,350	30,623	17,986	16,261	(1,867)	(8,440,153)
		Other	3	-	2	-	55,175	45,957	32,622	24,705	647	27,810	(4,398)	-	-	-	-	-	(8,796)
	Q2	Car	24,643	156	11,636	7,302	27,234	24,388	13,569	12,402	342	14,964	(2,971)	25,403	22,612	12,582	11,594	(1,053)	(42,255,653)
		CUV	12,030	83	5,779	4,427	34,987	31,100	17,246	14,979	452	19,489	(5,020)	34,608	30,424	16,645	14,696	(1,968)	(37,723,356)
		SUV	15,687	71	6,463	5,426	34,512	30,266	16,565	15,176	533	18,675	(4,144)	34,606	29,881	16,174	14,928	(1,332)	(34,009,968)
		Truck	3,638	22	972	1,353	35,646	30,370	17,501	15,865	872	20,089	(5,332)	36,530	30,798	17,633	15,930	(1,855)	(7,692,229)
		Other	3	-	-	2	-	-	-	-	-	-	-	34,638	32,666	17,441	19,224	0	0
	Q3	Car	17,825
		CUV	10,596
		SUV	9,808
		Truck	1,366
		Other	1
	Q4	Car	12,038
		CUV	6,836
		SUV	6,408
		Truck	615
		Other	3

2008 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2012	Q1	Car	3,644
		CUV	2,149
		SUV	1,703
		Truck	233
		Other	-
	Q2	Car	368
		CUV	182
		SUV	191
		Truck	95
		Other	-
	Q3	Car	142
		CUV	8
		SUV	248
		Truck	31
		Other	1
	Q4	Car	81
		CUV	13
		SUV	108
		Truck	3
		Other	-
	Total/Average		247,995	9,083	115,075	67,414	$ 32,786	$ 28,358	$ 18,259	$ 16,740	$ 429	$ 18,396	$ (2,252)	$ 31,907	$ 27,705	$ 16,217	$ 14,902	$ (1,420)	$ (354,840,987)

2008 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2008	Jan	-	$-	$-	$-	$-	$-	-%	$-	$-	-%
	Feb	-	-	-	-	-	-	-	-	-	-
	Mar	-	-	-	-	-	-	-	(7,439)	(7,439)	0.00
	Apr	13	105,506	-	860	500	105,866	0.00	(85,727)	20,138	0.00
	May	45	390,024	(15)	1,682	1,000	390,721	0.01	(206,251)	184,470	0.00
	Jun	81	662,173	4,797	3,182	1,000	659,558	0.01	(362,402)	297,156	0.00
	Jul	159	1,589,778	23,391	14,673	1,136	1,579,925	0.02	(559,572)	1,020,353	0.01
	Aug	251	2,593,032	28,485	15,316	1,548	2,578,314	0.04	(789,357)	1,788,957	0.03
	Sep	377	4,228,058	34,275	16,876	2,146	4,208,513	0.06	(1,019,357)	3,189,156	0.05
	Oct	519	6,320,124	112,433	19,227	3,289	6,223,628	0.09	(1,325,072)	4,898,557	0.07
	Nov	684	9,091,323	110,008	25,293	4,157	9,002,451	0.13	(1,584,364)	7,418,087	0.10
	Dec	867	12,261,602	130,399	29,130	5,613	12,154,721	0.17	(1,900,705)	10,254,016	0.15
2009	Jan	1,123	14,873,898	324,505	50,156	7,655	14,591,893	0.21	(2,204,358)	12,387,536	0.18
	Feb	1,341	17,210,828	453,572	67,369	9,192	16,815,432	0.24	(2,544,119)	14,271,313	0.20
	Mar	1,605	19,403,605	704,071	76,041	15,623	18,759,952	0.27	(3,087,474)	15,672,478	0.22
	Apr	1,888	21,664,229	950,873	83,591	17,326	20,779,621	0.29	(3,665,705)	17,113,916	0.24
	May	2,144	23,721,500	1,252,751	90,217	19,692	22,539,274	0.32	(4,232,439)	18,306,835	0.26
	Jun	2,459	26,294,822	1,644,341	128,273	21,227	24,757,527	0.35	(5,046,641)	19,710,886	0.28
	Jul	2,809	28,856,387	1,930,678	138,892	30,568	27,034,032	0.38	(6,080,060)	20,953,973	0.30
	Aug	3,164	31,228,683	2,156,049	152,790	41,699	29,183,726	0.41	(7,210,311)	21,973,415	0.31
	Sep	3,529	34,039,669	2,453,254	210,287	55,175	31,741,527	0.45	(8,639,882)	23,101,644	0.33
	Oct	3,906	37,329,502	2,697,130	312,194	99,290	34,845,276	0.49	(10,268,642)	24,576,634	0.35
	Nov	4,277	40,577,795	3,011,003	566,347	182,818	37,950,321	0.54	(11,795,163)	26,155,158	0.37
	Dec	4,681	43,701,036	3,428,251	1,170,989	474,926	40,968,848	0.58	(14,288,905)	26,679,944	0.38
2010	Jan	5,045	46,033,614	4,011,214	2,805,419	994,556	43,833,263	0.62	(20,635,059)	23,198,205	0.33
	Feb	5,381	48,367,891	4,446,434	5,048,234	2,022,488	46,947,203	0.66	(31,495,095)	15,452,107	0.22
	Mar	5,743	50,661,847	5,299,898	8,498,068	3,758,875	50,101,142	0.71	(49,597,366)	503,776	0.01
	Apr	6,066	52,400,526	5,848,638	11,894,416	5,615,958	52,830,346	0.75	(63,646,779)	(10,816,433)	(0.15)
	May	6,337	53,962,690	6,499,549	15,171,825	7,407,898	55,227,067	0.78	(75,326,944)	(20,099,877)	(0.28)
	Jun	6,591	55,421,473	7,042,149	19,187,044	9,483,890	58,082,478	0.82	(89,740,069)	(31,657,591)	(0.45)
	Jul	6,881	57,172,947	7,565,630	22,736,965	11,532,199	60,812,083	0.86	(102,146,559)	(41,334,476)	(0.59)
	Aug	7,130	58,518,881	8,115,340	25,766,535	13,763,396	62,406,680	0.88	(113,046,430)	(50,639,750)	(0.72)
	Sep	7,391	60,037,647	8,738,986	28,578,734	15,544,464	64,332,931	0.91	(122,120,264)	(57,787,333)	(0.82)
	Oct	7,641	61,263,405	9,259,808	30,605,902	17,133,869	65,475,630	0.93	(127,992,279)	(62,516,649)	(0.88)
	Nov	7,887	62,805,666	9,780,821	32,094,059	18,410,405	66,708,499	0.94	(134,718,651)	(68,010,152)	(0.96)
	Dec	8,118	64,286,518	10,357,727	33,737,904	19,671,675	67,995,021	0.96	(144,899,103)	(76,904,082)	(1.09)

2008 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2011	Jan	8,346	$65,322,623	$10,796,527	$35,865,605	$20,889,671	$69,502,030	0.98%	$(164,514,833)	$(95,012,804)	(1.34)%
	Feb	8,551	66,359,938	11,203,245	38,243,139	22,284,686	71,115,145	1.01	(190,920,548)	(119,805,403)	(1.70)
	Mar	8,751	67,337,377	11,758,559	41,690,475	24,456,982	72,812,312	1.03	(233,159,782)	(160,347,470)	(2.27)
	Apr	8,891	67,894,432	12,250,981	45,542,395	26,603,841	74,582,006	1.06	(272,715,868)	(198,133,862)	(2.80)
	May	8,990	68,380,343	12,664,781	49,280,134	28,895,970	76,099,726	1.08	(313,365,077)	(237,265,351)	(3.36)
	Jun	9,083	68,737,107	13,122,537	53,229,393	31,295,342	77,548,620	1.10	(354,840,987)	(277,292,366)	(3.92)

2009 Originations

Lease Characteristics

Number of Leases Originated(25)	56,446
Number of Leases Originated with ALG Residual Values(26)	56,356
Weighted Average(27) Original Term	36.1	months
Weighted Average(27) FICO® Score(28) at Origination	754
Weighted Average(27) Lease Factor	2.72%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	56,356	$1,989,412,546	$1,735,114,822	$960,053,060	$879,515,262
Average		35,301	30,788	17,036	15,606

Original Term
24 months	162	$ 7,480,780	$ 6,108,150	$ 3,991,969	$ 3,834,370
27	7,006	246,628,872	209,363,811	138,433,316	126,154,893
30	11	566,065	466,605	288,987	286,481
36	29,457	1,007,113,756	871,022,103	482,407,833	442,991,646
39	19,329	712,851,925	635,063,880	329,508,761	300,931,975
48	373	14,000,608	12,454,009	5,060,164	4,968,630
Other	18	770,540	636,265	362,029	347,267

Vehicle Type
Car	30,646	$1,014,924,970	$889,653,007	$504,364,225	$460,968,536
CUV	19,054	739,474,125	639,201,417	345,153,260	316,285,147
SUV	5,502	189,525,896	166,671,116	88,649,166	81,396,953
Truck	1,143	44,896,245	39,094,048	21,624,274	20,642,984
Other(29)	11	591,310	495,235	262,136	221,642

Vehicle Make
Lincoln	20,090	$882,632,604	$779,596,220	$427,823,397	$385,636,833
Ford	28,970	888,391,973	768,302,868	426,957,139	395,518,648
Mercury	5,942	164,183,477	142,017,501	81,204,428	74,849,313
Volvo	1,223	45,341,517	38,218,307	20,228,414	19,686,218
Land Rover	59	4,720,150	3,510,285	1,726,765	1,816,079
Jaguar	57	3,370,350	2,821,554	1,781,953	1,714,524
Other	15	772,475	648,086	330,965	293,647

Top 15 Vehicle Models(30)
MKS	6,435	$297,232,877	$268,021,781	$154,048,469	$137,738,815
Edge	9,027	311,200,911	264,898,210	142,791,469	133,857,610
MKX	6,054	270,680,957	233,719,768	125,824,887	114,542,847
Fusion	10,582	269,525,351	233,015,366	134,458,589	123,804,052
MKZ	6,291	237,001,782	206,483,258	113,097,062	103,734,690
Flex	3,164	117,883,585	104,421,071	56,723,144	50,147,107
Milan	4,435	119,868,005	103,474,958	59,354,301	54,768,229
Escape	3,026	84,880,070	73,879,486	42,222,878	40,135,525
Navigator	752	47,948,682	44,127,482	20,208,022	16,713,824
F-150	1,035	41,254,343	35,815,409	20,314,299	19,228,971
Mariner	1,408	41,055,760	35,744,249	20,621,695	18,890,304
Taurus	1,051	37,452,184	32,683,036	17,945,686	16,038,539
MKT	537	28,718,632	26,294,897	14,378,974	12,596,658
Focus	778	15,189,628	13,779,347	8,108,197	7,834,796
S40	429	12,896,445	10,750,203	5,595,048	5,460,957

Top 8 States(31)
Michigan	20,138	$676,959,799	$574,877,283	$331,830,324	$305,069,967
New York	8,189	293,077,413	260,125,750	140,513,911	129,071,889
New Jersey	5,498	190,658,033	168,096,660	91,240,171	83,836,589
California	3,554	128,301,341	111,127,443	60,682,402	54,535,890
Florida	3,286	120,274,554	105,802,872	58,069,476	53,661,548
Ohio	2,624	93,627,058	84,288,967	44,939,624	40,921,621
Pennsylvania	2,548	88,789,842	76,892,884	42,821,815	39,355,549
Texas	1,620	65,887,152	60,470,799	30,414,803	27,267,100

2009 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2009	Q1	Car	-	-	-	-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
		CUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		SUV	-	-	-	1	-	-	-	-	-	-	-	28,875	25,291	15,015	13,120	(1,895)	(1,895)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	12	1	16	21,775	25,377	10,452	10,286	-	15,300	(5,014)	31,803	27,347	15,683	14,406	(1,304)	(25,881)
		CUV	-	5	-	6	-	-	-	-	-	-	-	38,269	33,199	16,272	15,415	(1,044)	(6,264)
		SUV	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Truck	-	2	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	18	-	44	-	-	-	-	-	-	-	32,776	29,241	15,739	14,623	(1,156)	(50,857)
		CUV	-	8	-	10	-	-	-	-	-	-	-	38,787	33,222	16,809	14,767	(2,042)	(20,420)
		SUV	-	7	-	7	-	-	-	-	-	-	-	48,364	36,908	20,940	19,623	(1,325)	(9,274)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	25	1	78	37,910	35,497	18,197	17,746	-	22,591	(4,845)	34,536	30,450	16,320	15,063	(1,362)	(111,084)
		CUV	-	7	2	28	38,968	34,923	16,538	14,652	58	25,515	(10,920)	36,709	32,308	16,532	15,047	(1,518)	(64,356)
		SUV	-	4	-	8	-	-	-	-	-	-	-	31,514	28,093	14,310	13,142	(1,275)	(10,203)
		Truck	-	-	-	1	-	-	-	-	-	-	-	37,970	30,642	15,188	15,341	-	-
		Other	-	1	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2010	Q1	Car	-	39	2	119	35,940	34,554	18,643	17,589	60	24,555	(7,026)	34,615	30,850	16,875	15,587	(1,388)	(179,229)
		CUV	-	20	1	55	33,470	27,405	14,557	12,921	-	26,500	(13,579)	39,300	34,044	17,906	16,353	(1,617)	(102,488)
		SUV	-	6	-	14	-	-	-	-	-	-	-	35,971	31,867	16,971	15,309	(1,780)	(24,918)
		Truck	-	-	-	2	-	-	-	-	-	-	-	35,675	31,831	13,721	13,602	(522)	(1,044)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	37	4	143	28,684	24,016	14,684	13,382	-	20,844	(7,462)	33,795	30,133	16,312	15,002	(1,369)	(225,659)
		CUV	2	20	4	75	34,126	29,762	19,018	17,576	49	26,531	(9,004)	39,263	34,347	17,955	16,654	(1,371)	(138,853)
		SUV	-	6	-	24	-	-	-	-	-	-	-	40,632	37,780	17,319	16,573	(1,026)	(24,617)
		Truck	-	-	-	3	-	-	-	-	-	-	-	43,496	39,040	17,964	17,381	(943)	(2,829)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	57	5	185	30,065	24,458	14,441	14,012	-	18,165	(4,376)	32,799	29,096	16,211	14,971	(1,337)	(269,246)
		CUV	-	26	2	110	35,375	25,617	16,438	15,384	-	24,923	(9,539)	38,515	33,465	18,048	16,559	(1,522)	(186,480)
		SUV	-	9	-	40	-	-	-	-	-	-	-	34,915	31,866	15,574	14,107	(1,495)	(59,788)
		Truck	-	1	-	8	-	-	-	-	-	-	-	40,753	32,763	19,003	18,133	(1,054)	(8,435)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	74	19	296	39,725	32,967	22,138	20,726	438	22,114	(1,887)	33,727	29,842	16,660	15,369	(1,367)	(440,525)
		CUV	-	30	2	217	43,670	31,132	22,292	20,896	-	26,386	(6,282)	38,778	33,534	18,183	16,750	(1,487)	(335,316)
		SUV	2	7	8	69	47,168	39,198	21,079	24,536	803	25,419	(5,179)	30,671	26,891	15,021	13,886	(1,294)	(130,712)
		Truck	-	1	-	10	-	-	-	-	-	-	-	38,480	32,529	17,861	17,550	(735)	(7,354)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

2007 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2011	Q1	Car	98	88	73	454	$41,868	$33,998	$22,777	$21,259	$335	$23,497	$(2,731)	$31,554	$27,547	$15,423	$14,292	$(1,214)	$(750,485)
		CUV	11	26	11	436	42,931	36,263	23,055	22,297	63	27,949	(6,228)	38,440	32,956	17,808	16,369	(1,489)	(717,585)
		SUV	18	5	7	96	42,524	38,360	21,912	21,686	647	27,272	(7,048)	35,033	30,726	15,847	14,969	(1,147)	(159,407)
		Truck	4	3	1	22	36,765	33,319	17,280	16,209	106	22,804	(6,700)	40,163	35,011	18,960	19,065	(1,014)	(29,019)
		Other	3	-	2	1	55,598	46,950	31,591	24,166	615	28,863	(5,312)	51,110	45,400	24,022	20,474	(3,548)	(14,171)
	Q2	Car	8	50	96	879	32,129	27,414	16,843	15,349	244	18,700	(3,751)	30,866	26,865	15,139	13,977	(1,217)	(1,429,701)
		CUV	11	22	19	724	38,323	32,442	20,011	18,363	288	23,810	(5,856)	37,976	32,723	17,643	16,296	(1,410)	(1,132,316)
		SUV	1	5	17	179	30,164	26,222	15,150	13,582	331	18,216	(4,965)	34,041	29,869	15,728	14,406	(1,433)	(340,989)
		Truck	1	2	1	38	48,390	38,976	18,388	22,541	-	27,380	(8,991)	41,646	36,942	18,479	18,592	(617)	(32,420)
		Other	-	-	1	-	56,500	36,250	25,990	23,706	191	25,715	(3,129)	-	-	-	-	-	(3,129)
	Q3	Car	4
		CUV	3
		SUV	4
		Truck	-
		Other	-
	Q4	Car	2
		CUV	-
		SUV	1
		Truck	-
		Other	-
2012	Q1	Car	9,638
		CUV	5,525
		SUV	2,112
		Truck	174
		Other	-
	Q2	Car	6,645
		CUV	4,419
		SUV	452
		Truck	69
		Other	5
	Q3	Car	5,618
		CUV	3,661
		SUV	192
		Truck	37
		Other	-
	Q4	Car	5,690
		CUV	3,835
		SUV	1,547
		Truck	609
		Other	-

2009 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2013	Q1	Car	2,813
		CUV	1,517
		SUV	1,130
		Truck	236
		Other	1
	Q2	Car	92
		CUV	51
		SUV	37
		Truck	5
		Other	2
	Q3	Car	30
		CUV	12
		SUV	4
		Truck	3
		Other	-
	Q4	Car	8
		CUV	7
		SUV	2
		Truck	5
		Other	-
	Total/Average		56,356	623	279	4,398	$ 37,058	$ 31,053	$ 19,486	$ 18,190	$ 290	$ 21,776	$ (4,152)	$ 34,856	$ 30,383	$ 16,558	$ 15,305	$ (1,339)	$ (7,046,953)

2009 Originations

Cumulative Losses

Period		Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2009	Jan	-	$ -	$ -	$ -	$ -	$ -	-%	$ -	$ -	-%
	Feb	-	-	-	-	-	-	-	(1,895)	(1,895)	0.00
	Mar	-	-	-	-	-	-	-	(1,895)	(1,895)	0.00
	Apr	6	47,803	-	-	-	47,803	0.00	(14,835)	32,967	0.00
	May	12	82,285	-	-	-	82,285	0.00	(19,217)	63,068	0.00
	Jun	19	129,042	-	-	-	129,042	0.01	(34,040)	95,002	0.01
	Jul	26	210,601	-	-	-	210,601	0.01	(53,486)	157,115	0.01
	Aug	41	313,535	178	-	-	313,357	0.02	(87,777)	225,580	0.01
	Sep	52	369,585	579	250	-	369,256	0.02	(114,591)	254,665	0.01
	Oct	71	598,831	2,469	250	250	596,362	0.03	(163,272)	433,090	0.02
	Nov	82	708,906	3,831	365	325	705,115	0.04	(226,605)	478,510	0.03
	Dec	89	776,273	8,043	615	575	768,270	0.04	(300,235)	468,035	0.03
2010	Jan	105	906,833	33,374	735	575	873,619	0.05	(375,292)	498,327	0.03
	Feb	133	1,258,311	74,576	735	575	1,183,895	0.07	(470,445)	713,450	0.04
	Mar	154	1,391,608	100,702	735	695	1,290,947	0.07	(607,914)	683,032	0.04
	Apr	170	1,575,424	122,496	895	855	1,452,968	0.08	(739,901)	713,067	0.04
	May	195	1,721,204	133,258	2,603	855	1,589,694	0.09	(879,200)	710,494	0.04
	Jun	217	1,862,542	144,598	2,603	855	1,719,693	0.10	(999,871)	719,822	0.04
	Jul	243	1,967,325	187,850	3,103	1,333	1,781,245	0.10	(1,126,681)	654,563	0.04
	Aug	279	2,137,786	194,024	3,103	1,683	1,945,182	0.11	(1,324,489)	620,693	0.04
	Sep	310	2,334,077	201,847	4,092	2,078	2,134,245	0.12	(1,523,821)	610,423	0.04
	Oct	345	2,510,969	229,594	4,592	2,972	2,282,995	0.13	(1,777,020)	505,975	0.03
	Nov	388	2,821,231	233,713	28,245	9,989	2,605,774	0.15	(2,109,608)	496,166	0.03
	Dec	422	3,016,764	271,653	51,713	20,819	2,776,004	0.16	(2,437,730)	338,275	0.02
2011	Jan	470	3,314,338	330,395	71,938	60,828	2,995,053	0.17	(2,869,442)	125,612	0.01
	Feb	496	3,493,090	359,322	87,315	42,282	3,178,801	0.18	(3,416,260)	(237,458)	(0.01)
	Mar	544	3,708,802	441,601	100,603	56,168	3,311,635	0.19	(4,108,397)	(796,761)	(0.05)
	Apr	571	3,880,614	511,774	108,621	69,181	3,408,279	0.20	(4,957,252)	(1,548,973)	(0.09)
	May	599	3,971,793	549,317	112,557	73,836	3,461,197	0.20	(5,822,826)	(2,361,630)	(0.14)
	Jun	623	4,064,577	609,835	123,529	89,863	3,488,408	0.20	(7,046,953)	(3,558,545)	(0.21)

2010 Originations

Lease Characteristics

Number of Leases Originated(25)	115,289
Number of Leases Originated with ALG Residual Values(26)	115,157
Weighted Average(27) Original Term	32.7	months
Weighted Average(27) FICO® Score(28) at Origination	748
Weighted Average(27) Lease Factor	2.34%

	Number of Leases	Adjusted MSRP	Acquisition Cost	Contract Residual Value	ALG Residual Value
Total	115,157	$4,019,233,602	$3,451,805,803	$2,122,737,650	$1,934,289,740
Average		34,902	29,975	18,433	16,797

Original Term
24 months	32,030	$1,110,045,219	$ 919,995,118	$641,083,596	$586,097,086
27	13,185	443,732,425	379,272,016	266,058,098	252,965,785
30	-	-	-	-	-
36	36,714	1,265,840,664	1,090,735,690	627,041,474	568,827,010
39	33,163	1,197,141,735	1,059,603,765	587,518,808	525,388,791
48	60	2,331,712	2,072,984	965,576	947,326
Other	5	141,847	126,231	70,097	63,742

Vehicle Type
Car	53,643	$1,707,210,804	$1,460,602,449	$930,367,725	$867,256,259
CUV	32,361	1,301,291,641	1,117,148,484	681,872,049	601,454,956
SUV	22,848	755,503,150	655,535,966	381,943,283	347,301,505
Truck	6,305	255,228,008	218,518,904	128,554,592	118,277,020
Other(29)	-	-	-	-	-

Vehicle Make
Ford	71,424	$2,262,134,083	$1,943,627,448	$1,182,076,122	$1,086,994,215
Lincoln	28,664	1,310,796,384	1,134,741,148	702,568,024	633,867,320
Mercury	15,069	446,303,136	373,437,207	238,093,503	213,428,205

Top 15 Vehicle Models(30)
Edge	19,353	$700,419,866	$591,063,818	$362,727,632	$319,292,967
Fusion	20,861	552,845,577	473,989,182	304,616,748	290,808,555
MKZ	10,807	418,322,377	350,611,113	221,437,579	209,390,055
MKX	7,646	355,392,169	306,146,951	193,829,113	170,386,047
Escape	11,817	341,895,000	297,887,878	179,424,666	168,762,796
MKS	6,273	309,457,332	272,365,691	176,530,637	158,299,648
F-150	6,126	247,899,316	211,897,962	125,137,751	114,697,702
Milan	7,746	216,984,022	179,410,400	118,915,727	105,732,974
Mariner	6,261	186,705,079	158,631,759	101,029,685	92,122,090
MKT	2,445	131,233,198	117,116,224	66,180,243	57,589,834
Flex	2,917	114,246,408	102,821,491	59,135,062	54,186,108
Taurus	2,999	107,827,541	93,897,513	54,384,929	49,697,527
Navigator	1,485	95,990,447	88,163,200	44,475,040	38,081,811
Focus	4,184	83,229,745	73,549,110	43,882,079	42,970,270
Explorer	2,051	79,355,484	67,543,774	34,585,858	28,720,142

Top 8 States(31)
Michigan	32,264	$1,075,019,893	$902,212,189	$590,514,305	$547,872,657
New York	19,198	683,923,912	592,967,975	360,280,308	326,189,577
New Jersey	13,647	475,788,434	408,849,030	247,906,026	223,656,737
Florida	6,982	249,694,880	216,496,230	129,448,087	117,935,102
California	6,640	241,000,883	208,017,141	124,417,513	110,136,193
Pennsylvania	6,335	214,130,336	180,567,173	111,394,044	101,189,681
Ohio	5,767	196,925,445	173,713,823	103,153,650	94,371,970
Texas	3,092	122,762,884	110,777,588	60,627,552	53,721,819

2010 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2010	Q1	Car	-	1	-	1	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 20,805	$ 19,829	$ 10,819	$ 10,572	$ (247)	$ (247)
		CUV	-	-	-	2	-	-	-	-	-	-	-	49,935	44,233	24,941	21,726	(3,215)	(6,430)
		SUV	-	-	-	1	-	-	-	-	-	-	-	27,240	21,586	16,072	15,529	(543)	(543)
		Truck	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	12	1	29	22,795	26,212	11,625	11,277	-	16,672	(5,395)	32,062	28,993	17,533	15,833	(1,729)	(55,545)
		CUV	-	3	-	15	-	-	-	-	-	-	-	42,269	35,247	21,991	19,848	(2,143)	(32,143)
		SUV	-	2	-	11	-	-	-	-	-	-	-	32,537	28,735	16,321	14,685	(1,738)	(19,113)
		Truck	-	-	-	1	-	-	-	-	-	-	-	38,356	30,180	18,691	17,698	(993)	(993)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car	-	23	3	72	28,478	24,909	15,087	15,037	1	19,220	(4,299)	32,204	28,262	17,343	15,631	(1,730)	(137,440)
		CUV	-	10	-	48	-	-	-	-	-	-	-	40,121	33,614	20,124	18,095	(2,071)	(99,418)
		SUV	-	7	-	14	-	-	-	-	-	-	-	29,619	26,512	14,823	13,350	(1,476)	(20,662)
		Truck	-	2	-	4	-	-	-	-	-	-	-	42,824	35,455	22,130	21,171	(1,097)	(4,388)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q4	Car	-	74	6	104	25,565	21,963	13,677	12,421	31	15,976	(3,586)	31,761	28,175	16,502	15,043	(1,544)	(182,091)
		CUV	-	12	-	74	-	-	-	-	-	-	-	39,154	32,285	19,413	17,267	(2,156)	(159,536)
		SUV	-	14	1	41	30,735	28,026	17,826	15,412	133	21,229	(5,950)	29,935	26,079	15,578	14,177	(1,433)	(64,690)
		Truck	-	4	-	6	-	-	-	-	-	-	-	43,089	38,353	20,740	19,100	(1,998)	(11,988)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
2011	Q1	Car	-	72	8	223	24,557	21,600	14,040	13,239	45	15,801	(2,642)	30,748	26,275	16,845	15,516	(1,413)	(336,291)
		CUV	-	26	5	178	34,302	27,157	16,243	14,830	25	25,920	(11,115)	39,081	32,578	19,894	17,975	(1,947)	(402,086)
		SUV	-	15	1	75	27,350	24,081	16,137	14,367	-	18,732	(4,365)	30,902	26,507	16,064	14,624	(1,480)	(115,389)
		Truck	-	4	1	31	37,300	34,027	18,277	17,212	-	24,743	(7,531)	40,723	33,849	21,060	19,628	(1,724)	(60,959)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q2	Car	-	65	31	498	29,422	25,433	17,213	15,240	151	19,664	(4,627)	30,277	25,933	16,572	15,480	(1,185)	(733,538)
		CUV	-	22	5	333	37,952	30,153	18,718	16,954	71	26,349	(9,466)	37,858	31,173	19,470	17,550	(1,951)	(697,151)
		SUV	-	20	8	132	29,765	25,726	16,257	14,519	399	19,694	(5,575)	30,786	26,382	16,222	14,819	(1,427)	(233,023)
		Truck	-	8	1	47	41,735	32,116	22,380	23,863	-	27,100	(4,720)	40,674	34,408	21,040	19,418	(1,743)	(86,660)
		Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	Q3	Car
		CUV
		SUV
		Truck
		Other
	Q4	Car
		CUV
		SUV
		Truck
		Other

2010 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2012	Q1	Car	5,495
		CUV	2,540
		SUV	1,262
		Truck	251
		Other	-
	Q2	Car	6,915
		CUV	3,010
		SUV	1,818
		Truck	216
		Other	-
	Q3	Car	5,898
		CUV	2,275
		SUV	2,189
		Truck	197
		Other	-
	Q4	Car	494
		CUV	195
		SUV	213
		Truck	10
		Other	-
2013	Q1	Car	12,137
		CUV	4,787
		SUV	4,120
		Truck	1,363
		Other	-
	Q2	Car	7,348
		CUV	5,116
		SUV	3,735
		Truck	1,635
		Other	-
	Q3	Car	6,417
		CUV	4,929
		SUV	3,790
		Truck	1,310
		Other	-
	Q4	Car	4,449
		CUV	4,262
		SUV	2,847
		Truck	748
		Other	-

2010 Originations

Lease Terminations and Residual Performance

							Vehicles Returned and Sold							Vehicles Retained
Period		Vehicle Type	Number of Scheduled Terminations(32)	Number of Defaults(33)	Number of Vehicles Returned & Sold(34)	Number of Vehicles Retained(35)	Average Adjusted MSRP(36)	Average Acquisition Cost(37)	Average Contract Residual Value(38)	Average ALG Residual Value(39)	Average Excess Charges(40)	Average Net Auction Proceeds(41)	Average Residual Loss (Gain)(42)	Average Adjusted MSRP(43)	Average Acquisition Cost(44)	Average Contract Residual Value(45)	Average ALG Residual Value(46)	Average Residual Loss (Gain)(47)	Total Residual Losses (Gains)(48)
2014	Q1	Car	4,480
		CUV	5,230
		SUV	2,869
		Truck	559
		Other	-
	Q2	Car	3
		CUV	3
		SUV	1
		Truck	3
		Other	-
	Q3	Car	5
		CUV	10
		SUV	2
		Truck	4
		Other	-
	Q4	Car	2
		CUV	4
		SUV	2
		Truck	9
		Other	-
	Total/Average		115,157	396	71	1,940	$ 29,671	$ 25,416	$ 16,399	$ 14,862	$ 128	$ 19,956	$ (5,274)	$ 33,855	$ 28,719	$ 17,815	$ 16,286	$ (1,591)	$ (3,460,324)

2010 Originations

Cumulative Losses

Period	Number of Defaults(49)	Gross Credit Losses on Defaults(50)	Recoveries on Defaults(51)	Other Gross Credit Losses(52)	Recoveries on Other Credit Losses(53)	Total Credit Losses(54)	Total Credit Loss as a % of Total Acquisition Cost(55)	Total Residual Losses (Gains)(56)	Total Losses (Gains)(57)	Total Losses (Gains) as a % of Total Acquisition Cost(58)
2010 Jan	-	-	$ -	$ -	$ -	$ -	-%	$ -	$ -	-%
Feb	-	-	-	-	-	-	-	(7,219)	(7,219)	0.00
Mar	1	2,346	-	-	-	2,346	0.00	(7,219)	(4,873)	0.00
Apr	2	4,022	-	-	-	4,022	0.00	(19,737)	(15,715)	0.00
May	10	44,523	-	523	-	45,045	0.00	(54,535)	(9,490)	0.00
Jun	18	90,085	6,572	1,023	-	84,536	0.00	(115,013)	(30,478)	0.00
Jul	34	175,082	6,922	1,023	-	169,182	0.00	(195,397)	(26,215)	0.00
Aug	46	251,914	9,132	1,573	500	243,854	0.01	(268,278)	(24,424)	0.00
Sep	60	327,641	14,913	1,573	500	313,800	0.01	(376,922)	(63,121)	0.00
Oct	90	577,290	25,364	1,573	500	552,999	0.02	(496,069)	56,931	0.00
Nov	112	729,458	28,314	2,464	1,050	702,558	0.02	(634,038)	68,520	0.00
Dec	164	1,059,026	31,308	2,464	1,659	1,028,523	0.03	(795,227)	233,296	0.01
2011 Jan	205	1,322,058	61,286	2,464	1,659	1,261,577	0.04	(992,819)	268,758	0.01
Feb	241	1,575,944	114,231	2,829	1,659	1,462,883	0.04	(1,268,607)	194,276	0.01
Mar	281	1,824,551	126,784	3,553	2,283	1,699,038	0.05	(1,709,952)	(10,914)	0.00
Apr	317	1,958,623	133,407	7,457	4,059	1,828,613	0.05	(2,173,474)	(344,861)	(0.01)
May	366	2,199,366	200,044	7,845	4,459	2,002,708	0.06	(2,705,402)	(702,694)	(0.02)
Jun	396	2,339,944	215,320	10,145	4,920	2,129,850	0.06	(3,460,324)	(1,330,475)	(0.04)

ANNEX C

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

The definitions of certain terms used in this Annex C are listed below.  The definitions of other terms used in this Annex C are listed in the “Glossary of Certain Terms” in this prospectus supplement, except that, for purposes of Ford Credit Auto Lease Trust 2009-A the “base residual value” for a leased vehicle is the lesser of the contract residual value and the ALG residual value for the leased vehicle.

ALG residual values and ALG mark-to-market values represent ALG’s forecasts of the value of used vehicles in the future.  In making these forecasts, ALG takes into account a number of factors that will affect the value of each leased vehicle in the future, including the characteristics of the lease and the leased vehicle.  ALG also makes predictions about a number of factors that affect the supply and demand for used vehicles and used vehicle pricing.  None of these factors can be predicted with certainty.  Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events.  For more information about these factors, you should read “Risk Factors — Residual value losses could result in losses on your notes” in this prospectus supplement and “Risk Factors — Performance of the reference pool is uncertain” in the prospectus.  As a result, the ALG information cannot be relied on as fact.

A lease is considered to have “defaulted” if (1) the lease has been charged off or (2) the related leased vehicle was repossessed.  A lease is not considered to have defaulted if the leased vehicle has been returned, even if the lessee does not pay the full amounts owing under the lease before the lease is closed in Ford Credit’s servicing system, including the full amounts assessed under the lease for excess mileage and/or excess wear and use.

The “gross credit loss” on a default equals (1) the securitization value of the lease as of the end of the month before the lease defaults, plus (2) the costs associated with repossession and transportation of the leased vehicle, plus (3) the amount of unreimbursed servicer advances as of the end of the month before the lease defaults, minus (4) the net auction proceeds, if any, from the sale of the leased vehicle, minus (5) any amounts paid by or on behalf of the related lessee after Ford Credit processes the default and before the lease is closed in Ford Credit’s servicing system.

The “loss (gain)” (1) for each leased vehicle returned and sold equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (c) the net auction proceeds from the sale of the leased vehicle, minus (d) any amounts paid by or on behalf of the related lessee after Ford Credit has processed the return of the leased vehicle and before the related lease is closed in Ford Credit’s servicing system, minus (e) any base monthly payments that, as of the end of the month before Ford Credit processes the return of the leased vehicle, had been paid before the month in which they are due, and (2) for each leased vehicle purchased pursuant to a lease equals (a) the securitization value of the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, plus (b) the amount of unreimbursed servicer advances for the related lease as of the end of the month before Ford Credit processes the purchase of the leased vehicle, minus (c) any amounts paid by or on behalf of the related lessee in connection with the purchase of the leased vehicle, minus (d) any base monthly payments that, as of the end of the month before Ford Credit processes the purchase of the leased vehicle, had been paid before the month in which they are due.

“Recoveries” are amounts collected after a lease has been charged off or closed in Ford Credit’s servicing system and are net of all external costs associated with continued collection efforts, including legal fees.

The “residual loss (gain)” on a leased vehicle that is returned and sold equals (1) the residual portion of securitization value as of the end of the month before Ford Credit processes the return of the leased vehicle, minus (2) the amounts assessed for excess mileage and/or excess wear and use, minus (3) the net auction proceeds from the sale of the leased vehicle.

The percentages in the tables in this Annex C may not sum to 100.00% due to rounding.

Footnotes:

(1)                                 Weighted averages are weighted by the securitization value of each lease on the cutoff date for the prior securitization transaction.

(2)                                 This weighted average excludes leases with lessees who do not have FICO® scores because they (1) are not individuals and use the leased vehicles for commercial purposes, or (2) are individuals with minimal or no recent credit history.

(3)                                 Percentage of initial total securitization value.

(4)                                 Based on the billing addresses of the lessees on the cutoff date for the prior securitization transaction.

(5)                                 At of the end of the month.

(6)                                 The “prepayment speed” for any month equals (1) the monthly survival factor, divided by (2) 1 plus ((a) the monthly survival factor, times (b) the seasoning), in each case for the month.

The “monthly survival factor” for any month equals 1 minus ((1)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the next month, divided by (2)(a) the actual total securitization value of the reference pool, divided by (b) the scheduled total securitization value of the reference pool, in each case at the beginning of the month).

“Seasoning” for the first month equals (1) the weighted average original term of the reference pool, minus (2) the weighted average remaining term of the reference pool, in each case as of the cutoff date. Seasoning for each subsequent month equals the seasoning for the prior month plus 1.

The “scheduled total securitization value of the reference pool” equals the total securitization value of the reference pool assuming (1) each base monthly payment is made as scheduled with no prepayments, delays or defaults and (2) each leased vehicle is returned and sold for an amount equal to its base residual value in the month after the month in which the final base monthly payment is made.

(7)                                 The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding leases that have reached their scheduled lease end date, defaulted or been removed and leases for which the leased vehicle has been returned or retained.  The dollar amounts represent the aggregate securitization value of the delinquent leases at the end of the month.

(8)                                 Number of scheduled terminations is the number of leases that are scheduled to terminate during the month assuming each base monthly payment is made as scheduled with no prepayments, delays or defaults and each lease terminates in the month after the month in which the final base monthly payment is made.

(9)                                 Number of defaults is the number of leases that defaulted during the month.

(10)                          Number of vehicles returned and sold is the number of leased vehicles that were returned and that have been sold by the end of the month.

(11)                          Number of vehicles retained is the number of leased vehicles that were purchased pursuant to the lease during the month.

(12)                          Number of vehicles removed is the number of leases and leased vehicles removed by the servicer during the month because (1) the representations made by it about the lease and leased vehicle were discovered to have been untrue, were not cured and had a material adverse effect on the lease or leased vehicle, (2) its servicing materially impaired the lease or leased vehicle, (3) it changed the amount of the monthly payment or the number of monthly payments due under the lease or (4) the leased vehicle was moved to a state where a different titling company would have been listed on the certificate of title at the beginning of the lease.

(13)                          Return rate equals the percentage equivalent to (1) the number of vehicles returned and sold, divided by (2) the sum of (a) the number of defaults, (b) the number of vehicles returned and sold, (c) the number of vehicles retained and (d) the number of vehicles removed, in each case for the month.

Ford Credit Auto Lease Trust 2009-A

Original Pool Characteristics

Closing Date	June 9, 2009		Vehicle Type(3)
Cutoff Date	May 1, 2009		Car	38.97%
Number of Leases	51,884		SUV	29.66
Weighted Average(1) FICO® Score(2) at Origination	736		CUV Truck	27.02 4.35
Weighted Average(1) Original Term	34.7	months	Vehicle Make(3)
Weighted Average(1) Remaining Term	25.1	months	Ford	42.15%
Weighted Average(1) Lease Factor	3.07%		Lincoln	26.43
Minimum Discount Rate Used to Calculate Securitization Value	7.85%		Mercury Land Rover	9.14 7.15
Percentage New Vehicles(3)	100.00%		Mazda	6.07
Total Note Balance	$834,430,000		Volvo	5.99
Securitization Value			Jaguar	3.06
Average	$23,140		Top 15 Vehicle Models(3)
Highest	105,965		Edge	9.53%
Lowest	5,404		Fusion	9.50
Total	1,200,619,456		MKS	9.08
Total Adjusted MSRP	$1,792,933,946		Escape	8.08
Base Residual Value			MKX	7.16
Average	$15,868		MKZ	5.75
Highest	61,949		Flex	4.19
Lowest	3,855		Navigator	4.06
Total	823,277,503		Milan	4.00
Total as % of Initial Total Securitization Value	68.57%		Range Rover	3.29
Residual Portion of Securitization Value			F-150	3.20
Average	$13,505		Mariner	3.10
Highest	57,980		Explorer	2.83
Lowest	3,340		Range Rover Sport	2.82
Total	700,709,146		XC70	2.48
Total as % of Initial Total Securitization Value	58.36%		Top 8 States(3)(4)
Total ALG Mark-to-Market (May-June 2009)	$756,033,173		Michigan	26.14%
Original Term(3)			New York	14.58
12 months	0.00%		New Jersey	10.22
24	18.63		California	8.39
27	0.58		Florida	7.43
30	1.90		Ohio	5.48
36	47.69		Pennsylvania	4.49
39	29.49		Texas	3.47
42	0.21
48	1.49

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2009-A

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	May 09	$1,184,935,670	$-	$-	$-	$704,406,621	0.12%	$8,681,165	$37,223	$-	$-	$8,718,388
2	Jun 09	1,166,279,536	800,090,080	366,189,456	23,723,366	705,887,265	0.17	12,280,802	942,591	-	-	13,223,393
3	Jul 09	1,145,133,574	778,944,118	366,189,456	28,870,554	705,133,660	0.30	12,926,434	1,064,406	182,629	18,190	14,191,659
4	Aug 09	1,123,646,635	757,457,179	366,189,456	30,015,486	703,741,746	0.35	14,297,066	1,468,140	401,847	52,035	16,219,088
5	Sep 09	1,099,591,692	733,402,236	366,189,456	30,015,486	700,042,081	0.30	12,311,670	1,395,994	457,341	149,579	14,314,583
6	Oct 09	1,071,417,158	705,227,703	366,189,456	30,015,486	692,100,747	0.25	13,410,629	909,521	393,321	169,469	14,882,941
7	Nov 09	1,042,822,506	676,633,050	366,189,456	30,015,486	683,327,079	0.19	16,064,237	1,321,562	456,181	178,971	18,020,951
8	Dec 09	1,011,696,759	645,507,304	366,189,456	30,015,486	671,943,194	0.32	14,827,262	1,301,940	96,907	324,641	16,550,749
9	Jan 10	980,350,409	614,160,953	366,189,456	30,015,486	659,775,060	0.62	13,181,160	1,235,251	394,065	243,339	15,053,815
10	Feb 10	949,099,188	582,909,733	366,189,456	30,015,486	647,396,357	0.15	8,670,194	929,452	320,399	240,769	10,160,814
11	Mar 10	914,446,620	548,257,164	366,189,456	30,015,486	631,635,184	0.41	8,837,881	921,525	301,111	231,739	10,292,256
12	Apr 10	879,746,893	513,557,438	366,189,456	30,015,486	615,322,767	0.57	8,651,587	1,014,707	171,787	165,561	10,003,641
13	May 10	845,734,316	479,544,860	366,189,456	30,015,486	599,252,719	0.25	7,646,535	582,433	415,451	90,045	8,734,464
14	Jun 10	808,941,767	442,752,311	366,189,456	30,015,486	580,191,574	0.32	9,378,675	954,728	123,307	339,107	10,795,816
15	Jul 10	772,435,089	406,245,633	366,189,456	30,015,486	560,825,654	0.73	9,089,171	895,427	131,986	164,442	10,281,027
16	Aug 10	738,023,159	371,833,703	366,189,456	30,015,486	543,226,375	0.84	8,109,115	848,706	159,219	101,644	9,218,684
17	Sep 10	700,629,693	334,440,237	366,189,456	30,015,486	521,954,240	(1.24)	8,139,117	675,948	96,761	78,784	8,990,610
18	Oct 10	658,995,820	292,806,365	366,189,456	30,015,486	495,957,890	1.44	6,608,672	569,870	79,423	125,864	7,383,829
19	Nov 10	625,894,366	259,704,910	366,189,456	30,015,486	478,102,765	0.92	6,722,747	748,665	104,504	114,813	7,690,728
20	Dec 10	594,940,634	228,751,178	366,189,456	30,015,486	461,913,304	0.66	7,813,057	687,536	95,166	59,082	8,654,841
21	Jan 11	561,755,021	195,565,565	366,189,456	30,015,486	442,909,207	0.97	6,988,036	713,749	208,156	102,420	8,012,360
22	Feb 11	530,453,452	164,263,997	366,189,456	30,015,486	425,304,422	0.65	5,342,864	457,469	231,755	178,574	6,210,662
23	Mar 11	492,982,042	126,792,586	366,189,456	30,015,486	401,556,513	1.20	4,738,791	339,033	124,996	249,249	5,452,070
24	Apr 11	458,208,267	92,018,812	366,189,456	30,015,486	379,636,410	1.28	4,899,012	412,758	27,150	206,952	5,545,871
25	May 11	425,047,882	58,858,426	366,189,456	30,015,486	358,449,141	1.07	5,613,760	427,102	67,617	81,823	6,190,302
26	Jun 11	389,342,570	23,153,114	366,189,456	30,015,486	334,353,963	1.29	4,269,032	460,728	0	67,647	4,797,407
27	Jul 11	355,928,224	-	355,928,224	30,015,486	311,549,929	1.49	4,172,225	352,003	59,414	51,882	4,635,525

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2009-A

Terminations and Losses

Month	Date	Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned & Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)	Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned & Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned & Sold
1	May 09	-	1	12	39	11	19.05%	$ 1,311	$ (19,222)	$ (131,928)	$ -	$ (149,839)	$ (149,839)	(0.01)%	$ (19,977)
2	Jun 09	122	8	47	81	52	25.00	4,531	(58,790)	(144,806)	(1,692)	(200,757)	(350,596)	(0.03)	(90,018)
3	Jul 09	165	31	125	117	51	38.58	68,558	(175,800)	(277,620)	(12,109)	(396,972)	(747,568)	(0.06)	(300,607)
4	Aug 09	168	44	159	103	43	45.56	183,308	(107,981)	(226,288)	6,659	(144,302)	(891,870)	(0.07)	(499,536)
5	Sep 09	312	46	150	178	92	32.19	192,362	(203,079)	(400,150)	(46,215)	(457,082)	(1,348,952)	(0.11)	(802,263)
6	Oct 09	518	70	249	217	136	37.05	416,153	(255,062)	(455,989)	(32,449)	(327,346)	(1,676,298)	(0.14)	(1,141,472)
7	Nov 09	583	58	289	183	141	43.07	485,888	(202,016)	(420,580)	(23,720)	(160,428)	(1,836,727)	(0.15)	(1,455,257)
8	Dec 09	657	55	410	204	141	50.62	469,503	(87,847)	(504,949)	(70,804)	(194,097)	(2,030,824)	(0.17)	(1,643,599)
9	Jan 10	562	52	508	174	127	59.00	243,789	(253,043)	(386,666)	(117,773)	(513,693)	(2,544,516)	(0.21)	(2,002,546)
10	Feb 10	900	52	511	219	152	54.71	295,135	(378,139)	(469,106)	(173,433)	(725,543)	(3,270,059)	(0.27)	(2,508,346)
11	Mar 10	968	58	579	302	186	51.47	353,566	(943,543)	(582,027)	(222,067)	(1,394,071)	(4,664,131)	(0.39)	(3,593,143)
12	Apr 10	864	58	630	307	170	54.08	350,447	(1,090,224)	(599,079)	(187,238)	(1,526,094)	(6,190,225)	(0.52)	(4,811,153)
13	May 10	1,000	41	613	307	182	53.63	164,199	(842,280)	(587,501)	(165,522)	(1,431,104)	(7,621,329)	(0.63)	(5,818,983)
14	Jun 10	1,183	46	650	417	199	49.54	214,729	(940,632)	(849,792)	(169,344)	(1,745,039)	(9,366,369)	(0.78)	(6,899,132)
15	Jul 10	968	39	723	376	186	54.61	153,281	(1,080,995)	(651,429)	(161,313)	(1,740,456)	(11,106,824)	(0.93)	(8,144,840)
16	Aug 10	885	48	630	421	151	50.40	208,420	(1,300,477)	(804,358)	(309,357)	(2,205,773)	(13,312,597)	(1.11)	(9,635,857)
17	Sep 10	2,007	50	626	539	217	43.72	107,289	(931,594)	(1,034,732)	(168,124)	(2,027,161)	(15,339,757)	(1.28)	(10,713,170)
18	Oct 10	904	45	989	521	201	56.32	129,126	(1,064,667)	(965,116)	(187,251)	(2,087,908)	(17,427,665)	(1.45)	(12,003,277)
19	Nov 10	870	34	642	507	110	49.65	223,380	(829,381)	(904,591)	(214,097)	(1,724,688)	(19,152,353)	(1.60)	(13,019,860)
20	Dec 10	952	36	544	491	134	45.15	232,714	(993,849)	(920,763)	(204,433)	(1,886,332)	(21,038,685)	(1.75)	(14,178,199)
21	Jan 11	1,092	37	681	534	124	49.49	185,560	(1,569,309)	(1,012,521)	(151,777)	(2,548,047)	(23,586,732)	(1.96)	(15,934,941)
22	Feb 11	1,293	27	686	599	110	48.24	28,533	(1,724,587)	(1,044,546)	(91,707)	(2,832,306)	(26,419,038)	(2.20)	(17,852,520)
23	Mar 11	1,426	37	864	853	102	46.55	98,824	(2,728,911)	(1,543,031)	(235,706)	(4,408,824)	(30,827,862)	(2.57)	(20,770,756)
24	Apr 11	1,286	21	851	784	88	48.80	80,788	(2,938,353)	(1,442,266)	(231,781)	(4,531,612)	(35,359,474)	(2.95)	(23,951,047)
25	May 11	1,477	30	719	868	86	42.22	78,316	(2,469,866)	(1,560,701)	(268,792)	(4,221,043)	(39,580,517)	(3.30)	(26,631,668)
26	Jun 11	1,612	19	754	1,035	99	39.54	31,416	(2,977,967)	(1,835,650)	(176,766)	(4,958,968)	(44,539,485)	(3.71)	(29,799,461)
27	Jul 11	1,246	22	701	954	80	39.90	(18,715)	(2,793,052)	(1,668,202)	(92,413)	(4,572,382)	(49,111,866)	(4.09)	(32,746,791)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-A

Original Pool Characteristics

Closing Date	February 5, 2010		Vehicle Type(3)
Cutoff Date	January 1, 2010		Car	40.10%
Number of Leases	102,097		CUV	30.82
Weighted Average(1) FICO® Score(2) at Origination	741		SUV Truck	24.46 4.63
Weighted Average(1) Original Term	34.6	months	Vehicle Make(3)
Weighted Average(1) Remaining Term	18.0	months	Ford	43.24%
Weighted Average(1) Lease Factor	3.07%		Lincoln	27.18
Minimum Discount Rate Used to Calculate Securitization Value	5.60%		Mazda Mercury	9.75 8.34
Percentage New Vehicles(3)	100.00%		Land Rover	5.95
Total Note Balance	$1,872,045,000		Volvo	3.18
Securitization Value			Jaguar	2.36
Average	$21,149		Top 15 Vehicle Models(3)
Highest	80,913		Edge	12.42%
Lowest	4,548		Fusion	8.99
Total	2,159,222,380		MKX	8.95
Total Adjusted MSRP	$3,442,824,274		MKZ	7.53
Base Residual Value			MKS	6.73
Average	$15,541		Escape	5.86
Highest	61,157		Milan	4.00
Lowest	4,277		F-150	3.22
Total	1,586,679,538		Navigator	3.22
Total as % of Initial Total Securitization Value	73.48%		Explorer	2.99
Residual Portion of Securitization Value			Range Rover	2.69
Average	14,317		Flex	2.69
Highest	60,029		Mariner	2.58
Lowest	3,890		CX-9	2.58
Total	1,461,736,801		Range Rover Sport	2.54
Total as % of Initial Total Securitization Value	67.70%		Top 8 States(3)(4)
Total ALG Mark-to-Market (January-February 2010)	$1,573,378,413		Michigan	24.18%
Original Term(3)			New York	15.23
12 months	0.00%		New Jersey	10.43
24	18.98		California	8.32
27	3.71		Florida	7.48
30	1.75		Ohio	5.39
36	41.44		Pennsylvania	4.77
37	0.00		Texas	4.01
39	31.10
42	0.10
44	0.00
48	2.92

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-A

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	Jan 10	$2,116,650,239	$-	$-	$-	$1,460,780,961	0.44%	$18,510,045	$-	$-	$-	$18,510,045
2	Feb 10	2,060,360,561	1,773,183,180	287,177,380	38,240,690	1,445,632,374	(0.31)	12,622,049	847,964	-	-	13,470,013
3	Mar 10	1,974,566,703	1,687,389,323	287,177,380	49,082,769	1,400,602,892	(0.09)	12,955,245	898,944	228,064	-	14,082,253
4	Apr 10	1,877,881,791	1,590,704,410	287,177,380	53,980,560	1,343,508,236	0.92	13,119,611	1,167,498	188,101	-	14,475,209
5	May 10	1,785,922,936	1,498,745,555	287,177,380	53,980,560	1,289,091,735	0.32	11,805,033	889,254	176,626	67,488	12,938,402
6	Jun 10	1,679,812,368	1,392,634,988	287,177,380	53,980,560	1,218,819,620	(0.36)	15,102,799	1,140,250	160,657	117,117	16,520,823
7	Jul 10	1,557,484,690	1,270,307,309	287,177,380	53,980,560	1,130,220,145	0.25	13,054,527	925,139	107,044	52,274	14,138,985
8	Aug 10	1,443,088,975	1,155,911,594	287,177,380	53,980,560	1,047,673,449	0.29	13,384,307	1,061,543	207,315	13,897	14,667,062
9	Sep 10	1,340,886,828	1,053,709,447	287,177,380	53,980,560	975,721,392	0.71	12,052,945	788,032	159,124	82,986	13,083,087
10	Oct 10	1,265,852,523	978,675,142	287,177,380	53,980,560	930,483,972	1.70	10,102,269	801,769	142,098	72,034	11,118,170
11	Nov 10	1,211,719,099	924,541,718	287,177,380	53,980,560	905,468,605	1.15	11,942,974	971,779	121,573	121,538	13,157,865
12	Dec 10	1,160,477,085	873,299,705	287,177,380	53,980,560	882,396,366	0.79	11,894,872	1,198,640	83,188	89,930	13,266,630
13	Jan 11	1,098,794,478	811,617,098	287,177,380	53,980,560	847,806,000	0.78	10,814,878	1,083,299	315,159	88,184	12,301,521
14	Feb 11	1,031,498,449	744,321,068	287,177,380	53,980,560	806,799,436	0.87	8,495,175	945,582	140,548	146,567	9,727,873
15	Mar 11	948,790,631	661,613,250	287,177,380	53,980,560	749,469,914	1.17	8,045,967	852,293	76,500	164,761	9,139,521
16	Apr 11	867,339,224	580,161,843	287,177,380	53,980,560	691,105,669	1.21	7,332,361	773,137	273,994	43,691	8,423,184
17	May 11	789,222,619	502,045,238	287,177,380	53,980,560	634,105,276	0.81	8,000,495	527,952	157,689	55,293	8,741,429
18	Jun 11	704,210,551	417,033,171	287,177,380	53,980,560	568,325,154	0.60	6,355,258	573,255	126,923	48,355	7,103,792
19	Jul 11	621,561,775	334,384,395	287,177,380	53,980,560	502,664,506	(0.01)	5,915,501	575,916	58,418	127,542	6,677,377
20	Aug 11	540,074,300	252,896,919	287,177,380	53,980,560	436,330,612	0.72	5,082,367	726,115	148,351	34,304	5,991,137
21	Sep 11	472,893,356	185,715,976	287,177,380	53,980,560	381,869,084	(0.44)	4,195,419	558,155	52,202	36,549	4,842,326

See page C-1 for definitions and footnotes

Terminations and Losses

Month	Date	Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned & Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)	Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned & Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned & Sold
1	Jan 10	-	-	127	319	64	24.90%	$ -	$ (94,366)	$ (640,504)	$ -	$ (734,870)	$ (734,870)	(0.03)%	$ (140,854)
2	Feb 10	1,689	16	663	513	173	48.57	38,480	(738,254)	(960,194)	(11,788)	(1,671,757)	(2,406,627)	(0.11)	(1,054,809)
3	Mar 10	3,234	61	1,626	1,000	443	51.95	172,235	(2,698,038)	(1,898,505)	(149,742)	(4,574,051)	(6,980,678)	(0.32)	(4,148,191)
4	Apr 10	2,548	57	2,255	989	467	59.85	113,566	(3,748,013)	(1,730,145)	(279,010)	(5,643,603)	(12,624,281)	(0.58)	(8,387,438)
5	May 10	3,094	56	2,093	984	371	59.73	166,035	(2,937,637)	(1,727,544)	(261,019)	(4,760,165)	(17,384,446)	(0.81)	(11,827,560)
6	Jun 10	4,539	53	2,394	1,192	703	55.14	192,637	(3,474,550)	(2,024,664)	(314,271)	(5,620,848)	(23,005,294)	(1.07)	(15,892,929)
7	Jul 10	4,920	73	3,155	1,320	782	59.19	260,755	(5,298,108)	(1,974,371)	(456,664)	(7,468,388)	(30,473,682)	(1.41)	(21,871,837)
8	Aug 10	4,910	65	2,739	1,390	755	55.34	113,645	(4,553,561)	(2,166,818)	(421,903)	(7,028,637)	(37,502,319)	(1.74)	(27,051,436)
9	Sep 10	3,895	65	2,526	1,201	587	57.68	253,463	(2,995,305)	(2,052,190)	(479,891)	(5,273,923)	(42,776,241)	(1.98)	(30,650,708)
10	Oct 10	755	63	1,729	889	234	59.31	242,506	(812,321)	(1,589,002)	(390,036)	(2,548,853)	(45,325,094)	(2.10)	(32,049,246)
11	Nov 10	718	60	808	867	104	43.94	252,354	(570,656)	(1,664,312)	(401,420)	(2,384,035)	(47,709,129)	(2.21)	(32,987,650)
12	Dec 10	1,236	61	812	898	115	43.05	185,801	(1,443,556)	(1,664,341)	(278,998)	(3,201,093)	(50,910,222)	(2.36)	(34,750,102)
13	Jan 11	2,263	53	1,383	1,123	208	49.98	204,440	(3,069,004)	(1,977,809)	(283,028)	(5,125,400)	(56,035,622)	(2.60)	(38,180,308)
14	Feb 11	2,803	48	1,696	1,296	210	52.18	192,554	(4,205,421)	(2,359,837)	(275,989)	(6,648,692)	(62,684,314)	(2.90)	(42,759,301)
15	Mar 11	3,701	56	2,336	1,857	246	51.97	157,612	(7,255,761)	(3,144,226)	(394,883)	(10,637,258)	(73,321,572)	(3.40)	(50,528,624)
16	Apr 11	3,842	48	2,421	1,741	312	53.54	118,298	(8,402,937)	(2,892,793)	(469,544)	(11,646,976)	(84,968,548)	(3.94)	(59,396,811)
17	May 11	4,503	43	2,183	1,895	270	49.72	76,670	(7,649,876)	(3,012,127)	(445,371)	(11,030,704)	(95,999,252)	(4.45)	(67,576,487)
18	Jun 11	5,761	28	2,366	2,345	334	46.64	40,908	(8,996,698)	(3,686,386)	(551,638)	(13,193,814)	(109,193,066)	(5.06)	(77,118,979)
19	Jul 11	5,984	31	2,408	2,152	357	48.67	(9,813)	(9,805,288)	(3,354,089)	(397,693)	(13,566,883)	(122,759,949)	(5.69)	(87,315,445)
20	Aug 11	5,613	25	2,500	2,026	348	51.03	24,504	(9,769,478)	(3,122,925)	(447,285)	(13,315,184)	(136,075,134)	(6.30)	(97,586,106)
21	Sep 11	5,118	19	2,184	1,504	279	54.79	17,166	(6,883,096)	(2,372,750)	(500,683)	(9,739,363)	(145,814,497)	(6.75)	(104,894,629)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B

Original Pool Characteristics

Closing Date	October 28, 2010		Vehicle Type(3)
Cutoff Date	October 1, 2010		Car	43.40%
Number of Leases	47,777		CUV	30.51
Weighted Average(1) FICO® Score(2) at Origination	749		SUV Truck	19.47 6.61
Weighted Average(1) Original Term	34.3	months	Vehicle Make(3)
Weighted Average(1) Remaining Term	21.8	months	Ford	51.85%
Weighted Average(1) Lease Factor	2.69%		Lincoln	32.87
Minimum Discount Rate Used to Calculate Securitization Value	5.40%		Mercury Mazda	10.47 1.87
Percentage New Vehicles(3)	100.00%		Land Rover	1.02
Total Note Balance	$867,536,000		Volvo	0.96
Securitization Value			Jaguar	0.95
Average	$22,253		Top 15 Vehicle Models(3)
Highest	67,334		Edge	13.96%
Lowest	5,630		Fusion	12.74
Total	1,063,157,765		MKZ	9.69
Total Adjusted MSRP	$1,649,492,466		MKS	8.62
Base Residual Value			MKX	8.61
Average	$15,599		Escape	7.94
Highest	55,019		F-150	6.09
Lowest	4,898		Milan	5.45
Total	745,258,664		Mariner	3.96
Total as % of Initial Total Securitization Value	70.10%		Flex	3.68
Residual Portion of Securitization Value			MKT	2.97
Average	$14,157		Navigator	2.84
Highest	54,527		Taurus	2.23
Lowest	4,629		Explorer	1.97
Total	676,362,032		Focus	1.92
Total as % of Initial Total Securitization Value	63.62%		Top 8 States(3)(4)
Total ALG Mark-to-Market (September-October 2010)	$804,567,558		Michigan	25.60%
Original Term(3)			New York	16.41
12 months	0.00%		New Jersey	11.24
24	20.09		Florida	6.52
27	4.62		California	6.28
30	0.10		Pennsylvania	5.40
36	41.85		Ohio	5.12
39	31.34		Texas	3.73
42	0.04
48	1.97

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2010-B

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	Oct 10	$ 1,042,102,954	$ 846,481,190	$195,621,765	$14,834,397	$674,540,458	0.53%	$4,223,758	$-	$-	$-	$4,223,758
2	Nov 10	1,014,728,833	819,107,068	195,621,765	19,639,758	665,921,421	(0.06)	6,244,225	276,469	-	-	6,520,694
3	Dec 10	984,075,234	788,453,469	195,621,765	24,563,345	653,882,974	0.27	6,859,252	728,498	63,809	-	7,651,559
4	Jan 11	954,455,548	758,833,783	195,621,765	26,578,944	642,728,005	0.73	5,927,141	499,378	100,640	20,274	6,547,433
5	Feb 11	926,614,037	730,992,272	195,621,765	26,578,944	632,911,180	0.46	4,999,566	258,270	89,423	14,450	5,361,709
6	Mar 11	893,743,421	698,121,657	195,621,765	26,578,944	618,378,131	0.73	4,451,168	264,693	0	15,626	4,731,487
7	Apr 11	862,758,769	667,137,004	195,621,765	26,578,944	604,911,401	0.66	4,676,460	399,431	65,446	15,291	5,156,628
8	May 11	831,913,826	636,292,061	195,621,765	26,578,944	591,140,655	0.59	6,069,313	468,430	46,267	57,234	6,641,243
9	Jun 11	798,686,058	603,064,293	195,621,765	26,578,944	574,990,896	0.68	5,289,911	491,248	58,366	41,357	5,880,882
10	Jul 11	766,534,724	570,912,960	195,621,765	26,578,944	559,440,110	0.79	4,797,434	288,032	36,501	71,110	5,193,076
11	Aug 11	732,330,009	536,708,244	195,621,765	26,578,944	541,625,100	1.08	5,093,337	511,598	34,437	18,214	5,657,585
12	Sep 11	699,019,248	503,397,483	195,621,765	26,578,944	524,011,840	0.89	5,049,614	467,479	35,531	33,677	5,586,301

See page C-1 for definitions and footnotes

Terminations and Losses

Month	Date	Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned & Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)	Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned & Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a% of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned & Sold
1	Oct 10	-	2	64	261	19	18.50%	$ (1,631)	$ (123,125)	$ (473,318)	$ -	$ (598,075)	$ (598,075)	(0.06)%	$ (151,824)
2	Nov 10	904	7	319	433	66	38.67	28,196	(624,120)	(825,010)	(17,427)	(1,438,362)	(2,036,436)	(0.19)	(841,472)
3	Dec 10	893	13	492	405	122	47.67	46,651	(1,113,484)	(788,987)	(28,719)	(1,884,539)	(3,920,975)	(0.37)	(2,067,661)
4	Jan 11	511	26	490	375	73	50.83	190,640	(1,113,326)	(757,076)	(58,804)	(1,738,565)	(5,659,540)	(0.53)	(3,329,004)
5	Feb 11	625	23	411	399	72	45.41	103,477	(1,019,348)	(696,715)	(26,096)	(1,638,681)	(7,298,221)	(0.69)	(4,492,177)
6	Mar 11	824	21	571	562	79	46.31	73,346	(1,845,463)	(1,100,221)	(76,785)	(2,949,123)	(10,247,344)	(0.96)	(6,495,529)
7	Apr 11	793	23	584	502	65	49.74	(2,301)	(1,883,833)	(881,336)	(113,783)	(2,881,253)	(13,128,596)	(1.23)	(8,553,632)
8	May 11	908	16	494	577	80	42.33	12,065	(1,708,156)	(1,030,881)	(86,750)	(2,813,722)	(15,942,318)	(1.50)	(10,421,703)
9	Jun 11	1,074	19	532	710	83	39.58	16,901	(1,990,368)	(1,296,271)	(112,216)	(3,381,954)	(19,324,272)	(1.82)	(12,529,530)
10	Jul 11	959	8	518	687	54	40.88	1,733	(1,989,855)	(1,219,635)	(156,712)	(3,364,468)	(22,688,740)	(2.13)	(14,671,632)
11	Aug 11	890	23	525	787	67	37.45	9,065	(1,934,472)	(1,413,460)	(79,373)	(3,418,240)	(26,106,980)	(2.46)	(16,756,358)
12	Sep 11	1,065	22	530	754	56	38.91	18,922	(1,725,617)	(1,370,278)	(77,664)	(3,154,637)	29,261,617)	(2.75)	(18,617,141)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-A

Original Pool Characteristics

Closing Date	July 5, 2011		Vehicle Type(3)
Cutoff Date	June 1, 2011		Car	40.42%
Number of Leases	54,427		CUV	29.22
Weighted Average(1) FICO® Score(2) at Origination	742		SUV Truck	22.18 8.19
Weighted Average(1) Original Term	33.7	months	Vehicle Make(3)
Weighted Average(1) Remaining Term	23.8	months	Ford	65.32%
Weighted Average(1) Lease Factor	2.41%		Lincoln	26.96
Minimum Discount Rate Used to Calculate Securitization Value	5.75%		Mercury Mazda	6.18 0.69
Percentage New Vehicles(3)	100.00%		Jaguar	0.35
Total Note Balance	$1,051,029,000		Land Rover	0.26
Securitization Value			Volvo	0.24
Average	$23,196		Top 15 Vehicle Models(3)
Highest	63,785		Edge	16.32%
Lowest	6,070		Fusion	15.49
Total	1,262,497,868		Escape	10.36
Total Adjusted MSRP	$1,874,362,458		MKZ	9.32
Base Residual Value			MKX	8.11
Average	$16,620		F-150	7.86
Highest	46,991		Explorer	5.62
Lowest	4,975		MKS	5.62
Total	904,581,981		Milan	2.93
Total as % of Initial Total Securitization Value	71.65%		Mariner	2.62
Residual Portion of Securitization Value			Flex	2.51
Average	$14,857		Taurus	2.14
Highest	46,384		Navigator	2.04
Lowest	4,189		Fiesta	1.84
Total	808,617,721		MKT	1.82
Total as % of Initial Total Securitization Value	64.05%		Top 8 States(3)(4)
Total ALG Mark-to-Market (May-June 2011)	$926,471,212		Michigan	24.41%
Original Term(3)			New York	16.40
24 months	22.77%		New Jersey	10.79
27	8.23		California	6.97
36	34.37		Ohio	6.04
39	33.56		Florida	5.95
42	0.03		Pennsylvania	5.26
47	0.00		Texas	3.66
48	1.03

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trust 2011-A

Balances, Prepayments and Delinquencies

		Securitization	Total Note	Over-	Reserve Account	Residual Portion of	Prepayment	Delinquencies(7)
Month	Date	Value(5)	Balance(5)	collateralization(5)	Balance(5)	Sec. Value(5)	Speed(6)	31-60 Days	61-90 Days	91-120 Days	121+ Days	Total
1	Jun 11	$ 1,237,063,007	$ -	$-	$-	$803,937,447	0.74%	$4,532,161	$-	$-	$-	$4,532,161
2	Jul 11	1,204,393,292	992,924,424	211,468,868	26,009,484	791,498,719	0.07	4,703,549	232,657	-	-	4,936,206
3	Aug 11	1,166,532,746	955,063,878	211,468,868	31,562,447	773,672,210	0.53	5,713,041	377,907	72,154	-	6,163,102
4	Sep 11	1,133,349,399	921,880,531	211,468,868	31,562,447	759,776,780	0.38	6,016,676	358,929	74,159	-	6,449,764

See page C-1 for definitions and footnotes

Terminations and Losses

Month	Date	Number of Scheduled Terminations(8)	Number of Defaults(9)	Number of Vehicles Returned & Sold(10)	Number of Vehicles Retained(11)	Number of Vehicles Removed(12)	Return Rate(13)	Gross Credit Losses on Defaults	Loss (Gain) on Vehicles Returned & Sold	Loss (Gain) on Vehicles Retained	Recoveries	Total Loss (Gain)	Cumulative Loss (Gain)	Cumulative Loss (Gain) as a % of Initial Total Sec. Value	Cumulative Residual Loss (Gain) on Vehicles Returned & Sold
1	Jun 11	-	-	146	461	36	22.71%	$ -	$ (565,304)	$ (850,094)	$ -	$(1,415,397)	$ (1,415,397)	(0.11)%	$ (639,003)
2	Jul 11	1,299	4	403	715	64	33.98	(113)	(1,749,518)	(1,292,437)	(29,199)	(3,071,268)	(4,486,665)	(0.36)	(2,499,998)
3	Aug 11	1,270	11	638	814	103	40.74	4,046	(2,487,909)	(1,622,915)	(58,594)	(4,165,371)	(8,652,036)	(0.69)	(5,137,506)
4	Sep 11	1,037	16	577	559	72	47.14	27,274	(1,926,753)	(1,208,466)	(51,801)	(3,159,746)	(11,811,783)	(0.94)	(7,200,146)

See page C-1 for definitions and footnotes

Ford Credit Auto Lease Trusts

Asset Backed Notes

Ford Credit Auto Lease Two LLC Depositor	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 7 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed to be the issuing entity for each securitization transaction.

The assets of each trust will consist of:

•               an exchange note which will be backed by a reference pool of car, light truck and utility vehicle leases and leased vehicles purchased by Ford Credit’s titling companies from dealers,

•               rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•               rights under the transaction documents for servicer advances, and

•               any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes:

•               will be asset-backed securities payable only from the assets of the trust,

•               may benefit from one or more forms of credit or payment enhancement, and

•               will be debt obligations of the trust.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is October 24, 2011

READING THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Lease Trusts, some of which may not apply to notes issued by a particular trust.

You should rely only on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the SEC for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•                 Summary — provides an overview of the terms of the notes.

•                 Risk Factors — describes some of the risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement.  The Table of Contents on the preceding pages contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the most important terms of the notes.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes, you should read this prospectus, especially the “Risk Factors” beginning on page 7, and the prospectus supplement completely.

Sponsor, Servicer, Lender, Titling Company Servicer, Titling Company Administrator, Collateral Agent Administrator and Indenture Administrator

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or “trust,” for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.  Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for the notes.

Titling Companies

Each of CAB East LLC and CAB West LLC, together the “titling companies” and each individually a “titling company,” is a Delaware limited liability company.

Collateral Agent

HTD Leasing LLC, or “HTD,” is a Delaware limited liability company and a wholly-owned subsidiary of U.S. Bank National Association.

Administrative Agent

U.S. Bank National Association, or “U.S. Bank,” is a national banking association and a wholly-owned subsidiary of U.S. Bancorp.

The Notes

The trust will issue one or more classes of notes under an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes, its:

•                  principal amount,

•                  interest rate or method of determining the interest rate, and

•                  final scheduled payment date.

The notes of one class may differ from the notes of another class in certain respects, including:

•                  the timing and priority of payments, and

•                  whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Exchange Note

The titling companies will issue a new “exchange note” to Ford Credit in connection with each securitization transaction.  The exchange note will be issued under a revolving credit facility provided by Ford Credit to the titling companies to finance their purchase of leases and leased vehicles from dealers.

The titling companies will use amounts received on a “reference pool” of leases and leased vehicles to make payments on the exchange note.  These amounts include:

•                  payments by or on behalf of the lessees on the leases,

•                  net proceeds from sales of leased vehicles, and

•                  proceeds from claims on insurance policies covering the lessees, the leases or the leased vehicles.

For a more detailed description of the features of the exchange note you should read “Description of the Exchange Notes” in this prospectus and “Description of the Exchange Note” in the prospectus supplement.

Reference Pool

The leases in the reference pool are retail closed-end lease contracts for new cars, light trucks and utility vehicles.  A lessee who complies with the terms of the lease will not be responsible for the value of the leased vehicle at the end of the lease.

The prospectus supplement will describe how the securitization value of a lease is calculated.

Trust Assets

The primary asset of the trust will be the exchange note.

For each securitization transaction, Ford Credit, as the sponsor, will sell the exchange note to the depositor and the depositor will then immediately sell the exchange note to the trust.  The prospectus supplement will describe the criteria used to select the reference pool which will back the exchange note.

In addition to the exchange note, the trust assets will include:

•                  funds and investments held in bank accounts of the trust,

•                  rights under the transaction documents for the removal of ineligible and certain other leases and leased vehicles,

•                 rights under the transaction documents for servicer advances, and

•                  all other rights under the transaction documents, including any credit or payment enhancements.

For a more detailed description of the trust assets, you should read “Reference Pool” and “Description of the Exchange Notes” in this prospectus and “Reference Pool” and “Description of the Exchange Note” in the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the leases and leased vehicles in the reference pool and consequent delays or defaults in payments on the notes.  These features are called credit enhancement and may include:

•                  reserve accounts,

•                  excess spread,

•                  overcollateralization, or

•                  subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders.  These features are called payment enhancement and may include:

•                  interest rate swaps, caps or floors,

•                  surety bonds,

•                  letters of credit, or

•                  liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.

Servicing of the Reference Pool

Ford Credit will act as the “servicer” for the leases and leased vehicles in the reference pool.  The servicer is responsible for collecting payments on the reference pool, administering payoffs, defaults and delinquencies, and repossessing and liquidating leased vehicles.  Ford Credit will also act as custodian and maintain custody of the lease files.  The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the reference pool, you should read “Servicing the Reference Pool and the Securitization Transaction” in this prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have the option to purchase the exchange note from the trust on any payment date that the note balance of the notes is less than an amount specified in the prospectus supplement.  This option is referred to as the servicer’s “clean up call” option.  The prospectus supplement will describe how the clean up call option works, the purchase price for the exchange note and any conditions to its exercise by the servicer.

For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The trust’s tax counsel identified in the prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

•                  the notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the notes.

The absence of a secondary market for your notes could limit your ability to resell your notes

The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have any assets or sources of funds other than amounts received on the exchange note and the related property it owns. Credit enhancement that is available to support your notes is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person. If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Payments on the notes depend on collections on the leases and proceeds from the sale of the leased vehicles

The trust will pay the notes only with amounts received on the exchange note. The amount received on the exchange note will primarily depend upon the collections on the leases in the reference pool, the number of leases that default and the amount of the proceeds from the sale of the leased vehicles upon scheduled termination, early termination or default. If there are decreased collections, increased defaults or the net sale proceeds from the leased vehicles are less than the base residual values of the leased vehicles, there may be insufficient funds to pay your notes in full.

No assurance can be made that the market value of any leased vehicle will equal its base residual value at the end of the lease. If the market value of a leased vehicle is less than the price at which the lessee may purchase the vehicle under the lease, the lessee will be more likely to return it. If the net sale proceeds from returned leased vehicles are less than their base residual values, there may be insufficient funds to pay your notes in full.

Performance of the reference pool is uncertain

The performance of the leases and leased vehicles in the reference pool depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual lessees, Ford Credit’s underwriting standards at origination, the accuracy of ALG’s residual value forecasts, the success of Ford Credit’s servicing, collection and vehicle remarketing strategies and used vehicle prices.

The used vehicle market is affected by supply and demand for such vehicles, which in turn is affected by numerous factors including:

	•	consumer tastes and economic factors, including changes in fuel prices and the availability of financing to consumers and dealers for their purchase of used vehicles,

•

vehicle manufacturer decisions, including those on pricing and incentives offered for the purchase of new vehicles, on the introduction and pricing of new car models or on whether to sell a brand or to discontinue a model or brand,

	•	government actions, including actions that encourage consumers to purchase certain types of vehicles, and

	•	other factors, including the impact of vehicle recalls.

None of these factors can be predicted with certainty. Some of these factors are impossible to quantify and may be significantly impacted by unanticipated events. Changes in various factors could have disproportionate effects on the supply or demand for certain vehicle types or models. For example, increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicles, such as full-sized trucks and SUVs. Similarly, introduction of a new model by Ford may impact the resale value of similar, but older, models. Consequently, no accurate prediction can be made of how the reference pool will perform.

The timing of principal payments on your notes is uncertain

Faster than expected payments on the reference pool will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Payments on the reference pool may be made earlier than expected if:

	•	lessees prepay the leases in full,

	•	lessees default on their leases and proceeds are received from the sale of the leased vehicles,

	•	lessees participate in early termination programs sponsored by Ford,

	•	proceeds from claims on any physical damage, credit life or other insurance policies covering the leases, leased vehicles or lessees are received,

	•	the servicer is required to remove certain leases and leased vehicles from the reference pool and makes a corresponding payment to the collection account, or

	•	leased vehicles are returned and sold more quickly than expected.

A variety of economic, social and other factors will influence the rate of payments on the reference pool. No prediction can be made as to the actual rate of these payments.

If you receive principal payments on your notes earlier than expected at a time when interest rates are lower than interest rates would otherwise have been had such principal payments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes. Similarly, if principal payments on your notes are made later than expected, you may lose reinvestment opportunities. In addition, if the notes were purchased at a discount and payments are slower than expected, your yield may be reduced.

You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition, your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the exchange note, the leases or the leased vehicles could reduce or delay payments on the notes

If another person acquires an interest in the exchange note or in any lease or leased vehicle in the reference pool that is superior to the trust’s, collections on the exchange note, collections on that lease or proceeds of the sale of that leased vehicle may not be available to make payments on your notes. Another person could acquire an interest that is superior to the trust’s interest if:

•

the trust does not have a perfected security interest in the exchange note because its security interest was not properly perfected despite the delivery of the exchange note to the indenture trustee on the closing date for a securitization transaction,

•

the collateral agent does not have a perfected security interest in the assets in the reference pool because its security interest in the leases or leased vehicles was not properly perfected despite the grant of a security interest in all leases and leased vehicles to the collateral agent upon their acquisition by the titling companies and the application for a certificate of title for each leased vehicle naming the collateral agent as secured party,

•

the related titling company does not have proper evidence of its ownership of any leased vehicle in the reference pool despite the application for a certificate of title for each leased vehicle naming the related titling company as owner,

•

the collateral agent does not have a perfected security interest in the leases in the reference pool that are electronic contracts because the collateral agent is not considered to have established “control” of the contract, or

•

the collateral agent’s security interest in the leases or leased vehicles in the reference pool is impaired because holders of some types of liens, such as a lien in favor of the Pension Benefit Guaranty Corporation, certain tax liens or mechanic’s liens, may have priority over the collateral agent’s security interest, or a leased vehicle is confiscated by a government agency.

For more information regarding the security interests in the exchange note and the leases and leased vehicles in the reference pool, you should read “Some Important Legal Considerations — Security Interests in the Exchange Note and the Leases and Leased Vehicles” in this prospectus.

Subordination will cause some classes of notes to bear additional credit risk

The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as hedge counterparties. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date

The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date. Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur

The trust will pledge the exchange note to the indenture trustee to secure payment of the notes. The Controlling Class will be entitled to declare an Event of Default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest). The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the exchange note after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full. If your notes cannot be repaid in full with the proceeds of a sale of the exchange note, you will suffer a loss.

The Controlling Class may terminate the servicer following a Servicer Termination Event and may waive Events of Servicing Termination.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions. Only the Controlling Class will have these rights. The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default and Remedies — Remedies Following Acceleration” and “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

You may suffer losses on your notes because the servicer may commingle collections with its own funds

The servicer will be required to deposit collections on the reference pool in the trust’s collection account within two business days of applying such amounts to the lessee’s account or on a monthly basis, depending on its credit rating. Until it deposits collections, the servicer may use them at its own risk and for its own benefit and may commingle collections on the reference pool with its own funds. If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer

If Ford Credit resigns or is terminated as servicer, the processing of payments on the leases, sales of returned or repossessed leased vehicles and information about collections could be delayed. This could cause payments on your notes to be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described under “Servicing the Reference Pool and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

The servicer has discretion over the servicing of the leases and leased vehicles which could impact the amount or timing of funds available to make payments on your notes

The servicer has discretion in servicing the leases and leased vehicles in the reference pool, including the ability to grant payment extensions and to determine the timing and method of collection, vehicle remarketing and whether it expects to recover a potential servicer advance and, therefore, whether or not to make that servicer advance. The manner in which the servicer exercises that discretion could have an impact on the amount or timing of collections on the reference pool and consequently on the amount or timing of principal and interest received by the trust on the exchange note. If the servicer determines not to advance funds, or if other servicing procedures impact the amount or timing of the collections on the leases and leased vehicles in the reference pool, you may experience losses or delays in payment on your notes.

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes

If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the exchange note because the sale of the exchange note by Ford Credit to the depositor and by the depositor to the trust, were not “true sales” or that the assets and liabilities of the titling companies, the holding companies that own membership interests in the titling companies and the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach either of these conclusions, payments on your notes could be reduced or delayed due to:

•

the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

	•	tax or government liens on Ford Credit’s property that arose prior to the transfer of the exchange note to the trust having a claim on collections that are senior to your notes, or

	•	the trust not having a perfected security interest in the exchange note or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of the exchange note by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the exchange note but the exchange note would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could adversely affect the amount and timing of payments on the notes.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Bankruptcy Considerations” in this prospectus.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositor or the trust

The Dodd-Frank Wall Street Reform and Consumer Protection Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the titling companies, the depositor or the trust, although the expectation is that the framework will be invoked only very rarely. Guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to Ford Credit, the titling companies, the depositor and the trust.

If the FDIC were appointed as receiver for Ford Credit, any titling company, the depositor or the trust, or if future regulations or subsequent FDIC actions are contrary to the FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, see “Some Important Legal Considerations — The Dodd-Frank Act” in this prospectus.

The servicing fee may be insufficient to attract a replacement servicer

If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the total securitization value, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the reference pool because the amount of the servicing fee declines each month as the total securitization value declines but the servicing costs on each account remain essentially fixed. This risk is greatest toward the end of the securitization transaction when a larger portion of collections will be attributable to sales of leased vehicles which have a higher cost of servicing than the collection and posting of monthly payments. A delay or inability to find a replacement servicer would delay collections on the reference pool and could delay payments and reports to the noteholders and the indenture trustee, reduce amounts collected on the reference pool, including vehicle sale proceeds on returned or repossessed leased vehicles or amounts collected on defaulted leases. As a result, the amount available to pay principal and interest on your notes may be reduced or delayed.

SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and is an indirect wholly owned subsidiary of Ford.

Ford Credit provides a wide variety of automotive financing products to and through dealers throughout the world.  Ford Credit’s primary financing products are:

•                 Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                 Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•                 Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                 payments on retail installment sale contracts and leases that it purchases,

•                 interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•                 payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which the notes will be issued.  Ford Credit will be responsible for structuring each transaction and selecting the transaction parties.  Ford Credit will be the servicer of the leases and leased vehicles in the reference pool and the securitization transaction in which the notes will be issued.  Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.  Ford Credit will also select the leases and leased vehicles allocated to the reference pool for each securitization transaction.  The criteria used by Ford Credit to select the leases and leased vehicles for the securitization transaction in which the notes will be issued will be described in the prospectus supplement.

Ford Credit is also the lender under the credit and security agreement, the servicer for the titling companies, the administrator for the titling companies and the collateral agent administrator and will be the indenture administrator.  As lender, Ford Credit advances funds to the titling companies for the purchase of leases and leased vehicles from motor vehicle dealers in the United States in the ordinary course of business.  As lender, Ford Credit will request that the titling companies create the exchange note issued for the securitization transaction in which the notes will be issued and will also be the initial holder of the exchange note and any other exchange notes issued under the credit and security agreement.  In addition, as lender, Ford Credit will have voting and other rights under the credit and security agreement.

As servicer of the reference pool, Ford Credit will make representations about the leases and lease vehicles in the reference pool on which the depositor and the trust will rely in acquiring the exchange note.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on the lease or leased vehicle, Ford Credit must remove the lease or leased vehicle from the reference pool unless it cures the breach in all material respects by the end of any applicable grace period.

As servicer for the titling companies, Ford Credit is responsible for originating, purchasing and underwriting the leases and leased vehicles purchased by the titling companies.  Ford Credit is also responsible for servicing all of the leases and leased vehicles owned by the titling companies, including the leases and leased vehicles in the reference pool.

As administrator of the titling companies, Ford Credit performs administrative duties on behalf of each of the titling companies.  As collateral agent administrator, Ford Credit will perform administrative duties on behalf of the collateral agent, including maintaining the lien and security interest granted to the collateral agent under the credit and security agreement and taking all necessary actions with respect to the collateral agent and the certificates of title for the leased vehicles.  As indenture administrator, Ford Credit will perform administrative duties on behalf of the trust.  Ford Credit will receive a fee for the performance of its services as titling company administrator, collateral agent administrator and indenture administrator.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related leased vehicles.  Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.

In the United States, Ford Credit regularly sponsors lease securitizations in which securities backed by reference pools of leases and leased vehicles are sold in private transactions to purchasers, including large financial institutions and asset-backed commercial paper conduits.

Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Leases

Ford Credit has had an active private securitization program for leases since 2004, including widely distributed transactions under Rule 144A since 2009, and has issued asset-backed securities in more than 20 transactions under this program.  Ford Credit recently established a publicly registered securitization program for leases.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit has never received a demand to remove a lease and leased vehicle from a reference pool underlying the asset-backed securities offered in its private or public lease programs due to a breach of representations relating to such lease and leased vehicle.  Removals of leases and leased vehicles due to Ford Credit’s discovery of a breach of representations have been immaterial in its private lease program.   None of the asset-backed securities

offered in its private or public lease programs have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Use of Titling Companies; Financing Purchases of Leases by Titling Companies

Ford Credit uses titling companies to facilitate its leasing business.  The titling companies purchase leases entered into between retail customers and motor vehicle dealers and the leased vehicles that are subject to those leases.  The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease.  Each titling company pays the purchase price of its leases and leased vehicles with funds borrowed from Ford Credit under a revolving credit facility pursuant to the credit and security agreement and funds contributed to the titling company indirectly by Ford Credit.  The titling companies have agreed to repay amounts advanced under the revolving credit facility on a joint and several basis.

At any time, Ford Credit may request that the titling companies convert all or a portion of the amounts outstanding under the revolving credit facility to a term note evidenced by an “exchange note.”

Amounts due to Ford Credit under the revolving credit facility and all amounts due under outstanding exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by a single security interest in favor of the collateral agent, on behalf of Ford Credit and any holder of any exchange note, on all leases and leased vehicles financed under the credit and security agreement and any proceeds of those leases and leased vehicles.  Whenever a new exchange note is issued, certain leases and leased vehicles are allocated as a reference pool for that exchange note and generally only the collections on those leases and leased vehicles will be used to make payments on that exchange note.  For more information about the reference pool, see “Reference Pool”  in this prospectus.

Origination, Purchasing and Underwriting

When a lessee leases a vehicle from a dealer, the lessee and the dealer negotiate the price of the vehicle and the acquisition of any insurance, service contract or other products.  The lessee and the dealer also decide the lease term, mileage allowance, residual value and payment terms for the lease, subject to Ford Credit’s approval.  Typically, Ford Credit also requires the dealer to charge the lessee an acquisition fee, which currently ranges from $595 to $645.

The titling company pays the dealer a purchase price or “acquisition cost” for the lease and the leased vehicle equal to (1) the negotiated price of the leased vehicle, including dealer installed accessories, plus (2) any amounts (other than the acquisition fee) financed over the term of the lease, including applicable taxes, insurance, service contracts, outstanding balance on any prior lease or trade-in vehicle and other fees and charges, less (3) any vehicle trade-in, rebate or down payment, plus (4) a set fee or a portion of the lease charges on the contract.  The portion of the lease charges earned by the dealer generally is calculated using the difference between the minimum lease factor set by Ford Credit and the lease factor used to calculate the lessee’s payment, subject to the lease factor limit set by Ford Credit.

The monthly lease payments or “base monthly payments” are set so that, over the life of a lease, the aggregate payments will cover the difference between the acquisition cost of the lease and the estimated value of the leased vehicle at the end of the lease term or the “contract residual value” plus lease charges and the acquisition fee.  Lease charges are based on an implicit interest rate, called a “lease factor.”  A lessee’s total monthly payment also includes any sales or use taxes imposed on the base monthly payment and an amount to cover applicable personal property taxes and similar government charges.

Almost all leases purchased by the titling companies are for new vehicles and most are with individuals who lease vehicles for personal use.  The titling companies generally purchase leases with terms of 24, 36 and 39 months, but will purchase leases with other terms.

All of the leases are closed-end leases.  At the end of a closed-end lease, if the lessee elects not to purchase the leased vehicle, the lessee must return it.  If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value.  The related titling company, as the lessor, assumes all residual risk on the leased vehicle.

Ford Credit establishes a standard contract residual value and lease factor for each lease.  However, almost all leases purchased by the titling companies are originated under Ford-sponsored marketing programs.  Under these programs, the contract residual value is set higher than the contract residual value and/or the lease factor is set below the lease factor Ford Credit would otherwise have set.  Ford Credit also allows lessees to reduce their lease factor by prepaying all their monthly payments in a single up-front payment.

Ford Credit makes purchasing decisions on behalf of the titling companies, as servicer for the titling companies.  These decisions are made independently of Ford, and Ford cannot require any titling company to purchase leases that do not satisfy Ford Credit’s underwriting standards.  Ford Credit’s underwriting standards and purchasing criteria emphasize the applicant’s ability to pay and creditworthiness.  The creditworthiness of any co-applicant or guarantor is also considered.  Each applicant completes a credit application.  Dealers typically submit applications electronically to Ford Credit together with information about the proposed terms of the lease.  Ford Credit generally obtains a credit report on the applicant from a national credit bureau.  Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area.  In a limited number of cases, a credit report is not available because an applicant does not have an established credit history.

To set the minimum lease factor that must be used to calculate the base monthly payment for standard rate leases, Ford Credit uses lease specific scoring models to assess the creditworthiness of an applicant using the information provided on the applicant’s credit application, the proposed terms of the lease and the applicant’s credit bureau data.  If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation.  FICO® is a registered trademark of Fair Isaac Corporation.  Ford Credit uses FICO® scores designated specifically for automotive financing.  The FICO® score measures the likelihood an applicant will repay an obligation, and it is the most significant factor in Ford Credit’s consumer scoring models.  The highest FICO® score is 900, and the lowest FICO® score is 250.  Ford Credit frequently reviews its models to confirm the continued business significance and statistical predictability of the factors and updates its models to incorporate new factors that improve their statistical predictability.

Credit applications are automatically evaluated and some are either approved or rejected based on Ford Credit’s electronic decisioning models.  A credit analyst judgmentally evaluates each credit application that is not electronically approved or rejected.  The credit analyst considers the same information used in the electronic decisioning models and also weighs other factors, such as Ford Credit’s relationship with the dealer, then makes an individual credit decision based on the analyst’s assessment of the strengths and weaknesses of the application.  The credit analyst may condition approval of a credit application on the addition of a qualified co-lessee or guarantor or a security deposit or on modifications to the lease terms in order to lower the total monthly payment on the lease, such as a higher cash down payment or a less expensive leased vehicle.  When necessary, the analyst will verify the identity, employment and other applicant data before the decision is made.

For credit applications not electronically approved or rejected, Ford Credit typically makes a credit decision within 20 minutes of receipt of an application.  Higher risk applicants may require additional investigation.  Over 95% of Ford Credit’s credit decisions are made within one hour of receipt of an application.

Each Ford Credit analyst is assigned a specific dollar approval level for leases.  These levels are based on an applicant’s total outstanding balances with Ford Credit.  More experienced analysts are assigned higher approval levels.  More senior personnel must approve any lease that exceeds the analyst’s approval level.  In addition, the more senior personnel periodically review the purchase decisions of analysts to ensure they are consistent with Ford Credit’s underwriting guidelines.

Dealers must submit leases on forms approved by Ford Credit.  After the dealer submits a completed lease, Ford Credit checks it for specific errors apparent in the disclosures made by the dealer.  If the lease contains minor errors, Ford Credit may approve the lease for purchase by the titling company and send a correction notice to the lessee or obtain a signed modification from the lessee.  A lease with a more significant error is returned to the dealer for correction or a new lease.  Each dealer signs an assignment agreement representing that it made all required disclosures and all disclosures made by the dealer are correct.  For disclosures that Ford Credit cannot review because the error would not be apparent in the lease, it relies on the representations made by the dealer in the assignment agreement.  The assignment agreement requires the dealer to apply immediately for a title for the leased vehicle naming the titling company as the owner of the leased vehicle and naming the collateral agent as secured party.  Ford Credit reviews titles as they are received to confirm the titling company’s ownership interest and the collateral agent’s security interest are noted on the title.

At the time the lessee takes delivery of the leased vehicle, the dealer must collect the first month’s lease payment.  Certain higher risk lessees may be required to make security deposits.  In these cases, the dealer collects a refundable security deposit generally equal to one month’s payment.  The dealer also collects and pays all required license fees, registration fees and taxes to register the vehicle.

Purchased leases and related documents are electronically imaged.  For electronic leases, a separate image of the original is created for servicing purposes.  Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted.  Additional documents obtained during servicing are also added to the imaged file.

The lessee agrees to maintain physical damage and liability insurance on the leased vehicle, and the dealer is required to provide Ford Credit with proof of insurance at the beginning of the lease.  The minimum amount of liability insurance required by the lease is generally equal to the minimum state law requirements.  The maximum allowable deductible is $1,000.  The titling company must be named as an additional insured and loss payee on all insurance policies.  Since lessees may choose their own insurers to provide the required coverage, the specific terms of the policies may vary.  Ford Credit generally does not track whether the lessee maintains the required insurance.

Ford Credit classifies vehicles into categories.  “Car” includes sedans, hatchbacks and coupes.  “Light truck” includes vans, minivans and light pick-up trucks.  “Utility” includes wagons, SUVs and cross-overs or CUVs.

A specific auditing group within Ford Credit performs regular audits to monitor compliance with purchasing policies and procedures and legal requirements.

Ford Credit regularly reviews and analyzes its portfolio of leases to evaluate the effectiveness of its underwriting guidelines, scoring models and purchasing criteria.  If external economic factors, credit loss or delinquency experience, market conditions, lessee characteristics or other factors change, Ford Credit may adjust its underwriting guidelines, scoring models and purchasing criteria in order to change the quality of its portfolio or to achieve other goals and objectives.

Determination of Residual Values.  The residual value of a leased vehicle is the estimated value of the vehicle at the end of the lease term.  The contract residual value is stated in the lease and is a major component used to calculate the base monthly payment.  The contract residual value is also the main component used to set the purchase price the lessee must pay if the lessee elects to purchase the leased vehicle.

Ford Credit uses two proprietary models and an internal review process to establish residual values.  These models use a number of factors about a vehicle to determine its residual value, including the manufacturer’s suggested retail price, wholesale price, planned production volume, rental and fleet sales, consumer acceptance, life cycle and recent and seasonal auction trends.  Ford Credit regularly reviews and updates the residual value models.  The internal review process considers the accuracy of the current residual value models as vehicles come off lease, any current or planned marketing incentives, market acceptance of vehicles and competitive actions within the vehicle segment.  Ford Credit also compares its residual values to historical auction values for returned leased vehicles and to residual value forecasts published in independent industry guides that are used in the automotive finance industry, such as Automotive Lease Guide (“ALG”) and Black Book.

Ford Credit sets residual value percentages quarterly for each new vehicle available from Ford generally for lease terms of 24, 36, 39 and 48 months and for maximum mileage levels ranging from 10,500 to 19,500 miles per year.  If Ford Credit has not set residual value percentages for a particular lease term, the dealer must contact Ford Credit to obtain a residual value percentage for that lease term.  Lessees may purchase additional mileage above 19,500 miles per year (subject to a total limit of 100,000 miles) but the residual value percentage will not be adjusted.

Manufacturers often sponsor marketing programs on select vehicles in order to lower a lessee’s monthly payment by increasing the contract residual value above the level that would otherwise be established by Ford Credit.  Vehicles that are leased under these marketing programs may be more likely to be returned at the end of the lease term because the price at which the lessee may purchase the vehicle is more likely to exceed the market value of the vehicle at that time.  For this reason, Ford Credit has established guidelines to limit the amount by which the residual value of a vehicle may be increased over the level that Ford Credit would otherwise set.

When a vehicle is sold after being returned at the end of the lease, there will be a residual gain on the vehicle if the net sale proceeds of the vehicle are greater than the vehicle’s contract residual value.  Conversely, there will be a residual loss on the vehicle if the net sale proceeds of the vehicle are less than the vehicle’s contract residual value.

Commercial Accounts.  Some of the leases purchased by the titling companies are for lessees who are either individuals or business entities who use the leased vehicles for commercial purposes.  Commercial lessees may have multiple leases with the titling companies.  Ford Credit’s scoring models for commercial applicants that are business entities include factors relevant to businesses and data available through commercial credit bureaus.  While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores.  Commercial credit bureau scores, when available, have been used in Ford Credit’s scoring models since the second quarter of 2008.  Commercial applicants who are individuals are scored using the scoring models for individual customers, including the individual’s FICO® score.  Similar to credit decisions for personal use leases, credit decisions for commercial leases emphasize the applicant’s ability to pay and creditworthiness, but also recognize that commercial use vehicles are often put to more demanding uses, which may reduce the resale value of the leased vehicle.  For these reasons, underwriting standards are often different for commercial leases, such as by requiring larger down payments.  Ford Credit does not allow the value of a specialized body added to a base vehicle to customize it for commercial purposes to be included in calculating the vehicle’s residual value.  As a result, the titling companies have few leased vehicles with specialty bodies.  A portion of commercial use customers have lines of credit that allow the customer to enter into multiple leases up to the approved amount under preestablished terms, subject to certain conditions.  Credit decisions for lines of credit are performed on at least an annual basis and include review of financial statements and may require guaranties of the leases entered into under the line of credit as a condition of approval.

The most significant difference between commercial and other leases is that commercial leases may be included in a separate cross collateral agreement.  These agreements allow Ford Credit to enforce collection and repossession rights against some or all leases and leased vehicles with the same lessee even if payments for some of the leases are current.  Payments or other amounts, such as repossession sale proceeds, received that relate to one lease generally are applied first to that lease.  Excess amounts collected for one lease may be applied to other leases with the same lessee to reduce losses.

Servicing Experience

Ford Credit will service the leases and the securitization transactions in its U.S. public lease securitization program.  Ford Credit has been the servicer for its U.S. private lease securitization program since its inception.  None of the asset-backed securities in Ford Credit’s U.S. private or public lease securitization programs have experienced any losses or events of default.  There have not been any instances of material noncompliance with the servicing criteria in Ford Credit’s U.S. private or public lease securitization programs.

Ford Credit services all the retail leases it originates, including leases included in securitizations.  Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all leases.  These practices and procedures are described in “— Servicing and Collections” below.  Servicing personnel do not know if a lease they are servicing has been included in a securitization transaction.

Ford Credit’s servicing and collections systems maintain records for all leases, track application of payments and maintain relevant information on the lessees and account status.  The systems also capture communications with lessees and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the leases and leased vehicles in the reference pool.  As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes.  These processes include processing monthly lockbox payments from lessees, providing telephonic payment systems, reviewing titles of leased vehicles for accuracy, imaging lease documents, storing paper and electronic leases, handling certain inbound lessee service calls and early stage collections support and performing data entry and administrative functions.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to lessee accounts.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services outside the United States.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts.  Ford Credit uses web-based auctions and auction houses engaged by Ford to prepare and sell returned and repossessed leased vehicles.  These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.

As servicer of the securitization transaction in which the notes will be issued, Ford Credit will prepare monthly investor reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

General.  Ford Credit services the leases from its centralized business centers and specialty servicing centers in the United States.  Ford Credit’s servicing operations are divided into three areas — collections, account services and vehicle liquidations.  The collections area has two main functions — account maintenance and loss prevention.  The account services area has three main functions — credit re-analysis, titles and customer services — that are responsible for non-collection related customer requests such as payment reschedules, title follow-up and payment misapplications.  Ford Credit has specialty service centers for leases with bankrupt lessees and charged off accounts.  Ford Credit also has a centralized customer service center for inbound customer inquiries and early stage collections support.  Ford Credit uses specialty teams in its servicing operations for certain functions such as total loss insurance claims, account redemptions and vehicle skip tracing.  One or more of these functions may be consolidated in a single center.

Ford Credit encourages lessees to make payments electronically, including through direct debit or telephonic or online payment systems.  Lessees may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts.  Lessees who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations.  Most banks convert checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on each business day to a lessee’s account on the day the payment is received.  By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account.  A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the leases are paid without any additional servicing or collection efforts.  As each lessee develops a payment history, Ford Credit uses a behavior scoring model to assess the probability of payment default for all leases and implements collection efforts based on its determination of the credit risk associated with each lessee.  This model assesses a number of variables including origination characteristics, customer history, payment patterns and updated credit bureau information.  Based on data from this scoring model, leases are grouped by risk category for collection.  These categories determine how soon a lessee will be contacted after a payment becomes delinquent, how often the lessee will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved.  Ford Credit regularly reviews its behavior scoring model and may make adjustments to improve its performance.  Ford Credit’s collection operations are supported by auto dialing technology and collection and workflow operating systems.

A customer service representative will attempt to contact a lessee with a delinquent account to determine the reason for the delinquency and identify the lessee’s plans to resolve the delinquency.  Most delinquent accounts are resolved because the lessee makes the past due payments.  In limited cases, Ford Credit may offer a payment extension to allow a lessee to continue to make the normal monthly payment.  A payment extension defers a past due payment for one or more months and moves the scheduled termination date by the number of months extended.  The mileage allowance and contract residual value, however, are not changed.  Payment extensions are typically granted for one month and are limited to a maximum of six months over the term of the lease.  Following a payment extension, the account generally is no longer considered delinquent.  Ford Credit will generally grant a payment extension if the lessee’s payment problem is temporary, the lessee has an income source for making the next payment and the lessee has made at least one payment since lease inception and at least six payments between payment extensions.  A payment extension that does not comply with these guidelines must be approved by appropriate personnel and exceptions to the guidelines are reviewed regularly by servicing managers.  When allowed by state law, Ford Credit usually collects a fee on payment extensions equal to 30% of the payment amount for each month the lease is extended.

In addition to delinquency payment extensions, an extension of up to 90 days may be allowed to lessees who live in an area affected by a natural disaster.  These extensions are not provided to lessees whose leases are more than 61 days delinquent.

A lessee may also request a term extension.  As a result of a term extension, the term of the lease is extended and the mileage allowance and leased vehicle’s residual value are changed.  During a term extension the lessee makes additional monthly payments.  A term extension is typically approved if the lessee is awaiting delivery of a new Ford vehicle or the lessee has other special circumstances.  Most term extensions are for one or two months and term and payment extensions in total may not exceed twelve months.  To be eligible for a term extension, the lessee cannot be in default.  If a term extension is granted, the lessee may return the vehicle at any time during the extension period without responsibility for the remaining extended term.

A lessee may be allowed to change the monthly payment due date typically by not more than 30 days, if, for example, the date on which the lessee gets paid changes.  Due date changes are not allowed for accounts more than 30 days delinquent.

In rare instances, a new lessee may assume the obligations under a lease with the original lessee either still liable or released from the terms of the lease.  In rare instances, such as after an accident in which the leased vehicle is damaged beyond repair, a lessee is allowed to substitute another vehicle for the original leased vehicle.

Ford Credit uses periodic management reports on delinquencies, extensions and other measurements and operating audits to maintain control over the use of collection actions.

Ford Credit’s servicing policies and procedures may change over time.  Ford Credit regularly tests new servicing procedures on controlled portions of its leases to develop and refine its servicing procedures.  Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the lessee.  If a test shows that a new procedure is an improvement over the existing procedure, the new servicing procedure is applied to the entire portfolio.

Closed-End Lease Terms.  All of the leases are closed-end leases.  The lessee may purchase the leased vehicle at any time during the lease by paying the purchase price stated in the lease and all other amounts owed under the lease, including any remaining monthly payments.  The purchase price stated in the lease is the contract residual value plus a fee of up to $500.  If the lessee does not purchase the leased vehicle, the lessee must return it by the scheduled termination date of the lease.  If the lessee returns the leased vehicle, the lessee is not required to pay the deficiency, if any, between the net sale proceeds received for the leased vehicle and the contract residual value and is not entitled to the excess, if any, of the leased vehicle’s net sale proceeds over the contract residual value.

Vehicle Maintenance; Excess Mileage and Excess Wear and Use.  The lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle during the term of the lease.  The lessee is also responsible if the vehicle is lost, stolen or seized.

If the lessee returns the leased vehicle, the lessee is required to pay for any excess mileage and the estimated cost to repair any excess wear and use.  Excess mileage is a charge for each mile the vehicle has been driven in excess of the mileage limit set forth in the lease.  Excess wear and use generally includes missing or inoperative equipment, parts or accessories or damage to the leased vehicle’s body, lights, trim or paint.  If the lessee does not pay any excess mileage or excess wear and use charges when the vehicle is returned, Ford Credit will continue efforts to collect these amounts.

If the lessee buys an excess wear and use waiver contract at the beginning of the lease, the lessee will be released from the obligation to pay excess wear and use charges up to a specified amount, typically $2,500.  Ford Credit has an insurance policy under which it collects amounts that lessees are released from paying under these excess wear and use waiver contracts.

In a small number of leases, the lessee purchases prepaid mileage at the beginning of the lease.  In this case, if the lessee returns the leased vehicle, Ford Credit will refund to the lessee the cost of any unused prepaid miles.

Lease End Communication.  About four to five months prior to the scheduled termination date of a lease, Ford Credit will send a notice to the lessee stating the scheduled termination date, outlining the lessee’s options and obligations at lease end, describing the vehicle inspection process and providing information about new vehicles.  The dealer through which the lessee obtained the lease and/or Ford Credit may also contact the lessee near the scheduled termination date to determine whether the lessee intends to purchase the leased vehicle or to return the leased vehicle and to answer the lessee’s questions.

The lessee may purchase the leased vehicle at lease end by paying the purchase price stated in the lease and all other amounts owed under the lease, including any remaining monthly payments.  If the lessee decides not to purchase the leased vehicle, the lessee must return it to the dealer by the lease’s scheduled termination date.

If the lessee does not return or purchase the vehicle by the 10th day after the lease’s scheduled termination date, the lessee may be responsible for additional monthly payments until the leased vehicle is returned, repossessed or purchased.

Vehicle Inspection.  If the lessee returns the leased vehicle, the vehicle is inspected to determine its condition.  An inspection may occur up to 45 days prior to the scheduled termination date and is generally conducted by a third party inspection company.  At the time of the inspection the lessee is typically provided a vehicle condition report that states the amount the lessee will owe for excess wear and use on the leased vehicle.  If the vehicle inspection is not completed before the vehicle is returned, the vehicle will be inspected shortly after it is returned.

Vehicle Disposal.  Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of returned vehicles and seeks to maximize net sale proceeds, which equal gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicles.  Ford Credit sells returned leased vehicles through two primary channels, over the internet directly to dealers and through physical auctions.  On average, returned leased vehicles are sold within 25 to 30 days of return.

Ford Credit uses an online remarketing application called Accelerate through which dealers may purchase returned leased vehicles.  Ford Credit uses a proprietary model to establish a price for each vehicle based on recent prices at physical auctions and taking into account options included on the vehicle, mileage, and any excess wear and use.  In general, leased vehicles are sold through Accelerate within seven business days of their return.  By selling returned leased vehicles through Accelerate, the titling company receives a price similar to that expected at auction, without incurring transportation, reconditioning and auction expenses or waiting for the next scheduled physical auction.  If a vehicle is sold on Accelerate, Ford Credit collects the proceeds electronically.

Vehicles not sold on Accelerate are shipped to a Ford-sponsored auction in the United States.  Vehicles are typically shipped to the closest auction site but Ford’s vehicle remarketing group uses proprietary models to determine whether to ship the vehicle to another region to maximize net auction proceeds.  At each auction site, each vehicle is inspected and a Ford vehicle remarketing area manager authorizes and oversees vehicle repair and reconditioning.  To maximize auction value, the Ford vehicle remarketing area manager determines which vehicles will be offered in Ford-sponsored auctions open only to Ford dealers and which vehicles will be offered in auctions open to all dealers.  The Ford-sponsored auctions also offer vehicles through an online remarketing process in between physical auctions and offer a real-time web-cast of all physical auctions that allow internet bidders to participate.  After a vehicle is sold at auction, Ford Credit collects the net sale proceeds electronically.

Early Termination by Lessee.  A lessee may terminate a lease prior to its scheduled termination date.  If the lessee terminates the lease early, the lessee may either return or purchase the leased vehicle.

If the lessee returns the vehicle early, the lessee must pay all amounts owed under the lease, including any remaining monthly payments, plus any charges for excess mileage and excess wear and use.  Alternatively, the lessee may pay the amount by which the unpaid balance on the lease (including any remaining monthly payments and the contract residual value of the leased vehicle) exceeds the wholesale value of the vehicle, plus any applicable early termination fee.  At the lessee’s option, the vehicle’s wholesale value is determined by negotiation between the dealer and the lessee, by appraisal or by selling the vehicle at wholesale.  If the dealer negotiates a price with the lessee, the dealer must purchase the vehicle for the unpaid balance on the lease.

Early Termination Program.  In order to encourage new vehicle sales or to pull leased vehicle returns into periods when vehicle resale prices are expected to be higher, Ford may from time to time allow selected lessees to terminate their leases early without making a specified number of remaining monthly payments.  These programs are generally offered to lessees based on the region where they live, the vehicle model they lease or the period during which their lease is scheduled to terminate.  To be eligible to participate, a lessee must lease or buy a new vehicle and must finance it through Ford Credit.  If a lessee accepts the offer, the dealer must pay Ford Credit an amount equal to the total of the monthly payments that are waived under the program.  The lessee must pay any other amounts owed under the lease, including any unwaived remaining monthly payments, excess mileage or excess wear and use charges.  Ford reimburses the dealer for the dealer payment.  A dealer is under no obligation to participate in the program.

Repossession and Charge Off.  Ford Credit makes reasonable efforts to collect on delinquent leases and to keep leases current.  Repossession is considered only after other collection efforts have failed.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle.  On average, Ford Credit repossesses the leased vehicle when the lease is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the lease or other circumstances.

The vast majority of repossessed vehicles are sold at a physical or on-line auction and the net sale proceeds are applied to the outstanding balance of the lease.  As with returned vehicles, Ford Credit works with the vehicle remarketing department of Ford to manage the disposal of repossessed vehicles and seeks to maximize net auction proceeds.  On average, vehicles are sold at auction within 30 to 40 days of repossession.  A small number of repossessed vehicles are sold through other means.  For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle.

After standard collection efforts are exhausted and all collections, including auction proceeds, refunds on cancelled service contracts and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the lessee.  In a limited number of cases, a lessee or a leased vehicle cannot be located after skip tracing and the lease is charged off as a skip account.  Ford Credit may charge off the remaining balance on an account if the cost of collection exceeds the balance owed by the lessee and will not pursue further collection of the account.

Ford Credit continues to pursue collection of deficiency balances and skip accounts after charge off through its specialty service center for charged off accounts.  Collection activities generally are continued until the lease is paid or settled in full, the lease is determined to be uncollectible due to bankruptcy of the lessee or for other reasons, the lessee dies without a collectible estate or the applicable statute of limitations expires.  Ford Credit may sell charged off leases as a final effort to realize value.

Ford Credit may relinquish ownership of the leased vehicle and release the title to an insurer in order to receive proceeds from insurance covering the vehicle or following repossession of the vehicle, discounted settlement of the lease or abandonment of its rights in the leased vehicle, in each case in accordance with its policies and procedures.

Total Loss – Deficiency Waiver.  An account is considered a total loss when the vehicle has been damaged beyond repair or stolen.  When a lessee maintains proper insurance, Ford Credit waives the lessee’s responsibility for any deficiency between the amount remaining due on the lease and the insurance settlement.  A lessee is only responsible for the insurance deductible, any past-due monthly payments, prior unrepaired damage, plus any other amount due prior to the date of loss.  If the lessee does not maintain proper insurance or the claim is denied, the deficiency will not be waived and the lessee will be responsible for all amounts due.

Bankruptcy Accounts.  When Ford Credit is notified that a lessee has filed for bankruptcy, the account is moved to its specialty service center for bankrupt accounts.  Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit Ford Credit from taking any collection action against the lessee or the leased vehicle without court approval.  In both Chapter 7 and Chapter 13 bankruptcies, most lessees must assume their obligations under the lease in order to retain the leased vehicle.  If a lease is assumed in a Chapter 7 bankruptcy, the lessee is bound by the lease after completion of the Chapter 7 bankruptcy and the lease is returned to normal servicing.  If a lease is assumed as part of a Chapter 13 bankruptcy, the lessee and the leased vehicle remain subject to bankruptcy protection for the length of the plan.  The typical plan of reorganization in a Chapter 13 bankruptcy lasts from two to five years.  The payments required on an assumed lease will be the same as the original lease payments.  No modifications of a lease are permitted.  In some Chapter 13 cases, a debtor may be given a certain period in which to cure pre-bankruptcy payment defaults, typically six to twelve months.  A debtor who assumes a lease as part of a Chapter 13 bankruptcy may be held responsible for excess wear and use charges or any deficiency balance on the lease.

DEPOSITOR

Ford Credit Auto Lease Two LLC, or the “depositor,” is a Delaware limited liability company created in October 2006.  Ford Credit is the sole member of the depositor.  The depositor was created for the limited purpose of purchasing exchange notes from Ford Credit and selling exchange notes to trusts for securitization transactions.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the exchange note and other trust assets.

The depositor will pay the administrator’s annual fees and indemnify the underwriters against certain liabilities as described under “Plan of Distribution” in this prospectus.  If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

Securities issued by a trust may be sold by the depositor in private placements or other non-registered offerings and will not be offered by this prospectus.  The depositor may also retain all or a portion of any class of notes issued by a trust.

ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction.  Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

•                 acquire and hold the exchange note and other trust assets,

•                 issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•                 make payments on the notes,

•                 issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•                 engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities, invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest provides a legal opinion to the indenture trustee that the amendment will not have a material adverse effect on the notes.  If no opinion is delivered, the amendment will require the consent of the holders of a majority of the note balance of the Controlling Class.

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement.  The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.  These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of Events of Default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the credit and security agreement and the servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositor will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee and, in certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of the Controlling Class, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be:

•                 creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•                 maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•                 executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator.  The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after all other fees and expenses of the trust on that payment date, including all required interest and principal payments on the notes, are paid in full.  Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not otherwise paid by the trust, the depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

•                 the exchange note has been redeemed (after the last lease in the reference pool has been paid in full, settled, sold or charged off, the last related leased vehicle has been sold and all collections have been applied), or

•                 the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be:

•                 holding the security interest in the exchange note and other trust assets on behalf of the noteholders,

•                 administering the transaction bank accounts,

•                 enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•                 acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                 acting as note paying agent to make payments from the transaction bank accounts to the noteholders and others, and

•                 notifying the noteholders of an Event of Default.

Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an Event of Default, it must notify all Noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the exchange note.

The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee.  Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any hedge counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered indemnity or security satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture.  The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator.  The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after all other fees and expenses of the trust on that payment date, including all required interest and principal payments on the notes, are paid in full.  Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.  Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the exchange note.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place.  If not paid by the trust, the depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

TITLING COMPANIES

The “titling companies,” CAB East LLC and CAB West LLC, each a Delaware limited liability company, were created by Ford Credit for the limited purpose of purchasing leases and the related leased vehicles from dealers.  Each leased vehicle will be titled in the name of one of the titling companies and the collateral agent will be named as secured party on the certificate of title.

CAB East Holdings, LLC is the sole member of CAB East LLC.  CAB West Holdings Corporation is the sole member of CAB West LLC.  The limited liability company agreement of each titling company contains substantial restrictions on the activities of the titling company that are similar to those applicable to other “bankruptcy-remote” special purpose entities.  These restrictions include limitations on activities, incurrence of indebtedness and affiliated transactions.  Each titling company’s purposes and powers are limited to owning the leases and leased vehicles, issuing certificates or notes, borrowing on a revolving basis or otherwise from Ford Credit to finance the purchase of leases and leased vehicles and engaging in other activities in connection with owning the leased vehicles.

Under the credit and security agreement, the titling companies will repay amounts advanced to them by Ford Credit on a joint and several basis and may at any time, at the request of Ford Credit, convert all or a portion of amounts outstanding under the revolving credit facility to one or more term notes which will be evidenced by an exchange note.  The titling companies will be responsible for making payments on the exchange note under the credit and security agreement.  The titling companies have appointed the collateral agent to hold the security interest in the leases and leased vehicles in accordance with the credit and security agreement.

COLLATERAL AGENT

HTD Leasing LLC, or “HTD,” is the collateral agent under the credit and security agreement.  U.S. Bank National Association is the sole member of HTD.  HTD’s limited liability company agreement contains substantial restrictions on its activities.  HTD’s purposes and powers are limited to holding the security interest granted to it, as collateral agent, for the benefit of Ford Credit, as lender, and the holders of the exchange notes and certain related activities.  Neither HTD nor U.S. Bank National Association receives title to or possession of any leases or leased vehicles.  HTD is not permitted to incur indebtedness, issue securities or other interests (other than the membership interest held by U.S. Bank National Association) or hold substantial assets.

The titling companies have agreed to pay HTD a fee for its services and to indemnify HTD for all liabilities and damages arising out of HTD’s performance of its duties unless caused by HTD’s willful misconduct, bad faith or negligence.

ADMINISTRATIVE AGENT

U.S. Bank is the administrative agent under the credit and security agreement.  The administrative agent is responsible for performing, on behalf of the collateral agent, certain administrative tasks that the collateral agent is required to perform under the credit and security agreement.  These tasks include (1) causing certificates of title for the leased vehicles to reflect the lien of the collateral agent and (2) causing those liens to be released and removed from the certificates of title upon termination of the related leases and disposition of the leased vehicles, which duties may be performed by Ford Credit in its capacity as collateral agent administrator.  The collateral agent has granted a power of attorney to the administrative agent in order to allow the administrative agent to perform these functions.

Under the credit and security agreement, Ford Credit, as lender, may remove U.S. Bank as the administrative agent, with or without cause, and designate a successor administrative agent.  Any successor administrative agent or its parent entity must have a combined capital and surplus of at least $50 million, must have a long-term unsecured debt rating of investment grade by each of S&P and Moody’s and may not be Ford Credit or an affiliate of Ford Credit.

If U.S. Bank is removed or resigns, and a successor is designated, U.S. Bank will be required to transfer to the successor, and the successor will be required to acquire, the entire membership interest in HTD and all rights under HTD’s limited liability company agreement.  Ford Credit and its affiliates may not be a successor administrative agent and may not acquire HTD or any rights under HTD’s limited liability company agreement.

REFERENCE POOL

Trust Assets

The primary asset of the trust will be an “exchange note” issued by the titling companies to Ford Credit under the credit and security agreement.  The exchange note will be backed by a “reference pool” of car, light truck and utility vehicle leases and leased vehicles purchased by the titling companies from dealers.  On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit, Ford Credit will sell the exchange note and other related assets to the depositor, and the depositor will sell the exchange note and other related assets to the trust.  The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any hedge counterparties.

The trust assets will be:

•                 the exchange note,

•                 funds and investments in bank accounts of the trust,

•                 rights under the transaction documents, including:

—             rights for the removal of ineligible and certain other leases and leased vehicles,

—             rights for servicer advances, and

—             rights to any credit or payment enhancements described in the prospectus supplement, and

•                 all proceeds of the above.

Additional Information About the Reference Pool

The prospectus supplement will contain additional information about the leases in the reference pool, including:

•                 the total securitization value and the residual portion of the securitization value,

•                 the aggregate base residual value,

•                 the weighted average original and remaining terms, and

•                 the geographic distribution, credit score distribution, make, model and vehicle type distribution and other composition characteristics for the reference pool.

For a detailed description of how the securitization value of a lease is calculated, you should read the definition of securitization value in the “Glossary of Certain Terms” in the prospectus supplement.

Vintage Originations Information

Ford Credit will provide information about leases that it originated in prior periods in an annex to the prospectus supplement.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about its prior securitized pools of leases in an annex to the prospectus supplement.

SERVICING THE REFERENCE POOL

AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the servicing agreement and the servicing supplement to the servicing agreement for the reference pool, or the “servicing supplement,” the servicer’s main duties will be:

•                 collecting and applying all payments made on the leases in the reference pool,

•                 processing returns of leased vehicles in the reference pool and then selling returned leased vehicles,

•                 investigating delinquencies,

•                 sending invoices and responding to inquiries of lessees,

•                 paying taxes related to payments on leases or to the leased vehicles in the reference pool,

•                 processing requests for extensions and modifications,

•                 administering payoffs, defaults and delinquencies,

•                 repossessing and then selling leased vehicles,

•                 maintaining accurate and complete accounts and computer systems for the servicing of the leases in the reference pool,

•                 furnishing monthly investor reports and instructions to the indenture trustee, and

•                 providing the custodian with updated records for the lease files.

Servicing Fees

The servicer will earn a servicing fee each month in connection with servicing of the reference pool equal to 1% of the total securitization value as of the first day of such month, unless another percentage is specified in the prospectus supplement.  In addition, the servicer will retain any late fees and other administrative fees received from lessees, will be reimbursed for any parking tickets or other fines and amounts paid by the servicer on behalf of a lessee, and will receive investment earnings on funds in the transaction bank accounts.  If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off leases.  The servicer will be entitled to reimbursement for advances and fees and expenses paid to third parties related to the repossession and disposition of leased vehicles as well as for continued collection activities on charged off accounts.  The servicer may net these fees and expenses from collections deposited to the collection account.

Obligations to Remove Leases and Leased Vehicles

The servicer will follow its policies and procedures in servicing the leases in the reference pool.  As part of its normal collection efforts, the servicer may waive or modify the terms of any lease, including granting payment extensions and rebates and rewriting, rescheduling or amending any lease or waiving late fees, extension fees or other administrative fees.  The servicer will remove any lease and related leased vehicle from the reference pool if it changes the amount of the base monthly payment owed by the lessee or changes the number of base monthly payments due under the lease.  However, the servicer will not be required to remove any modified lease and related leased vehicle from the reference pool if the action was required by law or court order, including by a bankruptcy court.  The servicer will remove a modified lease and the related leased vehicle from the reference pool on or before the payment date following the month during which the modification occurs.

For more information about the servicer’s policies and procedures for servicing the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections” in this prospectus.

The servicer must maintain perfection of the collateral agent’s security interest in each lease and leased vehicle in the reference pool until the lease is paid in full and, if the leased vehicle is returned at the end of the lease, until the leased vehicle is sold, except in certain limited circumstances.  For a charged off lease, the servicer may release the security interest in a sale of charged off leases and as permitted by the servicer’s policies and procedures.  If the servicer fails to maintain perfection of the collateral agent’s security interests in a lease and leased vehicle or otherwise impairs the rights of the collateral agent in the lease and leased vehicle (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month in which a responsible person obtained actual knowledge, or was notified, of the impairment, the servicer must remove the lease and leased vehicle from the reference pool.

For more information about the servicer’s policies and procedures for releasing the security interest in the leases and leased vehicles, you should read “Sponsor and Servicer — Servicing and Collections — Repossession and Charge Off” in this prospectus.

The titling company that purchases a lease and leased vehicle is determined by the state where the leased vehicle is titled at the beginning of the lease.  If the servicer is notified that a leased vehicle in the reference pool is no longer owned by a titling company, the servicer must remove the lease and leased vehicle from the reference pool.

In connection with each removal, the servicer must deposit in the collection account an amount generally equal to (1) the securitization value of the lease, plus (2) the amount of any outstanding servicer advances, minus (3) any monthly payments received but not yet due.

Transaction Bank Accounts

For each trust, the servicer will establish a collection account and will deposit all collections on the reference pool and amounts relating to the removal of leases and leased vehicles from the reference pool by the servicer in the collection account.  The servicer may also establish additional bank accounts, including a reserve account and payment accounts from which payments to the noteholders will be made.  All transaction bank accounts will be pledged to the indenture trustee to secure the notes.

Funds in the collection account will be invested in highly rated short-term investments that mature on or before the payment date on which the collections are to be distributed.  Funds in the reserve account will also be invested in these highly rated short-term investments.  Investment earnings on funds in the transaction bank accounts will be paid to the servicer each month as a supplement to the servicing fee.  The servicer will direct these investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default.  The trust may invest the funds in the bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the funds in the transaction bank accounts.  Only the indenture trustee may withdraw funds from these accounts to make payments, including payments to the trust, as holder of the exchange note, payments to the noteholders or to pay investment earnings to the servicer.  The indenture trustee will make payments to the noteholders and others based on information provided by the servicer.

Advances

If there is a shortfall in the base monthly payment on a lease in the reference pool, after applying any payments made in advance by the related lessee, the servicer generally will advance an amount equal to the shortfall by depositing that amount in the collection account.  The servicer is only required to make an advance to cover base monthly payment shortfalls to the extent that the servicer determines that the advance will be recoverable from collections on the lease.  Any advance must be made no later than the payment date immediately following the month for which the base monthly payment was due.  The servicer will be reimbursed for outstanding advances on a lease from collections and recoveries on that lease or from collections on other leases.

Deposit of Collections

On or before each payment date, the servicer will deposit all collections on the leases and leased vehicles in the reference pool for the preceding month in the collection account.  In general, Ford Credit will deposit all collections in the collection account within two business days of applying the collections to the lessees’ accounts.  If Ford Credit’s short-term unsecured debt is rated equal to or higher than a specified level by each rating agency rating the notes (such specified ratings being “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by S&P, as applicable), and provided that no Servicer Termination Event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date.  Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

As an administrative convenience, the servicer may deposit collections and other amounts in the collection account each month net of the servicing fee and advance reimbursement amounts payable to the servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Reporting Obligations of Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report containing information about payments to be made on the notes and the performance of the reference pool, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the titling companies and will maintain possession of a lease file for each lease in the reference pool.  A lease file will consist of originals or copies of the lease, credit application, certificate of title and other documents relating to the lease, the leased vehicle and the lessee.  Copies typically will be electronically imaged copies.  The custodian will hold these documents in safekeeping with originals maintained in secured areas or facilities with limited access.  Imaged copies of the documents will be accessible as “read only.”  Each lease file is maintained separately, but will not be physically segregated from other similar lease files that are in Ford Credit’s possession or stamped or marked to reflect the pledge to the collateral agent so long as Ford Credit is servicing the leases.

Delegation of Duties

As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford.  The servicer or custodian may perform any of its duties through subcontractors.  No delegation or subcontracting will relieve Ford Credit of its responsibilities regarding its duties and Ford Credit will remain responsible for such duties.  Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to lessee accounts or netted from collections.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties.  The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability.  The servicer will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence in the performance of its duties as servicer.

Amendments to the Servicing Agreement and the Servicing Supplement

The owner trustee and the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, must consent to any amendment to the servicing agreement or the servicing supplement that would adversely affect the rights or obligations of the noteholders.

Resignation and Termination of the Servicer

Ford Credit may not resign as servicer unless it is no longer permitted to perform its duties under law.  If the servicer resigns, it will continue to perform its duties as servicer until the later of (1) the date 45 days from the delivery of notice of its resignation and (2) the date upon which the servicer is legally unable to act as servicer.

Each of the following events will be an “Servicer Termination Event” under the servicing agreement:

•                 failure by the servicer to deposit any collections, payments or other amounts that continues for five business days after it receives notice of the failure from the administrative agent or a responsible person of the servicer learns of the failure, unless:

—             the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the lender, the administrative agent, the trust, the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—             the failure relates to an amount no greater than 0.05% of the outstanding amount of the exchange note and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, payments or other amounts were required to be deposited.

•                 failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the administrative agent or the related exchange noteholder and continues for 90 days after it receives notice of the failure from the administrative agent or the owner trustee,

•                 bankruptcy of the servicer, and

•                 any other event described in the prospectus supplement.

If a Servicer Termination Event has occurred as a result of a bankruptcy of the servicer, the holders of a majority of the note balance of all exchange notes (voting as a single class) may terminate the servicer for all reference pools and the revolving credit facility.  Exchange notes owned by the servicer or any of its affiliates that do not serve as security for a securitization will not be included for purposes of this vote.  If the holders of a majority of the note balance of all exchange notes decide not to terminate the servicer as servicer for all reference pools and the revolving credit facility, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the reference pool for the related transaction.

If a Servicer Termination Event has occurred for any other reason and remains unremedied, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may terminate the servicer with respect to the related reference pool.  If a successor servicer is not appointed by the date indicated in the notice of termination, the administrative agent will appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of car, truck and utility vehicle leases and the related leased vehicles.  The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the servicing agreement.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the administrative agent or the indenture trustee from replacing the servicer.

The servicer will agree to cooperate to affect a servicing transfer and make available its records on payments on the leases and the lease files.  The servicer will not be required to make available or license its proprietary servicing procedures, processes, models, software or other applications.  The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the exchange note from Ford Credit and for any other purpose described in the prospectus supplement.  The use of the net proceeds for the sale of any notes issued by the trust after the original closing date for a securitization transaction will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes generally will be determined by the rate at which principal payments on the exchange note are paid, which will be determined based on the rate at which the leases in the reference pool are paid and the rate at which returned or repossessed leased vehicles in the reference pool are sold.  “Prepayments” on the leases will occur in the following circumstances:

•                 Prepayments — proceeds may be received upon the sale of leased vehicles because lessees may return or purchase their leased vehicles at any time after paying all amounts due under their leases,

•                 Defaults — proceeds may be received upon the sale of a leased vehicle following a default by the lessee, including rebates on cancelled service contracts, insurance and similar products financed over the term of the lease,

•                 Early termination programs — proceeds may be received upon the sale of leased vehicles returned by lessees participating in early termination programs sponsored by Ford,

•                 Insurance proceeds — proceeds may be received from claims on any insurance policies covering the lessees, the leases or the leased vehicles,

•                 Removal of leases — Ford Credit may be required to remove from the reference pool ineligible and certain other leases and leased vehicles, and

•                 Exchange note acceleration — proceeds may be received upon the liquidation of all or a portion of the reference pool following a facility default or an exchange note default under the credit and security agreement or the exchange note supplement.

No assurance can be made about the amount of principal payments that will be made on the notes on each payment date because that amount will depend primarily on the amount received on the leases in the reference pool or from the sale of the leased vehicles in the reference pool during the preceding month.

In Ford Credit’s experience, prepayments on lease contracts occur primarily when lessees decide to purchase or lease new cars, trucks and utility vehicles, lessees participate in manufacturer early termination programs, defaulted contracts are liquidated or insurance proceeds are received.  Unlike certain other asset classes, such as residential mortgage loans, leases for cars, trucks and utility vehicles do not experience significant voluntary prepayments as interest rates decline.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by the noteholders.  For more information about reinvestment risk, you should read “Risk Factors – The timing of principal payments on your notes is uncertain” in this prospectus.

DESCRIPTION OF THE EXCHANGE NOTES

Ford Credit finances the titling companies’ purchase of leases and leased vehicles under the credit and security agreement as described under “Sponsor and Servicer – Use of Titling Companies; Financing Purchases of Leases by Titling Companies” in this prospectus.  At any time, Ford Credit may request that the titling companies convert all or a portion of the amount outstanding under the credit and security agreement to one or more term notes evidenced by an “exchange note” and that a portion of the leases and leased vehicles that are subject to the credit and security agreement be allocated to that exchange note.  No exchange note issued for any securitization transaction in which the notes will be issued will represent an ownership or beneficial interest in the leases and leased vehicles in the “reference pool” allocated to such exchange note.

On the closing date for a securitization transaction, the titling companies will issue the exchange note to Ford Credit under a supplement to the credit and security agreement, or the “exchange note supplement.”

The prospectus supplement will contain additional information about the exchange note, including:

•                 the determination of collections on the reference pool,

•                 the priority of payments under the exchange note supplement, and

•                 the manner in which principal payments and interest on the exchange note is calculated and paid.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the holders of the notes.  The exchange note is secured by a security interest in all of the leases and leased vehicles owned by the titling companies and financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  However, the trust will agree that it will have recourse solely to the reference pool, the reserve account and, to the extent available, shared amounts allocated to the exchange note from other reference pools.  The trust will also agree that any claim it may have against the assets of the titling companies other than the reference pool allocated to the exchange note held by the trust will be subordinate to the payment in full of the claims of Ford Credit, as the lender under the credit and security agreement, the holders, if any, of all other exchange notes and all other asset-backed securities, the payments on which are derived primarily from collections on designated assets of the titling companies, and all related hedging arrangements.  However, the trust will be able to accelerate the maturity of the exchange note upon default and then bring suit and obtain a judgment against any of the titling companies on the exchange note.

The trust will also agree that, prior to the date which is one year and one day after payment in full of all obligations under the credit and security agreement, including all exchange notes, it will not institute or join in bankruptcy proceedings against the titling companies.

As long as any of the notes are outstanding, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, will be entitled to exercise all rights and remedies of the trust as holder of the exchange note.

For a detailed description of the exchange note, you should read “Description of the Exchange Note” in the prospectus supplement.

Amendments to the Credit and Security Agreement and the Exchange Note Supplement

The exchange note supplement may be amended without the consent of the noteholders or of the trust, as holder of the exchange note, and the credit and security agreement may be amended without the consent of any noteholder or any holder of an exchange note, including the trust as holder of the exchange note, to:

•                 further protect the collateral agent’s interest in the leases and leased vehicles or the indenture trustee’s interest in the exchange note or other trust property,

•                 add any covenants for the benefit of the secured parties,

•                 transfer or pledge any property to the collateral agent,

•                 cure any ambiguity in or to correct or supplement any provision in the exchange note supplement or the credit and security agreement,

•                 evidence the acceptance of the appointment under the credit and security agreement of a successor administrative agent or successor collateral agent, or

•                 make any amendment to the exchange note supplement or the credit and security agreement that does not materially adversely affect the interests of any exchange noteholder (other than exchange noteholders who have consented to such amendment).

The credit and security agreement may also be amended in any other manner with the consent of each exchange noteholder.

The exchange note supplement may also be amended in any other manner with the consent of the trust, as directed by the holders of a majority of the note balance of the Controlling Class.

Facility Defaults and Exchange Note Defaults; Rights Upon Default

Each of the following events will be a “facility default” under the credit and security agreement:

•                 bankruptcy or dissolution of any of the titling companies, and

•                 bankruptcy or dissolution of the servicer, unless, on or before the date the servicer is terminated, a successor servicer has accepted its appointment.

If a facility default occurs, the exchange note will automatically be accelerated and the exchange note will be immediately due and payable.

Each of the following events will be an “exchange note default:”

•                 failure to pay interest due on the exchange note within five business days after the due date,

•                 failure to pay the principal amount of the exchange note in full by its final scheduled payment date,

•                 failure by the titling companies to observe or perform any covenant or agreement made in the credit and security agreement or the exchange note supplement, which failure materially and adversely affects the rights of the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies, and

•                 any representation or warranty of the titling companies made in the credit and security agreement or the exchange note supplement was untrue when made which materially and adversely affects the trust, as holder of the exchange note, and is not cured for a period of 60 days after notice was given to the titling companies.

If an exchange note default occurs and is continuing, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may accelerate the exchange note and declare the exchange note to be immediately due and payable.  Under specified circumstances, the indenture trustee, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may rescind this declaration.

If a facility default occurs or if the exchange note is accelerated and declared due and payable following an exchange note default, the collateral agent, acting at the direction of the holders of a majority of the note balance of the Controlling Class, may (1) file a lawsuit for the collection of the exchange note and enforce any judgment and (2) direct the collateral agent to (a) institute foreclosure proceedings on the leases and leased vehicles in the reference pool and/or (b) exercise any other remedies of a secured party.  If all or any portion of the reference pool is liquidated following an acceleration of the exchange note, the amount of principal paid on the exchange note on the next payment date will increase, which will increase the amount of principal that is payable on the notes on that payment date.

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the notes and the indenture.  The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement.  A form of the indenture is included as an exhibit to the registration statement filed with the SEC that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement.  Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread specified in the prospectus supplement.  The trust will appoint a calculation agent identified in the prospectus supplement to determine LIBOR for each interest period and each class of floating rate notes.  The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date.  All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders.  Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.

If the trust issues floating rate notes, it may enter into interest rate swaps, caps and/or floors with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes.  The material terms of these hedging arrangements and information about the counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Payments on the note on any payment date will be made from amounts paid to the trust on the exchange note on such payment date.

Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement.  The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement.  Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes.  Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class.  One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the exchange note.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of the notes.  The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

“Credit enhancements” may include:

•                 A reserve account available to cover the servicing fee, other senior fees, interest and principal payments on the exchange note and any amount necessary to cover any shortfall in payments on the notes if collections on the reference pool and shared amounts were insufficient.  Any amounts remaining in the reserve account after payment of all fees and expenses owing by the trust and amounts owing on the notes and on any other securities issued by the trust will be released to the depositor.

•                 “Overcollateralization,” which is the amount by which the total securitization value exceeds the principal amount of the notes.

•                 “Excess spread” with respect to the exchange note for any payment date will be the amount by which the collections on the reference pool during the preceding month exceed the sum of the reduction in the total securitization value for that month plus the servicing fee, advance reimbursements and interest payments due on the exchange note for that payment date and any required deposit in the reserve account.  “Excess spread” with respect to the notes for any payment date will be the amount by which interest paid to the trust as holder of the exchange note exceeds the sum of the indenture trustee and owner trustee fees and expenses, the administration fee and the interest payments due on the notes for that payment date.  The amount of excess spread will depend on factors such as the interest rates on the exchange note and the notes, prepayments and losses.

•                 Subordination of classes that causes more junior classes of securities to absorb losses before more senior classes.

•                 “Turbo” payments for a class of notes, where excess spread is used to repay the principal of such class and no amounts are released to the holder of the residual interest until such class is paid.

“Payment enhancements” include:

•                 Interest rate swaps where the trust makes fixed payments on a monthly or other basis to a hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to a hedge counterparty and receives a payment on a monthly or other basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•                 Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default.   Each of the following events will be an “Event of Default” under the indenture:

•                 failure to pay interest due on the notes of the Controlling Class within five days after any payment date,

•                 failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•                 failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture is later determined to have been incorrect in any material respect and, in either case, is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% of the note balance of the Controlling Class, or

•                 bankruptcy or dissolution of the trust.

If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.  Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the noteholders within 90 days.

The trust must notify the indenture trustee, the servicer and the rating agencies no more than five business days after a responsible person of the trust knows of an Event of Default.  If the indenture trustee knows of an Event of Default, it must notify all noteholders within five business days.

The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.

The holders of a majority of the note balance of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (1) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due because of the acceleration of the notes) or (2) in respect of a covenant or provision of the indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes.  If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or the holders of a majority of the note balance of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable.  If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

The holders of a majority of the note balance of the Controlling Class may rescind any declaration of acceleration if:

•                 notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•                 the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due only because of the acceleration of the notes) and all other outstanding fees and expenses of the trust, and

•                 all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the notes), are cured or waived by the holders of a majority of the note balance of the Controlling Class.

Any rescission of acceleration could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and gain or loss could be recognized.

Remedies Following Acceleration.  If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of the holders of a majority of the note balance of the Controlling Class, may:

•                 file a lawsuit for the collection of the notes and enforce any judgment obtained,

•                 institute foreclosure proceedings on the exchange note, and

•                 take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders.

However, the indenture trustee is only permitted to sell the exchange note if the following conditions are met, which depend on which Event of Default has occurred:

•                 If an Event of Default occurs due to the late payment of interest or principal and the notes have been accelerated, the indenture trustee may sell the exchange note without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the exchange note and apply collections as they are received, except that the indenture trustee will sell the exchange note if directed by the holders of a majority of the note balance of the Controlling Class.

•                 If an Event of Default occurs because of the bankruptcy or dissolution of the trust, the indenture trustee may not sell the exchange note unless:

—             all of the noteholders of the Controlling Class consent to the sale,

—             the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to the hedge counterparties, or

—             the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of the holders of 66 2/3% of the note balance of the Controlling Class.

•                 If an Event of Default occurs due to a breach of a representation or covenant of the trust, the indenture trustee may not sell the exchange note unless:

—             all of the noteholders consent to the sale, or

—             the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to the hedge counterparties.

The indenture trustee will notify the noteholders at least 15 days before any sale of the exchange note.  Any noteholder, any hedge counterparty, the depositor and the servicer may submit a bid to purchase the exchange note.

Payments Following Any Sale of the Exchange Note.  Following an acceleration of the notes and any sale of the exchange note, any amounts collected by the indenture trustee will be paid in accordance with the post-acceleration priority of payments as described in “Description of the Notes — General Rule — Post-Acceleration Priority of Payments” in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits.  No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:

•                 the noteholder gives notice to the indenture trustee of a continuing Event of Default,

•                 the holders of at least 25% of the note balance of the Controlling Class request the indenture trustee to institute such legal proceeding,

•                 the requesting noteholders offer reasonable indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                 the indenture trustee has failed to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                 the holders of a majority of the note balance of the Controlling Class do not give the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, has the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and such right may not be impaired without the consent of such noteholder.

The indenture trustee and the noteholders will agree that they will not institute a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of the Indenture

The indenture will not be discharged until:

•                 the indenture trustee receives all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

•                 the trust pays all other amounts payable by it under the transaction documents, and

•                 the trust delivers an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture have been satisfied.

Amendments to the Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•                 further protect the indenture trustee’s interest in the exchange note and other trust assets subject to the lien of the indenture,

•                 add to the covenants of the trust for the benefit of the noteholders,

•                 evidence the assumption of a successor to the trust’s or the trustee’s role under the indenture,

•                 transfer or pledge any trust assets to the indenture trustee,

•                 cure any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture, so long as such action will not materially adversely affect the notes or the rights of any hedge counterparty, and

•                 modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (1) without the consent of the noteholders if (a) the indenture administrator certifies that the amendment will not have a material adverse effect on the notes and (b) each rating agency (i) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes, or (ii) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes or (2) with the consent of the holders of a majority of the note balance of the Controlling Class.  In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust or any titling company to be treated as an association or publicly traded partnership taxable as a corporation.

The prior consent of all adversely affected noteholders will be required for any amendment that:

•                 changes the provisions for amending the indenture or voting or consent under the indenture,

•                 changes the principal amount of or interest rate on any note, the final scheduled payment date of any class of notes, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial note balance at which such option may be exercised or the priority of payments or how principal or interest payments are calculated or made on the notes,

•                 impairs the right of noteholders to institute suits to enforce the indenture,

•                 changes the definition of Controlling Class, or

•                 permits the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits in the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

•                 the depositor delivers an officer’s certificate to the indenture trustee and the rating agencies that the issuance of the additional notes or certificates will not adversely affect in any material respect the interest of any noteholder, and

•                 the depositor delivers a legal opinion to the indenture trustee, the owner trustee and the rating agencies that the issuance of the additional notes or certificates will not (1) cause any outstanding note to be deemed sold or exchanged, (2) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or (3) adversely affect the treatment of the outstanding notes as debt, in each case, for federal income tax purposes.

The depositor may register the additional securities and sell them publicly or may sell them in a private placement.  Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors who hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors who hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Notes will be issued in physical form to noteholders only if:

•                 the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor cannot appoint a qualified successor,

•                 the administrator terminates the book-entry system through DTC, or

•                 after the occurrence of an Event of Default or a Servicer Termination Event, holders of a majority of the note balance of the Controlling Class notify the indenture trustee and DTC that they want to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Principal Amount of the Notes

The monthly investor report will include a note factor for each class of notes that can be used to compute the portion of the principal amount outstanding on that class of notes each month.  The factor for each class of notes will be a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines.  For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL CONSIDERATIONS

Bankruptcy Considerations

Sale of the Exchange Note by Ford Credit to the Depositor and by the Depositor to the Trust.  The sale of the exchange note by Ford Credit to the depositor and then by the depositor to the trust will each be structured to minimize the possibility that a bankruptcy proceeding of Ford Credit or the depositor will adversely affect the trust’s rights in the exchange note.  Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale.”  The depositor and the trust also intend that the sale of the exchange note by the depositor to the trust will constitute a “true sale.”  Neither the depositor nor the trust will have recourse to Ford Credit, as seller of the exchange note, other than the limited obligation to remove certain leases and leased vehicles from the reference pool.

On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that in a bankruptcy of Ford Credit or the depositor:

•                 the exchange note and the collections on the exchange note would not be property of Ford Credit’s or the depositor’s bankruptcy estate, as applicable, under U.S. federal bankruptcy laws, and

•                 the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the exchange note to the depositor or the trust.

This opinion will be subject to certain assumptions and qualifications and a court in a bankruptcy proceeding of Ford Credit or the depositor may not reach the same conclusion.

Structure of the Holding Companies, the Titling Companies and the Depositor; Risk of Substantive Consolidation.  Each of the holding companies, the titling companies and the depositor is organized as a special purpose entity and is restricted by its limited liability company agreement or articles of incorporation to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities and prohibit the depositor from incurring additional indebtedness, making it unlikely that the depositor will have any creditors.  Each limited liability company agreement or articles of incorporation, as applicable, also restricts the applicable special purpose entity from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers or board of directors, as applicable, including independent managers or directors, who are specifically instructed to take into account the interests of creditors of the applicable special purpose entity and, in the case of the depositor, the trusts created by the depositor, as well as the interests of the special purpose entity, in any vote to allow the special purpose entity to file for bankruptcy.  Each limited liability company agreement or articles of incorporation, as applicable, also contains covenants meant to preserve the separate identity of the special purpose entity from Ford Credit and to avoid substantive consolidation of the special purpose entity and Ford Credit.  The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements, not hold itself as liable for debts of the other and not commingle its assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the holding companies, the titling companies or the depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for a securitization transaction, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor, any of the holding companies or any of the titling companies so as to cause substantive consolidation of the assets and liabilities of (1) the depositor, any of the holding companies or any of the titling companies with the assets and liabilities of Ford Credit or (2) any holding company with the assets and liabilities of the related titling company, in each case, in a manner prejudicial to the noteholders.  This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor, each of the holding companies, each of the titling companies and Ford Credit comply with its limited liability company agreement or articles of incorporation, as applicable.  A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, the assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  Similarly, if the separate legal existence of Ford Credit and the holding companies or of Ford Credit and the titling companies were disregarded and the assets and liabilities of Ford Credit and the titling companies or of Ford Credit and the holding companies were consolidated, the leases and leased vehicles in the reference pool could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Assuming that the sale of the exchange note by Ford Credit to the depositor is a “true sale,” the sale of the exchange note by the depositor to trust is a ‘“true sale,” the depositor and the titling companies are not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor and the titling companies are not in bankruptcy, the trust generally will have uninterrupted access to amounts received on the reference pool (other than any collections on the reference pool held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several respects.  In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including Ford Credit, the titling companies, the depositor or the trust, or such company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects.  There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The titling companies, the depositor or the trust could, under certain circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If the titling companies were to become subject to OLA, there is an interpretation under OLA that previous pledges of the leases and leased vehicles by the titling companies to the collateral agent perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided as preferential transfers, with the result that the leases and leased vehicles in the reference pool securing the exchange note, which in turn secures the notes, could be reclaimed by the FDIC and noteholders may become unsecured.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws.  Based on these rules, the pledge of the leases and leased vehicles by the titling companies to Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                 that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•                 that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by that company prior to the end of the applicable transition period of any such future regulation, provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that company under the U.S. federal bankruptcy laws.

Ford Credit and the depositor intend that the sale of the exchange note by Ford Credit to the depositor will constitute a “true sale” between separate legal entities under applicable state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the exchange note using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur prior to the end of any applicable transition period.  However, there can be no assurance that future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust would not be contrary to this opinion.

If the titling companies or the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the exchange note issued by the titling companies or the notes issued by the trust, as applicable.  In that case, the FDIC would be required to pay compensatory damages that are no less than the principal amount of the exchange note plus accrued interest or the principal amount of the notes plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the exchange note or the notes is greater than the principal amount of the exchange note and any accrued interest or the principal amount of the notes and any accrued interest, as applicable, through the date of repudiation or disaffirmance, such accrued interest.

Security Interests in the Exchange Note and the Leases and Leased Vehicles

The transfer of the exchange note to the trust, the perfection of the security interest in the exchange note and the enforcement of rights to realize on the exchange note as collateral for the notes will be subject to a number of federal and state laws, including the Uniform Commercial Code, or “UCC,” in effect in each state.

The indenture trustee will hold a first priority security interest in the exchange note for the benefit of the noteholders.  The exchange note will be secured by a first priority security interest in all of the leases and leased vehicles financed under the credit and security agreement, including the leases and leased vehicles in the reference pool.  This security interest is for the benefit of Ford Credit, as lender, and all holders of exchange notes, including the trust as holder of the exchange note for the securitization transaction in which the notes will be issued.  Although the exchange note for the securitization transaction in which the notes will be issued will be secured by all of the leases and leased vehicles financed under the credit and security agreement, the trust, as holder of the exchange note, will agree that it will not have recourse to any leases and leased vehicles other than the leases and leased vehicles in the reference pool and any shared amounts from other reference pools.

The parties to the securitization transactions will take the following steps to effect the perfection of these security interests.

Security Interest in the Exchange Note.  Ford Credit will sell the exchange note to the depositor and the depositor will perfect its interest in the exchange note by filing a UCC financing statement.  The depositor will then sell the exchange note to the trust and the trust will perfect its interest in the exchange note by filing a UCC financing statement.  The trust will then pledge the exchange note to the indenture trustee and the indenture trustee will perfect its security interest in the exchange note by filing a UCC financing statement and by taking possession of the exchange note.

Security Interest in the Leases.  The collateral agent has perfected its security interest in the leases securing the revolving credit facility and the exchange notes by filing a UCC financing statement against each titling company and by taking possession of the leases.  However, the collateral agent has appointed Ford Credit to serve as custodian of the leases and Ford Credit will not physically segregate or mark the leases to indicate that they have been pledged as security to the exchange noteholders and Ford Credit, as lender.

Security Interest in the Leased Vehicles.  As servicer, Ford Credit follows procedures to apply for a certificate of title with respect to each leased vehicle in the name of a titling company and to perfect the collateral agent’s security interest in each leased vehicle securing the revolving credit facility and the exchange notes by noting the lien of the collateral agent on the certificate of title for the leased vehicle under state motor vehicle laws.  Generally, these procedures require the dealer to apply for a title that includes the titling company’s ownership and the collateral agent’s lien immediately after a titling company’s purchase of a leased vehicle.  The procedures to obtain title in the name of the titling company and to perfect the collateral agent’s lien on the leased vehicle depend on the actions of third parties, including dealers and state and local motor vehicle registration authorities.  If the collateral agent obtains a validly perfected security interest in the leased vehicle on a timely basis, the trust, as holder of the exchange note, will also have the benefits of this security interest in most states.  If the collateral agent does not obtain a perfected security interest in the leased vehicle due to fraud, forgery, negligence or administrative error of any third party, the collateral agent’s security interest could be subordinated to subsequent purchasers of the leased vehicle and subsequent lenders with a perfected security interest.  If the collateral agent does not have a perfected security interest in a leased vehicle, the trust’s ability to realize on the leased vehicle following an exchange note default would be adversely affected.  As collateral agent administrator, Ford Credit must take appropriate steps to maintain perfection of the collateral agent’s security interest in the leased vehicles and under the servicing agreement, the servicer must remove the leased vehicle from the reference pool if the collateral agent fails to have a perfected first priority security interest in the leased vehicle and the lease or leased vehicle is materially and adversely affected.

In addition, because it is possible that the leased vehicles may be characterized as inventory held for sale by the titling companies, Ford Credit, as collateral agent administrator, files a UCC financing statement against each titling company, on behalf of the collateral agent, because a financing statement must be filed to perfect a security interest in motor vehicles that are inventory.

The revolving credit facility and all exchange notes, including the exchange note issued for the securitization transaction in which the notes will be issued, are secured by all of the leases and leased vehicles financed by the titling companies under the credit and security agreement and this security interest will ultimately be held by the indenture trustee, as holder of the exchange note and secured party on the applicable UCC financing statement, as set forth above under “— Security Interests in Exchange Note and the Leases and Leased Vehicles — Security Interest in the Exchange Note” above.

In certain circumstances, the collateral agent’s security interest in the leases or leased vehicles may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.  In addition, if a leased vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement.  Unless Ford Credit fails to follow its policies and procedures, Ford Credit will not be required to remove any lease or leased vehicle from the reference pool in these circumstances.

PBGC Liens.  Under ERISA, the Pension Benefit Guaranty Corporation, or “PBGC”, will have the ability to place a lien on any of the assets of the Ford controlled group if:

•                 a defined benefit pension plan (other than a multiemployer plan) is terminated by any member of the Ford controlled group or the PBGC, and the pension plan is underfunded at the time of termination,

•                 any member of the Ford controlled group withdraws from a defined benefit pension plan (other than a multiemployer plan) which has at least two contributing sponsors who are not under common control during a plan year for which the member constitutes a substantial employer, and the pension plan is underfunded at the time of withdrawal, or

•                 the members of the Ford controlled group fail to satisfy the minimum funding requirements for a defined benefit pension plan (other than a multiemployer plan), which together with all other unpaid contributions, exceeds $1 million.

The titling companies, the depositor and the trust are all members of the Ford controlled group.  In addition, while a PBGC lien could attach to any of the assets of the Ford controlled group, the automatic stay would prevent the PBGC from realizing on any assets of any member of the Ford controlled group, including Ford Credit, that is the subject of a bankruptcy proceeding at the time the PBGC lien arises.  Assuming the titling companies, the depositor and the trust are not subject to bankruptcy proceedings and that neither the reference pool nor the exchange note are consolidated with the bankruptcy estate of Ford Credit, the PBGC would be able to levy on those assets to satisfy the pension obligations of the Ford controlled group unless the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note have priority over the PBGC lien.

The securitization transactions in which the notes will be issued will be structured so that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and the security interest of the indenture trustee in the exchange note and any identifiable cash proceeds received before the PBGC files the notice of lien will have priority over a PBGC lien, notice of which is filed after the closing date for each securitization transaction.

Under state law, the priority of the collateral agent’s security interest in the leases was established under the UCC on the date the collateral agent filed its UCC financing statements.  The priority of the collateral agent’s security interest in the leased vehicles and identifiable cash proceeds was established on the date the certificates of title for the leased vehicles were filed with the appropriate state department of motor vehicles (if the motor vehicle statutes apply) or on the date the collateral agent filed its financing statements (if the UCC applies).  The priority of the indenture trustee’s security interest in the exchange note will be established under the UCC when the indenture trustee files its financing statements.

The priority of a PBGC lien, however, is determined under the rules applicable to federal tax liens and not under state law.  Under these rules, a PBGC lien will be senior to any security interest that is perfected under state law after the PBGC files a notice of lien.  Under the UCC, the priority of a security interest will relate back to the date that the security interest was perfected, even if the property subject to the security interest does not exist at that time.  Under the rules applicable to federal tax liens, however, the priority of a security interest does not relate back to the date the security interest was perfected under state law if the property subject to the security interest does not exist at that time.  Instead, under the rules applicable to federal tax liens, a security interest will not attach and be entitled to priority until the property comes into existence.  As a result, the security interest of the collateral agent in the leases in the reference pool and any monthly payments received after the filing of a notice of lien by the PBGC will have priority over the PBGC lien only if the applicable titling company’s right to receive those monthly payments existed before the PBGC filed the notice of lien.

On the closing date for a securitization transaction, Ford Credit, the depositor and the trust will receive a reasoned legal opinion that, under the rules applicable to federal tax liens, a court would hold that the security interest of the collateral agent in the leases and leased vehicles in the reference pool and all identifiable cash proceeds thereof (including the collections received after a filing of a lien by the PBGC) would be prior to any lien of the PBGC notice of which is filed after the closing date for a securitization transaction.  This opinion will be subject to certain assumptions and qualifications and a court may not reach the same conclusion.

Legal Considerations Relating to the Leases and the Leased Vehicles

Repossession of Leased Vehicles; Notice of Sale and Cure Rights.  If a lessee defaults on its lease, the servicer will be able to enforce the remedies of a secured party under the UCC, except where specifically limited by other state laws.  These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law.  Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the leased vehicle.  In cases where the lessee objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If a lessee is in default on its lease, some states require that the secured party notify the lessee of the default and give the lessee a time period to cure the default prior to repossession.  In Ford Credit’s experience, this right to cure is exercised by only a limited number of lessees.

Upon repossession of a vehicle, the UCC and other state laws require the secured party to provide the lessee with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the leased vehicle may be held.  The lessee has the right to cure the default under the lease prior to sale by paying the secured party the past due amounts owed under the lease plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law.

Deficiency Judgments.  Ford Credit generally is required to apply the proceeds of sale of a repossessed leased vehicle to the expenses of sale and repossession and then to the satisfaction of the amounts due under the lease.  If the net proceeds from sale do not cover the full amount due under the lease, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments.  Because a deficiency judgment is an unsecured personal judgment against the lessee for the shortfall, in many cases it is not useful to seek a deficiency judgment.  If a deficiency judgment is obtained, it may be settled at a significant discount or it may be impossible to collect all or any portion of it.

Consumer Protection Laws.  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lessors and servicers involved in consumer leasing, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions.  The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including all amounts due at the time of origination of the lease, a description of the lessee’s liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination.  All states have adopted Article 2A of the UCC, which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods.  In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances.  These equitable principles may relieve a lessee from some or all of the legal consequences of a default.

Ford Credit will represent that each lease complies in all material respects with applicable requirements of law and that each lease is not subject to claims or defenses of the lessee.  This representation is based on Ford Credit’s review of form lease terms, its review of completed leases for errors apparent in the lease, and dealer representations of lease disclosure accuracy in agreements between Ford Credit and the dealer.  If a lessee has a claim for any violation of law with respect to a lease, such violation would constitute a breach by Ford Credit and if such breach has a material adverse effect on any lease and leased vehicle, Ford Credit would have to remove the lease and leased vehicle from the reference pool unless the breach is cured in all material respects by the end of the applicable grace period.

Under the terms of the Servicemembers Civil Relief Act or similar state laws, a lessee who enters military service after entry into a lease may be entitled to relief on certain payment obligations, and Ford Credit must suspend any attempts to self-help repossess the related leased vehicle.  Furthermore, a lessee may terminate a lease at anytime if the lessee subsequently (1) enters into military service or (2) receives military orders for a permanent change of station outside of the continental U.S. or to deploy with a military unit.  No early termination charges may be imposed on the lessee for such termination.  Leases with lessees who are in the military or who subsequently enter the military may be included in the reference pool and Ford Credit will not be required to remove from the reference pool a lease and leased vehicle that become subject to these laws.

Bankruptcy Considerations.  U.S. bankruptcy laws affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization may, in limited circumstances, reduce the amount due under the lease to the market value of the leased vehicle at the time of bankruptcy, leaving the lessor as a general unsecured creditor for the remainder of the amount owed by the lessee.  A bankruptcy court may also reduce the monthly payments due under a lease or change the time of payment of the lease.  Ford Credit will not be required to remove from the reference pool any lease that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX CONSIDERATIONS

General

Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective investors who:

•                 purchase notes in the initial distribution of the notes,

•                 are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•                 hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                 a citizen or resident of the United States,

•                 a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                 an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                 a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion, the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership.  Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors as to the federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Characterization of the Trust

At the time the notes are issued by the trust, tax counsel will opine that, assuming compliance with the terms of the trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of the notes did not represent debt for U.S. federal income tax purposes, such class or classes of the notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders.  For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For class or classes of notes, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes will be treated as debt for U.S. federal income tax purposes.  The depositor, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trust” above.

Treatment of Stated Interest.  Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.

Original Issue Discount.  It is not expected that any class of notes will be issued with OID.  If a class of notes is treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by such noteholder with respect to such note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status).  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should such a holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.

Tax Consequences to Non-U.S. Noteholders.  A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•                 is signed under penalties of perjury by the beneficial owner of the note,

•                 certifies that such owner is not a U.S. noteholder, and

•                 provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder files IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in such case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN (or the substitute form).

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                 the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                 in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

State Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors with respect to the state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” and the Internal Revenue Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  In accordance with ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                 whether the investment is permitted under the plan’s governing documents,

•                 whether the fiduciary has the authority to make the investment,

•                 whether the investment is consistent with the plan’s funding objectives,

•                 the tax effects of the investment,

•                 whether under the general fiduciary standards of investment prudence and diversification an investment in any notes is appropriate for the plan, taking into account the overall investment policy of the Plan and the composition of the plan’s investment portfolio, and

•                 whether the investment is prudent considering the factors discussed in this prospectus.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement.  Unless otherwise specified, references to the purchase or holding of any notes in this section also refer to the purchase or holding of a beneficial interest in any note.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Pursuant to a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes or any beneficial interest therein by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any underwriter or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan.  Further, even where the notes are treated as debt so that the assets of the trust are not plan assets, the notes themselves are assets of a plan which purchases them.  In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes or any beneficial interest therein by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a note and the relationship of the party in interest to the plan investor.  Included among these “investor-based exemptions” are:

•                 prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•                 PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                 PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•                 PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•                 PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases and holds notes of any class or any beneficial interest therein will be deemed to have represented that its purchase and holding of the notes or any beneficial interest therein does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any such plan that is qualified and exempt from taxation under Section 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code.  Each plan that is subject to any law or regulation substantially similar to the provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets of such a plan, that purchases and holds notes or any beneficial interest therein will be deemed to have represented that its purchase and holding of the notes or beneficial interest does not constitute and will not result in a violation of such similar law or regulation.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date for a securitization transaction.

The depositor and Ford Credit will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                 over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                 stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•                 syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•                 penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if commenced, may be discontinued at any time.

LEGAL OPINIONS

Counsel identified in the prospectus supplement will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositor and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability.  Counsel identified in the prospectus supplement will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-173928 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

For the time period that each trust is required to report under the Securities Exchange Act of 1934, the servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for such copies should be directed to:

Ford Credit Auto Lease Two LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 801-C1

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Fax number:  (313) 390-4133

INDEX OF DEFINED TERMS

ALG	18	HTD	28
base monthly payments	15	lease factor	15
clean up call	6	LIBOR	38
credit enhancement	39	overcollateralization	39
depositor	24	payment enhancement	39
DTC	44	plans	55
ERISA	55	Prepayments	35
Event of Default	40	PTCE	56
excess spread	39	reference pool	5, 35
exchange note	15	servicer	6
exchange note default	37	Servicer Termination Event	33
exchange note supplement	36	titling companies	28
facility default	37	trust	4
Ford	4	UGC	48
Ford Credit	4

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement for any date other than on the date on the cover.  Ford Credit is not offering the notes in any state where it is not permitted.

Ford Credit Auto Lease Trust 2011-B Issuing Entity or Trust

$280,000,000 Class A-2 0.82% Asset Backed Notes $200,000,000 Class A-3 1.05% Asset Backed Notes $62,634,000 Class A-4 1.42% Asset Backed Notes

Ford Credit Auto Lease Two LLC Depositor

Ford Motor Credit Company LLC Sponsor and Servicer	PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Barclays Capital Citigroup Credit Agricole Securities HSBC Securities